As filed with the Securities and Exchange Commission on November 15, 2023.

Registration Statement No. 333-274353

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-4

Registration Statement

Under
the Securities Act of 1933

Vitru Brasil Empreendimentos, Participações e Comércio S.A.

(Exact Name of Registrant as Specified in its Charter)

Vitru Brazil Ventures, Holdings and Trade Inc.

(Translation of Registrant’s Name into English)

Federative Republic of Brazil (State or Other Jurisdiction of Incorporation or Organization)	8200 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande,

Florianópolis, State of Santa Catarina,

Brazil

88032-005

+55 (47) 3281-9500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Manuel Garciadiaz

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with IFRS, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this prospectus is subject to completion and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO AMENDMENT AND COMPLETION, DATED              , 2023

PRELIMINARY PROSPECTUS

Merger of Vitru Limited with and into Vitru Brasil Empreendimentos, Participações e Comércio S.A.

Vitru Brasil Empreendimentos, Participações e Comércio S.A.
(incorporated in the Federative Republic of Brazil as a sociedade anônima)

This prospectus relates to the common shares, or “Vitru Brazil Shares,” of Vitru Brasil Empreendimentos, Participações e Comércio S.A., or “Vitru Brazil,” including common shares to be represented by American Depositary Shares, or the “Vitru Brazil ADSs.” Holders of common shares, or “Vitru Cayman Shares” of Vitru Limited, or “Vitru Cayman,” an exempted company incorporated in the Cayman Islands, will receive either Vitru Brazil Shares or Vitru Brazil ADSs, subject to the satisfaction of certain conditions in connection with the merger of Vitru Cayman with and into Vitru Brazil, a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil pursuant to Section 237 of the Cayman Islands’ Companies Act (As Revised), or the “Merger.”

The Merger is part of a reorganization of the Vitru Group (as defined herein), as more fully described below. The business carried out by Vitru Brazil following the Merger will be the same as the business currently carried out by Vitru Cayman prior to the Merger. In this prospectus, “Vitru Group” refers to the economic entity currently represented by Vitru Cayman and its subsidiaries prior to the Merger, which, following the Merger, will be represented by Vitru Brazil and its subsidiaries, as the context requires. Subject to requisite shareholders’ approval, Vitru Cayman shareholders will receive in the Merger [one] Vitru Brazil Share for [each] Vitru Cayman Share that they hold, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares.

Holders of Vitru Cayman shares are to vote on the Merger at an extraordinary general meeting of Vitru Cayman scheduled for                    , 2024. The Merger must be approved at the extraordinary general meeting of Vitru Cayman shareholders by a majority vote of at least two-thirds of those Vitru Cayman shareholders who, being entitled to do so, attend and vote at the meeting. The Merger is subject to the satisfaction and/or waiver of certain conditions, including obtaining all of the required authorizations.

Upon effectiveness of the Merger, the pre-Merger shareholders of Vitru Cayman will hold [the same number] of Vitru Brazil Shares or Vitru Brazil ADSs as they held of Vitru Cayman shares before the Merger. The Merger is expected to become fully effective once the Vitru Cayman shareholders, the Vitru Brazil shareholder and the holders of debentures issued by Vitru Brazil approve the Merger and the conditions precedent to closing are satisfied.

If you hold Vitru Cayman Shares through an intermediary such as a broker/dealer or clearing agency, you should consult with that intermediary about how to obtain information on the relevant shareholders’ meeting of Vitru Cayman.

Vitru Brazil has applied to list the Vitru Brazil Shares on the Novo Mercado segment of the stock exchange operated by B3 S.A. – Brasil, Bolsa, Balcão or the “B3,” where trading is expected to commence by the Closing Date (as defined herein). Vitru Brazil does not intend to apply to list the Vitru Brazil ADSs on any stock exchange.

Neither the Securities and Exchange Commission, or the “SEC,” nor any state securities commission has approved or disapproved of the securities offered in this prospectus, passed on the merits or fairness of the transaction or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We encourage you to read this prospectus carefully in its entirety, including the “Risk Factors” section that begins on page 16.

Prospectus dated                , 2023

About This Prospectus

This document, which forms part of a registration statement on Form F-4 filed with the SEC by Vitru Brazil (File No. 333-274353), and constitutes a prospectus of Vitru Brazil under Section 5 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock of Vitru Brazil, or the “Vitru Brazil Shares,” to be deposited with The Bank of New York Mellon, or the “ADS Depositary,” or issued to common shareholders of Vitru Cayman pursuant to the transactions contemplated by the Merger Protocol and the Plan of Merger. The Merger Protocol and the Plan of Merger, together, are referred to in this prospectus as the “Merger Documents.” The ADS Depositary will file a registration statement on Form F-6 with respect to the Vitru Brazil ADSs.

Information contained in or incorporated by reference into this prospectus relating to Vitru Cayman has been supplied by Vitru Cayman and information contained in this prospectus relating to Vitru Brazil has been provided by Vitru Brazil. Except as specifically incorporated by reference into this prospectus, any reference to a website address does not constitute incorporation by reference of the information contained at or available through such website, and you should not consider it to be a part of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. You should not assume that the information contained in this prospectus is accurate as of any date other than its date as specified on the cover unless otherwise specifically provided herein. Further, you should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this prospectus to Vitru Cayman shareholders nor the issuance by Vitru Brazil of Vitru Brazil Shares or Vitru Brazil ADSs pursuant to the Merger Documents will create any implication to the contrary.

None of the SEC, the CVM, nor any securities commission of any jurisdiction has approved or disapproved any of the transactions described in this prospectus or the securities to be issued under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. This prospectus does not constitute an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. For the avoidance of doubt, this prospectus does not constitute an offer to buy or sell securities or a solicitation of an offer to buy or sell any securities in Brazil or a solicitation of a proxy under the laws of Brazil, and it is not intended to be, and is not, a prospectus or an offer document within the meaning of Brazilian law and the rules of the CVM. You should inform yourself about and observe any such restrictions, and none of Vitru Cayman or Vitru Brazil accepts any liability in relation to any such restrictions.

This prospectus incorporates important business and financial information about Vitru Brazil and Vitru Cayman that is not included in or delivered with this document. You may also request copies of this prospectus and other information concerning Vitru Brazil, without charge, by written or telephonic request directed to Vitru Brazil at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil, by email at ir@vitru.com.br or by telephone at +55 (47) 3281-9500. In order for you to receive timely delivery of the documents in advance of the Vitru Cayman Special Meeting, at which Vitru Cayman shareholders will be asked to consider and vote upon the proposals relating to the Merger, Vitru Brazil should receive your request no later than              , 2023, which is five business days prior to the Vitru Cayman Special Meeting.

i

Notice of an Extraordinary General Meeting of Vitru Limited To
Be Held on                , 2024

NOTICE IS HEREBY GIVEN that an extraordinary general meeting, or together with any adjournments or postponements thereof, the “Vitru Cayman Special Meeting,” of Vitru Limited, a Cayman Islands exempted company, or “Vitru Cayman,” will be held at               a.m./p.m. (               time), on              , 2024, at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil, and virtually via live webcast at              , or at such other time on such other date and at such other place to which the meeting may be postponed or adjourned. You are cordially invited to attend the Vitru Cayman Special Meeting, which will be held for the following purposes:

Proposal No. 1: The Merger Proposal—to consider and vote upon a proposal by special resolution to authorize, approve and adopt the Merger and Justification Protocol and the Plan of Merger, each to be entered into by and among Vitru Brasil Empreendimentos, Participações e Comércio S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, or “Vitru Brazil,” and Vitru Cayman, or the “Merger Protocol” and the “Plan of Merger,” respectively, forms of which are included as Exhibits to the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by Vitru Brazil (File No. 333-274353), or the “Registration Statement,” of which this prospectus forms part. The Merger Protocol and the Plan of Merger, together, are referred to in this prospectus as the “Merger Documents.” The Merger Documents provide for, among other things, the merger of Vitru Cayman with and into Vitru Brazil, or the “Merger,” with Vitru Brazil surviving the Merger, in accordance with the terms and subject to the conditions of the Merger Documents as more fully described elsewhere in the Registration Statement, or the “Merger Proposal”;

Proposal No. 2: The Consolidation Proposal—to consider and vote upon to approve by ordinary resolution, the proposal to amend the authorized share capital of Vitru Cayman of US$50,000 divided into 1,000,000,000 shares of a nominal or par value of US$0.00005 each by consolidating the 1,000,000,000 shares of a nominal or par value of US$0.00005 each into                shares of a nominal or par value of US$                each with the result that the authorized share capital of Vitru Cayman is US$50,000 divided into                shares of a nominal or par value of US$                each and every                shares of nominal or par value of US$0.00005 each in issue be consolidated into one share of a nominal or par value of US$                each, or the “Consolidation Proposal.” The purpose of the Consolidation Proposal is to reduce the number of outstanding Vitru Cayman Shares;

Proposal No. 3: The Adjournment Proposal—to consider and vote upon a proposal to approve by ordinary resolution, the adjournment of the Vitru Cayman Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Vitru Cayman Special Meeting, or the “Adjournment Proposal” and, together with Proposal No. 1 and Proposal No. 2, the “Proposals.”

Each of the Merger Proposal and the Consolidation Proposal, or together, the “Condition Precedent Proposals,” are cross-conditioned upon the approval of the other. If either one of these proposals is not approved by the requisite majority, neither of the proposals will be given effect and the conditions to the Merger will not be satisfied. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth herein.

These items of business are described elsewhere in the Registration Statement, which Vitru Cayman encourages you to read carefully and in its entirety before voting.

Only holders of record of common shares of Vitru Cayman at the close of business on     , 2023 are entitled to notice of and to vote and have their votes counted at the Vitru Cayman Special Meeting and any adjournment of the Vitru Cayman Special Meeting.

The accompanying Registration Statement and proxy card are being provided to Vitru Cayman shareholders in connection with the matters to be voted at the Vitru Cayman Special Meeting and at any adjournment of the Vitru Cayman Special Meeting. Whether or not you plan to attend the Vitru Cayman Special Meeting, all of the Vitru Cayman shareholders are urged to read this prospectus, including the annexes, exhibits and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in the “Risk Factors” section beginning on page 16 of the Registration Statement.

After careful consideration, the Vitru Cayman Board has unanimously approved the Merger and recommends that Vitru Cayman shareholders vote “FOR” the Merger, including the adoption of the Merger Documents, and approval of the transactions contemplated thereby, and “FOR” all other proposals presented to Vitru Cayman shareholders in this prospectus. When you consider the recommendation of these proposals by the Vitru Cayman Board, you should keep in mind that Vitru Cayman’s directors and officers have interests in the Merger that may conflict with your interests as a Vitru Cayman shareholder. See the section titled “Interests of Certain Persons in the Merger—Interests of Vitru Brazil’s and Vitru Cayman’s Directors and Executive Officers in the Merger” in the Registration Statement for a further discussion of these considerations.

The Merger Protocol is subject to the satisfaction or waiver of certain customary closing conditions as described in the Registration Statement, including, among others, (i) approval of the Merger and related agreements and transactions by (a) Vitru Cayman's shareholders, (b) Vitru Brazil’s shareholder and (c) holders of Vitru Brazil’s debentures, (ii) the Registration Statement having been declared effective by the SEC; (iii) the conversion of Vitru Brazil’s registration granted by the Brazilian Securities Commission (Comissão de Valores Mobiliários), or “CVM,” from category “B” to “A,” and (iv) the listing of Vitru Brazil’s shares on the Novo Mercado segment of the stock exchange operated by B3 S.A. – Brasil, Bolsa, Balcão.

Your vote is very important. Whether or not you plan to attend the Vitru Cayman Special Meeting, please vote as soon as possible by following the instructions in the registration statement of which this prospectus forms a part to make sure that your shares are represented at the Vitru Cayman Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Vitru Cayman Special Meeting. The transactions contemplated by the Merger Protocol will be consummated only if the Condition Precedent Proposals are approved at the Vitru Cayman Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Vitru Cayman Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Vitru Cayman Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the Vitru Cayman Special Meeting and will not be voted. An abstention or broker non-vote will be counted towards the quorum requirement but will not count as a vote cast at the Vitru Cayman Special Meeting. If you are a Vitru Cayman shareholder of record and you attend the Vitru Cayman Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Your attention is directed to the remainder of the Registration Statement following this notice and the prospectus (including the annexes and exhibits thereto and other documents referred to herein and therein) for a more complete description of the proposed Merger and related transactions and each of the Proposals. You are encouraged to read this prospectus carefully and in its entirety, including the annexes and exhibits attached hereto and other documents referred to herein. If you have any questions or need assistance voting your public shares, please contact D.F King & Co., Inc., our information agent, by calling +1 (866) 416-0553 (toll-free) or banks and brokers can call at +1 (212) 269-5550, or by emailing vitru@dfking.com.

Thank you for your participation. Vitru Cayman looks forward to your continued support.

By Order of the Board of Directors of Vitru Cayman,

_______________________

This prospectus is dated                 ,                 and is first being mailed to shareholders of Vitru Cayman on or about that date.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROSPECTUS OR THE REGISTRATION STATEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROSPECTUS OR THE REGISTRATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

_______________________

v

Cautionary Statement Concerning Forward-Looking Statements

This prospectus contains forward-looking statements concerning Vitru Cayman, Vitru Brazil, the Merger and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial conditions, or other matters, based on current beliefs of the management of Vitru Cayman, Vitru Brazil as well as assumptions made by, and information currently available to the management of both companies. Forward-looking statements can be identified by the fact that they do not relate only to historical or current facts and may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions, although the absence of any such words or expressions does not mean that a particular statement is not a forward-looking statement. These statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on these statements. Factors that could cause actual plans and results to differ materially from those in these statements include, but are not limited to, risks and uncertainties detailed in the section of this prospectus entitled “Risk Factors,” and Vitru Cayman’s periodic public filings with the SEC, including those discussed in the section of this prospectus entitled “Risk Factors” and under “Item 3. Key Information—D. Risk Factors” in the Vitru Cayman 2022 Form 20-F (as defined herein), the September 2023 Earnings Release (as defined herein) and the Vitru Cayman Q3 Form 6-K (as defined herein), factors contained or incorporated by reference into such documents and in subsequent filings by Vitru Cayman with the SEC and factors described in Vitru Brazil’s annual reports, registration documents and other documents filed with the CVM, and the following factors:

•	general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business, including the impact of the ongoing war between Russia and Ukraine;

•	the political instability related to the new mandate of the new President of Brazil which commenced on January 1, 2023, including uncertainties in relation to the implementation by the new administration of monetary, fiscal and social security policies and the political climate following the result of the election, which resulted in massive demonstrations and/or strikes, including riots in Brazil’s capital city, Brasília, on January 8, 2023;

•	the downgrading of Brazil’s investment ratings;

•	fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

•	our ability to implement our business strategy;

•	our ability to adapt to technological changes in the educational sector;

•	the availability of government authorizations on terms and conditions and within periods acceptable to us;

•	our ability to continue attracting and retaining new students;

•	our ability to maintain the academic quality of our programs;

•	our ability to maintain the relationships with our hub partners;

•	our ability to collect tuition fees;

•	our ability to grow our business;

•	the availability of qualified personnel and the ability to retain such personnel;

•	changes in the financial condition of the students enrolling in our schools in general and in the competitive conditions in the education industry, or changes in the financial condition of our schools;

•	our capitalization and level of indebtedness;

•	changes in government regulations applicable to the education industry in Brazil;

•	government interventions in education industry programs, that affect the economic or tax regime, the collection of tuition fees or the regulatory framework applicable to educational institutions;

•	a decline in the number of students enrolled in our programs or the amount of tuition we can charge;

•	our ability to compete and conduct our business in the future;

•	the success of operating initiatives, including advertising and promotional efforts and new product, service and concept development by us and our competitors;

•	changes in consumer demands and preferences and technological advances, and our ability to innovate to respond to such changes;

•	changes in labor, distribution and other operating costs;

•	our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

•	our ability to realize the anticipated benefits of our business combination with CESUMAR – Centro de Ensino Superior de Maringá Ltda., or “UniCesumar,” which we refer to as the “UniCesumar Business Combination”;

•	the impact of any health crisis, pandemic, epidemic or outbreak, including the 2019 novel coronavirus, or COVID-19, pandemic on general economic and business conditions in Brazil and globally and any restrictive measures imposed by governmental authorities in response to the pandemic;

•	other factors that may affect our financial condition, liquidity and results of operations; and

•	other risk factors as set forth under “Risk Factors” in this prospectus.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in this prospectus, and information contained in or incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

Nothing in this prospectus is intended, or is to be construed, as a profit projection or to be interpreted to mean that earnings per Vitru Cayman Share, Vitru Brazil Share and Vitru Brazil ADSs for the current or any future financial years, will necessarily match or exceed the historical published earnings per Vitru Cayman Share and Vitru Brazil Share, as applicable.

The Companies are under no obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date hereof.

Certain Defined Terms and Conventions Used in This Prospectus

In this prospectus, the “Company,” “we,” “us” and “our” refer to Vitru Brazil and its subsidiaries, unless the context otherwise requires. All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “U.S.$” are to United States dollars, the official currency of the United States. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Vitru Cayman 2022 Form 20-F.

In addition, as used in this prospectus, the following defined terms have the following respective meanings:

“B3” means the B3 S.A. – Brasil, Bolsa, Balcão, or São Paulo Stock Exchange.

“Brazil” means the Federative Republic of Brazil and the phrase “Brazilian government” refers to the federal government of Brazil.

“Brazilian Central Bank” means the Central Bank of Brazil (Banco Central do Brasil).

“Brazilian Corporation Law” means the Brazilian Law No. 6,404/76, as amended.

“Companies” means Vitru Cayman and Vitru Brazil.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands.

“CVM” means the Comissão de Valores Mobiliários, or the Brazilian Securities Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the exchange agent to be appointed by the Company (see “The Merger— Elections as to Form of Consideration”).

“Exchange Ratio” means [one] Vitru Brazil Share for [each] Vitru Cayman Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares.

“IASB” means the International Accounting Standards Board.

“IBGE” means the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística).

“IFRS” means International Financial Reporting Standards as issued by the IASB.

“Merger Consideration” means the consideration to be paid to the holders of Vitru Cayman Shares in respect of the Merger as detailed in the section of this prospectus entitled “Summary—Merger Consideration.”

“Nasdaq” means the Nasdaq Global Select Market.

“Novo Mercado Rules” means the listing rules of the Novo Mercado segment of the B3.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“United States” or “U.S.” means the United States of America.

“Vitru Cayman Shares” means the common shares of Vitru Cayman, par value U.S.$0.00005.

x

Presentation of Financial and Certain Other Information

Financial Statements

Vitru Cayman Financial Statements

The consolidated financial information of Vitru Cayman presented in this prospectus has been derived from the following:

•	unaudited interim condensed consolidated financial statements of Vitru Cayman as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022 and the related notes thereto, included in Exhibit 99.2 to the Vitru Cayman Q3 Form 6-K, incorporated by reference in this prospectus;

•	audited consolidated financial statements of Vitru Cayman as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and the related notes thereto, included in the Vitru Cayman 2022 Form 20-F, incorporated by reference in this prospectus;

•	the unaudited pro forma condensed income statement of Vitru Cayman for the year ended December 31, 2022, and the related notes thereto, giving effect to the UniCesumar Business Combination, included in the Pro Forma Annual Financials 6-K, incorporated by reference in this prospectus; and

•	the audited financial statements of UniCesumar as of and for the years ended December 31, 2021 and 2020, and the notes thereto, included in the UniCesumar Annual Financials 6-K, incorporated by reference in this prospectus.

The consolidated financial statements of Vitru Cayman are prepared in accordance with IFRS as issued by the IASB and are presented in Brazilian reais. The unaudited condensed interim consolidated financial statements of Vitru Cayman are prepared in accordance with IAS 34 – Interim Financial Reporting as issued by the IASB and are presented in Brazilian reais.

Vitru Brazil Financial Statements

We have not included in this prospectus the financial statements of Vitru Brazil and its subsidiaries, or the “Vitru Brazil Group,” because no financial statements audited in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) exist for the Vitru Brazil Group. We refer to Vitru Cayman and the Vitru Brazil Group together as the “Vitru Group.” The Vitru Group intends to carry out an intra-group corporate restructuring consisting of a merger of the holding company of the Vitru Group with its wholly owned subsidiary, as provided for by art. 264, paragraph 4th, of Brazilian Law No. 6,404, pursuant to which Vitru Cayman will be merged into Vitru Brazil, or the “Proposed Transaction.” The Proposed Transaction is an intra-group restructuring (1) involving only entities within the Vitru Group, and (2) in which all of the entities involved are already consolidated under Vitru Cayman. Vitru Cayman is the parent company of Vitru Brazil. It is also the current holding company of the Vitru Group, of which the Vitru Brazil Group is part. The combined effect of the exchange of shares in Vitru Cayman for shares in Vitru Brazil and of Vitru Brazil becoming the sole holding company of the Vitru Group as part of the Proposed Transaction is therefore that, in terms of financial presentation, it will be as if Vitru Cayman changed its name to Vitru Brazil with no further changes other than certain non-controlling interest amounts. Accordingly, we believe that the financial statements of Vitru Cayman are sufficient to provide investors the necessary financial information regarding the Vitru Group both before and after the Proposed Transaction. Vitru Cayman is the current holding company of the Vitru Group. As a result, the financial statements of Vitru Cayman will reflect the activities of the entire Vitru Group (including, without limitation, those of Vitru Brazil and its subsidiaries) at the date of effectiveness of the registration statement on Form F-4, which includes this prospectus, and following the implementation of the Merger.

Currency Conversions

On September 30, 2023, the exchange rate for reais into U.S. dollars was R$5.0076 to U.S.$1.00, based on the selling rate as reported by the Brazilian Central Bank. The selling rate was R$5.281 to U.S.$1.00 as of December 31, 2022, R$5.581 to U.S.$1.00 as of December 31, 2021, R$5.197 to U.S.$1.00 as of December 31, 2020, R$4.031 to U.S.$1.00 as of December 31, 2019 and R$3.875 to U.S.$1.00 as of December 31, 2018, in each case, as reported by the Brazilian Central Bank. The real/U.S. dollar exchange rate fluctuates widely, and the selling rate as of September 30, 2023 may not be indicative of future exchange rates. See “Exchange Rates” for information regarding exchange rates for the Brazilian currency since January 1, 2018.

Solely for the convenience of the reader, we have translated certain amounts included in “Selected Financial Data of Vitru Cayman” and elsewhere in this prospectus from reais into U.S. dollars using the selling rate as reported by the Brazilian Central Bank as of September 30, 2023 of R$5.0076 to U.S.$1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

Rounding

We have made rounding adjustments to reach some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Incorporation of Certain Documents by Reference

This prospectus incorporates important business and financial information about us and Vitru Cayman that is not included in or delivered with the prospectus. The SEC allows us to “incorporate by reference” information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that Vitru Cayman files with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings that Vitru Cayman makes with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offering using this prospectus:

•	Annual report of Vitru Cayman on Form 20-F for the fiscal year ended December 31, 2022 filed on April 28, 2023, or the “Vitru Cayman 2022 Form 20-F”;

•	Exhibit 99.1 to Vitru Cayman’s report on Form 6-K furnished to the SEC on November 14, 2023 including Vitru Cayman’s earnings release for the third quarter 2023 results, or the “September 2023 Earnings Release”;

•	Exhibit 99.2 to Vitru Cayman’s report on Form 6-K furnished to the SEC on November 14, 2023 including Vitru Cayman’s financial statements prepared in accordance with IAS 34 – Interim Financial Reporting as issued by the IASB, as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, or the “Vitru Cayman Q3 Form 6-K”;

•	Vitru Cayman’s report on Form 6-K furnished to the SEC on September 5, 2023, containing the unaudited pro forma condensed income statement of Vitru Cayman for the year ended December 31, 2022, and the related notes thereto, giving effect to the UniCesumar Business Combination, or the “Pro Forma Annual Financials 6-K”;

•	Item 1 of Vitru Cayman’s report on Form 6-K furnished to the SEC on April 6, 2022, containing the audited financial statements of UniCesumar as of and for the years ended December 31, 2021 and 2020, and the notes thereto, or the “UniCesumar Annual Financials 6-K”; and

•	Exhibits 99.1 and 99.2 to Vitru Cayman’s report on Form 6-K furnished to the SEC on October 26, 2023, containing the Amended and Restated Memorandum and Articles of Association of Vitru Cayman adopted on October 23, 2023 and the Amended and Restated Registration Rights Agreement dated as of October 24, 2023, respectively.

We may also incorporate by reference any Form 6-K that Vitru Cayman furnishes to the SEC after the date of this prospectus and prior to the termination of this offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

All subsequent reports that Vitru Cayman files on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

These documents are available on the SEC’s website at www.sec.gov and from other sources. You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

None of the Companies has authorized anyone to give any information or make any representation about the Merger Documents and the transactions contemplated thereby or any of the Companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies pursuant to this prospectus is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies.

Where You Can Find More Information

Vitru Brazil has filed a registration statement on Form F-4, including the Exhibits thereto, with the SEC under the Securities Act to register the Vitru Brazil Shares that will be deposited with the ADS Depositary on behalf of holders of Vitru Cayman Shares or issued to Vitru Brazil shareholders and holders of Vitru Cayman Shares in connection with the Merger. Vitru Brazil may also file amendments to the registration statement. This prospectus does not contain all of the information set forth in the registration statement, and some parts have been omitted in accordance with the rules and regulations of the SEC. You should read the registration statement on Form F-4 and the Exhibits filed with the registration statement as they contain important information about the Companies as well as the Vitru Brazil Shares and Vitru Brazil ADSs. Statements made in this prospectus, or in any document incorporated by reference into this prospectus, regarding the contents of any contract, agreement or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract, agreement or other document filed as an exhibit with the SEC.

Vitru Cayman files annual reports on Form 20-F and furnishes reports to the SEC on Form 6-K under the rules and regulations that apply to foreign private issuers. You may read and copy any materials filed by Vitru Cayman with, or furnished by Vitru Cayman to, the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at +1 (800) SEC-0330. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC. The reports and other information filed by Vitru Cayman with the SEC are also available at Vitru Cayman’s website at https://investors.vitru.com.br/. We have included the web address of the SEC and Vitru Cayman as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this document.

Following the closing of the Merger and the listing of the Vitru Brazil Shares on the B3, Vitru Brazil will only be subject to the informational requirements of the CVM and the B3 reports and other information relating to its business, financial condition and other matters with the CVM and the B3. You may read these reports, statements and other information about Vitru Brazil at the public reference facilities maintained by the CVM at Rua Sete de Setembro, 111, 2nd floor, in the city of Rio de Janeiro, State of Rio de Janeiro, Brazil, and Rua XV de Novembro, 275, Centro, city of São Paulo, state of São Paulo, Brazil. Some filings of Vitru Brazil with the CVM and the B3 are also available at the website maintained by the CVM at http://www.cvm.gov.br and the website maintained by the B3 at http://www.b3.com.br.

The public filings of Vitru Brazil with the CVM are also available to the public free of charge through our internet website at https://investors.vitru.com.br/. You may also request a copy of Vitru Brazil filings at no cost by contacting Vitru Brazil at the following address: Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil.

Information that we or Vitru Cayman file with or furnish to the SEC after the date of this prospectus, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded.

You may also request copies of this prospectus and other information concerning Vitru Brazil, without charge, by written or telephonic request directed to Vitru Brazil at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil, by email at ir@vitru.com.br or by telephone at +55 (47) 3281-9500. In order for you to receive timely delivery of the documents in advance of the Vitru Cayman Special Meeting, at which Vitru Cayman shareholders will be asked to consider and vote upon the proposals relating to the Merger and authorize the Plan of Merger, Vitru Brazil should receive your request no later than               , 2023, which is five business days prior to the Vitru Cayman Special Meeting.

The information included on the websites of the SEC, Vitru Brazil, Vitru Cayman or any other entity or that might be accessed through such websites is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference unless otherwise specifically noted herein. We are providing the information about how you can obtain certain documents that are incorporated by reference into this prospectus at these websites only for your convenience.

Questions and Answers About the Merger and the Vitru Cayman Special Meeting

The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger Documents, the transactions contemplated thereby and the Vitru Cayman Special Meeting. These questions and answers only highlight some of the information contained in this prospectus and may not contain all of the information that is important to you. Please further refer to the section of this prospectus entitled “Summary” and the more detailed information contained elsewhere in this prospectus, the Exhibits to this prospectus and the documents referred to in this prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.”

Questions and Answers About the Merger

Q:	What is the proposed merger, why are Vitru Brazil and Vitru Cayman proposing it and what will happen to Vitru Cayman as a result of the merger?

A:	The Proposed Transaction between Vitru Brazil and Vitru Cayman, or collectively, the “Companies,” is intended to result in Vitru Brazil, whose shares are expected to be traded on the B3 upon closing of the Proposed Transaction, becoming the holding company of the Vitru Group, replacing Vitru Cayman, whose shares are currently traded on Nasdaq but which are expected to be delisted upon the closing of the Proposed Transaction.

The Proposed Transaction will consist of a merger of the holding company of the Vitru Group with its wholly owned subsidiary, as provided for by art. 264, paragraph 4th, of Brazilian Law No. 6,404, pursuant to which Vitru Cayman will be merged into Vitru Brazil. The merger of Vitru Cayman and Vitru Brazil is also subject to compliance with Part XVI of the Companies Act. Following completion of the Proposed Transaction, all of the outstanding shares of Vitru Brazil will be owned by the shareholders of Vitru Cayman as of immediately prior to the completion of the Proposed Transaction.

Once the Proposed Transaction is approved, Vitru Brazil will be consolidated as the Vitru Group’s sole holding company, becoming the universal successor of its current holding company, Vitru Cayman. Subject to the terms and conditions of the Merger Documents between Vitru Cayman and Vitru Brazil, regarding the Merger, the Proposed Transaction is expected to become effective during the fourth quarter of 2023 or the first quarter of 2024 i.e., when the Merger is finally consummated, or the “Closing Date.”

The Proposed Transaction is intended to modify the Vitru Group’s current holding structure, by replacing the holding company, Vitru Cayman, a Cayman Islands incorporated company that has its shares publicly traded on Nasdaq, with a Brazilian incorporated company that is registered with the CVM and has its shares listed on a Brazilian stock exchange. The goal of this transaction is to align the jurisdiction of the stock exchange on which the shares of the Vitru Group are traded, with the jurisdiction in which the principal business activities of the Vitru Group are conducted, thereby aiming to (i) attract investors and coverage by analysts that have greater interest and familiarity with the business and industry, and (ii) increase stock liquidity. After the Merger, Vitru Cayman will cease to exist and all of its assets will vest in Vitru Brazil.

Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger [each] Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive [one] Vitru Brazil Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares, in each case subject to approval of the terms of the Proposed Transaction by the board of directors and shareholders of Vitru Cayman. See also “The Merger—Overview” and “The Merger—Merger Consideration.”

The Vitru Brazil ADS program is a temporary program established to facilitate the migration of holders of Vitru Cayman Shares listed on Nasdaq to being holders of Vitru Brazil Shares listed on the B3. To hold the Vitru Brazil Shares, holders not resident in Brazil will need to have an investment registration in Brazil, in compliance with requirements imposed by Brazilian law, including rules of the CVM, the Brazilian Central Bank and the B3, as applicable. In addition, all investors (whether or not they are resident in Brazil) will need to have a Brazilian securities trading account maintained by a securities broker licensed to operate in Brazil to trade the Vitru Brazil Shares on the B3. Holders of Vitru Cayman Shares are encouraged to obtain an investment registration and open a securities trading account prior to the Closing Date in order to hold and trade, respectively, Vitru Brazil Shares following the Merger. To the extent that holders of Vitru Cayman Shares require additional time to obtain an investment registration and such holders do not make a valid election to receive Vitru Brazil Shares, they will receive Vitru Brazil ADS instead of Vitru Brazil Shares, and will therefore have an additional days following the Closing Date to obtain such investment registration. See “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil” for detailed information on how to obtain an investment registration and how to open such a securities trading account in Brazil, and “The Merger—Elections as to Form of Consideration” for information on the election process.

If the Merger is completed, Vitru Cayman will be merged with and into Vitru Brazil, with Vitru Brazil being the surviving corporation in the Merger. Vitru Cayman will be struck off by the Cayman Registrar of Companies and will no longer exist as a separate company. Following the closing of the Merger, the former holders of Vitru Cayman Shares will own all of the Vitru Brazil Shares.

In the course of reaching their decisions to approve the Merger Documents, the Merger and all of the other transactions and documents contemplated by the Merger, the board of directors of each Vitru Brazil and Vitru Cayman considered a number of important factors in their separate deliberations. For more details on these factors, see the sections of this prospectus entitled “Summary—Reasons for the Proposed Transaction” and “The Merger—Recommendation of the Vitru Cayman Board of Directors, Vitru Cayman’s Reasons for the Merger.”

It is important that your Vitru Cayman Shares be represented and voted at the Vitru Cayman Special Meeting.

Q:	What is this document?

A:	This document, which we refer to as the prospectus:

•	serves as a prospectus of Vitru Brazil used to offer Vitru Brazil Shares, including Vitru Brazil Shares represented by Vitru Brazil ADSs in exchange for Vitru Cayman Shares pursuant to the terms of the Merger Documents;

•	provides holders of Vitru Cayman Shares notice of the upcoming Vitru Cayman Special Meeting at which Vitru Cayman shareholders will vote on, among other things, the Merger Proposal and the Consolidation Proposal, and provides details of the Merger Documents and the consideration Vitru Cayman shareholders will receive upon completion of the Merger; and

•	provides Vitru Cayman shareholders with important details about Vitru Brazil and their rights as potential holders of Vitru Brazil Common Shares or Vitru Brazil ADSs.

Q:	Why did I receive this prospectus and proxy card?

A:	You are receiving this prospectus because you are a shareholder of record of Vitru Cayman. This document serves as a prospectus of Vitru Brazil used to offer Vitru Brazil Shares, including Vitru Brazil Shares represented by Vitru Brazil ADSs, in exchange for Vitru Cayman Shares pursuant to the terms of the Merger Documents. In order to complete the Merger, among other things, Vitru Cayman shareholders must approve the Merger Documents. Vitru Cayman is holding the Vitru Cayman Special Meeting to ask its shareholders to vote on the Merger and to authorize the Merger Documents. This document contains important information about the Merger and the Vitru Cayman Special Meeting, and you should read it carefully and in its entirety. The enclosed voting materials allow Vitru Cayman shareholders to vote their shares by proxy without attending the Vitru Cayman Special Meeting.

Q:	Who is Vitru Brazil?

A:	Vitru Brazil is a direct subsidiary of Vitru Cayman. The Vitru Group is a leading pure distance learning education group in the postsecondary distance learning market in Brazil. Through its invested companies, it provides a complete pedagogical ecosystem focused on online and hybrid distance learning experience for undergraduates and continuing education students. The Vitru Group’s mission is to democratize access to education in Brazil through a digital ecosystem and empower every student to create their own successful story.

Its principal place of business is located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil, telephone +55 (47) 3281-9500. Our website address is https://investors.vitru.com.br/.

See also the sections entitled “Information about the Companies—Vitru Brazil,” “Information About Vitru Brazil,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Brazil” and “Management and Compensation of Vitru Brazil” for further information regarding Vitru Brazil.

Q:	What is the exchange ratio?

A:	The exchange ratio for the exchange of Vitru Cayman Shares for Vitru Brazil Shares is [one] Vitru Brazil Share for [each] Vitru Cayman Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares.

Q:	What will Vitru Cayman shareholders receive from the Merger?

A:	Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger, [each] Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive [one] Vitru Brazil Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares, subject to approval of the terms of the Proposed Transaction by the board of directors and shareholders of Vitru Cayman.

If they do not make an Election to receive Vitru Brazil Shares (for information on the election process, see “The Merger—Elections as to Form of Consideration”), shareholders of Vitru Cayman will receive Vitru Brazil ADSs (instead of Vitru Brazil Shares) as a means of facilitating their migration from being holders of Vitru Cayman Shares listed on Nasdaq to being holders of Vitru Brazil Shares listed on the B3, as further explained under “Q: What is the proposed merger, why are Vitru Brazil and Vitru Cayman proposing it and what will happen to Vitru Cayman as a result of the merger?” Following the Merger, any holder of Vitru Brazil ADSs may surrender its Vitru Brazil ADSs for the purpose of withdrawal and receive delivery of the number of Vitru Brazil Shares represented thereby. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of      days after the completion of the Merger.

Q:	How and when do I make my Election?

A:	You will receive an election form substantially in the form set out in Exhibit 99.4 to the registration statement of which this prospectus forms part, or the “Election Form,” following the Vitru Cayman Special Meeting. You will make your election to receive Vitru Brazil Shares, or an “Election,” by properly completing, signing and returning the Election Form, together with any other required information, by the election deadline. Carefully review and follow the instructions accompanying the Election Form. If you own Vitru Cayman Shares in “street name” through a bank, brokerage firm or other nominee and you wish to make an Election, you should follow the instructions provided by your bank, brokerage firm or other nominee when making your Election, including any applicable deadlines, which may be earlier than those reflected in this prospectus.

The mailing of the Election Form will occur at least         business days prior to the election deadline, which is expected to be               a.m./p.m. (               time), on              , 2024. Vitru Cayman will publicly announce the final election deadline at least            business days prior to the election deadline.

A valid Election to receive Vitru Brazil Shares will require you to submit evidence that you hold an investment registration in Brazil (as described under “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil Obtaining an Investment Registration—Foreign Direct Investment Regime”), as well as any other information required to deliver the Vitru Brazil Shares to you or your broker or custodian. See “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil” for detailed information on how to obtain an investment registration in Brazil if you do not already have one.

For more details on the election procedures, see “The Merger—Elections as to Form of Consideration.”

Q:	What do I do if I want to revoke my Election?

A:	You may change or revoke your Election at any time prior to the election deadline, by written notice to the Exchange Agent prior to the election deadline.

Q:	What happens if I do not make a valid Election?

A:	If you do not return a properly completed Election Form by the election deadline, together with any other required information, you will be considered not to have made an Election with regard to your Vitru Cayman Shares and will therefore be deemed to have elected to receive Vitru Brazil ADSs.

Q:	How will I receive the Vitru Brazil Shares or Vitru Brazil ADSs to which I am entitled?

A:	After receiving the proper documentation from you, following the completion of the Merger, the Exchange Agent will provide to you the Vitru Brazil Shares to which you are entitled. If you do not make a valid Election to receive Vitru Brazil Shares, you will receive Vitru Brazil ADSs in the Merger. More information on the documentation you are required to deliver to the Exchange Agent may be found in the section titled “The Merger—Elections as to Form of Consideration.”

Q:	What will happen to any fractional shares that will arise in Vitru Cayman if the share consolidation is approved at the Vitru Cayman Special Meeting?

A:	Any fractional shares arising upon the share consolidation becoming effective at the Vitru Cayman Special Meeting will, in accordance with Vitru Cayman’s memorandum and articles of association, be sold by Vitru Cayman with the net sale proceeds of the sale being returned to the Vitru Cayman shareholder. Resulting fractional shares will therefore not be exchanged for Vitru Brazil Shares.

Q:	What percentage ownership will former Vitru Cayman shareholders hold in Vitru Brazil following completion of the Merger?

A:	If the Merger is completed, Vitru Cayman will be merged with and into Vitru Brazil, with Vitru Brazil being the surviving corporation of the Merger. Vitru Cayman will be struck off by the Cayman Registrar of Companies and will no longer exist as a separate company. Following the closing of the Merger, the former holders of Vitru Cayman Shares will own all of the Vitru Brazil Shares.

Q:	If the Merger is completed, will the Vitru Brazil Shares and the Vitru Brazil ADSs be listed for trading?

A:	The Vitru Brazil Shares are expected to be traded on the Novo Mercado segment of the stock exchange operated by B3 upon closing of the Proposed Transaction. The Vitru Brazil ADSs which Vitru Cayman common shareholders will receive in the Merger if they do not make a valid Election to receive Vitru Brazil Shares will not be listed on any stock exchange. Vitru Brazil ADSs received by Vitru Cayman common shareholders in the Merger are expected to be freely transferable subject to applicable securities laws.

Q:	When do you expect the Merger and the Proposed Transaction to be completed?

A:	The Merger and the Proposed Transaction are expected to close in the fourth quarter of 2023 or the first quarter of 2024, subject to the approval of Vitru Cayman shareholders, regulatory approvals and consents and other customary closing conditions.

Q:	What happens if the Merger and/or the Proposed Transaction are not completed?

A:	If Vitru Cayman’s shareholders do not approve the Merger and authorize the Plan of Merger, or if the Proposed Transaction is not completed for any other reason, Vitru Cayman will remain an independent public company and Vitru Cayman Shares will continue to be listed and traded on Nasdaq. Vitru Cayman will continue to be registered under the Exchange Act and file periodic reports with the SEC.

Q:	What regulatory approvals are needed to complete the Merger?

A:	There are no regulatory approvals required in order to undertake the corporate merger itself. However, the Merger is subject to certain conditions precedent, including the effectiveness of the registration statement on Form F-4, which includes this prospectus, the conversion of Vitru Brazil’s registration granted by the CVM from category “B” to “A,” and the listing of Vitru Brazil Shares on the Novo Mercado segment of the B3, which will require approval by the CVM and B3, respectively.

Q:	Do I need to do anything to retain my Vitru Cayman Shares (or Vitru Brazil Shares)?

A:	If the Merger is completed, your Vitru Cayman Shares will be exchanged for Vitru Brazil Shares or Vitru Brazil ADSs. If you do not make an Election to receive Vitru Brazil Shares, you will receive Vitru Brazil ADSs (instead of Vitru Brazil Shares) as a means of facilitating your migration from being a holder of Vitru Cayman Shares listed on Nasdaq to being a holder of Vitru Brazil Shares listed on the B3, as further explained under “Q: What is the proposed merger, why are Vitru Brazil and Vitru Cayman proposing it and what will happen to Vitru Cayman as a result of the merger?” Following the Merger, any holder of Vitru Brazil ADSs may surrender its Vitru Brazil ADSs for the purpose of withdrawal and receive delivery of the number of Vitru Brazil Shares represented thereby.

If you receive Vitru Brazil ADSs and wish to hold an interest in Vitru Brazil Shares following the Merger, you must cancel your Vitru Brazil ADSs prior to the date of the Deposit Agreement Termination of               (being          days following the completion of the Merger), in which case the ADS Depositary will deliver to you the Vitru Brazil Shares represented by those Vitru Brazil ADS. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of           days after the completion of the Merger. In order for you to be able to hold Vitru Brazil Shares (and for the ADS Depositary to be able to deliver them to you), you will need to comply with requirements imposed by Brazilian law, including rules of the CVM, the Brazilian Central Bank and the B3, as applicable. See “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil” for detailed information on how to obtain an investment registration and, if you wish to trade Vitru Brazil Shares on the stock market in Brazil, how to open a securities trading account in Brazil.

At the end of that period, the Deposit Agreement under which the Vitru Brazil ADSs will be issued will be terminated. As soon as practical thereafter, the ADS Depositary will sell all remaining deposited Vitru Brazil Shares and (as long as it may lawfully do so) hold the net proceeds of those sales, after deduction of applicable fees, expenses and taxes, unsegregated and without liability for interest, for the pro rata benefit of the Vitru Brazil ADS holders who have not theretofore surrendered their Vitru Brazil ADSs.

Moreover, remaining holders of Vitru Brazil Shares following the Vitru Brazil SEC Deregistration (as defined below) should be aware of the following: the Vitru Brazil SEC Deregistration would substantially reduce the information required to be furnished by Vitru Brazil to such holders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to Vitru Brazil, such as the requirement to file an annual report on Form 20-F with the SEC and the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions. Furthermore, the ability of “affiliates” of Vitru Brazil and persons holding “restricted securities” of Vitru Brazil to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act may be impaired or eliminated.

Q:	Is this the first step in a going-private transaction?

A:	Yes. The Merger is being undertaken for the purpose of causing the equity securities of the Vitru Group to become eligible for termination of registration and causing the reporting obligations with respect to such class to become eligible for termination under Rule 12h-6 under the Exchange Act. Following the completion of the Merger, the Vitru Cayman Shares will be delisted from Nasdaq and deregistered under the Exchange Act. Furthermore, as soon as possible following the closing, Vitru Brazil intends to take certain actions, including, but not limited to:

•	the termination of the Deposit Agreement in accordance with its terms (the “Deposit Agreement Termination”), which provides that the Deposit Agreement will automatically terminate days following the completion of the Merger; and

•	deregistering the Vitru Brazil Shares and Vitru Brazil ADSs under the Exchange Act (the “Vitru Brazil SEC Deregistration”) as soon as it meets either of the applicable criteria to do so, namely (i) the average daily trading volume of Vitru Brazil Shares and Vitru Brazil ADS in the United States for a recent 12-month period has been no greater than 5% of the average daily trading volume of Vitru Brazil Shares and Vitru Brazil ADS on a worldwide basis for the same period, or (ii) there are less than 300 holders of Vitru Brazil Shares and Vitru Brazil ADS of record (worldwide or in the United States). In addition, among other possibilities, Vitru Brazil may consider undertaking a reverse stock split or may alter the ratio of Vitru Brazil Shares that are represented by each Vitru Brazil ADS, in order to satisfy the conditions of the Vitru Brazil SEC Deregistration.

If, prior to the Deposit Agreement Termination, you cancel your Vitru Brazil ADSs and the ADS Depositary delivers to you Vitru Brazil Shares, you would remain a shareholder of Vitru Brazil following the Deposit Agreement Termination. Following the Vitru Brazil SEC Deregistration, at such time, there may be no market for your Vitru Brazil Shares in the United States and, except as provided by the B3 and CVM rules, you would have limited rights to information.

Questions and Answers About the Vitru Cayman Special Meeting

Q:	When and where will the special meetings be held?

A:	The Vitru Cayman Special Meeting will be held on , 2023, at a.m./p.m. ( time) at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil and on a digital platform to be provided by Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC).

Q:	Why are you holding a virtual meeting as well as a physical meeting?

A:	Vitru Cayman believes that a virtual meeting provides for expanded access, improved communication and cost savings for Vitru Cayman and its shareholders. Vitru Cayman believes that hosting a virtual meeting will enable more of its shareholders to attend and participate in the meeting since Vitru Cayman’s shareholders can participate from any location around the world with Internet access.

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of Vitru Cayman Shares at the close of business on , 2023, the Record Date for voting at the Vitru Cayman Special Meeting, or the “Record Date,” are entitled to vote at the Vitru Cayman Special Meeting.

Q:	How can I attend the Vitru Cayman Special Meeting?

A:	A holder of record or a proxyholder can attend the Vitru Cayman Special Meeting in person, or attend it virtually by webcast. You will only be entitled to participate in the Vitru Cayman Special Meeting if you are a shareholder of Vitru Cayman as of the close of business on the Record Date, or if you hold a valid proxy for the Vitru Cayman Special Meeting.

You will be able to attend the Vitru Cayman Special Meeting online and submit your questions during the meeting. You also will be able to vote your shares online by attending the Vitru Cayman Special Meeting by webcast.

To participate in the Vitru Cayman Special Meeting, you will need to review the information included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your Vitru Cayman Shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below under “How do I register to attend the Vitru Cayman Special Meeting virtually on the Internet?”

The online meeting will begin promptly on               , 2023 at                a.m./p.m. (                time). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this prospectus.

Q:	How do I register to attend the Vitru Cayman Special Meeting virtually on the Internet?

A:	If you are a registered shareholder (i.e., you hold your Vitru Cayman Shares through Vitru Cayman’s transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC)), you do not need to register to attend the Vitru Cayman Special Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your Vitru Cayman Shares through an intermediary, such as a bank or broker, you must register in advance to attend the Vitru Cayman Special Meeting virtually on the Internet.

To register to attend the Vitru Cayman Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings in Vitru Cayman Shares along with your name and email address to Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), the Tabulation Agent for the Merger. Requests for registration must be labeled as “Legal Proxy” and be received no later than                a.m./p.m. (               time), on               , 2023.

You will receive a confirmation of your registration by email after your registration materials are received.

Requests for registration should be directed to Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC) at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to

proxy@equiniti.com

By Mail:

Equiniti Trust Company, LLC

6201 15th Avenue

Brooklyn NY 11219
Attn: Proxy

Q:	What proposals will be considered at the Vitru Cayman Special Meeting?

A:	At the Vitru Cayman Special Meeting, Vitru Cayman shareholders will be asked to consider and vote on a proposal to approve the Merger Documents and the transactions contemplated therein, including the Merger, which we refer to as the Merger Proposal. Vitru Cayman shareholders will also be asked to consider and vote on a proposal to approve the consolidation of its share capital, which we refer to as the Consolidation Proposal.

Q:	How does the Vitru Cayman board of directors recommend that I vote?

A:	The Vitru Cayman board unanimously recommends that the Vitru Cayman shareholders vote “FOR” the Merger Proposal and the Consolidation Proposal.

Q:	How do I vote?

A:	If you are a holder of record of Vitru Cayman Shares as of the close of business on the Record Date for the Vitru Cayman Special Meeting, you may vote by attending the Vitru Cayman Special Meeting (in person or virtually) or, to ensure your shares are represented at the Vitru Cayman Special Meeting, you may vote by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Proxy cards, accompanied by their respective proof of representation and shareholding, must be sent to Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), the Tabulation Agent for the Merger at its address set forth under “—Q: How do I register to attend the Vitru Cayman Special Meeting virtually on the Internet?”

If your shares are held in street name, through a broker, bank, trustee or other nominee, please follow the instructions on a voting instruction card furnished by the record holder.

Q:	What vote is required to adopt the Proposals?

A:	Approving the Merger Proposal requires the affirmative vote of a majority of two-thirds of the outstanding Vitru Cayman Shares in attendance and voting on the matter at the Vitru Cayman Special Meeting, voting together as a single class. Accordingly, a Vitru Cayman shareholder’s failure to submit a proxy card or to vote virtually at the Vitru Cayman Special Meeting, an abstention from voting, or a broker non-vote will have no effect on the Merger Proposal.

Approving the Consolidation Proposal requires the affirmative vote of a simple majority of the outstanding Vitru Cayman Shares in attendance and voting on the matter at the Vitru Cayman Special Meeting, voting together as a single class. Accordingly, a Vitru Cayman shareholder’s failure to submit a proxy card or to vote virtually at the Vitru Cayman Special Meeting, an abstention from voting, or a broker non-vote will have no effect on the Consolidation Proposal.

Each of the Merger Proposal and the Consolidation Proposal are cross-conditioned upon the approval of the other. If either one of these proposals is not approved by the requisite majority, neither of the proposals will be given effect and the conditions to the Merger will not be satisfied. The Adjournment Proposal is not conditioned upon the approval of any other proposals and is not a condition to the Merger.

Q:	How many votes do I have?

A:	You are entitled to cast one vote for each Vitru Cayman Share that you owned as of the close of business on the Record Date for the Vitru Cayman Special Meeting. As of the close of business on , 2023, there were Vitru Cayman Shares issued and outstanding entitled to vote at the Vitru Cayman Special Meeting.

Q:	What constitutes a quorum?

A:	A quorum of shareholders is necessary to transact business at the Vitru Cayman Special Meeting. The presence at the meeting, in person or by proxy, of any one or more persons holding not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted will constitute a quorum.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:	No. If you hold your Vitru Cayman Shares in a stock brokerage account or if your shares are held by a bank or nominee, that is, in “street name,” your broker, bank, trust company or other nominee cannot vote your shares on “non-routine” matters without instructions from you. You should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided by your broker, bank, trust company or other nominee to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not provide your broker, bank, trust company or other nominee with instructions, your broker, bank, trust company or other nominee will not submit a proxy, your Vitru Cayman shares will not be counted for purposes of determining a quorum at the Vitru Cayman Special Meeting, and will not be voted on the Merger Proposal or the Consolidation Proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you are a registered holder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Vitru Cayman board of directors.

Please note that you may not vote shares held in street name by returning a proxy card directly to Vitru Cayman, or by voting virtually at the Vitru Cayman Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank, trust company or other nominee.

If you do not instruct your broker on how to vote your Vitru Cayman shares, your broker may not vote your Vitru Cayman shares. However, because the Merger Proposal and the Consolidation Proposal to be voted on at the Vitru Cayman Special Meeting are not a routine matter for which brokers may have discretionary authority to vote, Vitru Cayman does not expect any broker non-votes at the Vitru Cayman Special Meeting.

Q: Can I change my vote after I have returned a proxy or voting instruction card?

A:	Yes. You can change your vote or revoke your proxy at any time before it is exercised at the Vitru Cayman Special Meeting by doing any of the following:

•	by sending a written notice of revocation to Equiniti Trust Company, LLC, the Tabulation Agent for the Merger, at proxy@equiniti.com, which notice must be received at least three business days before the Vitru Cayman Special Meeting;

•	by properly submitting a later-dated, new proxy card, which must be received by the Tabulation Agent before your Vitru Cayman Shares are voted at the Vitru Cayman Special Meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or

•	attending the Vitru Cayman Special Meeting in person or virtually by accessing the digital platform and voting via the digital platform. Attendance at the Vitru Cayman Special Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

If you hold your Vitru Cayman Shares in street name, then you must change your voting instruction by submitting new voting instructions to the broker, bank or other nominee that holds your Vitru Cayman Shares.

Q:	What happens if I transfer my Vitru Cayman Shares before the Vitru Cayman Special Meeting?

A:	The Record Date for the Vitru Cayman Special Meeting is earlier than both the date of the Vitru Cayman Special Meeting and the date that the Merger is expected to be completed. If you transfer your Vitru Cayman Shares after the Record Date but before the Vitru Cayman Special Meeting, you will retain your right to vote at the Vitru Cayman Special Meeting.

Q:	Do Vitru Cayman shareholders have appraisal or dissenters’ rights?

A:	The holders of Vitru Cayman Shares of record, under Cayman law, are not entitled to appraisal or dissent rights in connection with the Merger on the basis that, as provided for in section 239 of the Companies Act, an open market exists (or will exist) for the Vitru Cayman Shares on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Companies Act. See “The Merger—Dissenters’ Rights of Appraisal for Vitru Cayman Shareholders.”

Q:	Where can I find the voting results of the Vitru Cayman Special Meeting?

A:	The preliminary voting results are expected to be announced at the Vitru Cayman Special Meeting. In addition, within two business days following certification of the final voting results, Vitru Cayman intends to furnish on Form 6-K the final voting results of its special meeting to the SEC.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this prospectus.

If you are a holder of record, in order for your shares to be represented at your special meeting, you must:

•	attend the Vitru Cayman Special Meeting virtually or in person;

•	vote in person locally at the meeting venue, through the Internet (if applicable) or by telephone by following the instructions included on your proxy card; or

•	indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope.

If you hold your Vitru Cayman Shares in street name, in order for your shares to be represented at your special meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided to you by your broker, bank, trust company or other nominee.

Q: Who can help answer my questions?

A:	Vitru Cayman shareholders who have questions about the Merger Documents, the Merger, the Merger Proposal or the Consolidation Proposal, who need assistance submitting their proxy or voting shares or who desire additional copies of this prospectus or additional proxy cards should contact D.F. King & Co., Inc., the Information Agent for the Merger:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks & Brokers May Call: +1 (212) 269-5550

All Others Call Toll-Free: +1 (866) 416-0553

Email: vitru@dfking.com

Summary

The following is a summary that highlights information contained in this prospectus. This summary may not contain all the information that is important to you. For a more complete description of the Merger and the Merger Documents, we encourage you to read carefully this entire prospectus, including the Exhibits to the registration statement of which this prospectus is a part. In addition, we encourage you to read the information incorporated by reference into this prospectus, which includes important business and financial information about Vitru Cayman that has been filed with the SEC. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section of this prospectus entitled “Where You Can Find More Information.”

The Parties

Vitru Brazil

Prior to implementation of the Merger, Vitru Brazil is an intermediary holding company and operating company in the Vitru Group. All of the Vitru Brazil Shares are currently held by Vitru Cayman. In turn, Vitru Brazil is the direct or indirect shareholder of all the remaining entities in the Vitru Group carrying out the business described below. In addition, Vitru Brazil is itself an operating company through which we provide part of our digital graduate courses.

We provide a complete pedagogical system focused on an online or hybrid digital education experience for undergraduates and continuing education students. We offer a differentiated digital education experience to our students through our model, which emphasizes flexibility, affordability and a strong relationship with all stakeholders engaged in our platform. Our hybrid and technology-enabled content is delivered both digitally and through in-person weekly meetings led by trained tutors throughout our extensive hub network. We believe that our tutor-centered learning experience sets us apart, creating a stronger sense of community and belonging while contributing to higher engagement and retention rates among our student base.

Our digital education centers, or “hubs,” are the core of our system, which offer in-person tutoring, supported by virtual mentoring. We operate our hubs mainly through joint operations in a scalable partnership model based on symbiotic, financially aligned and self-reinforcing relationships with our hub partners, who manage day to day operations and financial planning. We have one of the largest nationwide digital education footprints in Brazil, driven by an asset-light and scalable business model that is resilient through macroeconomic cycles. Our learning methodology and online educational platform enable us to deliver affordable content digitally and through hubs with in-person and virtual mentoring. We expect our system to include a lifelong postsecondary education journey with a growing offering of undergraduate and continuing education programs, in which we leverage students’ learning methods, performance, and interests as data to drive tailored and engaging educational solutions.

Our revenue is driven primarily by tuition fees charged for digital education undergraduate courses. Although we focus on undergraduate digital education courses, we also offer digital continuing education and certain on-campus undergraduate courses. We operate mainly through joint operations in a scalable partnership model with strong cash flow generation. Our hub partners are remunerated by their respective share represented by a given percentage over the tuition fee collected by us from students. The total amount to be transferred to the hub partners on a monthly basis is derived from the pricing terms agreed upon with each partner on the service contract. This percentage is basically similar across all our partnership agreements within the same brand (Uniasselvi or UniCesumar) and varies in accordance with the type of course the student is enrolled in, which are usually higher for continuing education courses and lower for undergraduate courses. In addition, in the case of Uniasselvi, this percentage is higher in the beginning of the hubs’ operations and decreases throughout their life cycle, thus reducing their payback period and increasing the attractiveness of their investment. Therefore, as hubs mature, we should experience an increase in our gross revenue (higher than the increase in tuition fees in the same period) as a result of lower tuition share allocated to our hub partners.

We are a corporation (sociedade anônima) incorporated under the laws of Brazil on June 27, 2014 for an unlimited duration and registered under NIRE number 4230004752-0. Our legal name is Vitru Brasil Empreendimentos, Participações e Comércio S.A. and our commercial name is “Vitru.” Vitru Brazil’s registered office and principal executive office is located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil and the telephone number at Vitru Brazil’s principal executive offices is +55 (47) 3281-9500. Our website is https://investors.vitru.com.br.

Vitru Cayman

Prior to implementation of the Merger, Vitru Cayman is currently the holding company of the Vitru Group, which includes Vitru Brazil. The Vitru Cayman 2022 Form 20-F includes consolidated information on Vitru Cayman which also describes the business of the Vitru Group. See “Information About the Companies—Vitru Cayman” “Information About Vitru Cayman,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Cayman” and “Where You Can Find More Information” for additional information on the business of Vitru Cayman.

Vitru Cayman is a Cayman Islands exempted company incorporated with limited liability on March 5, 2020 for purposes of effectuating our initial public offering. Its legal name is Vitru Limited and its commercial name is “Vitru.” Vitru Cayman’s registered office is located at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands and its principal executive office is located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis. The telephone number of our principal executive offices is +55 (47) 3281-9500. Our website is https://investors.vitru.com.br. In addition, the SEC maintains a website that contains information which Vitru Cayman has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

Risk Factors

The transactions contemplated by the Merger Documents involve risks, some of which are related to such transactions themselves and others of which are related to the respective businesses of Vitru Cayman and Vitru Brazil investing in and ownership of Vitru Brazil Shares (including Vitru Brazil Shares represented by Vitru Brazil ADSs) following the consummation of such transactions, assuming they are completed. In considering the transactions contemplated by the Merger Documents, you should carefully consider the information about these risks set forth under the section of this prospectus entitled “Risk Factors” beginning on page 16 of this prospectus together with the other information included in or incorporated by reference into this prospectus.

The Merger, the Merger Protocols and Plan of Merger

Vitru Cayman is a “foreign private issuer” in accordance with Rule 405 of the Securities Act. Vitru Cayman’s Vitru Cayman Shares are registered with the SEC and listed on Nasdaq under the ticker symbol “VTRU.” Vitru Brazil and its subsidiaries are subsidiaries of Vitru Cayman. Upon closing of the Proposed Transaction, Vitru Brazil is expected to be registered with the B3 on the special New Market (Novo Mercado) segment under the ticker symbol “VTRU3.” We refer to Vitru Cayman and the Vitru Brazil Group together as the “Vitru Group.”

The Vitru Group intends to carry out the Proposed Transaction to enhance its current corporate structure by making Vitru Brazil the Vitru Group’s new holding company. The Proposed Transaction is intended to modify the Vitru Group’s current holding structure, by replacing the holding company, Vitru Cayman, a Cayman Islands incorporated company that has its shares publicly traded on Nasdaq, with a Brazilian incorporated company that is registered with the CVM and has its shares listed on a Brazilian stock exchange. The goal of this transaction is to align the jurisdiction of the stock exchange on which the shares of the Vitru Group are traded, with the jurisdiction in which the principal business activities of the Vitru Group are conducted, thereby aiming to (i) attract investors and coverage by analysts that have greater interest and familiarity with the business and industry, and (ii) increase stock liquidity. As part of the Proposed Transaction, it is proposed that Vitru Cayman will be merged into Vitru Brazil. Following the completion of the Proposed Transaction, the outstanding shares of Vitru Brazil will be directly owned by all shareholders of Vitru Cayman as of immediately prior to the completion of the Proposed Transaction and the Vitru Brazil Shares will be listed under the Novo Mercado segment of the B3.

The Merger Documents provide that, subject to the terms and conditions described therein, and upon consummation of all of the transactions contemplated thereby, Vitru Cayman will be merged into Vitru Brazil and cease to exist. The terms and conditions of the contemplated transactions are contained in the Merger Documents, and the Merger Documents are described in this prospectus and included as Exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the Merger Documents carefully, as it is the legal documents that governs the Proposed Transaction. All descriptions in this summary and in this prospectus of the terms and conditions of the proposed transactions are qualified in their entirety by reference to the Merger Protocols and the Plan of Merger.

The Vitru Cayman Special Meeting

Date, Time and Place of the Vitru Cayman Special Meeting

The Vitru Cayman Special Meeting will be held on               , 2023, at                a.m./p.m. (                time) at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil and on a digital platform to be provided by Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC).

Record Date; Shares Entitled To Vote

Only holders of record of outstanding Vitru Cayman Shares at the close of business on               , 2023, the Record Date for the Vitru Cayman Special Meeting, are entitled to vote at the Vitru Cayman Special Meeting.

At the close of business on               , 2023, there were approximately                Vitru Cayman Shares outstanding and entitled to vote for an aggregate vote of approximately                votes (or one vote per share).

Quorum

The presence at the meeting, virtually or by proxy, of one or more shareholders holding or representing by proxy at least one-third of the issued shares of Vitru Cayman outstanding as of the close of business on the Record Date and entitled to vote at the Vitru Cayman Special Meeting will constitute a quorum for the Vitru Cayman Special Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Vitru Cayman Special Meeting. A quorum is necessary to transact business at the Vitru Cayman Special Meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting. If a quorum is not present, the Vitru Cayman Special Meeting may be adjourned to allow additional time to solicit proxies or votes. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

Required Vote

Approval of the Merger Documents and the transactions contemplated therein, including the Merger, or the “Merger Proposal,” requires the affirmative vote of a majority of two-thirds of the outstanding Vitru Cayman Shares in attendance and voting on the matter at the Vitru Cayman Special Meeting, voting together as a single class. Votes to abstain will have no effect on approval of the Merger Proposal. “Votes cast” means the votes actually cast “FOR” or “AGAINST” a particular proposal, whether virtually or by proxy. An abstention will not constitute a vote cast.

Approval and authorization of the share consolidation, or the “Consolidation Proposal,” requires the affirmative vote of a simple majority of the outstanding Vitru Cayman Shares in attendance and voting on the matter at the Vitru Cayman Special Meeting, voting together as a single class. Votes to abstain will have no effect on approval of the Consolidation Proposal. “Votes cast” means the votes actually cast “FOR” or “AGAINST” a particular proposal, whether virtually or by proxy. An abstention will not constitute a vote cast.

Each of the Merger Proposal and the Consolidation Proposal are cross-conditioned upon the approval of the other. If either one of these proposals is not approved by the requisite majority, neither of the proposals will be given effect and the conditions to the Merger will not be satisfied. The Adjournment Proposal is not conditioned upon the approval of any other proposals and is not a condition to the Merger.

Virtual Meeting

The Vitru Cayman Special Meeting will be a virtual meeting of shareholders in addition to its physical location, conducted online via live webcast. You will be able to attend and participate in the Vitru Cayman Special Meeting online. If you plan to attend the Vitru Cayman Special Meeting virtually on the Internet and you hold your Vitru Cayman Shares through an intermediary, such as a bank or broker, you must register in advance by following the instructions contained in sections of this prospectus entitled “The Vitru Cayman Special Meeting—Attending the Vitru Cayman Special Meeting Virtually” and “The Vitru Cayman Special Meeting—Registering to attend the Vitru Cayman Special Meeting Virtually.”

Additional Information

For additional information, see the section of this prospectus entitled “The Vitru Cayman Special Meeting.”

Merger Consideration

Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger [each] Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive [one] Vitru Brazil Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares, subject to approval of the terms of the Proposed Transaction by the board of directors and shareholders of Vitru Cayman. See also “The Merger—Overview” and “The Merger—Merger Consideration.”

Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil

Investors who are non-residents in Brazil and make a valid Election to receive Vitru Brazil Shares in the Merger, or who receive Vitru Brazil ADSs in the Merger and subsequently wish to exchange their Vitru Brazil ADSs for Vitru Brazil Shares, must obtain an investment registration in Brazil (if they do not already have one), as described below. Holders who wish to trade their Vitru Brazil Shares on the B3 will also need to open a securities trading account in Brazil. See “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil” for detailed information on how to obtain an investment registration and, if you wish to trade Vitru Brazil Shares on the stock market in Brazil, how to open a securities trading account in Brazil.

Exchange Ratio for Shareholders of Vitru Cayman

The Exchange Ratio will be [one] Vitru Brazil Share for [each] Vitru Cayman Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares, subject to approval of the terms of the Proposed Transaction by the board of directors and shareholders of Vitru Cayman. See the section of this prospectus entitled “The Merger—Merger Protocol—Exchange Ratio.”

Reasons for the Proposed Transaction

The boards of directors of each of Vitru Cayman and Vitru Brazil considered a number of factors in making their respective determinations that the Merger Documents are fair to and in the best interests of each of Vitru Cayman and Vitru Brazil, respectively, and their respective unaffiliated shareholders. After careful consideration, the Vitru Cayman board of directors has (i) approved, adopted and declared advisable the Merger Documents and all of the transactions contemplated by the Merger Documents, including the Exchange Ratio, (ii) declared that the Merger is in the best interests of Vitru Cayman and fair to its unaffiliated shareholders that Vitru Cayman enter into the Merger Documents and consummate the transactions contemplated by the Merger Documents and (iii) directed that the Merger Documents be submitted to the shareholders of Vitru Cayman and recommended that the shareholders of Vitru Cayman vote their Vitru Cayman Shares in favor of the approval of the Merger Documents at the Vitru Cayman Special Meeting (such recommendation, the “Vitru Cayman Board Recommendation”). After due consideration and discussion of such factors, the board of directors of Vitru Brazil unanimously approved the execution of the Merger Documents and the authorization for its executive officers to implement the transactions contemplated by the Merger Documents. For the avoidance of doubt, the unanimous directors includes a majority of directors of Vitru Cayman who are not employees of Vitru Cayman.

For more information on the reasons underlying the decision by the board of directors of Vitru Cayman and Vitru Brazil, respectively, to approve the transactions contemplated by the Merger Documents, see the sections of this prospectus entitled “The Merger—Recommendation of the Vitru Cayman Board of Directors; Vitru Cayman’s Reasons for the Merger,” “The Merger—Vitru Cayman’s Reasons for the Merger,” “The Merger—Vitru Brazil’s Reasons for the Merger” and “The Merger—Benefits and Detriments of the Proposed Transaction to Unaffiliated Shareholders.”

Dissenters’ Rights of Appraisal for Vitru Cayman Shareholders

The holders of Vitru Cayman Shares of record, under Cayman law, are not entitled to appraisal or dissent rights in connection with the Merger on the basis that, as provided for in section 239 of the Companies Act, an open market exists (or will exist) for the Vitru Cayman Shares on a recognized stock exchange or recognized interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Companies Act. See the section of this prospectus entitled “The Merger—Dissenters’ Rights of Appraisal for Vitru Cayman Shareholders.”

Conditions Precedent That Must Be Satisfied or Waived for the Merger To Occur

As set forth in the Merger Documents, in addition to obtaining certain required approvals, closing of the Merger is subject to certain additional conditions, including, among others, customary conditions relating to (i) obtaining the approval (a) Vitru Cayman’s shareholders, (b) Vitru Brazil’s shareholder, and (c) holders of Vitru Brazil’s debentures, for the Merger, the Merger Documents and the transactions contemplated thereby in accordance with applicable law; (ii) Vitru Brazil obtaining the approval of the holders of its Brazilian debentures; (iii) the effectiveness of the registration statement on Form F-4, which includes this prospectus; (iv) the conversion of Vitru Brazil’s registration granted by the CVM from category “B” to “A”; (v) the listing of Vitru Brazil Shares on the Novo Mercado; and (vi) the parties having performed in all material respects their respective obligations under the Merger Documents.

Material U.S. and Brazilian Tax Considerations

For information on U.S. taxation considerations, see the section of this prospectus entitled “Material Tax Considerations—Material U.S. Federal Income Tax Considerations.”

For more information on Brazilian taxation considerations, see the section of this prospectus entitled “Material Tax Considerations—Material Brazilian Tax Considerations.”

Tax matters are very complicated, and the tax consequences of the Merger to each holder of Vitru Cayman Shares may depend on such shareholder’s particular facts and circumstances. Holders of Vitru Cayman Shares are urged to consult their tax advisors to understand fully the tax consequences to them of the Merger.

Accounting Treatment of the Merger

The Merger will be accounted for by Vitru Brazil on a book value basis.

Treatment of Equity and Equity-Based Awards

Awards under certain of the equity compensation plans which we make available to our directors, executive officers and members of our management may vest on the completion of the Merger.

See also the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-based Awards.”

Interests of Certain Persons in the Merger

Vitru Cayman shareholders should be aware that Vitru Cayman’s directors and executive officers as well as the directors and executive officers of Vitru Brazil have interests in the Merger that are different from, or in addition to, the interests of Vitru Cayman shareholders generally. The material interests of Vitru Cayman directors and executive officers that shareholders should be aware of are as follows:

•	the continued engagement and/or employment, as applicable, of certain board members and executive officers of Vitru Cayman, including positions as directors on the board of directors of Vitru Brazil; and

•	the treatment in the Merger of equity and equity-based awards, as described in the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-Based Awards.”

Vitru Cayman’s board of directors was aware of the potentially differing interests of Vitru Cayman directors and executive officers and considered them, among other matters, in reaching its decision to adopt the Merger Documents, and to recommend that you vote in favor of the Merger Proposal and the Consolidation Proposal.

See the section of this prospectus entitled “Interests of Certain Persons in the Merger—Interests of Vitru Brazil’s and Vitru Cayman’s Directors and Executive Officers in the Merger.” Vitru Cayman’s shareholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposal and the Consolidation Proposal.

For further information with respect to arrangements between Vitru Cayman and its executive officers and directors, as well as arrangements for Vitru Brazil director nominees, see the information included under the section of this prospectus entitled “Interests of Certain Persons in the Merger.”

Board of Directors and Management of Vitru Brazil Following Completion of the Merger

Upon the closing of the Merger contemplated by the Merger Documents, Vitru Brazil’s board of directors will consist of at least four (4) members and at most eleven (11) members, whose term of office shall last until the annual shareholders’ meeting of 2024.

Out of the members of the Board of Directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rules. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Brazilian Corporation Law will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the relevant shareholders’ meeting. A shareholder or a group of shareholders representing at least 15% of the voting capital of Vitru Brazil may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of Vitru Brazil of at least 10% (provided that depending on the aggregate value of capital stock of Vitru Brazil at such time, pursuant to the applicable CVM ruling, this percentage can be reduced up to 5%) may request that the election of directors be subject to cumulative voting proceedings, as provided for in article 141 of the Brazilian Corporation Law and CVM Resolution 70.

Listing of Vitru Brazil Shares

The Vitru Brazil Shares are expected to be listed on the Novo Mercado segment of the B3 upon closing of the Proposed Transaction.

Listing of Vitru Brazil ADSs

Vitru Brazil does not intend to apply to list the Vitru Brazil ADSs on any stock exchange.

Delisting and Deregistration of Vitru Cayman Shares

After the Merger is completed, the Vitru Cayman Shares are expected to be delisted from Nasdaq and deregistered under the Exchange Act, after which Vitru Cayman would no longer be required under SEC rules and regulations to file periodic reports with the SEC with respect to the Vitru Cayman Shares.

Deregistration of Vitru Brazil Shares and Vitru Brazil ADSs

In addition to the deregistration of Vitru Cayman Shares, the Merger is being undertaken for the purpose of causing the equity of the Vitru Group (following the Merger, as represented by Vitru Brazil ADSs) to become eligible for termination of registration and causing the reporting obligations with respect to such class to become eligible for termination under Rule 12h-6 under the Exchange Act, after which the Vitru Group would no longer be required under SEC rules and regulations to file periodic reports with the SEC with respect to its equity securities, including the Vitru Brazil Shares (as represented by Vitru Brazil ADSs).

Although the Vitru Brazil Shares (and Vitru Brazil ADSs representing those shares) will initially be registered with the SEC under the Securities Exchange Act of 1934, or the Exchange Act, Vitru Brazil intends to: (i) terminate the Deposit Agreement in accordance with its terms, which provides that the Deposit Agreement will automatically terminate days following the completion of the Merger, and (ii) deregister the Vitru Brazil Shares and Vitru Brazil ADSs under the Exchange Act as soon as it meets any of the applicable criteria to do so.

Comparison of the Rights of Holders of Vitru Brazil Shares and Vitru Cayman Shares

The rights of holders of Vitru Brazil Shares are governed by Brazilian Law and the Vitru Brazil Bylaws. Following the closing of the Merger, former Vitru Cayman shareholders will have different rights as holders of Vitru Brazil Shares than they did as Vitru Cayman shareholders. For a summary of the material differences between the rights of Vitru Cayman shareholders and Vitru Brazil shareholders, see the section of this prospectus entitled “Comparison of The Rights of Holders of Vitru Brazil Shares and Vitru Cayman Shares.”

Selected Financial Data of Vitru Cayman

For information on selected financial data of Vitru Cayman, see the section of this prospectus entitled “Selected Financial Data of Vitru Cayman.”

Per Share Market Data

The following table presents the closing price per each Vitru Cayman Share on Nasdaq on (a) September 1, 2023, the last trading day prior to the date of public announcement of the Merger, and (b)               ,                the last practicable trading day prior to the mailing of this prospectus.

Date	Vitru Cayman Share Closing Price (Nasdaq)
In U.S.$
September 1, 2023	16.03

Prior to the closing of the Proposed Transaction, Vitru Brazil has been a wholly owned subsidiary of Vitru Cayman. As such, there is no market share price data available for Vitru Brazil.

Historical per Share Data

Vitru Brazil Per Share Data

	As of and for the Nine-Month Period ended September 30	As of and for the Fiscal Year Ended December 31,
	2023	2022	2021	2020
	(in reais)
Book value per share(1)	1.16	1.08	1.15	1.03
Basic earnings per share	0.07	0.08	0.10	0.08
Diluted earnings per share	0.07	0.08	0.10	0.07
Cash dividends per share(2)	0.005	—	0.00002	—

(1)	Book value per share is computed by dividing total equity attributable to the owners of Vitru Brazil by the number of historical shares outstanding as of the end of the applicable period.

(2)	Cash Dividends per share data is calculated by dividing total dividends (includes dividends and interest on equity) paid by Vitru Brazil by the total historical number of shares outstanding as of the end of the applicable period.

Vitru Cayman Per Share Data

	As of and for the Nine-Month Period Ended September 30,	As of and for the Fiscal Year Ended December 31,
	2023	2022	2021	2020
	(in reais)
Book value per share(1)	67.81	64.55	45.70	42.41
Basic earnings per share(2)	4.16	3.52	3.08	2.79
Diluted earnings per share(2)	3.94	3.23	2.89	2.68
Cash dividends per share(3)	—	—	—	—

(1)	Book value per share is calculated by dividing total equity attributable to the owners of Vitru Cayman by the number of historical shares outstanding as of the end of the applicable period.

(2)	Represents basic and diluted earnings per share from continuing operations.

(3)	Cash Dividends per share is calculated by dividing total dividends paid by Vitru Cayman by the total historical number of shares outstanding as of the end of the applicable period.

Special Factors

1.       Background

Prior to implementation of the Merger, Vitru Cayman is currently the holding company of the Vitru Group, which includes Vitru Brazil. The Vitru Cayman 2022 Form 20-F includes consolidated information on Vitru Cayman which also describes the business of the Vitru Group. See “Information About the Companies—Vitru Cayman” “Information About Vitru Cayman,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Cayman” and “Where You Can Find More Information” for additional information on the business of Vitru Cayman.

Vitru Cayman is a Cayman Islands exempted company incorporated with limited liability on March 5, 2020 for purposes of effectuating our initial public offering. Its legal name is Vitru Limited and its commercial name is “Vitru.” Vitru Cayman’s registered office is located at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands and its principal executive office is located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis. The telephone number of our principal executive offices is +55 (47) 3281-9500. Our website is https://investors.vitru.com.br. In addition, the SEC maintains a website that contains information which Vitru Cayman has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

See “The Merger—Background to the Merger” for additional background on the Proposed Transaction.

2.       Purpose of and Reasons for the Merger; Plans for the Company after the Merger

Reasons for the Merger

At its meeting held on               , 2023, after due consideration and consultation with Vitru Cayman’s management and advisors, the Vitru Cayman board of directors unanimously approved and deemed it advisable that Vitru Cayman adopt and approve the Merger Documents, including the Exchange Ratio, and that the Merger and the Merger Documents be put to its shareholders for their consideration and approval. In doing so, the Vitru Cayman board of directors considered the business, assets, and liabilities, results of operations, financial performance, strategic direction and prospects of Vitru Brazil. The Vitru Cayman board of directors unanimously reasonably believes that the Proposed Transaction is fair to unaffiliated holders of Vitru Cayman Shares.

Below is a summary of certain of the reasons considered by the Vitru Cayman board of directors in connection with its approval of the Merger. This summary is not intended to be exhaustive. See also “The Merger—Recommendation of the Vitru Cayman Board of Directors; Vitru Cayman’s Reasons for the Merger.” The reasons include:

•	the Vitru Cayman board of directors believes that the status quo of having its equity listed on Nasdaq where the Vitru Cayman Shares are currently experiencing low liquidity is detrimental to shareholders, and the Proposed Transaction represents an opportunity for shareholders to vote whether to migrate the listing of the equity of the Vitru Group from Nasdaq to the B3;

•	that having its principal holding company listed on a stock exchange in Brazil would benefit the Vitru Group, specifically by:

•	aligning the jurisdiction of the stock exchange in which its shares are traded with the jurisdiction in which the Vitru Group has substantially all of its operations, thereby being more likely to attract investors that are more familiar with Vitru’s business and industry and to increase the likelihood that the Vitru Group and its securities would be covered by analysts in Brazil; and

•	potentially increasing the liquidity of the publicly traded shares of the Vitru Group, including because management believes that the market capitalization of the Vitru Group is more closely comparable with that of other issuers listed on the B3, and as a result, expects that the Vitru Group’s equity would be more liquid on the B3 than on Nasdaq; and

•	for the other reasons set out in “The Merger—Vitru Cayman’s Reasons for the Merger.”

For more information on the reasons underlying the decision by the board of directors of Vitru Cayman and Vitru Brazil, respectively, to approve the transactions contemplated by the Merger Documents, see the sections of this prospectus entitled “The Merger—Recommendation of the Vitru Cayman Board of Directors; Vitru Cayman’s Reasons for the Merger” “Vitru Cayman’s Reasons for the Merger” and “Vitru Brazil’s Reasons for the Merger.”

Plans for Vitru Brazil after the Merger

The Merger is being undertaken for the purpose of causing the equity securities of the Vitru Group to become eligible for termination of registration and causing the reporting obligations with respect to such class to become eligible for termination under Rule 12h-6 under the Exchange Act.

If, prior to the Deposit Agreement Termination, you cancel your Vitru Brazil ADSs and the ADS Depositary delivers to you Vitru Brazil Shares, you would remain a shareholder of Vitru Brazil following the Deposit Agreement Termination. Following the Vitru Brazil SEC Deregistration, at such time, there may be no market for your Vitru Brazil Shares in the United States and, except as provided by the B3 and CVM rules, you would have limited rights to information.

3.       The Current Status of the Position of Vitru Cayman’s Board of Directors

After careful consideration, the Vitru Cayman board of directors (i) approved the entry into the Merger Documents and all of the transactions contemplated by the Merger Documents, including the Exchange Ratio, (ii) declared that the Merger is in the best interests of Vitru Cayman and fair to its unaffiliated shareholders that Vitru Cayman enter into the Merger Documents and consummate the transactions contemplated by the Merger Documents and (iii) directed that the Merger Documents be submitted to the shareholders of Vitru Cayman and recommended that the shareholders of Vitru Cayman vote their Vitru Cayman Shares in favor of the approval of the Merger Documents at the Vitru Cayman Special Meeting.

In reaching this position, the Vitru Cayman board of directors considered the factors discussed above in “―2. Purpose of and Reasons for the Merger; Plans for the Company after the Merger―Reasons for the Merger.”

The discussion of the information and factors that the Vitru Cayman board of directors considered is not intended to be exhaustive, but is meant to include the material factors supporting the Merger that the Vitru Cayman board of directors considered. In view of the complexity and wide variety of factors that the Vitru Cayman board of directors considered, the Vitru Cayman board of directors did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. Rather, the fairness determinations were made by the Vitru Cayman board of directors after considering all the factors as a whole. The sequence in which the factors described below are presented is not intended to reflect their relative importance. The Vitru Cayman board of directors believes that these factors provide a reasonable basis upon which to form its belief that the Merger is fair to the unaffiliated security holders. In addition, individual members of the Vitru Cayman board of directors may have given different weights to different factors.

4.       Position of Vitru Brazil Regarding Fairness of the Merger

The Merger constitutes a “going private” transaction under Rule 13e-3 under the Exchange Act. Rule 13e-3 requires, among other things, that certain financial information concerning the Vitru Cayman and certain information relating to the fairness of the Merger and the consideration offered to unaffiliated security holders be filed with the SEC and disclosed to such unaffiliated security holders. Vitru Brazil is making the statements included in this part of the Merger solely for the purpose of complying with the requirements of Rule 13e-3 and other rules under the Exchange Act. Vitru Brazil is not making any recommendation to any shareholder of Vitru Cayman as to whether the securityholder should vote in favor of the Merger, and Vitru Brazil’s views as to the fairness of the transaction should not be construed as a recommendation to any securityholder as to whether the holder should vote in favor of the Merger.

At its meeting held on               , 2023, after due consideration and consultation with Vitru Brazil’s management and advisors, for the same reasons and considering the same factors as Vitru Cayman described above in “―2. Purpose of and Reasons for the Merger; Plans for the Company after the Merger―Reasons for the Merger,” Vitru Brazil’s board of directors unanimously approved and deemed it advisable that Vitru Brazil adopt and approve the Merger Documents, including the Exchange Ratio, and that the Merger and the Merger Documents be put to its shareholder for its consideration and approval. The Vitru Brazil board of directors unanimously reasonably believes that the Proposed Transaction is fair to unaffiliated holders of Vitru Cayman Shares.

The discussion of the information and factors that the Vitru Brazil board of directors considered is not intended to be exhaustive, but is meant to include the material factors supporting the Merger that the Vitru Brazil board of directors considered. In view of the complexity and wide variety of factors that the Vitru Brazil board of directors considered, the Vitru Brazil board of directors did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. Rather, the fairness determinations were made by the Vitru Brazil board of directors after considering all the factors as a whole. The sequence in which the factors described below are presented is not intended to reflect their relative importance. The Vitru Brazil board of directors believes that these factors provide a reasonable basis upon which to form its belief that the Merger is fair to the unaffiliated security holders. In addition, individual members of the Vitru Brazil board of directors may have given different weights to different factors.

Appraisal Report

As required by the Brazilian Corporation Law, Vitru Brazil retained Apsis Consultoria e Avaliações Ltda., or the “Appraiser,” to provide an appraisal report in connection with the Merger. See “The Merger—Appraisal Report” for a summary of the appraisal report prepared by the Appraiser.

5.       Effects of the Merger

Overview

Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger [each] Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive [one] Vitru Brazil Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares, subject to approval of the terms of the Proposed Transaction by the board of directors and shareholders of Vitru Cayman. If they do not make an Election to receive Vitru Brazil Shares, shareholders of Vitru Cayman will receive Vitru Brazil ADSs (instead of Vitru Brazil Shares) as a means of facilitating their migration from being holders of Vitru Cayman Shares listed on Nasdaq to being holders of Vitru Brazil Shares listed on the B3, as further explained under “Questions and Answers About the Merger and the Vitru Cayman Special Meeting—Questions and Answers About the Merger—Q: What is the proposed merger, why are Vitru Brazil and Vitru Cayman proposing it and what will happen to Vitru Cayman as a result of the merger?”

Following the Merger, any holder of Vitru Brazil ADSs may surrender its Vitru Brazil ADSs for the purpose of withdrawal and receive delivery of the number of Vitru Brazil Shares represented thereby. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of days after the completion of the Merger.

The Merger is being undertaken for the purpose of causing the equity securities of the Vitru Group to become eligible for termination of registration and causing the reporting obligations with respect to such class to become eligible for termination under Rule 12h-6 under the Exchange Act.

If, prior to the Deposit Agreement Termination, you cancel your Vitru Brazil ADSs and the ADS Depositary delivers to you Vitru Brazil Shares, you would remain a shareholder of Vitru Brazil following the Deposit Agreement Termination. Following the Vitru Brazil SEC Deregistration, at such time, there may be no market for your Vitru Brazil Shares in the United States and, except as provided by the B3 and CVM rules, you would have limited rights to information.

6.       Appraisal Rights; Rule 13e-3

Appraisal Rights

Holders of Vitru Cayman Shares will not have appraisal rights in connection with the Merger. The Companies Act provides that shareholders who elect to dissent from the merger of a Cayman Islands company will have, in certain circumstances, the right to receive payment of the fair value of their shares in accordance with Section 238 of the Companies Act if the merger is consummated, but only if they comply with all procedures and requirements of the Companies Act for the exercise of dissenters’ rights.

However, section 239 of the Companies Act provides that:

“No rights under section 238 shall be available in respect of the shares of any class for which an open market exists on a recognised stock exchange or recognised interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5), but this section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 to accept for such shares anything except —

(a)        shares of a surviving or consolidated company, or depository receipts in respect thereof;

(b)        shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders;

(c)        cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or

(d)        any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).”

The Vitru Cayman Shares are registered with the SEC and listed on Nasdaq under the ticker symbol “VTRU.” On the basis that (i) Nasdaq is a recognized stock exchange for the purposes of section 239 of the Companies Act; and (ii) an open market currently exists and will continue to exist until the closing of the Merger, which will be no earlier than the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Companies Act, no dissent rights will be available to the holders of Vitru Cayman Shares under Cayman Islands law.

Rule 13e-3

The Merger constitutes a “going private” transaction under Rule 13e-3 under the Exchange Act. Rule 13e-3 requires, among other things, that certain financial information concerning the Vitru Cayman and certain information relating to the fairness of the Merger and the consideration offered to unaffiliated security holders be filed with the SEC and disclosed to such unaffiliated security holders. Vitru Brazil has provided such information in this prospectus and a Transaction Statement on Schedule 13E-3, together with the exhibits thereto, filed with the SEC pursuant to the Exchange Act.

7.       Related Party Transactions

For a discussion of related party transactions, see “Item 7. Major Shareholders and Related Party Transactions” of the Vitru Cayman 2022 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Except as set forth in or incorporated by reference into this prospectus, there has been no material related party transactions between Vitru Cayman and each of its directors and executive officers, on one hand, and Vitru Brazil, on the other hand. Except as set forth in or incorporated by reference into this prospectus, there is no material agreement, arrangement or understanding or any actual or potential conflict of interest with respect to the Merger between Vitru Brazil or its affiliates, on one hand, and Vitru Cayman, its executive officers, directors or affiliates, on the other hand.

8.       Interests of Certain Persons in the Merger

Vitru Cayman shareholders should be aware that Vitru Cayman’s directors and executive officers as well as the individuals to be designated by Vitru Brazil and Vitru Cayman to serve on the board of directors of Vitru Brazil and as executive officers of Vitru Brazil have interests in the Merger that are different from, or in addition to, the interests of Vitru Cayman shareholders generally. Vitru Cayman’s board of directors was aware of these potentially differing interests and considered them, among other matters, in reaching its decision to adopt the Merger Documents and approve the Merger. Vitru Cayman’s shareholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposal and “FOR” the Consolidation Proposal.

These interests may include but are not limited to:

•	the continued engagement and/or employment, as applicable, of certain board members and executive officers of Vitru Cayman, including positions as directors on the board of directors of Vitru Brazil; and

•	the treatment in the Merger of equity and equity-based awards, as described in the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-Based Awards.”

See “The Merger—Certain Information on the Ownership and Management of Vitru Brazil and Vitru Cayman Following the Merger—Management of Vitru Brazil Following the Merger,” “Interests of Certain Persons In The Merger—Interests of Vitru Brazil’s and Vitru Cayman’s Directors and Executive Officers in the Merger” and “Interests of Certain Persons In The Merger— Management of Vitru Brazil Following the Merger.”

Risk Factors

By voting in favor of the Merger, Vitru Cayman shareholders will be choosing to invest in Vitru Brazil Shares, including Vitru Brazil Shares represented by Vitru Brazil ADSs. Investing in Vitru Brazil Shares involves risks, some of which are related to the Merger. In considering whether to vote for the Merger, you should carefully consider the risks described below, as well as the other information included in or incorporated by reference into this prospectus, including the matters addressed in the section of this prospectus entitled “Cautionary Statement Concerning Forward-Looking Statements” and the risk factors described under “Item 3. Key Information–D. Risk Factors” of the Vitru Cayman 2022 Form 20-F, as such risks may be updated or supplemented in Vitru Cayman’s subsequently furnished reports on Form 6-K. The business of the combined company, as well as the respective businesses of Vitru Brazil and Vitru Cayman, as well as their respective financial condition or results of operations, could be materially adversely affected by any of these risks.

For information on where you can find the documents Vitru Cayman has filed with the SEC and which are incorporated into this prospectus by reference, please see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Risks Relating to the Merger

The timing and completion of the Merger is subject to the approval of the shareholders of Vitru Cayman, as well as other uncertainties. As a result, there is no assurance as to whether and when the Merger will be completed.

Closing of the Merger is subject to certain conditions, including, the approval of the Merger by the shareholders of Vitru Cayman, among others.

Any delay in completing the Merger could cause the combined company not to realize some or all of the benefits that the parties expect the combined company to achieve if the Merger is successfully completed within the expected timeframe. Further, there can be no assurance that the Merger will be approved or that the Merger will be completed. For more information, see the section of this prospectus entitled “The Merger Documents—The Merger Protocol.”

Failure to complete the Merger could negatively impact the share price of Vitru Cayman and the future business and financial results of Vitru Cayman and Vitru Brazil.

If the Merger is not completed for any reason, including as a result of Vitru Cayman shareholders failing to adopt the Merger Documents, the ongoing businesses of each of Vitru Brazil and Vitru Cayman may be adversely affected and, without realizing any of the benefits of having completed the Merger, Vitru Brazil and Vitru Cayman would be subject to a number of risks, including the following:

•	Vitru Brazil and Vitru Cayman may experience negative reactions from the financial markets, including negative impacts on prices of Vitru Cayman’s shares or the Companies’ other securities; and

•	Vitru Brazil and Vitru Cayman may experience negative reactions from their customers, regulators and employees.

In addition, Vitru Brazil and Vitru Cayman could be subject to litigation related to any failure to complete the Merger. If the Merger is not completed, these risks may materialize and may adversely affect Vitru Brazil’s or Vitru Cayman’s businesses, financial condition, financial results and/or share price. For more information about the Merger Documents, see the section of this prospectus entitled “The Merger Documents—The Merger Protocol.”

The Merger may not result in increased share liquidity for Vitru Cayman shareholders as an active and liquid trading market for the Vitru Brazil Shares may not develop. We do not expect that a liquid market will develop for the Vitru Brazil ADS will develop.

Vitru Brazil cannot predict whether a liquid market for the Vitru Brazil Shares will develop and be maintained. If the Vitru Brazil Shares are not liquid or are less liquid than the Vitru Cayman Shares, you may experience a decrease in your ability to sell your Vitru Brazil Shares, including those represented by Vitru Brazil ADSs, compared to your ability to sell the Vitru Cayman Shares you currently hold. See also “—Risks Relating to the Vitru Brazil Shares—There has been no prior public market for Vitru Brazil Shares, and the market price of Vitru Brazil Shares may be volatile.”

Shareholders who do not make a valid Election to receive Vitru Brazil Shares will receive Vitru Brazil ADSs in the Merger (see “The Merger—Elections as to Form of Consideration”). The Vitru Brazil ADSs will not be listed on a stock exchange and the deposit agreement will be terminated within      days following the Closing Date. Accordingly, we do not expect that a liquid market will develop for the Vitru Brazil ADS. Furthermore, pursuant to the terms of the depositary agreement relating to the Vitru Brazil ADSs, upon termination of the deposit agreement, the ADS Depositary is authorized to sell the Vitru Brazil Shares underlying the Vitru Brazil ADSs and hold the net proceeds from the sales, after deduction of applicable fees, expenses and taxes, for the benefit of the holders of Vitru Brazil ADSs. If an active and liquid trading market for the Vitru Brazil Shares does not develop or provide sufficient liquidity, the ability for the ADS Depositary to sell the Vitru Brazil Shares will be adversely affected, which will affect the value of net proceeds from the sale of such Vitru Brazil Shares, or the time period within which such net proceeds will become available to the holders of the Vitru Brazil ADSs.

The relative volatility and illiquidity of the Brazilian capital markets may adversely affect holders of the Vitru Brazil Shares.

The Brazilian securities market is substantially smaller, less liquid, more concentrated and more volatile than major capital markets in the United States and other jurisdictions. There is also significantly greater concentration in the Brazilian securities market than in major capital markets in the United States. As a result, the size, liquidity, concentration and potential volatility of the Brazilian capital markets may become obstacles for investors who wish to sell the Vitru Brazil Shares at the desired price and time, and may adversely affect the trading price of the Vitru Brazil Shares.

Furthermore, the investment in marketable securities traded in emerging countries, such as Brazil, usually represents higher levels of risk as compared to investments in securities issued in countries whose political and economic environments are more stable, and in general, such investments are considered speculative in nature. These investments are subject to certain economic and political risks that include, but are not limited to (i) changes in the regulatory, fiscal, economic and political environment that impact the ability of shareholders to obtain complete or partial returns on their investments; and (ii) restrictions on foreign investment and the repatriation of invested capital.

The uncertainties caused by the outbreak of COVID-19 had an adverse impact on the global economy and global capital markets, including in Brazil, during the course of the pandemic. As a result of this volatility, the B3’s circuit breaker mechanism was triggered eight times during March 2020. Impacts similar to those described above may reoccur, which may result in volatility in the prices of our securities traded on the B3.

The Brazilian capital markets may also be regulated differently from the ways familiar to U.S. and other non-Brazilian investors. See “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Trading on the B3” for a description of the regulatory framework applicable to trading on the B3. In particular, to hold the Vitru Brazil Shares, holders not resident in Brazil will need to have an investment registration in Brazil, in compliance with requirements imposed by Brazilian law, including rules of the CVM, the Brazilian Central Bank and the B3, as applicable. In addition, to trade the Vitru Brazil Shares on the B3, a Brazilian securities trading account maintained by a securities broker licensed to operate in Brazil is also required. Failure to obtain an investment registration and to open a securities trading account would prevent holders not resident in Brazil of Vitru Brazil Shares from holding and trading Vitru Brazil Shares on a stock exchange in Brazil, respectively. See “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil” for detailed information on how to obtain an investment registration and how to open such a securities trading account in Brazil.

These features may substantially limit the ability to sell the Vitru Brazil Shares, including the Vitru Brazil Shares underlying the Vitru Brazil ADSs, at a price and time at which holders wish to do so. A liquid and active market may never develop for the Vitru Brazil ADSs, and as a result, the ability of holders of the Vitru Brazil ADSs to sell at the desired price or time may be significantly hindered.

Vitru Cayman’s executive officers and directors have interests in the Merger that may be different from the interests of Vitru Cayman shareholders generally.

When considering the recommendation of Vitru Cayman’s board of directors that Vitru Cayman’s shareholders approve and adopt the Merger Documents and the transactions contemplated therein, Vitru Cayman shareholders should be aware that Vitru Cayman’s directors and executive officers as well as the directors and executive officers of Vitru Brazil have interests in the Merger that are different from, or in addition to, the interests of Vitru Cayman shareholders generally. These interests may include but are not limited to:

•	the continued engagement and/or employment, as applicable, of certain board members and executive officers of Vitru Cayman, including positions as directors on the board of directors of Vitru Brazil; and

•	the treatment in the Merger of equity and equity-based awards, as described in the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-Based Awards.”

Vitru Cayman’s board of directors was aware of these interests and considered them, among other things, in evaluating and negotiating the Merger Documents and the Merger and in recommending that the Vitru Cayman shareholders adopt the Merger Documents.

See the section of this prospectus entitled “Interests of Certain Persons in the Merger—Interests of Vitru Brazil’s and Vitru Cayman’s Directors and Executive Officers in the Merger.”

The value of the Merger Consideration may be affected by fluctuations in the real/U.S. dollar exchange rate.

Volatility in the real/U.S. dollar exchange and depreciation of the Brazilian real against the U.S. dollar may result in the price of Vitru Brazil Shares (which are denominated in Brazilian reais) and Vitru Brazil ADSs in U.S. dollars being adversely affected, which could decrease the value of the Merger Consideration.

Vitru Brazil and Vitru Cayman will incur significant transaction and merger-related costs in connection with the Merger.

Vitru Brazil and Vitru Cayman have incurred and expect to incur a number of non-recurring direct and indirect costs associated with the Merger. These costs and expenses include fees paid to financial, legal, accounting and other advisors, severance and other potential employment-related costs, including payments that may be made to certain Vitru Brazil and Vitru Cayman executives, filing fees, printing expenses and other related charges. Some of these costs are payable by Vitru Brazil and Vitru Cayman regardless of whether the Merger is completed. There are also processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the Merger and the integration of the two companies’ businesses. While both Vitru Brazil and Vitru Cayman have assumed that a certain level of expenses would be incurred in connection with the Merger and the other transactions contemplated by the Merger Documents and continue to assess the magnitude of these costs, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the Merger that Vitru Brazil and Vitru Cayman may not recover. These costs and expenses could reduce the realization of efficiencies and strategic benefits Vitru Brazil and Vitru Cayman expect Vitru Brazil to achieve from the Merger. Although Vitru Brazil and Vitru Cayman expect that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

You are being offered a fixed number of Vitru Brazil Shares, which involves the risk of market fluctuations.

You will receive a fixed number of Vitru Brazil Shares (or, if you fail to make a valid Election, Vitru Brazil ADSs) in the Merger, rather than a number of Vitru Brazil Shares with a fixed market value. Consequently, the market value of the Vitru Brazil Shares and of the Vitru Cayman Shares at the time of the completion of the Merger, may fluctuate significantly from the date of this prospectus, and the exchange ratio approved for this Merger might not be reflective of future market price ratios of Vitru Brazil Shares relative to Vitru Cayman Shares. In addition, the market price of Vitru Brazil Shares and Vitru Cayman Shares may be adversely affected by arbitrage activities occurring prior to the completion of the Merger. These sales, or the prospects of such sales in the future, could adversely affect the market price for, and the ability to sell in the market, Vitru Cayman Shares before the Merger is completed and Vitru Brazil Shares before and after the Merger is completed.

As a foreign private issuer, we have different disclosure and other requirements than U.S. domestic registrants.

As a foreign private issuer under the Exchange Act, we may be subject to different disclosure and other requirements than U.S. domestic registrants. For example, as a foreign private issuer, in the United States, we are not subject to the same disclosure requirements as a U.S. domestic registrant under the Exchange Act, including the requirements to prepare and issue quarterly reports on Form 10-Q or to file current reports on Form 8-K upon the occurrence of specified significant events, the proxy rules applicable to U.S. domestic registrants under Section 14 of the Exchange Act or the insider reporting and short-swing profit rules applicable to U.S. domestic registrants under Section 16 of the Exchange Act. In addition, we rely on exemptions from certain U.S. rules which will permit us to follow Brazilian legal requirements rather than certain of the requirements that are applicable to U.S. domestic registrants.

Furthermore, foreign private issuers are required to file their annual report on Form 20-F within 120 days following the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days following the end of each fiscal year. As a result of the above, even though, following the declaration of effectiveness of the registration to which this prospectus is attached, we will be required to make submissions on Form 6-K disclosing the information that we have made or are required to make public pursuant to Brazilian law, or are required to distribute to shareholders generally, and that is material to us, you may not receive information of the same type or amount that is required to be disclosed to shareholders of a U.S. company.

Furthermore, as a non-U.S. company with foreign private issuer status which is not listed on any U.S. stock exchange, the standards that will be applicable to us are considerably different than the standards applied to U.S. domestic issuers. For instance, we will not be required to:

•	have a majority of independent members on our board of directors (other than as may result from the requirements for audit committee member independence under the Exchange Act);

•	have a minimum of three independent members on our audit committee;

•	have a compensation committee or a nominating and corporate governance committee; or

•	have regularly scheduled executive sessions of our board that consist of independent directors only.

Therefore, the approach to governance adopted by our board of directors may be different from that of a board of directors consisting of a majority of independent directors, and, as a result, our management oversight may be more limited than if we were a U.S. domestic issuer or if we were subject to the corporate governance standards of a U.S. stock exchange. Accordingly, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers or that are foreign private issuers with shares listed on a U.S. stock exchange. See “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Principal Differences between Brazilian and U.S. Corporate Governance Practices.”

The unaudited pro forma financial information incorporated by reference in this prospectus is presented for illustrative purposes only and may not be indicative of our consolidated financial condition or results of operations after giving effect to the UniCesumar Business Combination.

The unaudited pro forma financial information incorporated by reference in this prospectus is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates, and may not be indicative of our consolidated financial condition or results of operations after giving effect to the UniCesumar Business Combination. See the accompanying notes to the unaudited pro forma financial information included in the Pro Forma Annual Financials 6-K incorporated by reference in this prospectus. Our actual financial condition and results of operations after giving effect to the UniCesumar Business Combination may not be consistent with, or evident from, our unaudited pro forma financial information. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations after giving effect to the UniCesumar Business Combination.

Risks Relating to the Vitru Brazil Shares

Vitru Brazil Shares to be received by Vitru Cayman shareholders as a result of the Merger will have different rights from the Vitru Cayman Shares shareholders hold prior to the Merger.

Upon completion of the Merger, the rights of former Vitru Cayman shareholders who become shareholders of Vitru Brazil will be governed by the Vitru Brazil by-laws to be adopted prior to or upon completion of the Merger (the “Vitru Brazil By-Laws”), which will supersede Vitru Brazil’s current by-laws which are attached as an Exhibit to the registration statement of which this prospectus is a part, and by the laws of Brazil, as well as by the deposit agreement in the case of the Vitru Brazil Shares represented by Vitru Brazil ADSs. The rights associated with Vitru Cayman Shares are different from the rights associated with Vitru Brazil Shares and Vitru Brazil ADSs. Material differences between the rights of shareholders of Vitru Cayman and the rights of shareholders of Vitru Brazil and holders of Vitru Brazil ADSs include differences with respect to, among other things, distributions, dividends, repurchases and redemptions, dividends in shares/bonus issues, preemptive rights, the election of directors, the removal of directors, the duties of directors, conflicts of interests of directors, the indemnification of directors and officers, limitations on director liability, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the quorum for shareholder meetings, the adjournment or postponement of shareholder meetings, the exercise of voting rights, shareholder action by written consent, shareholder suits, shareholder approval of certain transactions, rights of dissenting shareholders and provisions relating to the ability to amend governing documents.

For example, with respect to shareholder action by written consent, under the Brazilian Corporation Law, resolutions submitted to the shareholders’ meetings may be approved by a majority of the shareholder votes validly cast in favor of such action, with abstentions not taken into account. Consistent with Cayman law, shareholders may also act by written consent pursuant to the Brazilian Corporation Law. However, this is unlikely to occur in practice for public companies such as Vitru Brazil given that under Brazilian law the unanimous approval of all shareholders is required for a company to act by written consent, and that such approval is unlikely to be obtained by public companies such as Vitru Brazil due to their dispersed shareholder base.

See the section of this prospectus entitled “Comparison of the Rights of Holders of Vitru Brazil Shares and Vitru Cayman Shares” and “Description of Vitru Brazil ADSs and Vitru Brazil Deposit Agreement.”

The trading of Vitru Brazil Shares after completion of the Merger may cause the market price of Vitru Brazil Shares to fall.

Following completion of the Merger, the Vitru Brazil Shares are expected to be publicly traded on the B3. Vitru Brazil ADSs will not be listed on any stock exchange. Sales of Vitru Brazil Shares (including Vitru Brazil Shares represented by Vitru Brazil ADSs) may take place promptly following the Merger and could have the effect of decreasing the market price for Vitru Brazil Shares owned by former Vitru Cayman shareholders and Vitru Brazil shareholders below the market price of the Vitru Cayman Shares owned by such Vitru Cayman shareholders prior to completion of the Merger.

There has been no prior public market for Vitru Brazil Shares, and the market price of Vitru Brazil Shares may be volatile.

Upon closing of the Merger, the Vitru Brazil Shares are expected to be listed on the B3. Vitru Brazil does not intend to list the Vitru Brazil ADSs on any stock exchange. The market price of Vitru Brazil Shares (including Vitru Brazil Shares represented by Vitru Brazil ADSs) may be volatile. Broad general economic, political, market and industry factors may adversely affect the market price of Vitru Brazil Shares, regardless of Vitru Brazil’s actual operating performance. Factors that could cause fluctuations in the price of Vitru Brazil Shares include:

•	actual or anticipated variations in quarterly operating results and the results of competitors;

•	changes in financial projections by Vitru Brazil, if any, or by any securities analysts that might cover Vitru Brazil Shares;

•	conditions or trends in the industry, including regulatory changes or changes in the securities marketplace;

•	announcements by Vitru Brazil or its competitors of significant acquisitions, strategic partnerships or divestitures;

•	announcements of investigations or regulatory scrutiny of Vitru Brazil’s operations or lawsuits filed against it;

•	additions or departures of key personnel;

•	volatility in global and Brazilian capital markets;

•	variations in exchange rates and in particular the exchange rate between the Brazilian real and the U.S. dollar;

•	other factors affecting the price of securities listed on the B3; and

•	issuances or sales of Vitru Brazil Shares, including sales of shares by its directors and officers or its key investors.

The holders of the Vitru Brazil Shares (including the Vitru Brazil Shares underlying the Vitru Brazil ADSs) may not receive dividends or interest on own capital.

According to our current by-laws and under the Vitru Brazil By-Laws to be adopted prior to or upon completion of the Merger, our shareholders are entitled to receive a mandatory minimum annual dividend equal to 1% of our annual net profit, calculated and adjusted under the terms of the Brazilian Corporation Law. Our current by-laws and the Vitru Brazil By-Laws to be adopted prior to or upon completion of the Merger allow for the payment of intermediary dividends, to the retained earnings account or the existing earnings reserves in the last yearly or six-month balance, by means of the annual dividend. We may also pay interest on own capital, as described by Brazilian law. The intermediary dividends and the interest on own capital declared in each fiscal period may be imputed to the mandatory dividend that results from the fiscal period in which they are distributed. At the general shareholders’ meeting, shareholders may decide on the capitalization, on the offset of our losses or on the net profit retention, as provided for in the Brazilian Corporation Law, with the aforementioned net profit not being made available for the payment of dividends or interest on own capital.

In addition, Brazilian Corporation Law allows publicly-held companies, like Vitru Brazil, to suspend the required minimum distribution of dividends. The payment of dividends may be suspended if Vitru Brazil’s management reports at an annual shareholders’ meeting that such distribution would be inadvisable in view of Vitru Brazil’s financial condition and has provided the shareholders at the annual general shareholders’ meeting with an opinion to that effect, which has been reviewed by Vitru Brazil’s fiscal council, if installed. In addition, Vitru Brazil’s management must submit a report to the CVM within five days following said meeting clarifying the reasoning for any such non-payment. If the abovementioned occurs, holders of the Vitru Brazil Shares (including the Vitru Brazil Shares underlying the Vitru Brazil ADSs) may not receive dividends or interest on own capital.

A U.S. holder of Vitru Brazil Shares may be unable to exercise preemptive, tag-along or voting rights relating to the Vitru Brazil Shares.

U.S. holders of Vitru Brazil Shares may not be able to exercise preemptive, tag-along or voting rights relating to the Vitru Brazil Shares unless a registration statement under the Securities Act is effective with respect to those rights or an exemption from the registration requirements of the Securities Act is available. We are not required to file a registration statement with respect to the Vitru Brazil Shares relating to these rights and we cannot assure you that we will file any registration statement. Unless we file a registration statement or an exemption from registration is available, a U.S. holder may receive only the net proceeds from the sale of their preemptive rights and tag-along rights or, if these rights cannot be sold, they will lapse and the holder will receive no value for them.

The protections afforded to minority shareholders in Brazil are different from those in the United States and other jurisdictions and may be more difficult to enforce.

Under Brazilian law, the protections afforded to minority shareholders are different from those in the United States and other jurisdictions. In particular, the legal framework and case law pertaining to disputes between shareholders and corporations, their directors and officers or among shareholders is less developed in Brazil than it is in the United States and other jurisdictions and there are different procedural requirements for bringing shareholder lawsuits, such as shareholder derivative suits, which differ from those you may be familiar with under U.S. or other laws. There is also a substantially less active plaintiffs’ bar for the enforcement of shareholders’ rights in Brazil than there is in the United States and other jurisdictions. As a result, in practice, it may be more difficult for our minority shareholders to enforce their rights against Vitru Brazil or our directors or officers than it would for shareholders of a U.S. company or a company from another jurisdiction outside Brazil.

Judgments of Brazilian courts with respect to our shares will be payable only in reais.

If proceedings are brought in the courts of Brazil seeking to enforce our obligations in respect of the Vitru Brazil Shares, we will not be required to discharge our obligations in a currency other than reais. Under Brazilian exchange control limitations, an obligation in Brazil to pay amounts denominated in a currency other than reais may only be satisfied in Brazilian currency at the exchange rate, as determined by the Brazilian Central Bank, in effect on the date the judgment is obtained, and such amounts are then adjusted to reflect exchange rate variations through the effective payment date. The then-prevailing exchange rate may not afford non-Brazilian investors with full compensation for any claim arising out of or related to our obligations under the Vitru Brazil ADSs.

Vitru Brazil ADSs will not be as liquid as Vitru Brazil Shares, or as the existing Vitru Cayman Shares.

Vitru Brazil ADSs will not be listed on any stock exchange. As such, Vitru Brazil ADSs are likely to be much less liquid than Vitru Brazil Shares listed on the B3, or not liquid at all. In addition, investors may incur higher transaction costs when buying and selling Vitru Brazil ADSs than they would incur in buying and selling Vitru Brazil Shares.

There is no guarantee that an active public market in Vitru Brazil ADSs will develop or be sustained after consummation of the Merger, and we do not expect that such a market will develop. If an active market for Vitru Brazil ADSs does not develop after consummation of the Merger, the market price and liquidity of Vitru Brazil ADSs may be adversely affected.

The Depository Trust Company may not accept Vitru Brazil ADSs for deposit and clearing within their facilities or may cease to act as depository and clearing agencies for Vitru Brazil ADSs.

Although Vitru Brazil expects and will take all reasonable steps to ensure that, upon completion of the Merger, Vitru Brazil ADSs will be eligible for deposit and clearing within the clearance services, the clearance services are not obligated to accept Vitru Brazil ADSs for deposit and clearing within their facilities at completion of the Merger and, even if they do initially accept Vitru Brazil ADSs, they will generally have discretion to cease to act as depository and clearing agencies for Vitru Brazil ADSs. If the clearance services determine at any time that Vitru Brazil ADSs are not eligible for continued deposit and clearance within their facilities, then Vitru Brazil believes that trading in Vitru Brazil ADSs would be disrupted. Any such disruption could have a material adverse effect on the trading price of Vitru Brazil ADSs.

Exchange controls and restrictions on remittances abroad may adversely affect holders of the Vitru Brazil ADSs.

Brazilian laws provide that whenever a serious imbalance in Brazil’s balance of payments exists or is anticipated, the Brazilian federal government may impose temporary restrictions on the repatriation by foreign investors of the proceeds of their investment in Brazil and on the conversion of Brazilian currency into foreign currency. For example, for six months in 1989 and early 1990, the Brazilian federal government restricted all fund transfers that were owed to foreign equity investors and held by the Brazilian Central Bank, in order to preserve Brazil’s foreign currency reserves. These amounts were subsequently released in accordance with Brazilian federal government directives. Although the Brazilian federal government has never exercised such a prerogative since, we cannot guarantee that the Brazilian federal government will not take similar actions in the future.

You may be adversely affected if the Brazilian federal government imposes restrictions on the remittance to foreign investors of the proceeds of their investments in Brazil and, as it has done in the past, on the conversion of the real into foreign currencies. These restrictions could hinder or prevent the conversion of dividends, distributions or the proceeds from any sale of shares, as the case may be, into U.S. dollars and the remittance of U.S. dollars abroad. We cannot assure that the government will not take this measure or similar measures in the future. Holders of the Vitru Brazil ADSs could be adversely affected by delays in, or a refusal to grant, any required governmental approval for conversion of real payments and remittances abroad in respect of the shares, including the shares underlying the Vitru Brazil ADSs. In such a case, the ADS Depositary will distribute reais or hold the reais it cannot convert for the account of the Vitru Brazil ADS holders who have not been paid.

Holders of the Vitru Brazil ADSs may face difficulties in serving process on or enforcing judgments against us and other persons.

We are organized under, and are subject to, the laws of Brazil, and substantially all our directors and executive officers and our independent registered public accounting firm reside or are based in Brazil. Substantially all of our assets and those of these other persons are located in Brazil. As a result, it may not be possible for holders of the Vitru Brazil ADSs to effect service of process upon us or these other persons within the United States or other jurisdictions outside Brazil or to enforce against us or these other persons judgments obtained in the United States or other jurisdictions outside Brazil. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain conditions are met, our Vitru Brazil ADS holders may face greater difficulties in protecting their interests due to actions by us or our directors or executive officers than would shareholders of a U.S. corporation.

Holders of the Vitru Brazil ADSs may face difficulties in protecting their interests because we are subject to different corporate rules and regulations than a company incorporated in the Cayman Islands and listed on a U.S. stock exchange such as Vitru Cayman and holders of the Vitru Brazil ADSs may have fewer and less well-defined rights.

Holders of Vitru Brazil ADSs are not direct shareholders of Vitru Brazil and may be unable to enforce the rights of shareholders under our by-laws and Brazilian law, and holders of Vitru Brazil Shares are generally required under our current by-laws and under the Vitru Brazil By-Laws to be adopted prior to or upon completion of the Merger to resolve any disputes with us through arbitration. Our corporate affairs are governed by our by-laws and Brazilian law, which differ from the legal principles that would apply if we were incorporated in the Cayman Islands or in a jurisdiction in the United States, or elsewhere outside Brazil. Although insider trading and price manipulation are crimes under Brazilian law, the Brazilian securities markets are not as highly regulated and supervised as the U.S. securities markets or the markets in some other jurisdictions. In addition, rules and policies against self-dealing or for preserving shareholder interests may also be less well-defined and enforced in Brazil than in the United States and certain other countries, which may put holders of the Vitru Brazil ADSs at a potential disadvantage.

Holders of the Vitru Brazil ADSs do not have the same voting rights as our shareholders.

Holders of the Vitru Brazil ADSs do not have the same voting rights as holders of the Vitru Brazil Shares. Holders of the Vitru Brazil ADSs are entitled to the contractual rights set forth for their benefit under the Vitru Brazil deposit agreement. Vitru Brazil ADS holders exercise voting rights by providing instructions to the ADS Depositary (as defined herein), as opposed to attending shareholders’ meetings or voting by other means available to shareholders. In practice, the ability of a holder of Vitru Brazil ADSs to instruct the ADS Depositary as to voting will depend on the timing and procedures for providing instructions to the ADS Depositary, either directly or through the holder’s custodian and clearing system. Also, under the Deposit Agreement, Vitru Brazil would not be required to give a meeting notice to or solicit voting instructions from, holders of Vitru Brazil ADSs. If Vitru Brazil does not ask the ADS Depositary to solicit voting instructions from holders of Vitru Brazil ADSs, the ADS Depositary would not be required to try to carry out any voting instructions received.

Due to delays in notification to and by the ADS Depositary, the holders of the Vitru Brazil ADSs may not be able to give voting instructions to the ADS Depositary or to withdraw the Vitru Brazil Shares underlying their Vitru Brazil ADSs to vote such shares in person, virtually or by proxy.

Despite Vitru Brazil’s efforts, the ADS Depositary may not receive voting materials for Vitru Brazil Shares represented by Vitru Brazil ADSs in time to ensure that holders of such Vitru Brazil ADSs can either instruct the ADS Depositary to vote the Vitru Brazil Shares underlying their Vitru Brazil ADSs or withdraw such shares to vote them in person, virtually or by proxy.

In addition, the ADS Depositary’s liability to holders of Vitru Brazil ADSs for failing to execute voting instructions, or for the manner in which voting instructions are executed, will be limited by the deposit agreement for the Vitru Brazil ADSs. As a result, holders of Vitru Brazil ADSs may not be able to exercise their rights to give voting instructions, or to vote in person, virtually or by proxy, and may not have any recourse against the ADS Depositary or Vitru Brazil if the Vitru Brazil Shares underlying their Vitru Brazil ADSs are not voted as they have requested or if the Vitru Brazil Shares underlying their Vitru Brazil ADSs cannot be voted.

An exchange of Vitru Brazil ADSs for shares risks the loss of certain foreign currency remittance advantages.

The Vitru Brazil ADSs benefit from the certificate of foreign capital registration, which permits the ADS Depositary to convert dividends and other distributions with respect to common shares into foreign currency, and to remit the proceeds abroad. Holders of Vitru Brazil ADSs who exchange their Vitru Brazil ADSs for Vitru Brazil Shares will then be entitled to rely on the ADS Depositary’s certificate of foreign capital registration for five business days from the date of exchange. Thereafter, they will not be able to remit non-Brazilian currency abroad unless they obtain their own certificate of foreign capital registration under the Foreign Direct Investment Regime or the Portfolio Investment Regime (see “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Investment in Our Common Shares by Non-Residents of Brazil” for detailed information on these regimes), which entitle certain holders to buy and sell shares on Brazilian stock exchanges. There can be no assurance that the certificate of registration of the ADS Depositary, or any certificate of foreign capital registration obtained by holders of Vitru Brazil ADSs, will not be affected by future legislative or regulatory changes, or that Brazilian law restrictions applicable to their investment in the Vitru Brazil ADSs may not be imposed in the future.

Vitru Brazil ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result less favorable results to the plaintiff(s) in any such action.

The deposit agreement governing the Vitru Brazil ADSs representing the Vitru Brazil Shares provides that holders and beneficial owners of Vitru Brazil ADSs irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement, the Vitru Brazil Shares or the Vitru Brazil ADSs or the transactions contemplated thereby, including claims under U.S. federal securities laws, against us or the ADS Depositary to the fullest extent permitted by applicable law. The waiver continues to apply to claims that arise during the period when a holder holds the Vitru Brazil ADSs, whether the holder of Vitru Brazil ADSs acquired the Vitru Brazil ADSs pursuant to the Merger or in secondary transactions. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court in New York, which have jurisdiction over matters arising under the deposit agreement, applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement, the Vitru Brazil Shares and the Vitru Brazil ADSs and the transactions contemplated thereby. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim (as opposed to a contract dispute), none of which we believe are applicable in the case of the deposit agreement, the Vitru Brazil Shares or the Vitru Brazil ADSs or the transactions contemplated thereby. No condition, stipulation or provision of the deposit agreement or Vitru Brazil ADSs serves as a waiver by any holder or beneficial owner of Vitru Brazil ADSs or by us or the depositary of compliance with any provision of the U.S. federal securities laws. If you or any other holder or beneficial owner of Vitru Brazil ADSs brings a claim against us or the ADS Depositary in connection with matters arising under the deposit agreement, the Vitru Brazil Shares or the Vitru Brazil ADSs or the transactions contemplated thereby, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may result in increased costs to bring a claim, and have the effect of limiting and discouraging lawsuits against us and/or the ADS Depositary. If a lawsuit is brought against us and/or the ADS Depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may augur different results than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Risks Relating to Tax Matters

The Merger could have adverse tax consequences for holders of Vitru Cayman Shares and Vitru Brazil.

We understand that the Merger, if carried out as intended and at book value, should be neutral for tax purposes from a Brazilian tax perspective, although there are no specific tax rules in Brazil regarding international mergers, nor tax precedents on the matter. However, mergers between Brazilian and foreign entities are uncommon, and as such, the consequences are uncertain and there is a risk that tax authorities may take a differing view.

For more information, see the section of this prospectus entitled “Material Tax Considerations—Material Brazilian Tax Considerations.”

Under Brazilian tax law, the disposition of Vitru Brazil Shares will be subject to Brazilian income tax and the disposition of Vitru Brazil ADSs may also be subject to Brazilian income tax.

Brazilian Law No. 10,833/03 provides that gains on the disposition of assets located in Brazil by non-residents of Brazil, whether to other non-residents or to Brazilian residents, will be subject to income tax in Brazil at a progressive rate of 15% up to 22.5%. It is arguable that the progressive rates mentioned above should not apply and, in such case, non-residents of Brazil would be subject to income tax at a fixed rate of 15% in the Non-Resident Holder is a 4,373 Holder and is not resident or domiciled in a Low or Nil Tax Jurisdiction. The application of such progressive rates, however, is the most conservative position.

While we do not expect the Vitru Brazil ADSs to be treated as assets located in Brazil, they may be treated as assets located in Brazil for purposes of the law, and therefore gains on the disposition of Vitru Brazil ADSs by non-residents of Brazil may be subject to Brazilian income taxation. Although the holders of Vitru Brazil ADSs outside Brazil may have grounds to assert that Law No. 10,833/03 does not apply to sales or other dispositions of Vitru Brazil ADSs, it is not possible to predict whether that understanding will ultimately prevail in the courts of Brazil given the general and unclear scope of Law No. 10,833/03 and the absence of judicial court rulings in respect thereof.

Vitru Brazil Shares are expected to be treated as assets located in Brazil for purposes of the law, and gains on the disposition of Vitru Brazil Shares, even by non-residents of Brazil, as a general rule, are expected to be subject to Brazilian income taxation. Despite such general rule, capital gains assessed by foreign investors on the sale of the Vitru Brazil Shares in the Brazilian stock exchange are currently exempt from taxation in Brazil, provided that (i) the investment in the Vitru Brazil Shares are carried out pursuant to CMN Resolution No. 4,373/2014 and (ii) the investor is not resident or domiciled in a tax haven jurisdiction. As such, the disposal of Vitru Brazil Shares by a Non-Resident Holder, including by the ADS Depositary, on the Brazilian stock exchange should be exempt from income taxation to the extent that such conditions are met.

For more information, see the section of this prospectus entitled “Material Tax Considerations—Material Brazilian Tax Considerations.”

The effective tax rate that will apply to Vitru Brazil is uncertain and may vary from expectations.

There can be no assurance that the Merger will allow Vitru Brazil to maintain any particular worldwide effective corporate tax rate. No assurances can be given as to what Vitru Brazil’s effective tax rate will be after completion of the Merger because of, among other things, uncertainty regarding the jurisdictions in which Vitru Brazil will derive income and the amounts derived thereof and uncertainty regarding the tax policies of the jurisdictions in which it operates. Vitru Brazil’s actual effective tax rate may vary from Vitru Brazil’s and Vitru Cayman’s expectations and that variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices could change in the future.

Changes in taxes and other assessments may adversely affect us.

The legislatures and tax authorities in the tax jurisdictions in which Vitru Brazil and its subsidiaries operate regularly enact reforms to the tax and other assessment regimes to which we and our customers are subject. Such reforms include changes in tax rates and, occasionally, enactment of temporary taxes, the proceeds of which are earmarked for designated governmental purposes. In addition, the interpretation of tax laws by courts and taxation authorities is constantly evolving. The effects of these changes and any other changes that result from enactment of additional tax reforms or changes to the manner in which current tax laws are applied cannot be quantified and there can be no assurance that any such reforms or changes would not have an adverse effect upon Vitru Brazil’s business directly or indirectly.

For example, Latin American governments have often increased taxes or changed tax legislation as a response to macroeconomic crises or other developments affecting their respective jurisdictions.

In Brazil, particularly, the tax system is highly complex and the interpretation of the tax laws and regulations is commonly controversial. The Brazilian government regularly implements changes to tax regimes that may increase the tax burden on Vitru Brazil and its subsidiaries and their respective customers. These changes include modifications in the rate of assessments and the enactment of new or temporary taxes, the proceeds of which are earmarked for designated governmental purposes. Future changes in tax policy laws may adversely affect Vitru Brazil’s financial and operating results.

Risks Related to Vitru Brazil’s Business

Our business consists of the business of Vitru Cayman. See “Information About the Companies—Vitru Cayman” “Information About Vitru Cayman,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Brazil,” “Management and Compensation of Vitru Cayman” and “Where You Can Find More Information” for additional information on the business of Vitru Cayman. Accordingly, we will be exposed to the same risks to which Vitru Cayman is currently exposed as set forth under “—Risks Relating to Vitru Cayman’s Business.”

Risks Related to Vitru Cayman’s Business

You should read and consider the risk factors specific to Vitru Cayman’s business that will also affect the combined company after the Merger. These risks are described in “Item 3. Key Information—D. Risk Factors” of the Vitru Cayman 2022 Form 20-F, as such risks may be updated or supplemented in Vitru Cayman’s subsequently furnished reports on Form 6-K or other reports on Form 6-K which are incorporated by reference into this prospectus. See the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Price Range of Securities

The Vitru Cayman Shares began trading on Nasdaq on September 18, 2020 under the ticker symbol “VTRU.” As of November 7, 2023, Vitru Cayman’s authorized share capital is U.S.$50,000 divided into 1,000,000,000 Vitru Cayman Shares of a par value of U.S.$0.00005. Of these, 33,826,199 Vitru Cayman Shares were issued and outstanding as of November 7, 2023.

The following table sets forth, for each of the fiscal quarters indicated, the high and low sales prices per common share as reported by published financial sources.

	Trading Price(1)
	Vitru Cayman Shares
	(in U.S.$)
	High	Low
Third Quarter 2020	17.00	12.84
Fourth Quarter 2020	15.40	11.32
First Quarter 2021	16.43	13.00
Second Quarter 2021	17.91	10.61
Third Quarter 2021	18.48	14.97
Fourth Quarter 2021	17.24	11.30
First Quarter 2022	15.93	12.28
Second Quarter 2022	18.79	14.12
Third Quarter 2022	21.69	14.80
Fourth Quarter 2022	23.83	17.81
First Quarter 2023	23.99	19.41
Second Quarter 2023	22.31	11.65
Third Quarter 2023	17.61	15.15
Fourth Quarter 2023 (through to November 14, 2023)	17.62	9.80

(1)	The first trading price shown for the Vitru Cayman Shares is dated September 18, 2020, the day on which the Vitru Cayman Shares began trading on Nasdaq. Prior to September 18, 2020, there was no established trading market for the Vitru Cayman Shares.

On September 1, 2023, the last trading day before the Merger was announced, the closing price of the Vitru Cayman Shares was U.S.$16.03 per Vitru Cayman Share. All holders of Vitru Cayman Shares are urged to obtain a current market price for the shares.

The Vitru Brazil Shares are not currently listed on any stock exchange.

Selected Unaudited Per Share Data

The following table sets forth certain historical unaudited information with respect to net book value per share as of September 30, 2023 and earnings per share and dividends declared per share for the nine-month period ended September 30, 2023 and the fiscal year ended December 31, 2022 for Vitru Cayman.

The historical information for Vitru Cayman has been prepared under IFRS.

The information that follows should be read in conjunction with the historical unaudited consolidated financial statements of Vitru Cayman for the nine-month period ended September 30, 2023, appearing in the Vitru Cayman Q3 Form 6-K incorporated by reference into this prospectus as well as the historical audited consolidated financial statements of Vitru Cayman for the fiscal year ended December 31, 2022, appearing in the Vitru Cayman 2022 Form 20-F incorporated by reference into this prospectus.

	Historical Vitru Brazil	Historical Vitru Cayman	Pro Forma Vitru Brazil(3)
	(in reais)
As of September 30, 2023
Net book value per share(1)	1.16	67.81
For the nine-month period ended September 30, 2023
Dividends declared per share(2)	0.005	—
Net income (loss) per share attributable to Vitru Brazil, Vitru Cayman — basic(2)	0.07	4.16
Net income (loss) per share attributable to Vitru Brazil, Vitru Cayman — diluted(2)	0.07	3.94
For the fiscal year ended December 31, 2022
Dividends declared per share(2)	—	—
Net income (loss) per share attributable to Vitru Brazil, Vitru Cayman — basic(2)	0.08	3.52
Net income (loss) per share attributable to Vitru Brazil, Vitru Cayman — diluted(2)	0.08	3.23

(1)	Net book value per share information was calculated using the total number of shares outstanding as of September 30, 2023.

(2)	Historical dividends declared per share and earnings per share information were based on historical information available elsewhere in this prospectus or incorporated by reference herein.

(3)	Pro Forma per share data assumes that the Merger was completed on .

Comparative Historical Per Share Data

Set forth below are earnings, cash dividends and book value per share data for:

•	Vitru Brazil on a historical basis, prepared under IFRS and presented in reais, as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, and as of and for the years ended December 31, 2022, 2021 and 2020.

•	Vitru Cayman on a historical basis, prepared under IFRS and presented in U.S. dollars, as of September 30, 2023 and for the nine-month periods ended September 30, 2023 and 2022, and as of and for the years ended December 31, 2022, 2021 and 2020.

The following information should be read in conjunction with the sections of this prospectus entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Brazil,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Cayman” and the historical unaudited consolidated financial statements of Vitru Cayman for the nine-month period ended September 30, 2023, appearing in the Vitru Cayman Q3 Form 6-K incorporated by reference into this prospectus as well as the historical audited consolidated financial statements of Vitru Cayman for the fiscal years ended December 31, 2022, 2021 and 2020, appearing in the Vitru Cayman 2022 Form 20-F incorporated by reference into this prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period.

Vitru Brazil Per Share Data

	As of and for the Nine-Month Period Ended September 30,	As of and for the Fiscal Year Ended December 31,
	2023	2022	2021	2020
	(in reais)
Book value per share(1)	1.16	1.08	1.15	1.03
Basic earnings per share	0.07	0.08	0.10	0.08
Diluted earnings per share	0.07	0.08	0.10	0.07
Cash dividends per share(2)	0.005	—	0.00002	—

(1)	Book value per share is computed by dividing total equity attributable to the owners of Vitru Brazil by the number of historical shares outstanding as of the end of the applicable period.

(2)	Cash Dividends per share data is calculated by dividing total dividends (includes dividends and interest on equity) paid by Vitru Brazil by the total historical number of shares outstanding as of the end of the applicable period.

Vitru Cayman Per Share Data

	As of and for the Nine-Month Period Ended September 30,	As of and for the Fiscal Year Ended December 31,
	2023	2022	2021	2020
	(in reais)
Book value per share(1)	67.81	64.55	45.70	42.41
Basic earnings per share(2)	4.16	3.52	3.08	2.79
Diluted earnings per share(2)	3.94	3.23	2.89	2.68
Cash dividends per share(3)	—	—	—	—

(1)	Book value per share is calculated by dividing total equity attributable to the owners of Vitru Cayman by the number of historical shares outstanding as of the end of the applicable period.

(2)	Represents basic and diluted earnings per share from continuing operations.

(3)	Cash Dividends per share is calculated by dividing total dividends paid by Vitru Cayman by the total historical number of shares outstanding as of the end of the applicable period.

Selected Financial Data of Vitru Cayman

The following information should be read in conjunction with the sections of this prospectus entitled “Presentation of Financial and Certain Other Information,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Cayman” and the consolidated financial statements and notes thereto included in the Vitru Cayman 2022 Form 20-F, which is incorporated by reference into this prospectus. Historical results for any period are not necessarily indicative of results to be expected for any future period.

Prior to implementation of the Merger, Vitru Cayman is currently the holding company of the Vitru Group, which includes Vitru Brazil. The Vitru Cayman 2022 Form 20-F includes consolidated information on Vitru Cayman. See “Information About the Companies—Vitru Cayman” “Information About Vitru Cayman,” and “Where You Can Find More Information” for additional information on the business of Vitru Cayman.

For selected financial data of Vitru Cayman as of and for the year ended December 31, 2022, 2021 and 2020 see “Item 3.A Selected Financial Data” of the Vitru Cayman 2022 Form 20-F and for selected financial data of Vitru Cayman as of and for the nine-month periods ended September 30, 2023, and 2022 see the Vitru Cayman Q3 Form 6-K, which are incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

The Vitru Cayman Special Meeting

General

The Vitru Cayman Special Meeting is expected to be held at the time and place specified below, or at any postponement or adjournment thereof.

Time and date	a.m./p.m. ( time)
Place	Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil
Digital Platform to be Used	Digital platform provided by Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC).
Items of Business

1.  Proposal to approve the Merger Documents and the transactions contemplated therein, including the Merger (the “Merger Proposal”).

2.  Proposal to consolidate the authorized share capital of Vitru Cayman (the “Consolidation Proposal”).

3.  Proposal to adjoin the meeting to a later date, if necessary because the other proposals receive insufficient votes.

In addition, Vitru Cayman shareholders may transact such other business as may properly come before the meeting.
Record Date	, 2023
Information Agent	D.F. King & Co., Inc.
Tabulation Agent	Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC)

Vitru Cayman shareholders must approve the Merger Proposal and the Consolidation Proposal in order for the Merger to occur. A form of the Merger Protocol and the Plan of Merger are included as Exhibits to the registration statement of which this prospectus is a part, and you are encouraged to read the Merger Protocol and the Plan of Merger carefully and in their entirety. The Adjournment Proposal is not a condition to the Merger.

Recommendation of the Vitru Cayman Board of Directors

After careful consideration, the Vitru Cayman board of directors has (i) approved the entry into the Merger Documents and all of the transactions contemplated by the Merger Documents, including the Exchange Ratio, (ii) declared that the Merger is in the best interests of Vitru Cayman and fair to its unaffiliated shareholders that Vitru Cayman enter into the Merger Documents and consummate the transactions contemplated by the Merger Documents and (iii) directed that the Merger Documents be submitted to the shareholders of Vitru Cayman and recommended that the shareholders of Vitru Cayman vote their Vitru Cayman Shares in favor of the approval of the Merger Documents at the Vitru Cayman Special Meeting.

Accordingly, the Vitru Cayman board of directors recommends that Vitru Cayman shareholders vote:

1.       “FOR” the Merger Proposal.

2.       “FOR” the Consolidation Proposal.

Resolutions to be Voted Upon

The full text of the resolution constituting the Merger Proposal is as follows:

“RESOLVED, as a special resolution, that Merger and Justification Protocol and the Plan of Merger, each to be entered into by and among Vitru Brasil Empreendimentos, Participações e Comércio S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, or “Vitru Brazil,” and Vitru Cayman, or the “Merger Protocol” and the “Plan of Merger,” respectively, forms of which are included as Exhibits to the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by Vitru Brazil (File No. 333-274353) with the U.S. Securities and Exchange Commission, or the “Registration Statement,” be and are hereby authorized, approved and adopted in all respects. The Merger Protocol and the Plan of Merger provide for, among other things, the merger of Vitru Cayman with and into Vitru Brazil, or the “Merger,” with Vitru Brazil surviving the Merger, in accordance with the terms and subject to the conditions of the Merger Documents as more fully described in the Registration Statement.”

The full text of the resolution constituting the Consolidation Proposal is as follows:

“RESOLVED, as an ordinary resolution, that the authorised share capital of Vitru Limited of US$50,000 divided into 1,000,000,000 shares of a nominal or par value of US$0.00005 each be amended by consolidating the 1,000,000,000 shares of a nominal or par value of US$0.00005 each into            shares of a nominal or par value of US$         each with the result that the authorised share capital of Vitru Cayman is US$50,000 divided into            shares of a nominal or par value of US$         each and every            shares of nominal or par value of US$0.00005 each in issue be consolidated into one share of a nominal or par value of US$            each.”

The full text of the resolution constituting the Adjournment Proposal is as follows:

“RESOLVED, as an ordinary resolution, that this Vitru Cayman Special Meeting be adjourned to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at this Vitru Cayman Special Meeting.”

Each of the Merger Proposal and the Consolidation Proposal are cross-conditioned upon the approval of the other. If either one of these proposals is not approved by the requisite majority, neither of the proposals will be given effect and the conditions to the Merger will not be satisfied. The Adjournment Proposal is not conditioned upon the approval of any other proposals and is not a condition to the Merger.

The Adjournment Proposal, if adopted, will allow Vitru Cayman’s board of directors to adjourn the special meeting to a later date or dates, if necessary or appropriate, as determined by the Vitru Cayman board of directors. In no event will Vitru Cayman’s board of directors adjourn the special meeting or consummate the Merger beyond the date by which it may properly do so under the Vitru Cayman Memorandum and Articles of Association and Cayman Islands law. If the Adjournment Proposal is not approved by Vitru Cayman’s shareholders, Vitru Cayman’s board of directors may not be able to adjourn the special meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the Merger Proposal and Consolidation Proposal.

Record Date; Shareholders Entitled To Vote

Only holders of record of Vitru Cayman Shares at the close of business on               , 2023, the Record Date for voting at the Vitru Cayman Special Meeting, are entitled to vote at the Vitru Cayman Special Meeting or any adjournments or postponements thereof.

As of the close of business on               , 2023, there were                Vitru Cayman Shares issued and outstanding and entitled to vote at the Vitru Cayman Special Meeting.

Voting by Vitru Cayman’s Directors and Executive Officers

As of the date of this prospectus, approximately                % of the issued and outstanding Vitru Cayman Shares are held by Vitru Cayman directors and executive officers and their affiliates (equivalent to                % of the total voting power of the shares entitled to vote at the Vitru Cayman Special Meeting). We currently expect that Vitru Cayman’s directors and executive officers will vote their Vitru Cayman shares in favor of the above listed proposals for the reasons set out in “The Merger—Recommendation of the Vitru Cayman Board of Directors; Vitru Cayman’s Reasons for the Merger,” although none of them has entered into any agreements obligating him or her to do so.

Votes of Certain Shareholders

Shareholders representing approximately       % of the outstanding Vitru Cayman Shares and votes as of the date of this prospectus have informed us that they intend to vote in favor of the Merger Proposal and the Consolidation Proposal.

Voting by Vitru Brazil’s Directors and Executive Officers

The directors and executive officers of Vitru Brazil are now (and following the Merger are expected to be) the same as the current directors and executive officers of Vitru Cayman. See “―Voting by Vitru Cayman’s Directors and Executive Officers.”

Quorum

A quorum is necessary to transact business at the Vitru Cayman Special Meeting. The presence at the meeting, virtually or by proxy, of the holders of one or more shareholders holding or representing by proxy at least one-third of the issued Vitru Cayman Shares outstanding as of the close of business on the Record Date and entitled to vote at the Vitru Cayman Special Meeting will constitute a quorum for the Vitru Cayman Special Meeting. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Vitru Cayman Special Meeting.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of two-thirds of those who, being entitled to do so, attend and vote at the Vitru Cayman Special Meeting. Affiliated and unaffiliated shareholders of Vitru Cayman will vote together as a single class.

Approval and authorization of the Consolidation Proposal requires the affirmative vote of a simple majority of the outstanding Vitru Cayman Shares in attendance and voting on the matter at the Vitru Cayman Special Meeting, voting together as a single class.

Abstentions and broker non-votes will have no effect on the Merger Proposal or the Consolidation Proposal. However, because the Merger Proposal and the Consolidation Proposal are not a routine matter for which brokers may have discretionary authority to vote, Vitru Cayman does not expect any broker non-votes at the Vitru Cayman Special Meeting.

How To Vote Your Shares

If you are a holder of record of Vitru Cayman Shares as of the close of business on the Record Date for the Vitru Cayman Special Meeting:

By Mail—you may vote by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. Proxy cards, accompanied by their respective proof of representation and shareholding, must be sent to Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), the Tabulation Agent for the Merger at its address set forth under “―Registering To Attend the Vitru Cayman Special Meeting Virtually.”

If your shares are held in street name, through a broker, bank, trustee or other nominee, please follow the instructions on a voting instruction card furnished by the record holder.

At the Vitru Cayman Special Meeting—The Vitru Cayman Special Meeting will be a virtual meeting of shareholders, conducted online via live webcast. In addition to attending the Vitru Cayman Special Meeting physically, you will be able to attend and participate in the Vitru Cayman Special Meeting online. If you plan to attend the Vitru Cayman Special Meeting virtually on the Internet, you must register by following the instructions contained in sections of this prospectus entitled “—Attending the Vitru Cayman Special Meeting Virtually” and “—Registering to attend the Vitru Cayman Special Meeting Virtually.”

If you vote by proxy and also attend the Vitru Cayman Special Meeting, you do not need to vote again at the Vitru Cayman Special Meeting unless you wish to change your vote. Even if you plan to attend the Vitru Cayman Special Meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

Attending the Vitru Cayman Special Meeting Virtually

The Vitru Cayman Special Meeting will be a virtual meeting of shareholders, which will be conducted by webcast in addition to its physical location. You are entitled to participate in the Vitru Cayman Special Meeting only if you are a shareholder of Vitru Cayman as of the close of business on the Record Date, or if you hold a valid proxy for the Vitru Cayman Special Meeting.

You will be able to attend the Vitru Cayman Special Meeting online and submit your questions during the meeting. You also will be able to vote your shares online by attending the Vitru Cayman Special Meeting by webcast.

To participate in the Vitru Cayman Special Meeting, you will need to review the information included on your notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your Vitru Cayman Shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below under “—Registering to Attend the Vitru Cayman Special Meeting Virtually.”

The online meeting will begin promptly on               , 2023 at                a.m./p.m. (                time). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this prospectus.

Registering To Attend the Vitru Cayman Special Meeting Virtually

If you are a registered shareholder (i.e., you hold your Vitru Cayman Shares through Vitru Cayman’s transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC)), you do not need to register to attend the Vitru Cayman Special Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your Vitru Cayman Shares through an intermediary, such as a bank or broker, you must register in advance to attend the Vitru Cayman Special Meeting virtually on the Internet.

To register to attend the Vitru Cayman Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your holdings in Vitru Cayman Shares along with your name and email address to Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), the Tabulation Agent for the Merger. Requests for registration must be labeled as “Legal Proxy” and be received no later than          a.m./p.m. (                time), on               , 2023.

You will receive a confirmation of your registration by email after your registration materials are received.

Requests for registration should be directed to Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), the Tabulation Agent for the Merger at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to

proxy@equiniti.com

By mail

Equiniti Trust Company, LLC

6201 15th Avenue

Brooklyn NY 11219
Attn: Proxy

Revocation

You may change your vote or revoke your proxy at any time before it is exercised at the Vitru Cayman Special Meeting. You may do this in one of three ways:

•	by sending a written notice of revocation to Equiniti Trust Company, LLC, the Tabulation Agent for the Vitru Cayman Special Meeting, by email to proxy@equiniti.com, which notice must be received at least three business days before the Vitru Cayman Special Meeting;

•	by properly submitting a later-dated, new proxy card, which must be received by the Tabulation Agent before your Vitru Cayman Shares are voted at the Vitru Cayman Special Meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked);

•	attending the Vitru Cayman Special Meeting in person or virtually by accessing the digital platform and voting via the digital platform. Attendance at the Vitru Cayman Special Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.

If you hold your Vitru Cayman Shares in street name, then you must change your voting instruction by submitting new voting instructions to the broker, bank or other nominee that holds your Vitru Cayman Shares.

Written notices of revocation and other communications about revoking Vitru Cayman proxies should be addressed to Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), the Tabulation Agent for the Merger at the contact details provided under “—Registering To Attend the Vitru Cayman Special Meeting Virtually. ”

Tabulation of Votes

Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC) will serve as the Tabulation Agent for the Merger.

Adjournments

If a quorum is not present within half an hour from the time appointed for the Vitru Cayman Special Meeting, or if during the Vitru Cayman Special Meeting a quorum ceases to be present, the meeting will stand adjourned to the same day in the next week at the same time and place or to such other day, time or place as the directors of Vitru Cayman may determine. Unless the Vitru Cayman Special Meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Vitru Cayman shareholder entitled to attend and vote thereat in accordance with Vitru Cayman’s memorandum and articles of association.

Questions and Additional Information

If you have any questions or need assistance in voting your shares, please contact D.F. King & Co., Inc., the Information Agent for the Merger:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks & Brokers May Call: +1 (212) 269-5550

All Others Call Toll-Free: +1 (866) 416-0553

Email: vitru@dfking.com

The Merger

The following is a description of the material aspects of the Merger. This section does not purport to be complete and may not contain all the information that is important to you. You should carefully read this entire prospectus, the documents incorporated by reference into this prospectus, including the full text of the Merger Documents, forms of which are included as Exhibits to the registration statement of which this prospectus is a part, for a more complete understanding of the Merger. All descriptions in this summary and in this prospectus of the terms and conditions of the Merger are qualified in their entirety by reference to transaction agreements. In addition, important business and financial information about each of Vitru Brazil and Vitru Cayman is included in or incorporated by reference into this prospectus and Exhibits to the registration statement of which this prospectus is a part. For a listing of the documents incorporated by reference into this prospectus, see the section of this prospectus entitled “Incorporation of Certain Documents by Reference.”

Overview

Vitru Cayman is a “foreign private issuer” in accordance with Rule 405 of the Securities Act. Vitru Cayman’s Vitru Cayman Shares are registered with the SEC and listed on Nasdaq under the ticker symbol “VTRU.” Vitru Brazil and its subsidiaries are subsidiaries of Vitru Cayman. The Vitru Brazil Shares are expected to be approved for trading on the B3 on the special New Market (Novo Mercado) segment under the ticker symbol “VTRU3” upon closing of the Merger.

The Vitru Group intends to carry out the Proposed Transaction to enhance its current corporate structure by making Vitru Brazil the Vitru Group’s new holding company. The Proposed Transaction is intended to modify the Vitru Group’s current holding structure, by replacing the holding company, Vitru Cayman, a Cayman Islands incorporated company that has its shares publicly traded on Nasdaq, with a Brazilian incorporated company that is registered with the CVM and has its shares listed on a Brazilian stock exchange. The goal of this transaction is to align the jurisdiction of the stock exchange on which the shares of the Vitru Group are traded, with the jurisdiction in which the principal business activities of the Vitru Group are conducted, thereby aiming to (i) attract investors and coverage by analysts that have greater interest and familiarity with the business and industry, and (ii) increase stock liquidity. As part of the Proposed Transaction, it is proposed that Vitru Cayman will be merged into Vitru Brazil. Following the completion of the Proposed Transaction, the outstanding shares of Vitru Brazil will be directly owned by all shareholders of Vitru Cayman as of immediately prior to the completion of the Proposed Transaction and the Vitru Brazil Shares will be listed under the Novo Mercado segment of the B3.

The following charts set forth a simplified representation of the Vitru Group’s operating structure prior to and following the Proposed Transaction.

Vitru Group simplified structure prior to the Proposed Transaction

(1)	“Carlyle SPX” means (a) Mundi Holdings I, L.L.C., an affiliate of The Carlyle Group Inc.; and (b) Fundo Brasil de Internacionalização de Empresas — FIP Multiestratégia II which is managed by SPX Private Equity Gestão de Recursos Ltda.

(2)	“Vinci Partners” means Vinci Capital Gestora de Recursos Ltda., Vinci Capital Partners II J Beta Fundo de Investimento em Participações Multiestratégia, Agresti Investments LLC, Botticelli Investments LLC, Caravaggio Investments LLC, and Raffaello Investments LLC.

(3)	“Neuberger Berman” means NB Alternatives Advisers LLC and NB Verrocchio LP.

(4)	“Crescera” means Crescera Growth Capital Master V Fundo de Investimento em Participações Multiestratégia, Crescera Growth Capital V Coinvestimento III Fundo de Investimento em Participações Multiestratégia, Crescera Asset Management Ltda., Crescera Investimentos Ltda. and Crescera Partners S.A.

(5)	“23S” means DBOAT I Fundo de Investimento em Participações Multiestrategia.

Vitru Group simplified structure following the Proposed Transaction

The Companies’ management recommended that the board of directors take into account the following factors in determining the exchange ratio, as further detailed under “—Overview”: (i) no holding discounts should apply; (ii) group entities and their underlying assets should be considered at fair market value; and (iii) the shareholders of all entities involved should be treated equally.

In connection with the Merger and as required by the Brazilian Corporation Law, Vitru Brazil retained the Appraiser to prepare an appraisal report, or the “Appraisal Report.” See “—Appraisal Report.”

Background to the Merger

Beginning on June 19, 2023, members of Vitru Cayman’s senior management began considering different transaction structures pursuant to which Vitru Cayman would cease to be listed on Nasdaq and would be replaced by a group holding company with a listing in Brazil on the B3. The discussion was driven primarily by concerns over the low liquidity of the Vitru Cayman Shares on Nasdaq, which management believes has hindered the Vitru Group’s access to capital markets and discouraged potential investors from investing in the Vitru Group.

In June 2023, members of Vitru Cayman’s senior management began preliminary discussions with Davis Polk & Wardwell LLP, Vitru Cayman’s U.S. external counsel, Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Vitru Cayman’s Brazilian external counsel and Maples and Calder (Cayman) LLP, Vitru Cayman’s Cayman Islands external counsel, to discuss the potential transaction, including possible transaction structures, timelines, process and the required documentation.

On July 5, July 16 and July 24, 2023, members of Vitru Cayman’s senior management held further discussions with their external legal counsel to consider transaction structures and agree on a transaction structure that could be put to the Vitru Cayman board of directors for their consideration. The favored transaction structure was a merger of Vitru Cayman into Vitru Brazil, with Vitru Brazil being a surviving entity, subject to consideration and approval by the board of Vitru Cayman. In the United States, it was determined that Vitru Brazil would file with the SEC a prospectus on Form F-4 to register the offering, and both Vitru Brazil and Vitru Cayman would file a transaction statement on Schedule 13E-3 pursuant to Rule 13e-3 under the Exchange Act. In Brazil, Vitru Brazil would need to apply for conversion of Vitru Brazil’s registration from category “B” to category “A” pursuant to CVM Resolution No. 80, of March 29, 2022, as amended, as well as an application for the listing of Vitru Brazil’s shares on the Novo Mercado segment of the B3.

On August 10, 2023, the terms of the Proposed Transaction were presented to and discussed with directors of Vitru Cayman by senior officers of Vitru Cayman. The board of directors of Vitru Cayman considered the terms of the Proposed Transaction and asked for certain additional information, to be provided at a subsequent meeting, and to consider alternative transactions. The alternative transactions discussed by the board included: (1) a merger of Vitru Cayman with Vitru Brazil, concurrent with the registration of Vitru Brazil with the CVM and listing of its equity on the B3, or “Alternative A”; (2) an initial public offering of the equity of Vitru Brazil on the B3, concurrent with which the company would announce its intention to merge Vitru Cayman with Vitru Brazil, or “Alternative B”; or (3) an initial public offering of the equity of Vitru Brazil on the B3, and concurrent with the closing of the offering, Vitru Cayman would be merged with and into Vitru Brazil, or “Alternative C.”

On August 21, 2023, after investigating the alternative scenarios and discussing with external advisors, the senior officers of Vitru Cayman reported back to the board of directors on the alternative proposals. It was discussed that Alternative A would provide the simplest and most efficient process to achieve the outcome of merging Vitru Cayman with Vitru Brazil and migrating from Nasdaq to B3, with the downside being that it would be unlikely that the company could conduct an equity capital raising event during the SEC review period if it so wished. While Alternative B provided the optionality of being able to raise equity if desired, an important consideration was that the listing of the Vitru Brazil Shares on the B3 could be delayed depending on market conditions, which are outside of the Vitru Group’s control and which could delay the migration of the listing from Nasdaq to B3. Lastly, Alternative C had the downside that disclosure of the migration of the listing from Nasdaq to the B3 may be difficult to explain to investors in the context of an equity offering. The board of directors considered the alternatives in detail, and determined to proceed with the transaction under Alternative A (which is the structure described in this prospectus). Alternative B and Alternative C were rejected primarily because of the negative factors described above. On such date the board of directors of Vitru Cayman authorized the senior officers of Vitru Cayman to take preparatory steps to implement the Proposed Transaction.

On September 4, 2023, the board of directors of Vitru Cayman passed a unanimous written resolution approving the Proposed Transaction. On September 5, 2023, the Proposed Transaction was ratified by the board of directors of Vitru Brazil.

On September 5, 2023, Vitru Cayman furnished a report on Form 6-K to the SEC and issued a press release announcing that its board of directors had approved the Proposed Transaction and setting out a summary overview of the terms of the Proposed Transaction. On the same date, Vitru Cayman filed a registration on Form F-4 with the SEC with respect to the Proposed Transaction.

On September 5, 2023, Vitru Brazil’s board of directors held a board meeting to approve the governance structure and certain corporate governance policies that are required in order for Vitru Brazil’s shares to be listed on the Novo Mercado segment of the B3.

On September 5, 2023, Vitru Brazil’s application for conversion of Vitru Brazil’s registration from category “B” to category “A” pursuant to CVM Resolution No. 80, of March 29, 2022, as amended, as well as an application for the listing of Vitru Brazil’s shares on the Novo Mercado segment of the B3 was approved at a shareholders’ meeting of Vitru Brazil. On September 5, 2023, Vitru Brazil issued a material fact (fato relevante) announcing the above mentioned approval of the Proposed Transaction by Vitru Cayman, setting out a summary overview of the terms of the Proposed Transaction, and announcing that it had filed an application for conversion of Vitru Brazil’s registration from category “B” to category “A” pursuant to CVM Resolution No. 80, of March 29, 2022, as amended, as well as an application for the listing of Vitru Brazil’s shares on the Novo Mercado segment of the B3.

On September 27, 2023, Vitru Brazil received a comment letter from the CVM in relation to its application for conversion of Vitru Brazil’s registration from category “B” to category “A.” Vitru Brazil began to work with its applicable legal advisors to respond to the comments and revise its application documents.

On October 5, 2023, Vitru Brazil received a comment letter from the B3 in relation to its application for listing the Vitru Brazil Shares on the Novo Mercado segment of the B3. Vitru Brazil began to work with its applicable legal advisors to respond to the comments and revise its application documents.

On October 17, 2023, the senior officers of Vitru Brazil resolved to appoint Apsis Consultoria e Avaliações Ltda., or the “Appraiser,” as the appraiser that would prepare the appraisal report with respect to Vitru Cayman, as required under Brazilian law.

On November 10, 2023, Vitru Brazil completed new filings of its application for conversion of Vitru Brazil’s registration from category “B” to category “A” with the CVM and of its application for listing the Vitru Brazil Shares on the Novo Mercado segment of the B3.

On November 14, 2023, the Appraiser issued the Appraisal Report.

Appraisal Report by Apsis Consultoria e Avaliações Ltda.

As required by the Brazilian Corporation Law, Vitru Brazil retained Apsis Consultoria e Avaliações Ltda., or the “Appraiser,” to provide an appraisal report in connection with the Merger. The Appraiser is an independent consultant which specializes in business valuations and book value appraisal reports for mergers and acquisitions. The board of directors of Vitru Brazil selected Apsis Consultoria e Avaliações Ltda. to act as appraiser based on its qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the Vitru Group’s industry. Vitru Brazil has received a copy of the Appraisal Report, which is described below.

The full text of the Appraiser’s written report, dated November 14, 2023, which sets forth the assumptions made, procedures followed, matters considered, and the qualifications and limitations on the scope of review undertaken by the Appraiser in preparing its written report, is included as Annex A hereto and as an exhibit to the Transaction Statement on Schedule 13E-3 filed with the SEC by Vitru Brazil and Vitru Cayman on or about the date of the filing of the registration statement of which this prospectus forms part. The description of the Appraisal Report set forth below is qualified in its entirety by reference to the full text of the Appraisal Report. You are encouraged to read the Appraisal Report in its entirety.

For purposes of the Appraisal Report, the Appraiser, among other things:

•	Reviewed certain publicly available financial statements and other business and financial information of Vitru Cayman;

•	Interviewed certain executives of Vitru Cayman and reviewed certain financial and other information provided to it by Vitru Cayman;

•	Reviewed publicly available information regarding Vitru Cayman; and

•	Carried out other analyses, and reviewed the financial information as of September 30, 2023, in accordance with Brazilian accounting standards.

The Appraisal Report should not be viewed as determinative of the opinions of the board of directors of Vitru Brazil with respect to the Merger. The Appraiser’s internal approval process with respect to the Appraisal Report consisted of several steps undertaken in accordance with the Appraiser’s customary procedures.

Purpose of the Appraisal

The Appraisal Report was rendered to the board of directors of Vitru Brazil in its capacity as such and only addressed an appraisal of Vitru Cayman’s shareholders’ equity as of September 30, 2023. The Appraisal Report was prepared for the purpose of a merger of Vitru Cayman into Vitru Brazil, in accordance with Articles 226 and 227 of the Brazilian Corporation Law.

Methodology

The Appraisal Report was prepared based on accounting practices adopted in Brazil, which comprise those included in the Brazilian Corporation Law and the pronouncements, guidelines, and technical interpretations issued by the Brazilian Accounting Pronouncements Committee (Comitê de Pronunciamentos Contábeis) and approved by the Brazilian Federal Accounting Council (Conselho Federal de Contabilidade), or the “CFC.”

Responsibility for Accounting Information

The Appraiser noted that Vitru Cayman’s management is responsible for Vitru Cayman’s bookkeeping and the preparation of Vitru Cayman’s accounting information, as well as for Vitru Cayman’s internal control over financial reporting. The Appraiser noted the following accounting practices of Vitru Cayman:

Cash and cash equivalents. Cash and cash equivalents in the statement of financial position comprise cash on hand, deposits with banks, and short-term financial investments with an original maturity of three months or less and subject to an insignificant risk of changes in value. For the purpose of the statement of cash flows, cash and cash equivalents consist of cash, bank deposits and short-term highly liquid financial investments, which are readily convertible to cash, subject to an insignificant risk of changes in value and considered an integral part of Vitru Cayman’s cash management.

Business combination. The acquisition method of accounting is used to account for all business combinations, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the:

•	fair values of the assets transferred;

•	liabilities incurred by the former owners of the acquired business;

•	equity interests issued by Vitru Cayman;

•	fair value of any asset or liability resulting from a contingent consideration arrangement; and

•	fair value of any pre-existing equity interests in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values as of the acquisition date. Acquisition-related costs are expensed as incurred.

The excess of the:

•	consideration transferred or to be transferred;

•	amount of any non-controlling interest in the acquired entity; and

•	acquisition-date fair value of any previous equity interests in the acquired entity over the fair value of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the business acquired, the difference is recognized directly in profit or loss as a bargain purchase.

When settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as of the date of exchange. The discount rate used is the entity’s incremental borrowing rate, being the rate at which a similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Contingent consideration, when applicable, is classified either as equity or financial liability. Amounts classified as financial liabilities are subsequently remeasured to fair value with changes in fair value recognized in profit or loss.

Liabilities. Liabilities are recognized on the balance sheet when there is a present obligation (legal or presumed) or as a result of a past event, and it is probable that an outflow of economic benefits will be required for settlement. Some liabilities involve uncertainties as to terms and amounts and are estimated through a provision as they are incurred and recorded. Provisions are recorded based on the best estimates of the risk involved.

Scope of Work of the Appraiser

The Appraiser noted that its responsibility is to present a conclusion on the shareholders’ equity of Vitru Cayman as of September 30, 2023, in accordance with Technical Communication (Comunicado Técnico) CTG 2002, approved by the CFC, which provides for the examination of balance sheets for the issuance of appraisal reports. Accordingly, the Appraiser examined Vitru Cayman’s balance sheet according to the applicable accounting standards, which require the Appraiser to comply with certain ethical requirements and to plan and execute its work in a manner designed to obtain reasonable assurance that the subject matter is free from material misstatement.

The Appraiser further noted that the issuance of an appraisal report involves executing selected procedures to obtain evidence regarding the amounts recorded. This relies on the Appraiser’s judgment, including assessing the risks of significant misstatement in equity, whether caused by fraud or error. In such an analysis, the Appraiser considers the internal controls relevant to preparing the company’s balance sheet to plan processes appropriate to the circumstances, but not to express an opinion on the effectiveness of such documents.

The Appraiser’s work also included an assessment of the adequacy of the accounting policies used and the reasonableness of the judgment of the accounting estimates made by Vitru Cayman’s management. The Appraiser believes that the evidence obtained is sufficient and adequate to support its conclusion.

Summary of Appraiser’s Analysis

The following is a summary of the material analysis performed by the Appraiser in connection with the Appraisal Report. The following summary is not a complete description of the analysis performed and factors considered by the Appraiser in connection with its Appraisal Report. Assessing any portion of such analysis and of the factors reviewed, without considering all of the analysis and factors, could create a misleading or incomplete view of the process underlying the Appraisal Report.

The Appraiser performed an analysis of the book value of shareholders’ equity of Vitru Cayman as of September 30, 2023, which, in its view, is a typical analysis in the context of preparing an appraisal report for purposes of a merger in Brazil. This analysis consisted of a diligence review of the principal line items in Vitru Cayman’s statement of financial position included in its unaudited interim financial information as of and for the nine months periods ended September 30, 2023.

Conclusion of the Appraisal Report

The Appraiser concluded that the amount of R$2,326,493,568.07, as stated in Vitru Cayman’s statement of financial position as of September 30, 2023, represents, in all material respects, the shareholders’ equity of Vitru Cayman as assessed pursuant to the accounting practices adopted in Brazil.

The Appraiser drew attention to the fact that on the date of issuance of its Appraisal Report, Brazilian accounting practices related to environmental, social and governance, or “ESG,” matters are not yet in force. Such accounting practices regarding ESG, once issued and in force, may have an impact on the assets and liabilities of Vitru Cayman. This impact, arising from a future event, may be material. However, the Appraiser noted it does not affect the Appraiser’s conclusion as to the accounting value of the items assessed as of September 30, 2023. The Appraiser’s conclusion is therefore not qualified by this matter.

Miscellaneous

The Appraiser noted that the Appraisal Report did not constitute a judgment, opinion, proposal, request, suggestion or recommendation to management or Vitru Cayman’s or Vitru Brazil’s shareholders, or to any third party, as to the convenience or opportunity of, or as informing a decision to participate or decline to participate in, the Merger. The Appraiser further noted that Vitru Cayman’s and Vitru Brazil’s shareholders should perform their own analyses in deciding whether to participate in the Merger and/or vote in favor of any of the proposals set forth in the registration statement of which this prospectus forms part, and should consult their own financial, tax and legal advisors to form their own, independent opinions as to the Merger. The Appraiser did not express any view on, and the Appraisal Report did not address, any other term or aspect of the Merger. The Appraisal Report did not in any manner address the prices at which the equity securities of Vitru Cayman or Vitru Brazil would trade at any time, and the Appraiser expressed no opinion or recommendation as to whether the holders of such equity should participate in the Merger and/or vote in favor of any of the proposals set forth in the registration statement of which this prospectus forms part, or take any other actions in connection with, the Merger.

The Appraiser assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to the Appraiser by Vitru Cayman or Vitru Brazil, and formed a substantial basis for its Appraisal Report. The Appraisal Report was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to the Appraiser as of, the date of its Appraisal Report. Events occurring after the date of the Appraisal Report may affect the Appraisal Report and the assumptions used in preparing it, and the Appraiser did not assume any obligation to update, revise or reaffirm its Appraisal Report. The Appraisal Report was limited to the presentation of a conclusion on the shareholders’ equity of Vitru Cayman as of September 30, 2023, in accordance with Technical Communication (Comunicado Técnico) CTG 2002, approved by the CFC. The Appraiser was retained to provide only a written appraisal report in connection with the Merger. As a result, the Appraiser was not involved in structuring, planning or negotiating the Exchange Ratio or any other terms of the Merger. In preparing its Appraisal Report, the Appraiser was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction, involving Vitru Cayman or Vitru Brazil.

In connection with the preparation of the Appraisal Report, the Appraiser performed conducted diligence and considered a variety of factors. The preparation of an appraisal report is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its conclusion, the Appraiser considered the results its analysis as a whole and did not attribute any particular weight to any portion of its analysis or factor that it considered. The Appraiser believes that selecting any portion of its analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its analysis and conclusion. In addition, the Appraiser may have given various portion of its analysis and factors more or less weight than other portions of its analysis and factors, and may have deemed various assumptions more or less probable than other assumptions. In performing its analysis, the Appraiser made numerous judgments and assumptions, including with regard to the absence of any material adverse change in the financial condition and prospects of Vitru Cayman and other matters, many of which are beyond the control of the Vitru Group.

Under the terms of its engagement letter, the Appraiser provided to Vitru Brazil the written appraisal report described herein and included as Annex A hereto and as an exhibit to the Transaction Statement on Schedule 13E-3 filed with the SEC by Vitru Brazil and Vitru Cayman on or about the date of the filing of the registration statement of which this prospectus forms part, and Vitru Brazil has agreed to pay the Appraiser a fee of R$71,264.37 for preparing the Appraisal Report, which became due and payable upon delivery of the Appraisal Report and is not contingent on the success of the Merger. Vitru Brazil has also agreed to reimburse the Appraiser for its reasonable, actual and documented expenses incurred in connection with its engagement. In addition, Vitru Brazil has agreed to indemnify the Appraiser and its affiliates, their respective officers, directors, employees and agents and each other person, if any, controlling the Appraiser or any of its affiliates against certain liabilities and reasonable expenses.

In the two years prior to the date of the Appraisal Report, the Appraiser and its affiliates did not provide any services to, or receive any fees or compensation from, Vitru Cayman, Vitru Brazil or their respective affiliates. The Appraiser may seek to provide valuation, advisory, accounting, tax, consulting and other services to Vitru Cayman, Vitru Brazil or their respective affiliates in the future and would expect to receive fees for the rendering of those services.

Recommendation of the Vitru Cayman Board of Directors; Vitru Cayman’s Reasons for the Merger

The Vitru Cayman board of directors recommends that Vitru Cayman shareholders vote “FOR” the Merger Proposal and the Consolidation Proposal.

Vitru Cayman’s Reasons for the Merger

At its meeting held on               , 2023, after due consideration and consultation with Vitru Cayman’s management and advisors, the Vitru Cayman board of directors unanimously approved and deemed it advisable that Vitru Cayman adopt and approve the Merger Documents, including the Exchange Ratio, and that the Merger and the Merger Documents be put to its shareholders for their consideration and approval. In doing so, the Vitru Cayman board of directors considered the business, assets, and liabilities, results of operations, financial performance, strategic direction and prospects of Vitru Brazil. The Vitru Cayman board of directors unanimously reasonably believes that the Proposed Transaction is fair to unaffiliated holders of Vitru Cayman Shares.

The following discussion of the information and factors considered by the Vitru Cayman board of directors in connection with the fairness of the Merger is not intended to be exhaustive, but the Vitru Cayman board of directors believes that it includes all material factors considered by it. The Vitru Cayman board of directors did not find it practicable to, and did not, quantify or otherwise attach relative weights to the following factors in reaching its conclusion as to the fairness of the Merger. Rather, the fairness determinations were made by the Vitru Cayman board of directors after considering all the factors as a whole. The sequence in which the factors described below are presented is not intended to reflect their relative importance. The Vitru Cayman board of directors believes that these factors provide a reasonable basis upon which to form its belief that the Merger is fair to the unaffiliated security holders. In making its determination, the Vitru Cayman board of directors considered a number of factors, including the following:

•	the Vitru Cayman board of directors believes that the status quo of having its equity listed on Nasdaq where the Vitru Cayman Shares are currently experiencing low liquidity is detrimental to shareholders, and the Proposed Transaction represents an opportunity to migrate the listing of the equity of the Vitru Group from Nasdaq to the B3;

•	the Vitru Cayman Shares have historically had limited liquidity in the stock markets, and their trading volumes and prices are considered low. From January 2, 2023 to October 16, 2023, the average daily trading volume for the Vitru Cayman Shares on Nasdaq was 27,618, according to Broadcast Data. The boards of directors of each of Vitru Cayman and Vitru Brazil believe that a market for the Vitru Brazil Shares on the B3 which is more liquid than the market for Vitru Brazil Shares on Nasdaq may develop. The reasons that liquidity is expected to increase include that by having the shares of the Vitru Group traded in the same jurisdiction in which it conducts its principal business activities, it is more likely to attract investors and coverage by analysts that have greater interest and familiarity with its business and industry;

•	shareholders will have sufficient time to make a decision whether or not to (i) vote in favor of the Proposed Transaction at the extraordinary general meeting of Vitru Cayman, (ii) seek to sell their Vitru Cayman Shares on Nasdaq on the open market at any time prior to the closing of the Merger, (iii) obtain an investment registration in Brazil (if they do not already have one), such that they may continue to hold an equity interest in the Vitru Group following the Closing Date and the termination of the Vitru Brazil ADS program, or (iv) not obtain an investment registration in Brazil (if they do not already have one), pursuant to which, following termination of the ADS program, the shareholder will be entitled to receive the net proceeds from the sale of the underlying Vitru Brazil Shares on the B3 by the ADS Depositary, after deduction of applicable fees, expenses and taxes;

•	despite the fact that the effects of the Proposed Transaction (and termination of the Vitru Brazil ADS program) will require specific action on the part of shareholders in order to continue their equity investment in the Vitru Group (because of Brazilian regulatory, tax and practical requirements), shareholders are being given notice of the Proposed Transaction, including through public filings of the registration statement of which this prospectus forms part, notice of the extraordinary general shareholder meeting and press releases, that closing will occur no earlier than days following approval by shareholders at the extraordinary general meeting of Vitru Cayman, and notice that the termination of the Vitru Brazil ADS program will occur no earlier than days following the Closing Date, the board therefore believes shareholders should have sufficient time to obtain an investment registration in Brazil (if they do not already have one) if they wish to continue their equity investment in the Vitru Group;

•	although the transaction does not require approval by a majority of unaffiliated security holders, it requires approval of a two thirds majority of those Vitru Cayman shareholders who, being entitled to do so, attend and vote at the Vitru Cayman Special Meeting, and that there is only a single share class with each share carrying a single vote, meaning all shareholders have the same number of votes relative to their economic interest and therefore will only proceed if a significant majority of its shareholders, which the board expects should all have the aligned interest of maximizing the economic value of their equity securities of the Vitru Group, agree with the Merger and the benefits of effectively migrating the Vitru Group’s listing from Nasdaq to B3;

•	that having its principal holding company listed on a stock exchange in Brazil would benefit the Vitru Group, specifically by:

•	aligning the jurisdiction of the stock exchange in which its shares are traded with the jurisdiction in which the Vitru Group has substantially all of its operations, thereby being more likely to attract investors that are more familiar with Vitru’s business and industry and to increase the likelihood that the Vitru Group and its securities would be covered by analysts in Brazil; and

•	potentially increasing the liquidity of the publicly traded shares of the Vitru Group, including because management believes that the market capitalization of the Vitru Group is more closely comparable with that of other issuers listed on the B3;

•	the current and historical market prices of the Vitru Cayman Shares, including the liquidity and trading volume of the Vitru Cayman Shares on Nasdaq, and the extent to which market prices react to announcements and events concerning the company. This has caused the board of directors of Vitru Cayman to believe that there is limited interest in Vitru Cayman among investors that typically invest in issuers listed on Nasdaq, and that the Vitru Group may be more likely to receive greater investor attention in its local market, to the benefit of its shareholders;

•	the extent to which Vitru Cayman Shares attract coverage by analysts, given that only a small number of analysts currently cover Vitru Cayman Shares. On the other hand, the board of directors expects that it will be more likely to attract analyst coverage in Brazil by local analysts that are focused on Brazilian companies and stocks;

•	the net book value, going concern value and liquidation value of the Vitru Group relative to the historical market price of the Vitru Cayman Shares. Because the net book value, going concern value and liquidation value of Vitru Brazil are materially the same as Vitru Cayman (because currently Vitru Brazil Shares are materially all of Vitru Cayman’s assets), and shareholders will receive an equivalent percentage ownership interest in Vitru Brazil as consideration for their Vitru Cayman Shares, the board considers that the consideration is fair and appropriate as it does not alter the underlying business that shareholders are invested in; and

•	the Appraisal Report prepared by Apsis Consultoria e Avaliações Ltda.

The foregoing discussion of the information and factors that the Vitru Cayman board of directors considered is not intended to be exhaustive, but is meant to include the material factors supporting the Merger that the Vitru Cayman board of directors considered. In view of the complexity and wide variety of factors that the Vitru Cayman board of directors considered, the Vitru Cayman board of directors did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. In addition, individual members of the Vitru Cayman board of directors may have given different weights to different factors.

Neither Vitru Cayman nor its affiliates undertook a formal evaluation of the fairness of the transaction to the unaffiliated security holders. No financial advisor provided Vitru Cayman or any of its affiliates (other than the appraisal report prepared by the Appraiser for the board of directors of Vitru Brazil in connection with the Merger) with any analysis or opinion with respect to the fairness of the Merger to the unaffiliated security holders. Vitru Cayman did not receive any independent reports, opinions or appraisals from any third party that is materially related to the transaction in connection with the Merger or the fairness of the consideration offered to the unaffiliated security holders or the fairness of the Merger to Vitru Cayman or its affiliates or to the unaffiliated security holders, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the unaffiliated security holders.

Vitru Brazil’s Reasons for the Merger

At its meeting held on              , 2023, after due consideration and consultation with Vitru Brazil’s management and advisors, for the same reasons and considering the same factors as Vitru Cayman described above in “—Vitru Cayman’s Reasons for the Merger,” Vitru Brazil’s board of directors unanimously approved and deemed it advisable that Vitru Brazil adopt and approve the Merger Documents, including the Exchange Ratio, and that the Merger and the Merger Documents be put to its shareholder for its consideration and approval. The Vitru Brazil board of directors unanimously reasonably believes that the Proposed Transaction is fair to unaffiliated holders of Vitru Cayman Shares.

The foregoing discussion of the information and factors that the Vitru Brazil board of directors considered is not intended to be exhaustive, but is meant to include the material factors supporting the Merger that the Vitru Brazil board of directors considered. In view of the complexity and wide variety of factors that the Vitru Brazil board of directors considered, the Vitru Brazil board of directors did not find it practical to, and did not attempt to, quantify, rank or otherwise assign relative or specific weights or values to any of the factors considered. Rather, the fairness determinations were made by the Vitru Brazil board of directors after considering all the factors as a whole. The sequence in which the factors described below are presented is not intended to reflect their relative importance. The Vitru Brazil board of directors believes that these factors provide a reasonable basis upon which to form its belief that the Merger is fair to the unaffiliated security holders. In addition, individual members of the Vitru Brazil board of directors may have given different weights to different factors.

Neither Vitru Brazil nor its affiliates undertook a formal evaluation of the fairness of the transaction to the unaffiliated security holders. No financial advisor provided Vitru Brazil or any of its affiliates (other than the appraisal report prepared by the Appraiser for the board of directors of Vitru Brazil in connection with the Merger) with any analysis or opinion with respect to the fairness of the Merger to the unaffiliated security holders. Vitru Brazil did not receive any independent reports, opinions or appraisals from any third party that is materially related to the transaction in connection with the Merger or the fairness of the consideration offered to the unaffiliated security holders or the fairness of the Merger to Vitru Cayman or its affiliates or to the unaffiliated security holders, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the unaffiliated security holders.

Benefits and Detriments of the Proposed Transaction to Unaffiliated Shareholders

The boards of directors of each of Vitru Cayman and Vitru Brazil considered the benefits of the Proposed Transaction to unaffiliated shareholders, as described in “—Vitru Cayman’s Reasons for the Merger” and “—Vitru Brazil’s Reasons for the Merger.”

The potential detriments of the Proposed Transaction to unaffiliated shareholders include the following, (1) it is possible that despite the objective of increasing stock liquidity, the equity of the Vitru Group traded on the B3 will continue to be low, particularly given that the Brazilian capital markets are smaller than and generally have lower liquidity than U.S. capital markets; (2) shareholders may become more directly subject to the volatility of Brazilian capital markets and dependent on the proper functioning of the B3 stock exchange and supervision by the CVM, (3) as a foreign private issuer not listed on a U.S. exchange, the U.S. corporate governance and disclosure rules applicable to Vitru Cayman will not be applicable to Vitru Brazil, and following the deregistration of Vitru Brazil, U.S. securities laws will generally not be applicable to Vitru Brazil and its corporate governance and disclosure regimes will instead be governed by the CVM and B3 listing rules, and (4) in the event a shareholder does not obtain an investment registration in Brazil (if they do not already have one), and still holds Vitru Brazil ADSs upon termination of the deposit agreement, the proceeds it receives will depend on the price at which the ADS Depository can sell the underlying Vitru Brazil Shares on the B3. See “Risk Factors—Risks Relating to the Merger—The Merger may not result in increased share liquidity for Vitru Cayman shareholders as an active and liquid trading market for the Vitru Brazil Shares may not develop. We do not expect that a liquid market will develop for the Vitru Brazil ADS will develop,” “Risk Factors—Risks Relating to the Vitru Brazil Shares—The relative volatility and lack of liquidity of the Brazilian capital markets could substantially limit your ability to sell the Vitru Brazil Shares at the desired price and time” and “Risk Factors—Risks Relating to the Vitru Brazil Shares—Vitru Brazil ADSs to be received by Vitru Cayman shareholders as a result of the Merger will have different rights from the Vitru Cayman Shares shareholders hold prior to the Merger and, as a foreign private issuer, we have different disclosure and other requirements than U.S. domestic registrants.”

For the reasons stated under “—Vitru Cayman’s Reasons for the Merger” and “—Vitru Brazil’s Reasons for the Merger,” each of the boards of directors of Vitru Cayman and Vitru Brazil believe that the potential benefits of the Merger to unaffiliated shareholders outweigh the potential detriments, and that the Merger is fair to the unaffiliated shareholders of Vitru Cayman.

Merger Consideration

Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger [each] Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive [one] Vitru Brazil Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares, subject to approval of the terms of the Proposed Transaction by the board of directors and shareholders of Vitru Cayman. See also “The Merger—Overview” and “The Merger—Merger Consideration.”

The Vitru Brazil ADS program is a temporary program established to facilitate the migration of holders of Vitru Cayman Shares listed on Nasdaq to being holders of Vitru Brazil Shares listed on the B3. To hold the Vitru Brazil Shares, holders not resident in Brazil will need to have an investment registration in Brazil, in compliance with requirements imposed by Brazilian law, including rules of the CVM, the Brazilian Central Bank and the B3, as applicable. In addition, all investors (whether or not they are resident in Brazil) will need to have a Brazilian securities trading account maintained by a securities broker licensed to operate in Brazil to trade the Vitru Brazil Shares on the B3. Holders of Vitru Cayman Shares are encouraged to obtain an investment registration and open a securities trading account prior to the Closing Date in order to hold and trade, respectively, Vitru Brazil Shares following the Merger. See “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil” for detailed information on how to obtain an investment registration and how to open such a securities trading account in Brazil.

To the extent that holders of Vitru Cayman Shares require additional time to obtain an investment registration and such holders do not make a valid election to receive Vitru Brazil Shares, they will receive Vitru Brazil ADS instead of Vitru Brazil Shares, and will therefore have an additional days following the Closing Date to obtain such investment registration. See “The Merger—Elections as to Form of Consideration” for information on the election process. The ADS program will remain open for      days following the Closing Date in order to give holders of Vitru Brazil ADSs an additional opportunity to obtain an investment registration in Brazil (if they do not already have one) (if they wish to continue holding an equity interest in the Vitru Group) and open a securities trading account in Brazil. Any holder of Vitru Brazil ADSs may surrender its Vitru Brazil ADSs for the purpose of withdrawal and receive delivery of the number of Vitru Brazil Shares represented thereby. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of      days after the completion of the Merger.

After the Deposit Agreement Termination (being       days following the Closing Date), the ADS Depositary will no longer provide certain services in respect of the Vitru Brazil ADSs. As soon as practicable thereafter, the ADS Depositary shall use its reasonable efforts to sell the Vitru Brazil Shares represented by the Vitru Brazil ADSs and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the deposit agreement, after deduction of applicable fees, expenses and taxes, unsegregated and without liability for interest, for the pro rata benefit of the Vitru Brazil ADS holders who have not theretofore surrendered their Vitru Brazil ADSs. Given that the Vitru Brazil Shares will begin trading on the B3 on the Closing Date (      days prior to the termination of the Vitru Brazil ADS program), it is expected that the ADS Depositary will be able to sell the underlying Vitru Brazil Shares on the B3.

As such, in order to continue holding an interest in Vitru Brazil Shares following the Closing Date, if you receive Vitru Brazil ADSs as consideration in the Merger, you must obtain an investment registration in Brazil (if you do not already have one) and cancel your Vitru Brazil ADSs prior to the date of the Deposit Agreement Termination of               (being        days following the Closing Date), in which case the ADS Depositary will deliver to you the Vitru Brazil Shares represented by those Vitru Brazil ADSs. See “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil” for detailed information on how to obtain an investment registration and, if you wish to trade Vitru Brazil Shares on the stock market in Brazil, how to open a securities trading account in Brazil.

The Companies’ management recommended that the board of directors take into account the following factors in determining the exchange ratio, as further detailed under “—Overview”: (i) no holding discounts should apply; (ii) group entities and their underlying assets should be considered at fair market value; and (iii) the shareholders of all entities involved should be treated equally.

Elections as to Form of Consideration

Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger [each] Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive [one] Vitru Brazil Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares.

Prior to the completion of the Merger, Vitru Brazil will enter into an exchange agent agreement with a bank, trust company or other agent, or the “Exchange Agent.”

Holders of Vitru Cayman Shares will receive an Election Form following the Vitru Cayman Special Meeting. Holders of Vitru Cayman Shares may make their Election by properly completing, signing and returning the Election Form. Carefully review and follow the instructions accompanying the Election Form. If you own Vitru Cayman Shares in “street name” through a bank, brokerage firm or other nominee and you wish to make an Election, you should follow the instructions provided by your bank, brokerage firm or other nominee when making your Election, including any applicable deadlines, which may be earlier than those reflected in this prospectus.

The mailing of the Election Form will occur at least      business days prior to the election deadline, which is expected to be               a.m./p.m. (               time), on              , 2024. Vitru Cayman will publicly announce the final election deadline at least            business days prior to the election deadline. Vitru Cayman will use all reasonable efforts to make available as promptly as possible an Election Form to any holder of Vitru Cayman Shares who requests an Election Form prior to the election deadline.

To make a valid Election, a holder of Vitru Cayman Shares must submit to the Exchange Agent a properly completed and signed Election Form. Furthermore, a valid Election to receive Vitru Brazil Shares will require you to submit evidence that you hold an investment registration in Brazil (as described under “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil Obtaining an Investment Registration—Foreign Direct Investment Regime”), as well as any other information required to deliver the Vitru Brazil Shares to you or your broker or custodian. See “The Merger—Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil” for detailed information on how to obtain an investment registration in Brazil if you do not already have one.

A holder of Vitru Cayman Shares may change or revoke an Election by providing written notice to the Exchange Agent, which must be received by the Exchange Agent prior to the election deadline, accompanied by a properly completed and signed revised Election Form, or by withdrawing his or her Vitru Cayman Shares previously deposited with the Exchange Agent.

Holders of Vitru Cayman Shares who do not make a valid Election to receive Vitru Brazil Shares will receive Vitru Brazil ADSs. Such holders will not be required to deliver a certificate or executed transmittal documentation to the Exchange Agent in order to receive the Vitru Brazil ADSs.

Subject to the Election Form, Vitru Brazil, in the exercise of its reasonable, good faith discretion, will have the right to make all determinations, not inconsistent with the terms of the Merger Documents, governing (i) the validity of the forms of Election and compliance by any holder with the election procedures and (ii) the method of issuance or transfer of shares of Vitru Brazil Shares for which the Vitru Cayman Shares are being exchanged in the Merger.

If you own more than one Vitru Cayman Share, you can only make an Election with respect to your full shareholding. By submitting an Election with respect to any Vitru Cayman Shares, you represent that you hold no other Vitru Cayman Shares.

Obtaining an Investment Registration in Brazil and Opening a Securities Trading Account in Brazil

Investors who are non-residents in Brazil and make a valid Election to receive Vitru Brazil Shares in the Merger, or who receive Vitru Brazil ADSs in the Merger and subsequently wish to exchange their Vitru Brazil ADSs for Vitru Brazil Shares must obtain an investment registration in Brazil (if they do not already have one), as described below. Holders who wish to trade their Vitru Brazil Shares on the B3 will also need to open a securities trading account in Brazil, as described further below.

Holders who receive Vitru Brazil ADSs in the Merger and wish to receive Vitru Brazil Shares once they have obtained their Brazilian investment registration must surrender their Vitru Brazil ADSs to the ADS Depositary. Persons that hold Vitru Brazil ADSs through a broker or other securities intermediary must instruct their securities intermediaries to surrender the Vitru Brazil ADSs through the automated system of The Depository Trust Company (DTC). Persons that hold Vitru Brazil ADSs directly on the register of the ADS Depositary must deliver a written instruction at the Depositary’s office. Registered holders of Vitru Brazil ADSs in certificated form must surrender the American Depositary Receipt evidencing their Vitru Brazil ADSs along with their surrender instruction. Upon proper surrender of Vitru Brazil ADSs and payment of any applicable fees, charges and taxes, the ADS Depositary will instruct its Brazilian custodian to deliver the underlying Vitru Brazil Shares to or upon the written order of the surrendering holder.

Obtaining an Investment Registration

Foreign Direct Investment Regime

Foreign investors who invest under the Foreign Direct Investment Regime governed by Law No. 14,286, dated December 29, 2021 (as amended), may sell their Vitru Brazil Shares in both private and trading market transactions, but these investors are generally subject to less favorable tax treatment on gains than investors under the Portfolio Investment Regime governed by Brazil’s National Monetary Council’s Resolution No. 4,373, dated September 29, 2014, and CVM Resolution No. 13 of November 18, 2020 (as amended). A foreign direct investor must (i) register as a foreign direct investor with the Brazilian Central Bank, (ii) obtain a taxpayer identification number (Cadastro Nacional de Pessoas Jurídicas — CNPJ for legal entities or Cadastro de Pessoas Físicas — CPF for individuals) from the Brazilian tax authorities, (iii) appoint a tax representative in Brazil, and (iv) appoint a representative in Brazil for service of process in respect of suits based on Brazilian Corporations Law. The completion of the investment registration also requires a confirmation to the Brazilian Central Bank by Vitru Brazil that such investor is a shareholder of Vitru Brazil. If such investors wish to trade their Vitru Brazil Shares on the B3, additional procedures may be required, including opening a securities trading account in Brazil, as described further below.

Note that investors under the Foreign Direct Investment Regime will be required by Brazilian law to report their sales of Vitru Brazil Shares to Vitru Brazil (whether by private sales or trades executed on the exchange market) within 30 days as from the respective sale.

A foreign direct investor may convert its investment to the Portfolio Investment Regime, subject to the applicable foreign exchange and tax law and regulations in Brazil.

Portfolio Investment Regime

Foreign investors who invest under the Portfolio Investment Regime are afforded favorable tax treatment, provided that they are not residents in a low or nil tax jurisdiction, as defined by Brazilian tax laws (see “Taxation—Material Brazilian Tax Considerations” for further discussion on the concept of a low or nil tax jurisdiction under Brazilian law).

Under the Portfolio Investment Regime, investors who are non-residents in Brazil may invest in all financial assets and engage in all transactions available to resident investors in the Brazilian financial and capital markets, provided that certain requirements are met. The Portfolio Investment Regime covers investors who are individuals, companies, mutual funds and other collective investment entities domiciled or headquartered outside of Brazil. Under the Portfolio Investment Regime, a non-resident investor under this category must:

•	appoint one or more representatives in Brazil, which must be a financial institution or another institution duly authorized by the Brazilian Central Bank to receive service of process related to any action regarding financial and capital markets legislation, among others;

•	appoint one or more authorized custodians in Brazil for its investments, who must be duly authorized by the CVM, except for individuals that are non-resident investors; and

•	through its representative or representatives, register as a foreign investor with the CVM and register its investments with the Brazilian Central Bank.

In addition, an investor operating under the provisions of the Portfolio Investment Regime must be registered with the Brazilian Federal Revenue Office (Secretaria da Receita Federal) pursuant to its Normative Ruling No. 2,119/2022 in the case of legal entities or Normative Ruling No. 1,548/2015 in the case of individuals. This registration process is undertaken by the investor’s legal representative in Brazil.

Securities and other financial assets held by investors pursuant to the Portfolio Investment Regime must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Brazilian Central Bank or the CVM. In addition, securities trading is restricted to transactions carried out on the stock exchange or through organized over-the-counter markets licensed by the CVM, except for transfers resulting from a corporate reorganization, or occurring upon the death of an investor by operation of law or will, among other cases (see “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Investment in Our Common Shares by Non-Residents of Brazil”).

Opening a Securities Trading Account

Investors, including investors that are not resident in Brazil, need to open a securities trading account with a securities broker licensed to operate in Brazil if they wish to trade Vitru Brazil Shares on the stock market in Brazil. However, a securities trading account is not required to simply hold the Vitru Brazil Shares, whether received as consideration in the Merger, or as a result of the exchange of the Vitru Brazil ADSs for Vitru Brazil Shares (under either the Foreign Direct Regime or the Portfolio Investment Regime detailed above). To open a securities trading account in Brazil, the securities broker would customarily require: (i) the execution of a brokerage agreement; and (ii) documents and information required under its internal onboarding and know-your-customer procedures.

Financial Implications of the Merger

The Proposed Transaction, of which the Merger forms part, is effectively an intragroup corporate reorganization with no effects on a consolidated basis.

Listing of Vitru Brazil Shares

The Vitru Brazil Shares are expected to be listed on the B3 upon closing of the Proposed Transaction.

Listing of the Vitru Brazil ADSs

We do not intend to apply to list the Vitru Brazil ADSs on any stock exchange.

Delisting and Deregistration of Vitru Cayman Shares

After the Merger is completed, the Vitru Cayman Shares are expected to be delisted from Nasdaq and deregistered under the Exchange Act, after which Vitru Cayman would no longer be required under SEC rules and regulations to file periodic reports with the SEC with respect to Vitru Cayman Shares.

Deregistration of Vitru Brazil Shares and Vitru Brazil ADSs

In addition to the deregistration of Vitru Cayman Shares, the Merger is being undertaken for the purpose of causing the equity of the Vitru Group (following the Merger, as represented by Vitru Brazil ADSs) to become eligible for termination of registration and causing the reporting obligations with respect to such class to become eligible for termination under Rule 12h-6 under the Exchange Act, after which Vitru Brazil would no longer be required under SEC rules and regulations to file periodic reports with the SEC with respect to the Vitru Brazil Shares (as represented by Vitru Brazil ADSs).

Shareholder Approval of Vitru Brazil

Prior to the closing of the Proposed Transaction, all of the Vitru Brazil Shares are currently held by Vitru Cayman and it is expected that Vitru Cayman will vote to approve the Merger and other matters described above.

Dissenters’ Rights of Appraisal for Vitru Cayman Shareholders

The Companies Act provides that shareholders who elect to dissent from the merger of a Cayman Islands company will have, in certain circumstances, the right to receive payment of the fair value of their shares in accordance with Section 238 of the Companies Act if the merger is consummated, but only if they comply with all procedures and requirements of the Companies Act for the exercise of dissenters’ rights.

However, section 239 of the Companies Act provides that:

“No rights under section 238 shall be available in respect of the shares of any class for which an open market exists on a recognised stock exchange or recognised interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5), but this section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 to accept for such shares anything except —

(a)        shares of a surviving or consolidated company, or depository receipts in respect thereof;

(b)        shares of any other company, or depository receipts in respect thereof, which shares or depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders;

(c)        cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or

(d)        any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).”

The Vitru Cayman Shares are registered with the SEC and listed on Nasdaq under the ticker symbol “VTRU.” On the basis that (i) Nasdaq is a recognized stock exchange for the purposes of section 239 of the Companies Act; and (ii) an open market currently exists and will continue to exist until the closing of the Merger, which will be no earlier than the expiry date of the period allowed for written notice of an election to dissent under section 238(5) of the Companies Act, no dissent rights will be available to the holders of Vitru Cayman Shares under Cayman Islands law.

Unaffiliated Representative

A majority of directors who are not employees of Vitru Cayman has not retained an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the Rule 13e-3 transaction and/or preparing a report concerning the fairness of the transaction.

Certain Information on the Ownership and Management of Vitru Brazil and Vitru Cayman Following the Merger

Ownership of Vitru Brazil Prior to and After the Merger

Prior to the closing of the Proposed Transaction, Vitru Brazil is wholly owned by Vitru Cayman.

Ownership of Vitru Cayman and Vitru Brazil Following the Merger

Once the Proposed Transaction is approved, Vitru Brazil will be consolidated as the Vitru Group’s sole holding company, becoming the successor of its holding company, Vitru Cayman. As the holders of Vitru Cayman Shares will receive 100% of the Vitru Brazil Shares under the proposed transaction, the ownership of Vitru Brazil is expected to be the same as the ownership of Vitru Cayman immediately prior to the closing. See “Major Shareholders and Related Party Transactions—Vitru Cayman.”

Management of Vitru Brazil Following the Merger

Upon the closing of the transactions contemplated by the Merger Documents, Vitru Brazil’s board of directors will consist of at least four (4) members and at most eleven (11) members. The directors and executive officers of Vitru Brazil are now (and following the Merger are expected to be) the same as the current directors and executive officers of Vitru Cayman.

Out of the members of the Board of Directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rulebook. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Law No. 6,404/76 will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the relevant shareholders’ meeting. A shareholder or a group of shareholders representing at least 15% of the voting capital of Vitru Brazil may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of Vitru Brazil of at least 10% (provided that depending on the aggregate value of capital stock of Vitru Brazil at such time, pursuant to the applicable CVM ruling, this percentage can be reduced up to 5%) may request that the election of directors be subject to cumulative voting proceedings, as provided for in article 141 of the Brazilian Corporation Law and CVM Resolution 70.

Accounting Treatment of the Merger

The Merger will be a reorganization under common control accounted for by Vitru Brazil on a book value basis. Any remaining balances following the Merger will be held by Vitru Brazil.

Treatment of Equity and Equity-Based Awards

Awards under certain of the equity compensation plans which we make available to our directors, executive officers and members of our management may vest on the completion of the Merger.

Dividend Information

Vitru Brazil has adopted a dividend policy with respect to future distributions of dividends, as provided in its revised bylaws (estatuto social) and the applicable legislation. The amount of any distributions will depend on many factors such as results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by the board of directors and, where applicable, shareholders.

The following table shows the amount of dividends declared by Vitru Brazil on common shares for the years 2020 to 2023. Vitru Brazil, as a Brazilian company, is also able to distribute “interest on own capital,” which is a form of distribution on shares that is deductible for Brazilian taxpayers and included in the calculation of minimum mandatory dividends. No interest on own capital has been paid in the years ended December 31, 2022, 2021 and 2020 or in 2023 through the date of this prospectus. The dividend amounts set forth below for each year were paid in the immediately following year.

Vitru Brazil
(in thousands of reais)
2023 (through to September 30, 2023)	9,663
2022	―
2021	12
2020	―

At the shareholders’ meetings of Vitru Brazil in 2023 and 2022, it was resolved that the total amount of Vitru Brazil’s earnings in 2022 and 2021, respectively, should be retained. Vitru Brazil registered a loss in 2020. As of the date of this prospectus, Vitru Brazil has not declared dividends or interest on own capital for the current fiscal year.

Vitru Cayman has not declared any dividends for any of the last three financial years. Vitru Cayman currently intends to retain all available funds and any future earnings, if any, to fund the development and expansion of its business, and Vitru Cayman does not anticipate paying any cash dividends in the foreseeable future.

Past Contracts, Mergers, Negotiations and Agreements

There have been no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the periods for which financial statements are presented in this prospectus between Vitru Brazil or its affiliates and Vitru Cayman or its affiliates, other than those described in this prospectus or in the documents incorporated by reference therein, and in particular sections entitled “The Merger Documents” and “The Merger.”

Rule 13e-3

The Merger constitutes a “going private” transaction under Rule 13e-3 under the Exchange Act. Rule 13e-3 requires, among other things, that certain financial information concerning Vitru Brazil and Vitru Cayman and certain information relating to the fairness of the Merger and the consideration offered to unaffiliated security holders be filed with the SEC and disclosed to such unaffiliated security holders. Vitru Brazil has provided such information in this prospectus and a transaction statement on Schedule 13E-3, together with the exhibits thereto, filed with the SEC pursuant to Rule 13e-3 under the Exchange Act.

Following the completion of the Merger, the Vitru Cayman Shares will be delisted from Nasdaq and deregistered under the Exchange Act. Furthermore, as soon as possible following the closing, Vitru Brazil intends to take certain actions, including, but not limited to the Vitru Brazil SEC Deregistration. However, Vitru Brazil will not be able to effect the deregistration (and thereby terminate the obligation of Vitru Brazil to comply with its reporting and other obligations under the Exchange Act, including the obligation to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act) until such time as it meets either of the applicable criteria to do so, namely (i) the average daily trading volume of Vitru Brazil Shares and Vitru Brazil ADS in the United States for a recent 12-month period has been no greater than 5% of the average daily trading volume of Vitru Brazil Shares and Vitru Brazil ADS on a worldwide basis for the same period, or (ii) there are less than 300 holders of Vitru Brazil Shares and Vitru Brazil ADS of record (worldwide or in the United States). In addition, among other possibilities, Vitru Brazil may consider undertaking a reverse stock split or may alter the ratio of Vitru Brazil Shares that are represented by each Vitru Brazil ADS, in order to satisfy the conditions of the Vitru Brazil SEC Deregistration.

Expenses

The following is an itemized statement of the expenses incurred or estimated to be incurred by Vitru Brazil in connection with the Merger:

Type of Fee	Amounts in U.S.$ thousand
Legal fees
Accounting fees and advisory fees
Printing costs
Appraisal Report
ADS Depositary fees and expenses
Total

Vitru Brazil will be responsible for paying all Merger-related expenses.

The Merger Documents

This section describes the material terms of the Merger Documents. The rights and obligations of the parties to the Merger Documents are governed by the express terms and conditions of the Merger Documents and not by this summary or any other information contained in this prospectus. The description in this section and elsewhere in this prospectus is qualified in its entirety by reference to the complete text of the Merger Documents, forms of which are attached as Exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and may not contain all of the information about the Merger Documents that is important to you. Vitru Brazil and Vitru Cayman encourage you to read the Merger Documents carefully and in their entirety.

The Merger Protocol

Overview

The Merger Protocol and Justification of the Merger of Vitru Cayman into Vitru Brazil will be entered into by Vitru Brazil and Vitru Cayman, subject to receipt of the necessary corporate approvals. It establishes the terms and conditions of the Merger, which constitutes a step to the Proposed Transaction of the Vitru Brazil Group, as disclosed by both companies, and shall result on the merger of Vitru Cayman into Vitru Brazil. After the Merger, Vitru Cayman will cease to exist and all of its assets will be held by Vitru Brazil.

Justification

The Merger Protocol also establishes the justification presented by the managements of Vitru Brazil and Vitru Cayman, explaining the reasons why the Merger is beneficial and meets the best interest of both parties and their corresponding shareholders insofar as it is expected that as a result of the Merger the corporate structure of the Vitru Group will be changed, by replacing the group’s current holding company, Vitru Cayman, a Cayman Islands incorporated company that has its shares publicly traded on Nasdaq, with Vitru Brazil, a Brazilian incorporated company that is registered with the CVM and has its shares listed on a Brazilian stock exchange. The goal of this transaction is to align the jurisdiction of the stock exchange on which the shares of the Vitru Group are traded, with the jurisdiction in which the principal business activities of the Vitru Group are conducted, thereby aiming to (i) attract investors and coverage by analysts that have greater interest and familiarity with the business and industry, and (ii) increase stock liquidity. After the Merger, Vitru Cayman will cease to exist and all of its assets will vest in Vitru Brazil.

Exchange Ratio

The Merger Protocol also establishes the exchange ratio for the exchange of Vitru Cayman Shares for Vitru Brazil Shares or Vitru Brazil ADSs. Subject to the terms and conditions established therein, after the Merger, [each] Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive [one] Vitru Brazil Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares, subject to approval of the terms of the Proposed Transaction by the board of directors and shareholders of Vitru Cayman.

Following the Merger, any holder of Vitru Brazil ADSs may surrender its Vitru Brazil ADSs for the purpose of withdrawal and receive delivery of the number of Vitru Brazil Shares represented thereby. The ADS Depositary has agreed to waive the cancellation fee for cancellations completed during the period of         days after the completion of the Merger.

As a consequence of the Merger, Vitru Cayman Shares will be cancelled and new Vitru Brazil ADSs will be issued to Vitru Cayman shareholders. The exchange ratio was assessed and approved by the               of the Companies. See “The Merger—Merger Consideration.”

Base Date

Furthermore, the Merger Protocol indicates the reference date for the financial information taken into account in connection with the Merger.

Value Attributed to Vitru Cayman Assets

The Merger Protocol further clarifies other information regarding the value attributed to Vitru Cayman’s assets which will be merged with and into Vitru Brazil, such as that any variation on the value attributed to Vitru Cayman’s assets between the date-base and the closing of the Merger will be undertaken by Vitru Brazil and that the Merger will not result in a capital increase of the company, considering that Vitru Cayman’s net equity is equal to the book value of its investment in Vitru Brazil.

The Plan of Merger

The Plan of Merger contains the information required by section 237 of the Companies Act. Amongst other things, it confirms that Vitru Brazil will be the surviving corporation of the Merger and that Vitru Brazil’s constitutional documents will be the constitutional documents of the surviving corporation following the Merger. It also sets out who the directors and officers of the surviving corporation will be. The Plan of Merger is subject to Cayman Islands law.

Material Tax Considerations

Material U.S. Federal Income Tax Considerations

The following are the material U.S. federal income tax consideration of the Merger and the ownership and disposition of Vitru Brazil Shares and Vitru Brazil ADSs following the Merger to U.S. Holders (as defined below) of Vitru Cayman Shares. The discussion applies only to a U.S. Holder that holds Vitru Cayman Shares as capital assets for U.S. federal income tax purposes and it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of the Code (as defined below), known as the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	real estate investment trusts or regulated investment companies;

•	dealers or traders in securities or foreign currencies who use a mark-to-market method of tax accounting;

•	persons holding Vitru Cayman Shares as part of a hedge, “straddle,” wash sale, conversion transaction, integrated transaction or similar transaction or persons entering into a constructive sale with respect to the Vitru Cayman Shares;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs;”

•	persons who acquired Vitru Cayman Shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Vitru Cayman to an “applicable financial statement” under Section 451(b) of the Code;

•	persons holding Vitru Cayman Shares in connection with a trade or business conducted outside the United States;

•	persons holding Vitru Cayman Shares that own or are deemed to own 10% or more of our stock (by vote or value) or that are “section 1248 shareholders” under Treasury regulation Section 1.367(b)-4 with respect to Vitru Cayman; or

•	U.S. Holders that will own (directly or indirectly) 5% of either the total voting power or the total value of the shares of Vitru Brazil immediately after the Merger.

In addition, this discussion does not address other U.S. federal taxes (such as gift or estate taxes) or the tax consequences of the Merger under state, local or non-U.S. tax laws.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Vitru Cayman Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Vitru Cayman Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the Merger and of owning and disposing of Vitru Brazil Shares or Vitru Brazil ADSs following the Merger in their particular circumstances.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the “Code,” administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. It is also based in part on representations by the depositary and assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Vitru Cayman Shares that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

In general, a U.S. Holder that owns Vitru Brazil ADSs will be treated as the owner of the underlying Vitru Brazil Shares represented by such ADSs for U.S. federal income tax purposes.

This discussion assumes that Vitru Cayman and Vitru Brazil are not, and will not become, passive foreign investment companies, as described below.

Shareholders are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax laws.

Tax Treatment of the Merger

We expect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, completion of the merger is not conditioned on the receipt of an opinion of counsel to that effect and neither we nor Vitru Cayman intend to obtain a ruling from the Internal Revenue Service, or the “IRS,” regarding qualification of the Merger as a “reorganization.” Accordingly, no assurance can be given that the IRS will not challenge the treatment of the Merger as a “reorganization” or that a court would not sustain such a challenge.

Subject to the discussion below and under “—Passive Foreign Investment Company Rules,” if the Merger is treated as a “reorganization” for U.S. federal income tax purposes:

•	no gain or loss will be recognized by the U.S. Holder on the exchange of Vitru Cayman Shares for Vitru Brazil Shares or Vitru Brazil ADSs;

•	the aggregate basis of the Vitru Brazil Shares or Vitru Brazil ADSs received in the Merger will be equal to the U.S. Holder’s aggregate tax basis in its Vitru Cayman Shares exchanged in Merger;

•	the holding period of the Vitru Brazil Shares or Vitru Brazil ADSs received in exchange for Vitru Cayman Shares will include the holding period of the Vitru Cayman Shares for which they are exchanged.

If a U.S. Holder will own (directly or indirectly) 5% of either the total voting power or the total value of the shares of Vitru Brazil immediately after the Merger, the Code may impose additional requirements for such U.S. Holder to qualify for the tax-deferred treatment in the Merger described above, including entering into a gain recognition agreement pursuant to Treasury regulations Section 1.367(a)-3(b).

A U.S. Holder of Vitru Cayman Shares who receives cash in lieu of a fractional Vitru Cayman Share or ADS as part of the Consolidation Proposal before the merger will recognize capital gain or loss with respect to cash received in lieu of such fractional share or ADS equal to the difference, if any, between the amount of cash received and the tax basis in such fractional share or ADS. Any gain or loss recognized will be long-term capital gain or loss if, as of the date such cash is received, the Vitru Cayman Share has been held for more than one year. The deductibility of capital losses is subject to limitations.

Consequences of Ownership and Disposition of Vitru Brazil Shares or Vitru Brazil ADSs

Taxation of Distributions on Vitru Brazil Shares or Vitru Brazil ADSs

Distributions paid on Vitru Brazil Shares or Vitru Brazil ADSs, (including distributions to shareholders that are treated as interest on net equity for Brazilian tax purposes and amounts withheld in respect of Brazilian tax), other than certain pro rata distributions of our common shares, will be treated as dividends to the extent paid out of Vitru Brazil’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because Vitru Brazil does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Because the Brazil Vitru Shares or ADSs will not be readily tradable on a securities market in the United States and there is no applicable income tax treaty between Brazil and the United States, we expect that dividends paid on Vitru Brazil Shares or Vitru Brazil ADSs will not be eligible to be taxed at preferential capital gains rates that apply to dividends paid by qualified foreign corporations.

The amount of a dividend will be included in a U.S. Holder’s income on the date of the U.S. Holder’s (or in the case of ADSs, the depositary’s) receipt of the dividend and will not be eligible for the “dividends received deduction” generally allowed to corporations receiving dividends from domestic corporations under the Code. The amount of any dividend income paid in reais will be will equal the U.S. dollar value of the reais received, calculated by reference to the exchange rate in effect on the date that distribution is received (which, for U.S. Holders of ADRs, will be the date on which the distribution is received by the depositary), whether or not the depositary or U.S. Holder in fact converts any reais received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Any gains or losses resulting from the conversion of reais into U.S. dollars will be treated as ordinary income or loss, as the case may be, of the U.S. Holder and will generally be U.S. source.

Sale or Other Disposition of Vitru Brazil Shares or Vitru Brazil ADSs

Subject to the discussion of the passive foreign investment company rules below, for U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Vitru Brazil Shares or Vitru Brazil ADSs will be capital gain or loss, and will be long-term capital gain or loss to the extent that the U.S. Holder’s holding period with respect to the Vitru Brazil Shares or Vitru Brazil ADSs exceeds one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s adjusted tax basis in the Vitru Brazil Shares or Vitru Brazil ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. Long-term capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates. If a Brazilian tax is withheld on the sale or other disposition of Vitru Brazil Shares or Vitru Brazil ADSs, a U.S. Holder’s amount realized will include the gross amount of the proceeds of such sale or other disposition before deduction of the Brazilian tax.

See “—Material Brazilian Tax Considerations—Income Tax—Capital Gains” for a description of when a disposition may be subject to taxation by Brazil.

Foreign Tax Credits in Respect of Brazilian Taxes

Subject to applicable limitations that may vary depending upon a U.S. Holder’s circumstances, a U.S. Holder might be entitled to a credit against its U.S. federal income tax liability for Brazilian income taxes withheld from dividends on Vitru Brazil Shares or Vitru Brazil ADSs generally.

A U.S. Holder will be entitled to use these foreign tax credits to offset only the portion of its U.S. tax liability that is attributable to foreign-source income. This limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Because a U.S. Holder’s gains from the sale or exchange of Vitru Brazil Shares or Vitru Brazil ADSs will generally be treated as U.S.-source income, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of any Brazilian taxes imposed on any such gains. U.S. Holders should consult their tax advisers as to whether these Brazilian taxes may be creditable against the U.S. Holder’s U.S. federal income tax liability on foreign-source income from other sources. In addition, a U.S. Holder must satisfy minimum holding period requirements in order to be eligible to claim a foreign tax credit for foreign taxes withheld on dividends.

On December 28, 2021, new Treasury regulations pertaining to foreign tax credits (the “Final Treasury Regulations”) were released that impose significant new limitations on the non-U.S. taxes (including withholding taxes) for which a foreign tax credit can be claimed. However, the IRS recently released a notice which indicates that the Treasury Department and the IRS are considering amendments to the Foreign Tax Credit Regulations and provides temporary relief from certain of their provisions until December 31, 2023. The rules governing the calculation and timing of foreign tax credits and the deduction of foreign taxes are complex and depend upon a U.S. Holder’s particular circumstances. We have not determined whether these limitations will prevent a U.S. Holder from claiming a foreign tax credit with respect to any withholding tax imposed on dividends on Vitru Brazil Shares or Vitru Brazil ADSs. Further, under the temporary relief in the notice described above, certain of the requirements for making this determination would not apply until January 1, 2024. U.S. Holders should therefore consult their tax advisors as to the availability of foreign tax credits for any amounts withheld with respect to dividends on Vitru Brazil Shares or Vitru Brazil ADSs.

In addition, the Final Treasury Regulations generally will preclude U.S. Holders from claiming a foreign tax credit with respect to any tax imposed on gains from the disposition of shares by a jurisdiction, such as Brazil, that does not have an applicable income tax treaty with the United States, although such taxes may be applied to reduce the amount realized by the U.S. Holder on the disposition. Consequently, subject to any amendments of the Foreign Tax Credit Regulations before December 31, 2023, a U.S. Holder currently is not expected to be able to claim a foreign tax credit for any Brazilian tax imposed on any gains from the sale or exchange of Vitru Brazil Shares or Vitru Brazil ADSs. However, a U.S. Holder may, at its election, deduct such Brazilian income taxes in computing its taxable income, subject to generally applicable limitations under U.S. law. An election to deduct creditable foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

The Brazilian IOF/Exchange Tax imposed on the purchase of Vitru Brazil Shares and the IOF/Bonds Tax on the deposit of Vitru Brazil Shares in exchange for ADSs and the cancellation of ADSs in exchange for Vitru Brazil Shares (as discussed below under “—Material Brazilian Tax Considerations—Tax on Mergers Involving Bonds and Securities”) will not be treated as a creditable foreign tax for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors as to whether those taxes would be deductible for U.S. federal income tax purposes.

The rules governing foreign tax credits are complex and, therefore, U.S. Holders are urged to consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to make effective use of foreign tax credits in their particular circumstances.

Passive Foreign Investment Company Rules

Special, generally unfavorable, U.S. federal income tax rules may apply to U.S. Holders that have held Vitru Cayman Shares or will hold Vitru Brazil Shares or Vitru Brazil ADSs if Vitru Cayman or Vitru Brazil has been or is a “passive foreign investment company,” or “PFIC,” at any time during which the U.S. Holder has held or holds Vitru Cayman Shares or Vitru Brazil Shares or Vitru Brazil ADSs, and may change the treatment of distributions on and dispositions of Vitru Brazil Shares or Vitru Brazil ADSs described above and the treatment of the exchange of Vitru Cayman Shares for Vitru Brazil Shares or Vitru Brazil ADSs pursuant to the Merger.

Vitru Cayman believes that it was not a PFIC for U.S. federal income tax purposes for the 2022 taxable year and Vitru Brazil does not expect to be a PFIC for its current taxable year. However, since PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that the Vitru Brazil will not be a PFIC for any taxable year.

If Vitru Cayman was a PFIC at any time during the holding period of a U.S. Holder, assuming that Vitru Brazil is not a PFIC in the taxable year of the Merger, under proposed regulations which are proposed to be effective from April 11, 1992, notwithstanding any other provision of the Code, such a U.S. Holder would recognize gain (but not loss) upon the exchange of its Vitru Cayman Shares for Vitru Brazil Shares or Vitru Brazil ADSs. The gain would be equal to the difference between the fair market value of the Vitru Brazil Shares or Vitru Brazil ADSs received on the date of the exchange and the U.S. Holder’s tax basis in Vitru Cayman Shares exchanged and would be subject to taxation in the manner described below with respect to gain on disposition of Vitru Brazil Shares or Vitru Brazil ADSs.

If Vitru Brazil were a PFIC for any taxable year during which a U.S. Holder held Vitru Brazil Shares or Vitru Brazil ADSs, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of the Vitru Brazil Shares or Vitru Brazil ADSs would be allocated ratably over the U.S. Holder’s holding period for the Vitru Brazil Shares or Vitru Brazil ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before Vitru Brazil became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar rules would apply to any distribution received by a U.S. Holder on its Vitru Brazil Shares or Vitru Brazil ADSs to the extent in excess of 125% of the average of the annual distributions on Vitru Brazil Shares or Vitru Brazil ADSs received by a U.S. Holder during the preceding three years or such U.S. Holder’s holding period, whichever is shorter. Certain elections (such as a mark-to-market election) may be available that would result in alternative treatment under the PFIC rules. U.S. Holders should consult their tax advisers to determine whether Vitru Brazil is a PFIC for any given taxable year and the tax consequences to them of holding shares in a PFIC.

If Vitru Brazil is a PFIC for any taxable year during which a U.S. Holder owns Vitru Brazil Shares or Vitru Brazil ADSs, the U.S. Holder will generally be required to file IRS Form 8621 with its annual U.S. federal income tax returns, subject to certain exceptions.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and may be subject to backup withholding unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals (and certain specified entities) may be required to report information relating to their ownership of an interest in certain foreign financial assets, including stock of a non-U.S. person, subject to exceptions (including an exception for stock held through a U.S. financial institution). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to Vitru Brazil’s Shares or ADSs.

U.S. HOLDERS OF VITRU BRAZIL SHARES OR VITRU BRAZIL ADSS SHOULD CONSULT THEIR OWN TAX ADVISERS AS TO THE BRAZILIAN, U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF VITRU BRAZIL SHARES OR VITRU BRAZIL ADSS BASED UPON THEIR PARTICULAR CIRCUMSTANCES.

Material Brazilian Tax Considerations

Tax Treatment of the Merger

We understand that the Merger, if carried out as intended and at book value, should be neutral for tax purposes from a Brazilian tax perspective, although there are no specific tax rules in Brazil regarding international mergers, nor tax precedents on the matter. However, mergers between Brazilian and foreign entities are uncommon, and as such, the consequences are uncertain and there is a risk that tax authorities may take a differing view.

For example, from a Brazilian tax perspective, mergers are generally deemed not to constitute a disposal event. Instead, they are recognized as a transaction whereby one entity is absorbed into the other, pursuant to which the surviving entity is the successor in all rights and obligations of both entities. As such, a view may be taken that no income tax should apply in Brazil for the shareholders of Vitru Cayman Shares as a consequence of the Merger. However, given the infrequent nature of such mergers and the lack of precedent, tax authorities may take a different view. For example, tax authorities may claim that the transfer of Vitru Brazil Shares or Vitru Brazil ADSs in exchange for Vitru Cayman Shares upon the Merger should be subject to income tax. Moreover, some controversy may arise in respect of the acquisition cost to be attributed to the Vitru Brazil Shares upon the exchange, for example, whether it should be determined by reference to the amount originally paid for Vitru Cayman Shares or the implied value of the Vitru Cayman Shares when exchanged for Vitru Brazil Shares or Vitru Brazil ADSs.

Additionally, Vitru Cayman will cease to be holder of Vitru Brazil Shares upon the closing of the Merger. Although we believe that there are grounds to argue that this event should not trigger income tax on any capital gain, no guarantee can be given that the tax authorities will take the same view, and as such, there is a risk that tax authorities may consider that Vitru Cayman made a taxable capital gain by effecting the Merger.

We strongly recommend the holders of Vitru Cayman Shares consult their own tax advisors in respect to the tax consequences of the Merger.

Consequences of Ownership and Disposition of Vitru Brazil Shares or Vitru Brazil ADSs

The following discussion is a summary of the material Brazilian tax considerations regarding the acquisition, ownership and disposition of our Vitru Brazil Shares or Vitru Brazil ADSs by a Non-Resident Holder following the Merger.

It is based upon the tax laws and regulations of Brazil as in effect on the date of this prospectus, which are subject to change and to differing interpretations. Any change to the legislation may change the consequences described below. Each prospective holder is urged to consult its own tax advisor about the particular Brazilian tax consequences to such investment in Vitru Brazil Shares or Vitru Brazil ADSs.

The tax consequences described below do not consider the effects of any tax treaties or reciprocity of tax treatment entered into by Brazil and other countries. The discussion also does not address any tax consequences under the tax laws of any state or municipality of Brazil.

Due to many controversial issues related to the Brazilian tax considerations applicable to Non-Resident Holders of Vitru Brazil Shares and Vitru Brazil ADSs, prospective holders and purchasers should consult with their own tax advisors about the applicable tax consequences.

Income tax

For purposes of Brazilian taxation, there are two types of Non-Resident Holders of Vitru Brazil Shares or Vitru Brazil ADSs: (i) Non-Resident Holders that are not resident or domiciled in a Low or Nil Tax Jurisdiction (as explained and defined below), and that, in the case of holders of Vitru Brazil Shares, are registered as a 4,373 Holder; and (ii) other Non-Resident Holders, which include 4,373 Holders that are located in Low or Nil Tax Jurisdictions or Non-Resident Holders that are not 4,373 Holders. The investors mentioned in item (i) above which are registered with the Brazilian Central Bank and the CVM as being able to invest in Brazil, in accordance with the Portfolio Investment Regime, are subject to a favorable tax regime in Brazil, as described below. Nonetheless, there can be no assurance that the current treatment for Non-Resident Holders of Vitru Brazil ADSs and Non-Resident Holders of Vitru Brazil Shares under CMN Resolution No. 4,373/2014 will continue or will not be changed in the future.

Dividends. Dividends paid by a Brazilian corporation paid to a Non-Resident Holder of Vitru Brazil Shares or Vitru Brazil ADSs are currently not subject to income tax, to the extent that such amounts are related to profits generated on or after January 1, 1996. Dividends paid from profits generated before January 1, 1996 may be subject to Brazilian income tax at variable rates, pursuant to the tax legislation applicable to each corresponding year.

Capital Gains. As a general rule, capital gains realized as a result of a disposition transaction are the positive difference between the amount received on the disposition of the assets and the respective acquisition cost. Under Brazilian law, income tax on such gains can vary depending on the domicile of the Non-Resident Holder, the type of registration of the investment by the Non-Resident Holder with the Brazilian Central Bank and how the disposition is carried out, as described below.

Disposition of Vitru Brazil ADSs

Pursuant to Law No. 10,833, enacted on December 29, 2003, gains recognized on the disposition of assets located in Brazil by a Non-Resident Holder, whether to other Non-Resident Holders or Brazilian holders, are subject to taxation in Brazil. This rule is applicable regardless of whether the disposition is conducted in Brazil or abroad. Although we believe that the Vitru Brazil ADSs do not fall within the definition of assets located in Brazil for purposes of Law No. 10,833 because they represent securities issued and renegotiated offshore, considering the general and unclear scope of such provisions, as well as the lack of a judicial court ruling in respect thereto, we are unable to predict whether such understanding will ultimately prevail in the courts of Brazil. It is important to note, however, that even if Vitru Brazil ADSs were considered assets located in Brazil, investors that are not resident in Low or Nil Tax Jurisdiction could potentially qualify for an exemption of capital gain tax according to article 81 of Law No. 8,981/1995 (controversial matter).

Exchange of Vitru Brazil Shares into Vitru Brazil ADSs

The deposit of Vitru Brazil Shares in exchange for Vitru Brazil ADSs may be subject to Brazilian tax on capital gains at the rate of gains at rates ranging from 15% to 22.5%, or 25% in the case of Non-Resident Holder domiciled in a Low or Nil Tax Jurisdiction, if the acquisition cost of the Vitru Brazil Shares is lower than:

(i)       the average price per share on a Brazilian stock exchange on which the greatest number of such shares were sold on the day of deposit; or

(ii)       if no shares were sold on that day, the average price on the Brazilian stock exchange on which the greatest number of shares were sold in the 15 trading sessions immediately preceding such deposit.

In such case, the difference between the acquisition cost, as the case may be, and the average price of the shares calculated as set out above will be considered to be a capital gain subject to taxation. Although there is no clear regulatory guidance, there may be arguments to sustain that such taxation is not applicable, mainly in the case of a Non-Resident Holder that is a 4,373 Holder and is not resident in a Low or Nil Tax Jurisdiction.

Exchange or Cancellation of Vitru Brazil ADSs for Vitru Brazil Shares

Although there is no clear legislation on the matter, there are grounds to sustain that the exchange or cancellation of Vitru Brazil ADSs with the following receipt of Vitru Brazil Shares should not be subject to Brazilian tax.

Disposition of Vitru Brazil Shares

Capital gains realized by a Non-Resident Holder on the disposition of Vitru Brazil Shares sold on a Brazilian stock exchange (which includes a transaction carried out on the organized over-the-counter market) are:

•	exempt from income tax when realized by a Non-Resident Holder that (i) is a 4,373 Holder; and (ii) is not resident or domiciled in a Low or Nil Taxation Jurisdiction;

•	subject to income tax at a rate of 15% in the case of gains realized by (A) a Non-Resident Holder that (1) is not a 4,373 Holder and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction; or by (B) a Non-Resident Holder that (1) is a 4,373 Holder and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction; and

•	subject to income tax at a rate of up to 25% in the case of gains realized by a Non-Resident Holder that (1) is not a 4,373 Holder, and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction.

Any other gains realized on a sale or disposition of the Vitru Brazil Shares that is not carried out on a Brazilian stock exchange are:

•	subject to income tax at a rate of 15% when realized by any Non-Resident Holder that (i) is a 4,373 Holder and (ii) is not resident or domiciled in a Low or Nil Tax Jurisdiction, although different interpretations may be raised to sustain the application of the progressive rates, ranging from 15% to 22.5%, set forth by Law No. 13,259/2016, as explained below;

•	subject to income tax at progressive rates, ranging from 15% to 22.5% in case of gains realized by (A) a Non-Resident Holder that (1) is not a 4,373 Holder and (2) is not resident or domiciled in a Nil or Low Tax Jurisdiction, or (B) a Non-Resident Holder that (1) is a 4,373 Holder and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction; and

•	subject to income tax at a 25% rate, in case of gains realized by a Non-Resident Holder that (1) is not a 4,373 Holder, and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction.

The progressive rates from 15% to 22.5% mentioned above, as applicable, were introduced by Law No. 13,259, of March 17, 2016 and apply as follows: (i) 15% for the part of the gain that does not exceed R$5 million, (ii) 17.5% for the part of the gain that exceeds R$5 million but does not exceed R$10 million, (iii) 20% for the part of the gain that exceeds R$10 million but does not exceed R$30 million and (iv) 22.5% for the part of the gain that exceeds R$30 million.

Note that such progressive rates were stated expressly for Brazilian resident individuals by Law No. 13,259/16, increasing the previously 15% flat rate. Because such Law did not mention expressly its application to non-residents, in certain circumstances some controversial interpretations may arise. Although we cannot assure you that tax authorities will not take differing interpretations, we believe that the capital gain taxation described above is the most likely to apply, mainly because the progressive rates should apply for Non-Resident Holders, except if specific rates are provided by another rule.

In the cases above, if the gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation of a financial institution, the withholding income tax of 0.005% will apply and can be credited against the eventual income tax due on the capital gain.

In the case of a redemption of securities or a capital reduction by a Brazilian corporation, the positive difference between the amount effectively received by the Non-Resident Holder and the corresponding acquisition cost of the shares redeemed is treated as capital gains derived from the sale or exchange of shares not carried out on a Brazilian stock exchange and is subject to the same tax treatment above described.

Any exercise of preemptive rights relating to the Vitru Brazil Shares or Vitru Brazil ADSs will not be subject to Brazilian income tax. Any gain on the sale or assignment of preemptive rights relating to shares by the depositary on behalf of holders of Vitru Brazil ADSs will be subject to Brazilian income taxation according to the same rules applicable to the sale or disposal of Vitru Brazil Shares.

For the purposes of calculation, capital gains realized as a result of a disposal of shares should be measured by the positive difference between the amount realized upon sale or exchange and the respective acquisition cost. For a 4,373 Holder of Vitru Brazil Shares, the acquisition cost should be the amounts paid for them in Brazilian reais. Although there might be some controversy on the use of foreign currency for the acquisition cost in other circumstances, Article 23 of Normative Instruction No. 1,455/14, issued by Brazilian tax authorities, provides that the capital gains shall be calculated in Brazilian reais.

In any case applicable, the income tax assessed on capital gains by the Non-Resident Holders should be generally withheld by the purchaser (or, if resident abroad, by its representative in Brazil), as the case may be. In some situations, the tax calculation and collection may be done by the representative of the Non-Resident Holder.

Payments of Interest Attributable to Shareholders’ Equity: In accordance with Law No. 9,249, dated December 26, 1995, as amended, Brazilian corporations may make distributions to shareholders of interest on shareholders’ equity as an alternative to making dividend distributions and treat those payments as a deductible expense for the purposes of calculating Brazilian corporate income tax and, as from 1997, social contribution on net income, as far as certain limits are observed. Such interest is limited to the daily pro rata variation of the TJLP as determined by the Brazilian Central Bank from time to time multiplied by the sum of the determined Brazilian company’s net equity accounts, multiplied by the net equity value of the Brazilian company with certain adjustments. The amount of deduction cannot exceed the greater of:

•	50% of the net profits (after the social contribution on net income and before the provision for corporate income tax, and the amounts attributable to shareholders as interest on net equity) for the period in respect of which the payment is made; or

•	50% of the sum of retained profits and profits reserves as of the date of the beginning of the period in respect of which the payment is made.

Payments of interest on own capital in respect of Vitru Brazil Shares paid to shareholders who are either Brazilian residents or Non-Resident Residents, including holders of Vitru Brazil ADS, are subject to Brazilian withholding income tax at the rate of 15%, or 25% in case of shareholders domiciled in a Low or Nil Taxation Jurisdiction, and will be deductible by us as long as the payment of a distribution of interest is approved by our shareholders.

These distributions may be included, at their net value, as part of any mandatory dividend. To the extent payment of interest on shareholders’ equity is so included, the corporation is required to distribute to shareholders an additional amount to ensure that the net amount received by them, after payment of the applicable income tax, plus the amount of declared dividends, is at least equal to the mandatory dividend.

There is an ongoing public political discussion in Brazil in relation to reforming the Brazilian tax system regarding income tax that may have implications to the interest on shareholders’ equity deductible expense for purposes of calculating Brazilian corporate income taxes on net profits. We cannot assure you that the Brazilian federal government will not try to increase the income tax on interest on shareholders’ equity in the future or repeal the interest on shareholders’ equity provisions altogether.

Discussion on Low or Nil Taxation Jurisdictions and Privileged Tax Regimes

Under Brazilian tax law, a Low or Nil Taxation Jurisdiction is a country or location that (1) does not impose taxation on income, or which imposes such tax at a maximum statutory rate lower than 20% or (2) imposes restrictions on the disclosure of shareholding composition, the ownership of the investment or the identity of the beneficiary of earnings attributed to non-residents. A regulation issued by the Brazilian Ministry of Treasury on November 28, 2014 (Ordinance 488, of 2014) decreased from 20% to 17% this minimum threshold for certain specific cases. The 17% threshold applies only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules established by the Brazilian tax authorities in Normative Ruling No. 1,530, dated December 19, 2014. However, Normative Ruling No. 1,037, which identifies the countries considered to be Low or Nil Taxation Jurisdictions and Privileged Tax Regimes, has not been amended to reflect the 17% rate.

On June 24, 2008, and with effect as of January 1, 2009, Law No. 11,727 created the concept of Privileged Tax Regimes, in connection with transactions subject to Brazilian transfer pricing rules and also applicable to thin capitalization/cross-border interest deductibility rules, which is broader than the concept of a Low or Nil Tax Jurisdiction. Pursuant to Law No. 11,727, a jurisdiction will be considered a Privileged Tax Regime if it (1) does not tax income or tax it at a maximum rate lower than 20% or 17%, provided that the requirements set forth in Normative Ruling No. 1,530 and Ordinance No. 488 are met; (2) grants tax advantages to a non-resident entity or individual (i) without the need to carry out a substantial economic activity in the country or a said territory or (ii) conditioned to the non-exercise of a substantial economic activity in the country or a said territory; (3) does not tax or tax proceeds generated abroad at a maximum rate lower than 20%, or 17%, provided that the requirements set forth in Normative Ruling No. 1,530 are met; or (4) restricts the ownership disclosure of assets and ownership rights or restricts disclosure about economic transactions carried out.

In addition, on June 4, 2010, the Brazilian tax authorities enacted Ordinance No. 1,037, listing (i) the countries and jurisdictions considered Low or Nil Tax Jurisdictions; and (ii) the Privileged Tax Regimes. Normative Ruling No. 1,037 has not been amended thus far to reflect the threshold changes previously mentioned.

Although we believe that the best interpretation of the current Brazilian tax legislation should lead to the conclusion that the concept of Privileged Tax Regimes should only apply for certain Brazilian tax purposes, such as transfer pricing and thin capitalization rules/cross-border interest deductibility, there is no assurance that Brazilian tax authorities will not attempt to apply the concept of Privileged Tax Regimes to other types of transactions. However, we cannot assure you that subsequent legislation or interpretations by the Brazilian tax authorities regarding the definition of a Privileged Tax Regime provided by Law No. 11,727 will not apply such regime to a Non-Resident Holder’s income from the investment in Vitru Brazil Shares, in which case the income tax applicable to such investment could be assessed at a rate of up to 25%.

Tax on Foreign Exchange and Financial Transactions

Foreign Exchange Transactions (IOF/Exchange)

Brazilian law imposes a Tax on Foreign Exchange Transactions, or “IOF/Exchange,” triggered by the conversion of reais into foreign currency and on the conversion of foreign currency into reais.

Pursuant to Decree No. 6,306/07, as amended, IOF/Exchange may be levied on foreign exchange transactions, affecting either or both the inflow or/and outflow of investments. The IOF rates are set by the Brazilian executive branch, and the highest applicable rate is 25%. Currently, for most exchange transactions, the rate of IOF/Exchange is 0.38%.

The rate of IOF/Exchange tax imposed on foreign exchange transactions carried out by a foreign investor for the purpose of investing in the financial and capital markets may vary from time to time as defined by the government and the rates may be different based on the type of investment as well as the time in which such investment is maintained in Brazil.

The inflow of foreign funds for the purchase of shares under the Portfolio Investment Regime is subject to 0% IOF/Exchange rate and the same 0% rate levies on the remittance of dividends and payments of interest on shareholder’s equity. Although it is not clearly regulated, the conversion of reais into dollars for payment of dividends to holders of Vitru Brazil ADS should also benefit from the 0% IOF/Exchange rate. The inflow of funds derived from the Vitru Brazil ADS cancellation for purposes of investing in Vitru Brazil Shares is also subject to a 0% rate of IOF/Exchange.

Notwithstanding these rates of the IOF/Exchange the Brazilian government is permitted to increase at any time the rate to a maximum of 25%, but only in relation to future transactions, with immediate effects.

Tax on Transactions involving Bonds and Securities (IOF/Bonds Tax)

Brazilian law imposes a Tax on Transactions Involving Bonds and Securities, known as “IOF/Bonds Tax.” Currently, the rate of IOF/Bonds Tax is zero applicable to transactions involving (i) Vitru Brazil Shares and (ii) the exchange of Vitru Brazil Shares for Vitru Brazil ADSs or Vitru Brazil Shares into Vitru Brazil ADSs. The Brazilian Government may increase such rate at any time, up to 1.5% per day, but only in respect to future transactions.

Material Cayman Islands Tax Considerations

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax. No taxes, fees or charges will be payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of the Merger or the receipt of ADSs under the terms of the Merger. This is subject to the qualification that (i) Cayman Islands stamp duty may be payable if any original transaction documents are brought into or executed or produced before a court in the Cayman Islands (for example, for enforcement), (ii) registration fees will be payable to the Cayman Registrar to register the Plan of Merger and (iii) fees payable to the Cayman Islands Government Gazette Office to publish the notice of the Merger in the Cayman Islands Government Gazette.

Information About the Companies

Vitru Brazil

Prior to implementation of the Merger, Vitru Brazil is an intermediary holding company and operating company in the Vitru Group. All of the Vitru Brazil Shares are currently held by Vitru Cayman. In turn, Vitru Brazil is the direct or indirect shareholder of all the remaining entities in the Vitru Group carrying out the business described below. In addition, Vitru Brazil is itself an operating company through which we provide part of our digital graduate courses.

We provide a complete pedagogical system focused on an online or hybrid digital education experience for undergraduates and continuing education students. We offer a differentiated digital education experience to our students through our model, which emphasizes flexibility, affordability and a strong relationship with all stakeholders engaged in our platform. Our hybrid and technology-enabled content is delivered both digitally and through in-person weekly meetings led by trained tutors throughout our extensive hub network. We believe that our tutor-centered learning experience sets us apart, creating a stronger sense of community and belonging while contributing to higher engagement and retention rates among our student base.

Our digital education centers, or “hubs,” are the core of our system, which offer in-person tutoring, supported by virtual mentoring. We operate our hubs mainly through joint operations in a scalable partnership model based on symbiotic, financially aligned and self-reinforcing relationships with our hub partners, who manage day to day operations and financial planning. We have one of the largest nationwide digital education footprints in Brazil, driven by an asset-light and scalable business model that is resilient through macroeconomic cycles. Our learning methodology and online educational platform enable us to deliver affordable content digitally and through hubs with in-person and virtual mentoring. We expect our system to include a lifelong postsecondary education journey with a growing offering of undergraduate and continuing education programs, in which we leverage students’ learning methods, performance, and interests as data to drive tailored and engaging educational solutions.

Our revenue is driven primarily by tuition fees charged for digital education undergraduate courses. Although we focus on undergraduate digital education courses, we also offer digital continuing education and certain on-campus undergraduate courses. We operate mainly through joint operations in a scalable partnership model with strong cash flow generation. Our hub partners are remunerated by their respective share represented by a given percentage over the tuition fee collected by us from students. The total amount to be transferred to the hub partners on a monthly basis is derived from the pricing terms agreed upon with each partner on the service contract. This percentage is basically similar across all our partnership agreements within the same brand (Uniasselvi or UniCesumar) and varies in accordance with the type of course the student is enrolled in, which are usually higher for continuing education courses and lower for undergraduate courses. In addition, in the case of Uniasselvi, this percentage is higher in the beginning of the hubs’ operations and decreases throughout their life cycle, thus reducing their payback period and increasing the attractiveness of their investment. Therefore, as hubs mature, we should experience an increase in our gross revenue (higher than the increase in tuition fees in the same period) as a result of lower tuition share allocated to our hub partners.

We are a corporation (sociedade anônima) incorporated under the laws of Brazil on June 27, 2014 for an unlimited duration and registered under NIRE number 42.300.047.520. Our legal name is Vitru Brasil Empreendimentos, Participações e Comércio S.A. and our commercial name is “Vitru.” Vitru Brazil’s registered office and principal executive office is located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil and the telephone number at Vitru Brazil’s principal executive offices is +55 (47) 3281-9500. Our website is https://investors.vitru.com.br.

Vitru Cayman

Prior to implementation of the Merger, Vitru Cayman is currently the holding company of the Vitru Group, which includes Vitru Brazil. The Vitru Cayman 2022 Form 20-F includes consolidated information on Vitru Cayman which also describes the business of the Vitru Group. See “Information About the Companies—Vitru Cayman,” “Information About Vitru Cayman” and “Where You Can Find More Information” for additional information on the business of Vitru Cayman.

Vitru Cayman is a Cayman Islands exempted company incorporated with limited liability on March 5, 2020 for purposes of effectuating our initial public offering. Its legal name is Vitru Limited and its commercial name is “Vitru.” Vitru Cayman’s registered office is located at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands and its principal executive office is located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis. The telephone number of our principal executive offices is +55 (47) 3281-9500. Our website is https://investors.vitru.com.br. In addition, the SEC maintains a website that contains information which Vitru Cayman has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

Information About Vitru Brazil

Prior to implementation of the Merger, Vitru Brazil is an intermediary holding company and operating company in the Vitru Group. All of the Vitru Brazil Shares are currently held by Vitru Cayman. In turn, Vitru Brazil is the direct or indirect shareholder of all the remaining entities in the Vitru Group carrying out the business described below. In addition, Vitru Brazil is itself an operating company through which we provide part of our digital graduate courses.

We are a corporation (sociedade anônima) incorporated under the laws of Brazil on June 27, 2014 for an unlimited duration and registered under NIRE number 4230004752-0. Our legal name is Vitru Brasil Empreendimentos, Participações e Comércio S.A. and our commercial name is “Vitru.” Vitru Brazil’s registered office and principal executive office is located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, in the State of Santa Catarina, 88032-005, Brazil and the telephone number at Vitru Brazil’s principal executive offices is +55 (47) 3281-9500. Our website is https://investors.vitru.com.br.

As of the date of this prospectus, Vitru Brazil was not convicted in a criminal proceeding during the past five years, and was not a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining Vitru Brazil from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

For a discussion of Vitru Cayman’s business, which includes the respective businesses of Vitru Brazil, see “Information About the Companies—Vitru Cayman,” “Information About Vitru Cayman,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Cayman,” “Management and Compensation of Vitru Cayman” and “Where You Can Find More Information.”

Information About Vitru Cayman

Prior to implementation of the Merger, Vitru Cayman is currently the holding company of the Vitru Group, which includes Vitru Brazil. The Vitru Cayman 2022 Form 20-F includes consolidated information on Vitru Cayman which also describes the business of the Vitru Group. See “Information About the Companies—Vitru Cayman,” “Information About Vitru Cayman” and “Where You Can Find More Information” for additional information on the business of Vitru Cayman.

Vitru Cayman is a Cayman Islands exempted company incorporated with limited liability on March 5, 2020 for purposes of effectuating our initial public offering. Its legal name is Vitru Limited and its commercial name is “Vitru.” Vitru Cayman’s registered office is located at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands and its principal executive office is located at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis. The telephone number of our principal executive offices is +55 (47) 3281-9500. Our website is https://investors.vitru.com.br. In addition, the SEC maintains a website that contains information which Vitru Cayman has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

For a discussion of Vitru Cayman’s business, which includes the respective businesses of Vitru Brazil, see “Item 4. Information on the Company” of the Vitru Cayman 2022 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of this information, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Management’s Discussion and Analysis of Financial Condition
and Results of Operations of Vitru Brazil

Prior to implementation of the Merger, Vitru Brazil is an intermediary holding company and operating company in the Vitru Group. All of the Vitru Brazil Shares are currently held by Vitru Cayman. In turn, Vitru Brazil is the direct or indirect shareholder of all the remaining entities in the Vitru Group carrying out the business described below. In addition, Vitru Brazil is itself an operating company through which we provide part of our digital graduate courses.

For a discussion of Vitru Cayman’s financial condition and results of operations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vitru Cayman,” “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Management’s Discussion and Analysis of Financial Condition
and Results of Operations of Vitru Cayman

Prior to implementation of the Merger, Vitru Cayman is currently the holding company of the Vitru Group, which includes Vitru Brazil. The Vitru Cayman 2022 Form 20-F includes consolidated information on the Vitru Cayman Group which also describes the business of the Vitru Group. See “Information About the Companies—Vitru Cayman,” “Information About Vitru Cayman” and “Where You Can Find More Information” for additional information on the business of Vitru Cayman.

For a discussion of Vitru Cayman’s financial condition and results of operations, including a discussion of the results of operations of each of components of the Vitru Group and the Vitru Brazil Group, see “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” of the Vitru Cayman 2022 Form 20-F and the Vitru Cayman Q3 Form 6-K, which are incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Management and Compensation of Vitru Brazil

Overview of Vitru Brazil’s Management

As of the date of this prospectus, our board of directors and executive officers are responsible for the operation of our business.

Board of Directors

Our board of directors is the decision-making body responsible for, among other things, determining policies and guidelines for our business. The board of directors also supervises our executive officers and monitors their implementation of policies and guidelines established from time to time by our board of directors.

The following table lists the current members of our board of directors:

Name	Date of election	Position
Carlos Eduardo Martins e Silva	April 22, 2022	Chairman
Wilson de Matos Silva	May 20, 2022	Vice-Chairman
Daniel Arthur Borghi	November 30, 2022	Director
Edson Gustavo Georgette Peli	April 22, 2022	Director
Felipe Samuel Argalji	November 30, 2022	Director
Fernando Cezar Dantas Porfírio Borges	April 22, 2022	Director
Mariana Moura Wyatt	November 10, 2023	Director
Weslley Kendrick Silva	May 20, 2022	Director
Aline Leite San Lee Sun	April 22, 2022	Independent Director
Claudia Jordão Ribeiro Pagnano	April 22, 2022	Independent Director
Rivadávia Correa Drummond de Alvarenga Neto	April 22, 2022	Independent Director

The following is a summary of the business experience of the members of the board of directors of Vitru Brazil. Unless otherwise indicated, the current business addresses for our directors is Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, SC, 88032-005, Brazil.

None of the directors of Vitru Brazil listed below has, during the past five (5) years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all directors and officers of Vitru Brazil are citizens of Brazil.

Carlos Eduardo Martins e Silva is the chairman of our board and a member of the board of directors of Vitru Cayman, a position he has held since July 13, 2021, and has served as the Chairman of the board since August 26, 2022. Mr. Martins e Silva is a partner at Vinci Partners where he focuses on private equity. He has actively participated in the raising, investing, monitoring and divestment of three private equity funds that together invested a total of U.S.$1.6 billion in more than 30 companies. He has served on the boards of directors or fiscal councils of Cemar, Ceagro, Los Grobo, Burger King, Vitru, Uniasselvi, Domino’s, Grupo CURA and Vero. Since 2021 he has also been a member of the deliberative council of the Brazilian Private Equity and Venture Capital Association (Associação Brasileira de Private Equity & Venture Capital — ABVCAP). He has also held executive positions at portfolio companies of Vinci Partners, including serving as the chief financial officer of Sollus and Los Grobo, and as the chief executive officer of Uniasselvi (on an interim basis) and Domino’s between 2018 and 2020. Before joining Vinci Partners, Mr. Martins e Silva was an equity research analyst at Credit Suisse where he participated in several initial public offerings between 2006 and 2007. Previously, he worked as an equity analyst at Banco Modal. He holds a bachelor’s degree in economics from the Universidade Federal do Rio de Janeiro and from the Università degli Studi di Bologna.

Wilson de Matos Silva is the Vice Chairman of our board of directors and of the board of directors of Vitru Cayman since May 20, 2022. Mr. de Matos Silva is the founder and former dean of Unicesumar. He founded the business in 1990. He is also a founder of the educational group Colégio Objetivo – Unidade Maringá. Prior to this, Mr. de Matos Silva was a University Professor at the state university of Universidade Estadual de Maringá-PR and at Universidade Paranaense. Mr. de Matos Silva has a bachelor’s degree in mathematics from Universidade Federal de Santa Catarina as well as a specialization in advanced calculus from Universidade Estadual de Londrina.

Daniel Arthur Borghi is a member of our board and the board of directors of Vitru Cayman since November 16, 2022, and is Co-CEO of Crescera Investimentos, a managing director, and a member of its Executive Committee. A partner for over 10 years, he is responsible for its Education Private Equity practice. He was a member of the board of directors of Afya Limited. He is also currently a member of the board of Vertex Technologies Ltd. (Nelogica). Prior to joining Crescera Investimentos, he was a consultant at McKinsey &Co., an executive at Docas Participações S.A., and a partner at Finance Ltda. He holds an electrical engineering degree from Pontifícia Universidade Católica do Rio de Janeiro and an MBA from the Kellogg School of Management, Northwestern University.

Edson Gustavo Georgette Peli is a member of our board and the board of directors of Vitru Cayman since September 2, 2020, and has served as the Chairman of our board of directors between July 13, 2021 and August 26, 2022. Mr. Peli has previously served on the board of directors of Vitru Brazil, a position he has held since October 2015. In addition to our company, Mr. Peli currently serves on the boards of directors of Ri Happy Brinquedos S.A. Mr. Peli was also a Managing Director at The Carlyle Group, based in São Paulo, Brazil, focusing on buyout investment opportunities primarily in Brazil and other selected South American countries. Mr. Peli joined The Carlyle Group in 2008 and was involved in investing and managing over U.S.$1.5 billion in equity investments in the healthcare, consumer and retail, and education sectors. Mr. Peli stayed with The Carlyle Group until its operations in Brazil were acquired by SPX Capital in May 2021, where he is currently a Partner. Prior to joining The Carlyle Group, Mr. Peli worked in investment banking at Credit Suisse Brasil S.A., or Credit Suisse Brazil, from December 2004 to January 2008, where he was involved in mergers and acquisitions and capital markets, having participated in over 30 completed transactions across several sectors. Prior to his time at Credit Suisse Brazil, Mr. Peli worked in credit risk at Banco Citibank S.A., or Citi Brazil, from February 2004 to December 2004. Mr. Peli holds a bachelor of science degree in Business Administration from Escola de Administração de Empresas de São Paulo/Fundação Getulio Vargas with a specialization program in Corporate Finance and Capital Markets at the University of Texas at Austin.

Felipe Samuel Argalji is a member of our board and the board of directors of Vitru Cayman since November 16, 2022, and is a senior partner and member of the Executive Committee of Crescera Investimentos, responsible for investments in the Education Private Equity sector, since 2009. He was a member of the Finance Committee of Abril Educação, and a member of the board of directors at Anima Educação and Afya Limited. He is also currently a member of the board of AOVS Sistemas de Informática S/A (Alura). He holds an economics degree from IBMEC.

Fernando Cezar Dantas Porfírio Borges is a member of our board and the board of directors of Vitru Cayman, a position he has held since September 2, 2020. Mr. Borges has previously served on the board of directors of Vitru Brazil, a position he has held since October 2015. In addition to our company, Mr. Borges currently serves on the boards of directors of Ri-Happy Brinquedos S.A., Estok Comércio e Participações Ltda., or Tok & Stok, USS Soluções Gerenciadas S.A. and Grupo Madero and is Vice Chairman of the board of directors of the Brazilian Association of Private Equity & Venture Capital, or ABVCAP, a member of the board of EMPEA—Emerging Market Private Equity Association and of LAVCA – Latin American Private Equity & Venture Capital Association. Mr. Borges was also a managing Director and head of the Carlyle Group’s South American buyout group focused on private equity investment opportunities in South America. He joined The Carlyle Group in 2007 and was involved in The Carlyle Group’s investments in portfolio companies in Brazil. Mr. Borges stayed with The Carlyle Group until its operations in Brazil were acquired by SPX Capital in May 2021, where he is currently a Partner. Prior to joining The Carlyle Group, Mr. Borges was a managing director at AIG Capital Partners and chief executive officer of AIG Capital Investments do Brasil, being responsible for managing AIG’s private equity activities in Brazil. Prior to his time at the AIG Capital Group, Mr. Borges was a director of Bozano, Simonsen’s private equity division, where he was responsible for managing a private equity fund sponsored by Bozano, Simonsen Group and Advent International. Cumulatively, Mr. Borges has 18 years of private equity experience in Brazil, having participated in more than 20 transactions in the region. Mr. Borges holds a graduate degree from the Bologna Center of the School of Advanced International Studies of Johns Hopkins University and a bachelor of the arts degree in international relations from Universidade de Brasilia.

Mariana Moura Wyatt is a partner and co-founder at 23S Capital. Prior to 23S Capital, Ms. Wyatt worked for 10 years at Temasek, where she was responsible for investments in Brazil. Before Temasek, she worked in the investment banking departments of Goldman Sachs and Citigroup. She is currently a board member at Bionexo S.A. and Clínica SIM Holdings Ltd. (SiMCo) and a member of the executive committees at Samedil Serviços de Atendimento Médico S.A. (MedSênior). She was also a member of the finance committee of Zamp S.A. (Burger King in Brazil), the strategic committee at Smartfit Escola de Ginástica e Dança S.A. and the risk committee at Superbac Biotechnology Solutions S.A. Ms. Wyatt holds an undergraduate degree in business administration from the Escola de Administração de Empresas de São Paulo da Fundação Getulio Vargas and an MBA from Columbia Business School.

Weslley Kendrick Silva is a member of our board and the board of directors of Vitru Cayman, since May 20, 2022. Mr. Kendrick Silva is the Head of Institutional Relations at UniCesumar, a position he has held since 2018. Mr. Kendrick Silva has a law degree from UniCesumar, as well as a post-graduate degree in marketing. In addition, Mr. Kendrick Silva has a post-graduate degree in strategic management of third-party organizations from Faculdade Cidade Verde and a master’s degree in leadership from Southeastern University.

Aline Leite San Lee Sun is an independent member of our board of directors and of the board of directors of Vitru Cayman, a position she has held since October 12, 2021. Mrs. Sun has over 30 years of experience in financial markets, including being the co-founder and chief executive officer of Guide Investimentos from 2013 to 2020. She was also a consultant at Pacífico Asset Management from 2011 to 2013, a superintendent in the asset management team at Itaú Unibanco from 2009 to 2011 and at Unibanco from 2004 to 2009, a senior product manager at Bank Boston from 2000 to 2004, a senior trader at Banco BBM in Rio de Janeiro and at BBM Securities in New York from 1996 to 1999, and a trader at Banco Icatu S.A. from 1993 to 1996. She has a bachelor’s degree in business economics from the Pontifícia Universidade Católica do Rio de Janeiro, a Certificate of Special Studies in Administration Management at Harvard Business School, and a certificate from the Advanced Boardroom Program for Women at Saint Paul Escola de Negócios.

Claudia Pagnano is an independent member of our board of directors and of the board of directors of Vitru Cayman, a position she has held since September 2, 2020. Ms. Pagnano has been an independent member of the board of directors of Vix Logistica SA serving their board, audit committee, ESG and people committee and market committee. From 2017 until 2019, she worked at Condor S/A, first as an independent business advisor and then as the chairwoman of its strategy and innovation committee. She also acts as an independent member of the board at Brado logistica, a company which is part of Grupo COSAN in Brazil. She is also a consulting member of Security SA and a pro bono member of Cruz Vermelha do Brasil – São Paulo Chapter, the largest nonprofit humanitarian organization in the world. Ms. Pagnano is also one of the nine founders of WCD (Women Corporate Directors), Brazil chapter, a non-profit foundation that aims to increase the participation of women in positions of boards of directors. Prior to that, she was Chief Executive Officer at Abrakidabra, Chief Commercial Officer at Gol Linhas Aéreas, Managing Director of the Brazilian Division of Brazil Foods-BRF, Chief Marketing Officer and Private Label Vice-President of Grupo Pão de Açucar, Chief Marketing Officer at BankBoston and Unibanco, Consumer Films Business Director for Brazil and Latin America at Eastman Kodak Company and Marketing Category Director at Colgate Palmolive. Ms. Pagnano holds a bachelor’s degree in Communication and Marketing from Escola Superior de Propaganda e Marketing, including extension courses in Finance from Fundação Getúlio Vargas (FGV) and has also received a certificate in Digital Transformation & Innovation from the University of California, Berkeley in 2018.

Rivadávia Correa Drummond de Alvarenga Neto is an independent member of our board of directors and of the board of directors of Vitru Cayman, a position he has held since September 2, 2020. Dr. Drummond is Clinical Assistant Professor at the W. P. Carey School of Business at Arizona State University, Faculty Lead for Arizona State University’s new M.S. degree in Innovation & Venture Development. Prior to joining the W. P. Carey School of Business at Arizona State University, Dr. Drummond was an original partner and board member of the Anima Educational Group Brazil, between 2018 and 2020 he was a Visiting Associate Professor at the Hong Kong Polytechnic University and The University of Hong Kong, Hong Kong, SAR, China. Dr. Drummond is also founding partner and Executive Director of Rivadavia & Associates. Dr. Drummond was a post-doctoral fellow and visiting scholar at the University of Toronto, Canada, in 2009, holds (i) a PhD in Information Studies, I-School from the Federal University of Minas Gerais (UFMG), in which he had his PhD Dissertation nominated for the award “Best Brazilian Dissertation in the field,” (ii) a MSc in Information Studies, I-School, from the Federal University of Minas Gerais (UFMG), (iii) an MBA in International Business, from the Catholic University of Minas Gerais and (iv) a bachelor’s degree in Business from the Federal University of Minas Gerais.

Executive Officers

Our executive officers are responsible for the management and representation of our company. We have a strong management team led by William Victor Kendrick de Matos Silva, our chief executive officer, with broad experience in the education industry. Our executive officers were appointed by our board of directors to hold office until their successors are appointed or their earlier removal from, or vacation of, office.

The following table lists our current executive officers:

Name	Date of Election	Position
William Victor Kendrick de Matos Silva	September 6, 2022	Co-Chief Executive Officer
Pedro Jorge Guterres Quintans Graça	March 9, 2022	Co-Chief Executive Officer
Carlos Henrique Boquimpani de Freitas	September 6, 2022	Chief Financial and Investor Relations Officer
Ana Paula Rodrigues	March 9, 2022	Chief People and Management and Services Officer

The following is a summary of the business experience of Vitru Brazil’s executive officers. Unless otherwise indicated, the current business address for our directors is Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, SC, 88032-005, Brazil.

None of the executive officers of Vitru Brazil listed below has, during the past five (5) years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all directors and officers of Vitru Brazil are citizens of Brazil.

William Victor Kendrick de Matos Silva is the Co-Chief Executive Officer of Vitru Brazil, a position he has held since May 20, 2022. Prior to that, Mr. Kendrick de Matos Silva was the Head of Distance Learning at UniCesumar, a position he had held for 10 years. Mr. Kendrick de Matos Silva has a master’s degree in public policy management from Universidade do Vale do Itajaí and a bachelor’s degree in physiotherapy from Centro Universitário de Maringá.

Pedro Jorge Guterres Quintans Graça is the Co-Chief Executive Officer of Vitru Brazil, a position he has held since May 20, 2022. Prior to serving as the Co-Chief Executive Officer, Pedro served as the Chief Executive Officer of Vitru Cayman between September 2, 2020 and May 20, 2022. Mr. Graça has been the chief executive officer of the companies of our group since April 2016. Prior to becoming our chief executive officer, Mr. Graça held various managerial positions at YDUQS Participações S.A., or YDUQS, from November 2007 to March 2016, including distance learning director and market director. He began his career as an entrepreneur, as a partner and owner of Sistema Energia de Ensino (focused on teaching K-12) from May 1995 to December 2003 and ENAD – Ensino a Distância, from January 2004 to October 2007. He was also a pioneer in the distance education market in Brazil and founded a satellite content transmission company. Cumulatively, Mr. Graça has over 24 years of experience in the education industry. Mr. Graça holds a bachelor’s degree in systems analysis from Universidade Presbiteriana Mackenzie and completed a specialization course in business at Fundação Getúlio Vargas (FGV).

Carlos Henrique Boquimpani de Freitas is the Chief Financial and Investor Relations Officer of Vitru Brazil, a position he has held since July 8, 2020. Mr. Freitas has been the chief financial officer of the companies of our group since March 2019. Prior to joining our company, Mr. Freitas began his career in the Mergers and Acquisitions department of Banco Brascan (part of the Brookfield Group) in Rio de Janeiro from May 1997 to June 2000. In 2000, he joined the French group ENGIE, which operates in the electricity, gas and services sectors where he worked from June 2000 to March 2019. At ENGIE he held various positions, such as Senior Strategy and Portfolio Manager at ENGIE Latin America from January 2008 to January 2009; Head of Finance, Treasury and Insurance at ENGIE Brasil Energia (formerly Tractebel Energia, a company listed in Brazil with a market capitalization exceeding U.S.$10 billion) from February 2009 to January 2013; and Chief Financial and Investor Relations Officer and Head of Human Resources at ECL, a listed company in Chile, from February 2013 to December 2016. Most recently, he was the Chief Financial and Investor Relations Officer of ENGIE Brasil Energia from January 2017 to March 2019. Mr. Freitas has a bachelor’s degree in Production Engineering from Universidade Federal do Rio de Janeiro and an MBA from INSEAD, France.

Ana Paula Rodrigues is the Chief People and Management and Services Officer of Vitru Brazil, a position she has held since September 2, 2020. Ms. Rodrigues has been the head of human resources and services of the companies of our group since July 2018. Prior to that, she worked at YDUQS from April 1999 to July 2018, including 15 years in leadership positions. During her last two years at YDUQS, she was in charge of the shared services center and the information technology department, which provided services to over 90 campuses throughout Brazil. She also worked in several other departments, including the Student Relations Department. She participated in the creation of the management excellence program and the implementation of the quality control system at YDUQS. She was also the Chief Operations Officer of the distance learning department and in charge of student relations, in which capacity she focused on reducing drop-out rates. She was also responsible for the integration of the largest private educational institution launched by YDUQS. Ms. Rodrigues has an MBA in Strategic Management and a bachelor’s degree in Information Technology from Universidade Estácio de Sá.

Compensation

Under our current by-laws and under the Vitru Brazil By-Laws to be adopted prior to or upon completion of the Merger, our general shareholders’ meeting is responsible for approving the annual aggregate compensation that we pay to the members of our board of directors and our executive officers. Our executive officers receive benefits which are similar to those provided to our other senior employees. Non-independent members of our board of directors have waived these benefits until the completion of the Merger. We currently have no employment agreements with our directors and executive officers providing for benefits upon the termination of their employment or service.

Following the completion of the Merger, Vitru Brazil will continue to apply its existing compensation policy.

Equity Based Compensation Plans

In addition, certain executive officers, managers and other eligible employees may receive equity-based compensation pursuant to our equity compensation plans. These equity compensation plans will be replaced by substantially similar plans at the level of Vitru Brazil. Awards under certain of the equity compensation plans which we make available to our directors, executive officers and members of our management may vest on the completion of the Merger.

Management of Vitru Brazil Following the Merger

Upon the closing of the transactions contemplated by the Merger Documents, Vitru Brazil’s board of directors will consist of at least four (4) members and at most eleven (11) members. The directors and executive officers of Vitru Brazil are now (and following the Merger are expected to be) the same as the current directors and executive officers of Vitru Cayman. See “—Overview of Vitru Brazil’s Management—Board of Directors” for a summary of the business experience of the members of the board of directors of Vitru Brazil and “—Overview of Vitru Brazil’s Management—Executive Officers” for a summary of the business experience of Vitru Brazil’s executive officers.

Out of the members of the Board of Directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rulebook. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Law No. 6,404/76 will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the relevant shareholders’ meeting. A shareholder or a group of shareholders representing at least 15% of the voting capital of Vitru Brazil may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of Vitru Brazil of at least 10% (provided that depending on the aggregate value of capital stock of Vitru Brazil at such time, pursuant to the applicable CVM ruling, this percentage can be reduced up to 5%) may request that the election of directors be subject to cumulative voting proceedings, as provided for in article 141 of the Brazilian Corporation Law and CVM Resolution 70.

Management and Compensation of Vitru Cayman

Vitru Cayman’s board of directors and Vitru Cayman’s executive officers are responsible for the operation of its business.

For a discussion of Vitru Cayman’s management and compensation (as well as certain other corporate governance matters), see “Item 6. Directors, Senior Management and Employees” and “Item 7. Major Shareholders and Related Party Transactions” of the Vitru Cayman 2022 Form 20-F, which are each incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Description of Vitru Brazil Shares and Vitru Brazil By-Laws

The following is a summary of certain significant provisions of the Vitru Brazil By-Laws (estatuto social) to be adopted prior to or upon completion of the Merger and the laws of Brazil. This description does not purport to be complete and is qualified by reference to the complete text of the Vitru Brazil By-Laws, which is still to become effective, and the applicable laws of Brazil. The Vitru Brazil By-Laws as described below will be adopted prior to or upon completion of the Merger. Vitru Brazil’s current by-laws, which will be superseded by the Vitru Brazil By-Laws at or prior to the Closing of the Merger, are attached as an Exhibit to the registration statement of which this prospectus is a part. This summary should not be considered as legal advice regarding these matters. You are urged to carefully review the Vitru Brazil By-Laws in their entirety as they, and not this description, will control your rights as a holder of Vitru Brazil Shares. In this section, unless otherwise stated, references to “we,” “us,” “our,” or the “Company” refer to Vitru Brazil.

General

Pursuant to the Novo Mercado regulations, our capital stock must consist exclusively of common shares. Vitru Brazil is a corporation (sociedade anônima) of indefinite term incorporated under the laws of Brazil, having its registered office in the city of Florianópolis, state of Santa Catarina, at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, SC, 88032-005, Brazil. Brazil, enrolled with the Brazilian taxpayers’ registry (Cadastro Nacional de Pessoas Jurídicas — CNPJ) under No. 20.512.706/0001-40. Vitru Brazil was incorporated on June 27, 2014 in Florianópolis, State of Santa Catarina. Vitru Brazil is governed by the laws of Brazil, as well as by the Vitru Brazil By-Laws.

Capital Stock

As per Article 5 of the Vitru Brazil By-Laws, the capital stock of the Vitru Brazil, fully subscribed to and paid in, is of R$2,031,408,344.53, divided into 1,959,751,707 registered common shares, with no par value. The capital stock of Vitru Brazil will be represented solely by common shares, and each common share will be entitled to one vote on the resolutions to be adopted by the shareholders.

Vitru Brazil is authorized to increase its capital stock, regardless of an amendment to the Vitru Brazil By-Laws, by up to 798,832,050 Vitru Brazil Shares, upon a resolution of its board of directors, which will establish the terms of issuance, including the price and payment. The board of directors may also approve the issuance of warrants (bonus de subscrição) and convertible debentures, as well as capitalization of profits of reserves, whether or not by issuing bonus shares, within the limits of the authorized capital.

The board of directors of Vitru Brazil may grant stock purchase or subscription options, under the plan or programs approved at the shareholders’ meeting, to the managers and employees of Vitru Brazil, as well as to managers and employees of other companies directly or indirectly controlled by Vitru Brazil, without preemptive rights to the shareholders at the time of either grant or exercise of such options, subject to the balance of the authorized capital limit at the time of exercise of subscription options, analyzed together with the balance of treasury shares at the time of exercise of purchase options.

Corporate Purpose

As per Article 3 of the Vitru Brazil’s By-Laws, Vitru Brazil’s purposes are to (i) hold the capital of other companies or non-business companies, as a quotaholder or shareholder, in Brazil and/or abroad, (ii) organize, maintain and pursue activities related to education and teaching at all levels and degrees, (ii) organize, maintain and pursue activities related to education and teaching at all levels and degrees, in accordance with applicable law, (iii) hold and participate in congresses, seminars, excursions and meetings for educational, cultural and social purposes, educational, cultural and social purposes, and (iv) engage in the retail trade of books, including digital books.

The development of activities by the companies that Vitru Brazil holds direct or indirect interest in any type considers the following factors: (i) the short- and long-term interests of Vitru Brazil and its shareholders, and (ii) the short and long-term economic, social, environmental and legal effects on its employees, suppliers, partners, clients and other creditors, as well as on the communities in which Vitru Brazil operates, both locally and globally.

Dividends

The Vitru Brazil By-Laws require that we distribute annually to Vitru Brazil’s shareholders a mandatory minimum dividend, which we refer to as the mandatory dividend, equal to at least 1% of Vitru Brazil’s net income after taxes, after certain deductions, including accumulated losses and any amounts allocated to employee and management participation, any amount allocated to Vitru Brazil’s legal reserve, any amount allocated to the contingency reserve and any amount written off with respect to the contingency reserve accumulated in previous fiscal years, in each case in accordance with Brazilian law.

However, the Brazilian Corporation Law permits a company to suspend the mandatory distribution of dividends if its board of directors reports to the shareholders’ meeting that the distribution would be incompatible with the financial condition of the company, subject to approval by the shareholders’ meeting and review by the fiscal council, if the company has a fiscal council in place at the time. In addition, our management must submit a report to the CVM clarifying the reasoning for any such non-payment. Net income not distributed due to such a suspension must be attributed to a separate reserve and, if not absorbed by subsequent losses, must be paid as dividends as soon as the financial situation of the company permits.

The amounts available for distribution are determined on the basis of financial statements prepared in accordance with the requirements of the Brazilian Corporation Law. In addition, amounts arising from tax incentive benefits or rebates are appropriated to a separate capital reserve in accordance with the Brazilian Corporation Law. This investment incentive reserve is not normally available for distribution, although it can be used to absorb losses under certain circumstances, or be capitalized. Amounts appropriated to this reserve are not available for distribution as dividends.

The Brazilian Corporation Law permits a company to pay interim dividends out of preexisting and accumulated profits for the preceding fiscal year or semester, based on financial statements approved by its shareholders. We may prepare financial statements semiannually or for shorter periods. Vitru Brazil’s board of directors may declare a distribution of dividends based on the profits reported in semiannual financial statements. Vitru Brazil’s board of directors may also declare a distribution of interim dividends or interest based on profits previously accumulated or in profits reserve, which are reported in such financial statements or in the last annual financial statement approved by resolution taken at a shareholders’ meeting. The board of directors may also declare dividends based on financial statements prepared for interim periods; provided that the total amount of dividends paid in each semester does not exceed the amounts accounted for in our capital reserve account set forth in paragraph 1 of Article 182 of the Brazilian Corporation Law and any dividends that fail to be claimed within a period of three (3) years will revert to Vitru Brazil.

In general, Non-Resident Holders must register their equity investment with the Brazilian Central Bank to have dividends, sales proceeds or other amounts with respect to their shares eligible to be remitted outside of Brazil. The common shares underlying the Vitru Brazil ADSs are held in Brazil by the custodian, as agent for the ADS Depositary, which is the registered owner on the records of the registrar for Vitru Brazil’s shares.

Payments of cash dividends and distributions, if any, are made in reais to the custodian on behalf of the ADS Depositary, which then converts such proceeds into U.S. dollars and causes such U.S. dollars to be delivered to the ADS Depositary for distribution to holders of Vitru Brazil ADSs. In the event that the custodian is unable to convert immediately the foreign currency received as dividends into U.S. dollars, the amount of U.S. dollars payable to holders of Vitru Brazil ADSs may be adversely affected by devaluations of the Brazilian currency that occur before the dividends are converted. Under the Brazilian Corporation Law, dividends paid to Non-Resident Holders will not be subject to Brazilian withholding tax; however, it is not clear under Brazilian law whether such withholding income tax exemption is also applicable to dividends distributed to holders of Vitru Brazil ADSs abroad.

Brazilian law allows the payment of dividends solely in reais, limited to the unappropriated retained earnings in Vitru Brazil’s financial statements prepared in accordance with IFRS.

Rights of Holders of Common Shares

Each of Vitru Brazil’s common shares entitles its holder to one vote at Vitru Brazil’s annual or extraordinary general shareholders’ meetings (assembleia geral ordinária or assembleia geral extraordinária). Pursuant to the Vitru Brazil By-Laws and its B3 listing agreement in connection with the listing of the common shares on the Novo

Mercado, we cannot issue shares without voting rights or with restricted voting rights. As long as we are listed on the Novo Mercado, we may not issue preferred shares. In addition, the Vitru Brazil By-Laws and the Brazilian Corporation Law provide that holders of Vitru Brazil Shares are entitled to dividends or other distributions made in respect of Vitru Brazil Shares in accordance with their respective participation in Vitru Brazil’s capital. See “Description of Vitru Brazil ADSs and Vitru Brazil Deposit Agreement—Dividends and Distributions” for a more complete description of payment of dividends and other distributions of Vitru Brazil Shares. In addition, in the event of Vitru Brazil’s liquidation and following the payment of all Vitru Brazil’s outstanding liabilities, holders of Vitru Brazil Shares are entitled to receive their pro rata interest in any remaining assets, in accordance with their respective participation in Vitru Brazil’s capital. The shareholders have preemptive rights to subscribe for new shares issued by us, pursuant to the Brazilian Corporation Law, but are not obligated to subscribe for future capital increases.

Pursuant to the Novo Mercado Rules, the Vitru Brazil Shares have tag-along rights which enable their holders, upon the sale of a controlling interest in us, to receive in exchange for their shares 100% of the price paid per common share for the controlling block.

Pursuant to the Brazilian Corporation Law, neither the Vitru Brazil By-Laws nor actions taken at a shareholders’ meeting may deprive a shareholder of: (1) the right to participate in the distribution of net income; (2) the right to participate equally and proportionally in any residual assets in the event of liquidation of Vitru Brazil’s company; (3) preemptive rights in the event of issuance of new shares, convertible debentures or subscription warrants, except in some specific circumstances under the Brazilian Corporation Law, as described below; (4) the right to hold Vitru Brazil’s management accountable in accordance with the provisions of the Brazilian Corporation Law; and (5) the right to withdraw from us in the cases specified in the Brazilian Corporation Law, including merger or consolidation, which are described in “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Right of Withdrawal” and “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Redemption.”

Neither the Vitru Brazil By-Laws, nor the Brazilian Corporation Law, contain any restriction on voting by Non-Resident Holders of Vitru Brazil Shares.

Public Tender Offer Upon Sale of Control

The direct or indirect disposal of controlling interest in Vitru Brazil in a single transaction or series of successive transactions must be agreed upon under a condition precedent or subsequent that the acquirer will make a tender offer to purchase the shares issued by Vitru Brazil and owned by the remaining shareholders, subject to the terms of, and within the time limits prescribed by, prevailing regulation and legislation and the Novo Mercado Regulation, so that the holders of such remaining shares may receive the same treatment as accorded to the seller pursuant to Article 254-A of the Brazilian Corporation Law and Articles 37 and 38 of the Novo Mercado Rules.

Allocation of Net Income

Together with the financial statements for the fiscal year, the board of directors will submit to the Annual Shareholders’ Meeting the proposed allocation of net income, in compliance with the provisions of law and Vitru Brazil By-Laws.

The shareholders will be entitled to receive as dividends each year a mandatory minimum percentage of one percent (1%). Pursuant to Brazilian Corporation Law, our net income may be allocated to income reserves and to the distribution of dividends. For purposes of Brazilian Corporation Law, net income is defined as a period’s result minus accumulated losses from previous years, income and social contribution tax provisions and any other amounts allocated for the payment of profit sharing authorized in our bylaws to employees and management

Under the Brazilian Corporation Law, payment of the mandatory dividend is not required if the board of directors has formally declared such distribution to be inadvisable in view of Vitru Brazil’s financial condition and has provided the shareholders at the annual general shareholders’ meeting with an opinion to that effect, which has been reviewed by Vitru Brazil’s fiscal council, if Vitru Brazil has a fiscal council in place at the time. In addition, Vitru Brazil’s management must submit a report to the CVM within five days following said meeting clarifying the reasoning for any such non-payment. See “Description of Vitru Brazil Shares and Vitru Brazil By-Laws —Dividends.”

Preemptive Rights

Our shareholders have a general preemptive right to subscribe for our shares in any capital increase of the same class of shares owned by them, pro rata to their interest in our capital stock at the time of the capital increase, except in the event of a grant or assignment of any option to acquire or subscribe to our common shares.

While our shareholders also have preemptive rights to subscribe for convertible debentures and subscription warrants, no preemptive rights apply to actual conversions of debentures, acquisitions of common shares from subscription of warrants and the offer and exercise of call options. In accordance with Brazilian Corporation Law, a period of at least 30 days following the publication of a notice of issuance of shares, convertible debentures or subscription warrants is granted for the exercise of preemptive rights, which rights may be transferred or disposed of for value. However, in accordance with Article 172 of Brazilian Corporation Law, our board of directors may refuse the granting of preemptive rights, or reduce the exercise period, with respect to the issue of new shares, convertible debentures and subscription warrants, up to the maximum limit of our authorized capital stock, if the placement of those shares, debentures or warrants occurs through a stock exchange sale or a public offering, in a public tender offer, with the objective of acquiring control of another company.

Arbitration

In accordance with the regulations of the Novo Mercado and the Vitru Brazil By-Laws, Vitru Brazil, its shareholders, executive officers, directors and fiscal council members are required to resolve through arbitration any disputes or controversies, including those related to or arising out of the application, validity, effectiveness, interpretation and violation, among others, of the provisions of the Brazilian Corporation Law, the Vitru Brazil By-Laws, the rules published by the CMN, the Brazilian Central Bank, the CVM and other rules applicable to the Brazilian capital markets in general, as well as those set forth in the Novo Mercado Listing Regulations, in the Novo Mercado Listing Agreement and in other rules issued by the B3, and such arbitration is the exclusive means to settle such disputes with Vitru Brazil’s shareholders. As the holders of Vitru Brazil ADSs are not direct shareholders of Vitru Brazil, these arbitration requirements do not apply to such Vitru Brazil ADS holders; however, because the ADS Depositary is a holder of Vitru Brazil Shares, it would be bound by these mandatory arbitration provisions if it sought to exercise remedies against Vitru Brazil under Brazilian law.

Liquidation

Vitru Brazil shall be liquidated upon the occurrence of certain events provided for in the Brazilian Corporation Law, whereupon a meeting of the shareholders shall determine the form of liquidation, electing the liquidator(s) and the members of Vitru Brazil’s fiscal council, if Vitru Brazil has a fiscal council in place at the time, which must operate on a mandatory basis during the liquidation period.

Redemption

According to the Brazilian Corporation Law, we may redeem Vitru Brazil Shares subject to the approval of Vitru Brazil’s shareholders at an extraordinary shareholders’ meeting where shareholders representing at least 50% of the shares that would be affected are present. The share redemption may be paid with Vitru Brazil’s retained earnings, income reserves or capital reserves, with the exception of the legal reserve.

If the share redemption is not applicable to all shares, the redemption will be made by lottery. If custody shares are picked in the lottery and there are no rules established in the custody agreement, the financial institution will specify, on a pro rata basis, the shares to be redeemed.

Right of Withdrawal

The Brazilian Corporation Law provides that, in case any of our shareholders dissent from certain decisions taken at a shareholders’ meeting, they have the right to withdraw its equity interest from the company and to receive payment for the portion of shareholders’ equity attributable to its equity interest.

Pursuant to Brazilian Corporation Law, shareholder withdrawal rights may be exercised under the following circumstances, among others:

(i)	creation or issuance of new preferred shares;

(ii)	change in the conditions of the preferred shares or creation of a different class with more advantages than the other classes;

(iii)	reduction in the mandatory distribution of dividends;

(iv)	consolidation or merger of the company, including an incorporação de ações, which would involve the transfer of Vitru Brazil Shares to another company in order to make us a wholly owned subsidiary of such company;

(v)	approval of Vitru Brazil’s participation in a centralized group of companies, as defined under Article 265 of the Brazilian Corporation Law, and subject to the conditions set forth therein, except as described in the fourth paragraph following this list;

(vi)	change of the company’s corporate purpose;

(vii)	spin-off of the corporation that results in (a) a change in the corporate purpose, (b) a reduction in the annual minimum dividend or (c) participation in a group of corporations;

(viii)	to acquire the totality of shares of another company through a merger of shares (incorporação de ações) (subject to certain exceptions, as described below);

(ix)	to approve the acquisition of control of another company at a price which exceeds certain limits set forth in the Brazilian Corporation Law (subject to certain exceptions, as described below); or

In addition, in the event of a reorganization resulting in the transfer of a listed company shareholder base, if the involved entity(ies) fails to become a listed company within 120 days of the shareholders’ meeting at which such decision was taken, the dissenting or non-voting shareholders may also exercise their withdrawal rights.

Only holders of shares adversely affected by the changes mentioned in the first and second items above may withdraw their shares. The right of withdrawal lapses 30 days after publication of the minutes of the relevant shareholders’ meeting. We would be entitled to reconsider any action giving rise to withdrawal rights within 10 days following the expiration of such rights if the withdrawal of shares of dissenting shareholders would jeopardize Vitru Brazil’s financial condition.

The Brazilian Corporation Law allows companies to redeem their shares at their economic value, subject to certain requirements. Since the Vitru Brazil By-Laws currently do not provide that Vitru Brazil’s shares be subject to withdrawal at their economic value, Vitru Brazil’s shares would be subject to withdrawal at their book value, determined on the basis of the last balance sheet approved by the shareholders. If the shareholders’ meeting giving rise to withdrawal rights occurs more than 60 days after the date of the last approved balance sheet, a shareholder may demand that its shares be valued on the basis of a new balance sheet that is of a date within 60 days of such shareholders’ meeting. In this case, Vitru Brazil must immediately pay 80% of the net worth of the shares, calculated on the basis of the most recent statement of financial position approved by its shareholders, and the balance must be paid within 120 days after the date of the resolution of the shareholders’ meeting.

Pursuant to the Brazilian Corporation Law, in events of consolidation, merger, incorporação de ações, participation in a group of companies and acquisition of control of another company, the right to withdraw does not apply if the shares meet certain tests relating to liquidity and dispersal of the type or class of shares on the market (they are part of the B3 Index or other stock exchange index (as defined by the CVM)). In such cases, shareholders will not be entitled to withdraw their shares if the shares are a component of a general securities index in Brazil or abroad admitted to trading on the securities markets, as defined by the CVM, and the shares held by persons unaffiliated with the controlling shareholder represent more than half of the outstanding shares of the relevant type or class.

Registration of Shares

The Vitru Brazil Shares are held in book-entry form with              . Transfer of the Vitru Brazil Shares is carried out through a debit entry on the seller’s account and a credit entry on the purchaser’s account upon (i) written request of the seller; or (ii) judicial order or authorization.

Form and Transfer

Because the Vitru Brazil Shares are in registered book-entry form, the transfer of shares is made under Article 35 of the Brazilian Corporation Law, which determines that a transfer of shares is effected by an entry made by the registrar, by debiting the share account of the transferor and crediting the share account of the transferee.     performs safe-keeping, share transfer and other related services for us.

Transfers of shares by a foreign investor are made in the same way and executed by that investor’s local agent on the investor’s behalf except that, if the original investment was registered with the Brazilian Central Bank, pursuant to the Portfolio Investment Regime, the foreign investor, through its local agent, should also seek amendment, if necessary, of the electronic certificate of registration to reflect the new ownership.

The B3 operates a central clearing system (the Central Depositária of the B3). A holder of Vitru Brazil Shares may choose, at its discretion, to hold Vitru Brazil Shares through this system and all shares elected to be put into the system will be deposited in custody with the relevant stock exchange (through a Brazilian institution duly authorized to operate by the Brazilian Central Bank having a clearing account with the relevant stock exchange). The fact that those shares are subject to custody with the relevant stock exchange will be reflected in Vitru Brazil’s register of shareholders. Each participating shareholder will, in turn, be registered in Vitru Brazil’s register of beneficial shareholders maintained by the relevant stock exchange and will be treated in the same way as a registered shareholder.

Shareholders’ Meetings

Pursuant to the Brazilian Corporation Law, Vitru Brazil’s shareholders are generally empowered to take any action relating to Vitru Brazil’s corporate purposes and to pass resolutions that they deem necessary. Shareholders at Vitru Brazil’s annual general shareholders’ meeting, which is required to be held within the first four months of the end of each year, have the exclusive right to approve Vitru Brazil’s audited financial statements and Vitru Brazil’s management accounts, as well as to determine the allocation of Vitru Brazil’s net income and the distribution of dividends with respect to the fiscal year ended immediately prior to the date of the relevant shareholders’ meeting. Generally (i) the installation of the fiscal council and election of its members, (ii) the election of the members of Vitru Brazil’s board of directors and (iii) the determination of the annual compensation of Vitru Brazil’s executive officers, board of directors and fiscal council are approved in the annual shareholders’ meeting, but such matters may also be approved at extraordinary shareholders’ meetings.

An extraordinary shareholders’ meeting may be held at any time during the year, including concurrently with the annual shareholders’ meeting. The following matters, among others, may be resolved only at a shareholders’ meeting:

•	amendment of the Vitru Brazil By-Laws;

•	election and dismissal of the members of Vitru Brazil’s board of directors and fiscal council, whenever requested by Vitru Brazil’s shareholders;

•	approval of management accounts and of Vitru Brazil’s audited financial statements on a yearly basis;

•	authorization of issuance of debentures by us, except for issuances which Vitru Brazil’s board of directors has been authorized to decide pursuant to a previous decision of Vitru Brazil’s shareholders;

•	suspension of the exercise of a shareholder’s rights in the event of noncompliance with the Brazilian Corporation Law or the Vitru Brazil By-Laws;

•	approval of valuation reports of assets offered by a shareholder to us as payment for the subscription of shares of Vitru Brazil’s capital stock;

•	approval of issuance of shares in excess of the limit of Vitru Brazil’s authorized capital;

•	determination of the annual compensation of Vitru Brazil’s executive officers, board of directors and fiscal council;

•	approval of any transaction involving Vitru Brazil’s transformation into a limited liability company, consolidation, merger or spin-off;

•	approval of any transaction involving Vitru Brazil’s dissolution or liquidation, the appointment and dismissal of the respective liquidator and the official review of the reports prepared by it;

•	authorization to delist from B3 Novo Mercado and to become a private company, as well as to retain a specialist firm to prepare a valuation report with respect to the value of Vitru Brazil’s common shares, in such event;

•	authorization to Vitru Brazil’s directors and officers to petition for bankruptcy or file a request for judicial or extrajudicial restructuring;

•	approval of equity compensation plans for managers and employees of Vitru Brazil and companies directly or indirectly controlled by Vitru Brazil, excluding shareholder preemptive rights; and

•	approval of any stock splits or reverse stock splits.

Quorum

As a general rule, the Brazilian Corporation Law provides that the quorum for purposes of a shareholders’ meeting consists of the presence of shareholders representing at least 25% of Vitru Brazil’s issued and outstanding shares on first call, and, if that quorum is not reached, any percentage on second call. If Vitru Brazil’s shareholders meet to amend the Vitru Brazil By-Laws, a supermajority quorum of shareholders representing at least two-thirds of Vitru Brazil’s issued and outstanding shares shall be required on first call, and any percentage will be sufficient on second call.

A shareholder may be represented in a shareholders’ meeting by an attorney-in-fact appointed no more than one year prior to the date of the relevant shareholders’ meeting. The attorney-in-fact must be a shareholder, director or executive officer of Vitru Brazil, a lawyer or a financial institution registered by their manager.

Generally, the affirmative vote of shareholders representing at least the majority of Vitru Brazil’s issued and outstanding shares present in person, or represented by proxy, at a shareholders’ meeting is required to approve any proposed action, with abstentions not taken into account. Exceptionally, according to the Brazilian Corporation Law, the affirmative vote of shareholders representing not less than one-half of Vitru Brazil’s issued and outstanding shares is required to, among other measures:

•	reduce the percentage of mandatory dividends;

•	change Vitru Brazil’s corporate purpose;

•	consolidate with or merge us into another company;

•	engage in a spin-off transaction;

•	approve Vitru Brazil’s participation in a group of companies (as defined in the Brazilian Corporation Law);

•	apply for cancellation of any voluntary liquidation;

•	approve Vitru Brazil’s dissolution; and

•	approve the merger of all of Vitru Brazil’s common shares into another Brazilian company.

Location of a Shareholders’ Meeting

Vitru Brazil’s shareholders’ meetings take place at Vitru Brazil’s headquarters in the city of Florianópolis, State of Santa Catarina. The Brazilian Corporation Law allows Vitru Brazil’s shareholders to hold meetings in another location in the event of a force majeure, provided that the meetings are held in the city of Florianópolis and the relevant notice includes a clear indication of the place where the meeting will occur. All information relating to shareholders’ meetings will be available (i) at Vitru Brazil’s headquarters, in the City of Florianópolis, State of Santa Catarina, at Rodovia José Carlos Daux, 5500, Torre Jurerê A, 2nd floor, Saco Grande, Florianópolis, SC, 88032-005, Brazil and (ii) on the internet at Vitru Brazil’s website (https://investors.vitru.com.br.), the website of the CVM (www.cvm.gov.br), and the website of B3 (www.b3.com.br). The information included on these websites does not form part of this prospectus and is not incorporated by reference herein.

Who May Call a Shareholders’ Meeting

The shareholders’ meetings may be called by Vitru Brazil’s board of directors and by:

•	any shareholder, if Vitru Brazil’s board of directors fails to call a shareholders’ meeting within 60 days after the date it is required to do so under applicable law and the Vitru Brazil By-Laws;

•	shareholders holding at least five percent of Vitru Brazil’s capital stock, if Vitru Brazil’s board of directors fails to call a meeting within eight days after receipt of a justified request to call the meeting by those shareholders indicating the proposed agenda;

•	shareholders holding at least five percent of Vitru Brazil’s capital stock if Vitru Brazil’s board of directors fails to call a meeting within eight days after receipt of a request to call the meeting for the creation of the fiscal council; or

•	Vitru Brazil’s fiscal council, if one is created, if the board of directors fails to call an annual shareholders’ meeting within one month after the date it is required to do so under applicable law and the Vitru Brazil By-Laws, or if the fiscal council believes that there are important or urgent matters to be addressed.

Notice of a Shareholders’ Meeting

According to the Brazilian Corporation Law, all notices of general meetings must be published at least three times in any newspaper widely circulated, which, in Vitru Brazil’s case, is the Diário Catarinense. The first notice must be published no later than 21 days before the date of the first call of the meeting, and no later than eight days before the date of second call of the meeting. However, in certain circumstances, and upon the request of any shareholder, the CVM may require that the first notice be published 30 days prior to the meeting. The first notice must also be published 30 days prior to the meeting in the event that there are depositary receipts or securities traded abroad. The CVM may also, upon the request of any shareholder, terminate, up to 15 days, the period for calling the extraordinary general meeting, in order to understand and analyze the proposals to be submitted to the specific meeting. The notice must include, in addition to the place, date and time, the agenda of the meeting and, in the case of a proposed amendment to the Vitru Brazil By-Laws, a description of the subject matter of the proposed amendment.

Conditions of Admission to Vitru Brazil’s Shareholders’ Meeting

In order to attend a shareholders’ meeting and exercise their voting rights, shareholders must prove their status as shareholders and their ownership of by presenting his or her identity card/organizational documents and proof of power of attorney, if applicable, and proof of deposit issued by the financial institution responsible for the bookkeeping of the Vitru Brazil Shares.

A shareholder may be represented at a shareholders’ meeting by a proxy, appointed less than one year before the meeting, who must be one of Vitru Brazil’s shareholders, or one of Vitru Brazil’s officers or directors, a lawyer or a financial institution represented by their manager.

Delisting From the Novo Mercado

At any time, Vitru Brazil may decide to delist its common shares from the Novo Mercado. In order to delist its common shares from the Novo Mercado, Vitru Brazil (or its controlling shareholders) would be required to first launch a public tender offer through which Vitru Brazil or the controlling shareholders would acquire the free float shares, or the “Delisting TO.” The Delisting TO must comply with the applicable rules of the CVM Resolution No. 85, dated March 31, 2022, or “CVM Resolution No. 85,” and (i) have a “fair price,” according to the Brazilian Corporation Law; and (ii) be approved by the holders of more than 1/3 of the outstanding free float shares. However, the Delisting TO requirement can be waived so long as holders of a majority of the free float shares approve such waiver. Vitru Brazil’s delisting from the Novo Mercado will not necessarily result in the loss of its registration as a public company on the B3.

If Vitru Brazil delists from Novo Mercado due a corporate restructuring transaction, either (i) the surviving company must submit the application for listing on the Novo Mercado within 120 days after the date of the shareholders’ meeting that approved such corporate restructuring transaction or (ii) if the resulting companies do not wish to be listed on the Novo Mercado, the majority of the holders of the outstanding free float shares must approve such corporate restructuring transaction.

In certain circumstances, Vitru Brazil (or its controlling shareholders) could be required under the Novo Mercado rules to launch a Delisting TO. Novo Mercado regulation stipulates that the compulsory delisting from Novo Mercado will be applied only in the event Vitru Brazil has violated Novo Mercado listing rules for a period of more than nine months.

Under CVM rules, if the offeror in a Delisting TO (the “Delisting TO Offeror”) subsequent transfers shareholding control within the 12-month period following the occurrence of a Delisting TO, the Delisting TO Offeror must pay to the former shareholders that tendered their shares in the Delisting TO (the “Delisting TO Former Shareholders”), on a pro rata basis, the difference, if any, between the tender offer price paid to the Delisting TO Former Shareholders and the price the Delisting TO Offeror received in such subsequent transfer.

Purchases of Vitru Brazil’s Common Shares for Treasury

Pursuant to CVM Resolution No. 77, dated March 29, 2022, or “CVM Resolution No. 77,” the purchase or sale by us of Vitru Brazil’s own shares requires shareholders’ approval in the event that the transaction:

•	takes place outside a stock exchange or over-the-counter market, involves more than 5.0% of the outstanding shares of a certain type or class, and is performed within an 18-month period;

•	takes place outside a stock exchange or over-the-counter market and at prices that are 10.0% higher with respect to purchases, and 10.0% lower, with respect to sales, than the price of Vitru Brazil’s common shares quoted on the relevant stock exchange;

•	aims to change or prevent a change in Vitru Brazil’s controlling shareholding or administrative structure; and

•	takes place outside a stock exchange or over-the-counter market and the counterpart is a related party.

Subject to certain conditions described in CVM Resolution No. 77, Vitru Brazil’s shareholders’ approval is not required for the purchase or sale by us of Vitru Brazil’s own shares:

•	where the counterparty is a member of Vitru Brazil’s board of directors, Vitru Brazil’s officer, employee or supplier in the context of exercise of stock options granted under a stock option plan (or other similar plans); or

•	in the context of a secondary public offering of treasury shares (or securities convertible or exchangeable into treasury shares).

We may acquire Vitru Brazil’s own shares to be held in treasury, sold or canceled, pursuant to a resolution of Vitru Brazil’s board of directors or Vitru Brazil’s shareholders, as applicable. We may not acquire Vitru Brazil’s common shares, hold them in treasury or cancel them in the event that such transaction:

•	targets shares owned by Vitru Brazil’s controlling shareholders;

•	takes place on organized securities markets at prices higher than market price;

•	is concurrent with a public offering for the acquisition of Vitru Brazil Shares, pursuant to the applicable securities regulations; or

•	requires funds greater than those currently available to us.

In order to authorize the purchase of Vitru Brazil’s own shares, Vitru Brazil’s board of directors or Vitru Brazil’s shareholders (through a resolution approved at a shareholders meeting) must specify the purpose of the transaction, the maximum number of shares to be acquired, the total number of Vitru Brazil’s outstanding shares and the maximum period of time to effect such purchase (not exceeding 18 months), among other information required by CVM Resolution No. 77.

Policy for the Trading of Vitru Brazil’s Securities by Vitru Brazil and Its Controlling Shareholder (if any), Directors and Officers

CVM Resolution No. 44, dated August 23, 2021, or “CVM Resolution No. 44,” establishes that “insiders” must abstain from trading Vitru Brazil’s securities, including derivatives backed by or linked to Vitru Brazil’s securities, prior to Vitru Brazil’s disclosure of material information to the market.

The following persons are considered insiders for purposes of CVM Resolution No. 44: we, Vitru Brazil’s controlling shareholder (if any), members of Vitru Brazil’s board of directors, executive officers, members of Vitru Brazil’s fiscal council, members of any of Vitru Brazil’s technical or advisory bodies and whoever by virtue of its title, duty or position in Vitru Brazil’s company, Vitru Brazil’s controlling shareholder, controlled companies or affiliates has knowledge of a material fact and is aware that such fact has not been disclosed to the market, including auditors, analysts, underwriters and advisors.

Such restriction on trading also applies:

•	to any of Vitru Brazil’s former officers, members of Vitru Brazil’s board of directors or Vitru Brazil’s fiscal council for a six-month period, if any such officer, director or member of the fiscal council left Vitru Brazil’s company prior to the disclosure of material information he/she was aware of while in office;

•	in the event that we intend to acquire another company, consolidate, spin off part or all of Vitru Brazil’s assets, merge, transform, or reorganize;

•	to us, in connection with or for the transfer of Vitru Brazil’s control, or in the event that an option or mandate to such effect has been granted;

•	to Vitru Brazil’s direct and indirect controlling shareholders, their officers and members of their board of directors, whenever we, any of Vitru Brazil’s subsidiaries or affiliates are in the process of purchasing or selling Vitru Brazil Shares or have granted stock options over Vitru Brazil Shares, or if a mandate for such purposes has been granted; or

•	during the 15-day period preceding the disclosure of our quarterly information (informações trimestrais) or our standardized financial statements (demonstrações financeiras padronizadas), which is a standard form report containing relevant financial information derived from our financial statements that we are required to file with the CVM.

Disclosure of Information

We are subject to the reporting requirements established by the Brazilian Corporation Law and the CVM.

Disclosure of occasional and periodic information

Pursuant to the Brazilian Corporation Law, CVM regulations and the listing rules of the Novo Mercado, public companies are required to disclose to the CVM and the B3 the following occasional and periodic information, among others:

•	financial statements prepared in accordance with Brazilian GAAP, as well as management’s and the independent auditors’ report, within three months after the end of the fiscal year, or on the date they were made available to the shareholders, whichever is earlier; together with the standard financial statements (Demonstrações Financeiras Padronizadas), a report in a standard form covering the material financial information contained in the financial statements;

•	notices of annual shareholders’ meeting on the earlier of (a) the date of their publication or (b) the 21 days prior to the annual shareholders’ meeting;

•	all documents necessary for the shareholders to exercise their voting rights in the annual shareholders’ meeting;

•	summary of the decisions and actions taken at annual shareholders’ meetings, on the date they were held;

•	standard financial statements (Demonstrações Financeiras Padronizadas), within three months after the shareholders’ meeting;

•	our annual report on standard form containing our relevant corporate, business and selected financial information (Formulário de Referência), or FR, within five months after the end of the fiscal year, or within seven business days from a fact that resulted in a mandatory review;

•	interim standard financial statements (Informações Trimestrais), together with the special review report issued by an independent auditor duly registered with the CVM, within 45 days from the end of each quarter of the year, except the last quarter, or when the company discloses the information to the shareholders, or to third parties, whichever occurs first;

•	notices of special shareholders’ meeting or debenture holders’ meetings on the date of their publication;

•	a summary of the decisions and actions taken in our special shareholders’ meetings, on the same day they were held;

•	a copy of the minutes of each special shareholders’ meeting or debenture holders’ meetings, within seven days after the meeting;

•	a copy of any shareholders’ agreements, within seven days after the date they are filed with our registered office;

•	a copy of the minutes of board of directors’ meetings, only in case the decisions taken during such meetings affect third parties, within seven business days after the meeting;

•	a copy of the minutes of fiscal council meetings, if installed, which approve opinions, within seven business days after the disclosure of the fact or act that is the subject of the opinion;

•	certain appraisal reports required by Brazilian Corporation Law as well as by the regulation enacted by the CVM;

•	disclosure of any material developments, on the same date a notice to the market on these developments is published;

•	our policy for trading of shares;

•	our policy for disclosure of information;

•	a consolidated version of the bylaws whenever there is an amendment thereto, within seven business days after the amendment date;

•	information on any request for judicial reorganization or ratification of extrajudicial reorganization, or for a petition declaring our bankruptcy or a third-party petition for our bankruptcy that are based on a material amount, on the same date of its filing with a court or on the date we take notice of it in the case of a third-party petition;

•	information on any judicial decision on our bankruptcy, on the date we take notice of it;

•	any direct or indirect ownership interest exceeding 5% of our capital stock, considering any ultimate individual beneficial owner;

•	the number and characteristics, on a consolidated basis, of our shares held directly or indirectly by our controlling shareholders, members of our board of directors, board of executive officers and fiscal council;

•	changes in the numbers of our shares held by the controlling shareholders, members of our board of directors, board of executive officers and fiscal council in the immediately preceding 12 months;

•	the number of free-float shares, and their percentage in relation to the total number of issued shares;

•	Report on the Brazilian Code of Best Governance Practices (Informe Brasileiro de Governança Corporativa);

•	the existence of our arbitration provision to which we, our shareholders, members of our board of directors, board of executive officers and fiscal council are bound; and

•	other information required by the CVM within the term assigned for this purpose.

Information the B3 requires from companies listed on the Novo Mercado

In addition to the information required pursuant to applicable legislation, a company with shares listed on the Novo Mercado listing segment of the B3, such as ours, must observe the following additional disclosure requirements, among others:

•	a code of conduct;

•	we must disclose, in English, simultaneously to the respective disclosure in Portuguese any: (i) material facts; (ii) information on earnings disclosed by means of notices to our shareholders or communications to the market; and (iii) press releases regarding our financial condition;

•	disclose a copy of the internal rules of our board of directors and its committees;

•	in accordance to the CVM regulations, we must inform the resignation or dismissal of members of our board of directors and statutory directors by the next business day in which we are informed of the resignation or in which the dismissal is approved;

•	by December 10 of each year, we must disclose the annual calendar for the following calendar year containing at least the dates of the disclosure of the annual and quarterly financial information and the date on which the annual shareholders’ meeting will be held;

•	disclose our remuneration policy which shall be approved by the board of directors within 12 months of the listing of shares on the Novo Mercado segment of the B3;

•	disclose our nomination policy, which shall be approved by the board of directors within 12 months of the listing of shares on the Novo Mercado segment of the B3;

•	disclose our risk management policy which shall be approved by our board of directors of a company within 12 months of the listing of shares on the Novo Mercado segment of the B3;

•	disclose our related parties’ transactions policy, which shall be approved by our board of directors of a company within 12 months of the listing of shares on the Novo Mercado segment of the B3; and

•	the company must mention in our by-laws the arbitration provisions to which its shareholders and managers are bound.

Disclosure of Trading by Members of Our Board of Directors, Our Executive Officers, Our Fiscal Council Members and Shareholders

According to CVM regulations, our directors, executive officers and members of our fiscal council, as well as members of any of our technical or advisory committees are required to report to us ownership and trading of our shares or shares of any publicly held company that we control or are controlled by, or entities closely related to them. If the person is an individual, the communication must include the shares held by his or her spouse, partner or dependent that is included in his or her Brazilian tax return and any company directly or indirectly controlled by any of these persons. Such communication must include the following information:

•	the name and qualifications of the person providing the information;

•	the amount, type and/or class of shares traded, or in the case of other securities traded, the characteristics of such securities, and identification of the issuing company as well as the balance of the amount withheld before and after the trading; and

•	the form, price and date of the transaction or transactions.

This information must be sent (1) on the first business day after the appointment of the director, officer or member for his or her position, (2) when the publicly-held company registration is submitted to the authorities and (3) within five days after each transaction.

We must provide such information to the CVM and, if applicable, to the stock exchanges and organized over-the-counter exchanges where our securities are listed within 10 days after the end of each month in which any change in ownership occurred, after the end of each month in which our directors, executive officers and members of our fiscal council take office or after the end of each month in which our directors, executive officers and members of our fiscal council communicate to us any change in the information provided with respect to their spouses, partners or dependents that is included in their Brazilian tax return and any company directly or indirectly controlled by any of these persons.

This information must be delivered individually and in consolidated form by each category of persons indicated therein and the consolidated information will be available from the CVM in electronic form.

Our investor relations officer is responsible for the transmission of information received by us to the CVM and, if applicable, to the stock exchanges and organized over-the-counter exchanges where our securities are listed.

Pursuant to CVM Resolution No. 44, whenever there is an increase or reduction of multiples of 5% in the ownership of any type of shares forming our capital stock by any shareholder or group of shareholders, including with respect to equity derivative instruments related to such shares, whether directly or indirectly, that shareholder or group of shareholders must disclose the following information to us: (1) the name and credentials of the person acquiring the shares; (2) the target of the acquisition of the ownership interest and the quantity of shares intended to be acquired, including a declaration that the transaction is or is not intended to effect a change to the composition of our Company’s control or administrative structure; (3) the number of shares and other securities and/or derivatives referenced in the shares (with physical or financial settlement); (4) reference to any agreement or contract regulating the exercise of voting rights or the purchase and sale of our securities and (5) in the case of foreign shareholders, the name and Brazilian tax file number of their representative in Brazil. Moreover, we are required to send this information to the CVM and the B3 and update our Brazilian reference form (formulário de referência) accordingly.

Disclosure of Material Developments

CVM Resolution No. 44 requires the disclosure of certain information related to material acts or facts concerning publicly listed companies. These requirements include provisions that:

•	define a material fact, which include decisions made by the principal shareholders, resolutions of the shareholders’ meeting and of the board of directors, board of executive officers and fiscal council, if installed, and any technical or advisory committee of publicly listed companies, or any other facts of a political, administrative, technical, business, financial or economic nature that are related to the company’s business and that may significantly influence (i) the price of its publicly traded securities; (ii) the decision of investors to buy, sell or hold these securities; and (iii) the decision of investors to exercise any of the securities’ underlying rights;

•	specify examples of acts or facts that are considered to be material, which include, among others, the execution of shareholders’ agreements providing for the transfer of control, the entry or withdrawal of shareholders that maintain any management, financial, technological or administrative function with or contribution to the company, and any corporate restructuring undertaken among related companies;

•	require the investor relations officer, controlling shareholders, directors, executive officers, members of the fiscal council, if installed, and of any technical or advisory committee to disclose material facts to the CVM;

•	require simultaneous disclosure of material facts to all stock exchanges in which the company’s securities are admitted for trading;

•	require the acquirer of a controlling stake in a company to publish material facts, including its intentions as to whether or not to de-list the company’s shares, within one year after the acquisition;

•	establish rules regarding disclosure requirements with respect to the acquisition and disposal of material equity interest in a publicly traded company; and

•	restrict the use of insider information.

According to CVM Resolution No. 44, under special circumstances, we may submit to the CVM a request for confidential treatment for certain material developments when our controlling shareholders or officers believe that disclosure would place our interest at risk.

Corporate Governance

In conducting Vitru Brazil’s business, we adopt corporate governance practices based on the principles of transparency, general equity principles, accountability and corporate responsibility, all in accordance with the Brazilian Institute of Corporate Governance (Instituto Brasileiro de Governança Corporativa), or the “IBGC,” which provides guidelines to companies in order to: (a) increase value; (b) improve performance; (c) facilitate access to capital at lower costs; and (d) contribute to the continuity of operations. Among other corporate governance practices recommended by the IBGC, we have adopted the following practices:

•	capital stock composed exclusively by common shares, providing all shareholders with voting rights;

•	registration, whenever requested by its shareholders, of the occurrence of dissenting votes;

•	maintenance and disclosure of the registry containing the quantity of shares that each member of our management possesses, identifying them by name;

•	the requirement that in the event of a sale of shares that would result in a change of control, all shareholders have the right to sell their shares under the same terms as any controlling shareholders (tag along). The change of control premium must be transparent. In the event of the sale of all of any controlling shareholder block, the offeror must provide tag-along rights for shareholders who do not form part of a control block;

•	hiring independent auditors to audit Vitru Brazil’s financial statements;

•	forwarding to the CVM and to B3 all the minutes of Vitru Brazil’s shareholders’ meetings;

•	provision in the Vitru Brazil By-Laws for a fiscal council (on a non-permanent basis upon the affirmative vote of the requisite number of shareholders);

•	clear by-laws with respect to (1) the manner in which shareholders’ meetings will be convened; and (2) the election, removal and term of Vitru Brazil’s directors and executive officers;

•	adoption of a board of directors, consisting of four (4) to eleven (11) members, who have a unified two-year term of office, with possibility of renewal;

•	separation of the position of chief executive officer and the position of chairman of the board of directors;

•	policy of disclosure of material acts or facts, with the Investor Relations Officer as the Company’s main spokesperson;

•	adoption of a trading policy regarding shares issued by the Company, approved by the board of directors and with controls that enable its compliance;

•	transparency in the disclosure of annual reports;

•	free access to the information and facilities of Vitru Brazil’s companies for members of Vitru Brazil’s board of directors;

•	resolution of conflicts between Vitru Brazil and its shareholders through arbitration, which is the exclusive means of resolving such disputes;

•	a general meeting of shareholders with power to (a) elect and dismiss the board of directors’ members, (b) determine the overall annual compensation of the members of the board of directors and board of executive officers, as well as compensation of the members of the fiscal council, when installed, (c) analyze, on an annual basis, the managers’ accounts and resolve the financial statements presented by them, (d) amend the by-laws, (e) resolve the dissolution, liquidation, merger, split and consolidation of us, or of any of Vitru Brazil’s companies, (f) approve equity compensation plans and awards thereunder to Vitru Brazil’s managers and employees, as well as to managers and employees of other companies, direct or indirectly, controlled by us, (g) resolve, as per proposal presented by the management, the allocation of net income for the year and distribution of dividends, (h) elect the liquidator, as well as the fiscal council that shall be installed during the liquidation period, (i) resolve to deregister as a publicly held company and to delist from the special listing segment referred to as the Novo Mercado of B3 and (j) choose a specialized company in charge of determining Vitru Brazil’s economic value and preparing the valuation report of Vitru Brazil’s common shares, in the event of deregistering as a publicly held company and delisting from the Novo Mercado, within the companies appointed by the board of directors; and

•	the site for the general meeting of shareholders in order to facilitate the presence of all shareholders or their representatives.

Investment in Our Common Shares by Non-Residents of Brazil

Investors in our Vitru Brazil Shares (excluding holders of Vitru Brazil ADSs) who are non-residents in Brazil must register their investment in shares under Law No. 14,286, dated December 29, 2021 (as amended) (Foreign Direct Investment Regime), or CMN Resolution No. 4,373, dated September 29, 2014 (as amended) from Brazil’s National Monetary Council, “CMN Resolution No. 4,373/2014” and CVM Resolution No. 13 of November 18, 2020 (as amended) (Portfolio Investment Regime).

Investors who are non-residents in Brazil and make a valid Election to receive Vitru Brazil Shares in the Merger, or who receive Vitru Brazil ADSs in the Merger and subsequently wish to exchange their Vitru Brazil ADSs for Vitru Brazil Shares, must obtain the required Brazilian investment registration, as described below.

Foreign Direct Investment Regime

Foreign investors who invest under the Foreign Direct Investment Regime governed by Law No. 14,286, dated December 29, 2021 (as amended), may sell their Vitru Brazil Shares in both private and trading market transactions, but these investors are generally subject to less favorable tax treatment on gains than investors under the Portfolio Investment Regime governed by Brazil’s National Monetary Council’s Resolution No. 4,373, dated September 29, 2014, and CVM Resolution No. 13 of November 18, 2020 (as amended). A foreign direct investor must (i) register as a foreign direct investor with the Brazilian Central Bank, (ii) obtain a taxpayer identification number (Cadastro Nacional de Pessoas Jurídicas — CNPJ for legal entities or Cadastro de Pessoas Físicas — CPF for individuals) from the Brazilian tax authorities, (iii) appoint a tax representative in Brazil, and (iv) appoint a representative in Brazil for service of process in respect of suits based on Brazilian Corporations Law. The completion of the investment registration also requires a confirmation to the Brazilian Central Bank by Vitru Brazil that such investor is a shareholder of Vitru Brazil. If such investors wish to trade their Vitru Brazil Shares on the B3, additional procedures may be required, including opening a securities trading account in Brazil, as described further below.

Note that investors under the Foreign Direct Investment Regime will be required by Brazilian law to report their sales of Vitru Brazil Shares to Vitru Brazil (whether by private sales or trades executed on the exchange market) within 30 days as from the respective sale.

A foreign direct investor may convert its investment to the Portfolio Investment Regime, subject to the applicable foreign exchange and tax law and regulations in Brazil.

Portfolio Investment Regime

Foreign investors who invest under the Portfolio Investment Regime are afforded favorable tax treatment, provided that they are not residents in a low or nil tax jurisdiction, as defined by Brazilian tax laws (see “Taxation—Material Brazilian Tax Considerations” for further discussion on the concept of a low or nil tax jurisdiction under Brazilian law).

Under the Portfolio Investment Regime, investors who are non-residents in Brazil may invest in all financial assets and engage in all transactions available to resident investors in the Brazilian financial and capital markets, provided that certain requirements are met. The Portfolio Investment Regime covers investors who are individuals, companies, mutual funds and other collective investment entities domiciled or headquartered outside of Brazil. Under the Portfolio Investment Regime, a non-resident investor under this category must:

•	appoint one or more representatives in Brazil, which must be a financial institution or another institution duly authorized by the Brazilian Central Bank to receive service of process related to any action regarding financial and capital markets legislation, among others;

•	appoint one or more authorized custodians in Brazil for its investments, who must be duly authorized by the CVM, except for individuals that are non-resident investors; and

•	through its representative or representatives, register as a foreign investor with the CVM and register its investments with the Brazilian Central Bank.

In addition, an investor operating under the provisions of the Portfolio Investment Regime must be registered with the Brazilian Federal Revenue Office (Secretaria da Receita Federal) pursuant to its Normative Ruling No. 2,119/2022 in the case of legal entities or Normative Ruling No. 1,548/2015 in the case of individuals. This registration process is undertaken by the investor’s legal representative in Brazil.

Securities and other financial assets held by investors pursuant to the Portfolio Investment Regime must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Brazilian Central Bank or the CVM. In addition, securities trading is restricted to transactions carried out on the stock exchange or through organized over-the-counter markets licensed by the CVM, except for transfers resulting from a corporate reorganization, or occurring upon the death of an investor by operation of law or will, among other cases.

Additional procedures may be required for holders wishing to trade their Vitru Brazil Shares on the stock market in Brazil, including opening a securities trading account in Brazil, as described under “—Trading Shares on a Stock Exchange in Brazil.”

For information on Brazilian tax consequences of investing in our common shares, see “Material Tax Considerations —Material Brazilian Tax Considerations.”

Trading Shares on a Stock Exchange in Brazil

Investors, including investors that are not resident in Brazil, need to open a securities trading account with a securities broker licensed to operate in Brazil if they wish to trade Vitru Brazil Shares on the stock market in Brazil. However, a securities trading account is not required to simply hold the Vitru Brazil Shares, whether received as consideration in the Merger, or as a result of the exchange of the Vitru Brazil ADSs for Vitru Brazil Shares (under either the Foreign Direct Regime or the Portfolio Investment Regime detailed above). To open a securities trading account in Brazil, the securities broker would customarily require: (i) the execution of a brokerage agreement; and (ii) documents and information required under its internal onboarding and know-your-customer procedures.

Trading on the B3

Trading on the B3 can only be performed by or through intermediary institutions. Trading takes place between 10:00 a.m. and 5:00 p.m., or between 11:00 a.m. and 6:00 p.m. during Brazilian daylight savings time in an automated system called PUMA Trading System. The B3 also allows trading, except during daylight savings time in Brazil, from 5:30 p.m. to 6:00 p.m. on an online system called the “after market,” connected to traditional broker dealers and brokerage firms operating on the internet. Trading on the aftermarket is subject to regulatory limits on prior volatility and on the volume of shares traded by investors operating through the Internet.

When shareholders and investors trade shares on the B3, the settlement occurs two business days after the trade, without adjustments on the purchase price. The seller is ordinarily required to deliver the shares to the exchange on the second business day following the trade date. Delivery of and payment for shares are made through the facilities of an independent clearing house, which handles the multilateral central counterparty settlement of both financial obligations and transactions involving securities. According to the regulations of the B3, financial settlement is carried out through the Brazilian Central Bank’s transfer of funds system and the transactions involving the sale and purchase of shares are settled through the B3 custody system. All deliveries against final payment are irrevocable.

To better control index volatility, the B3 adopted a circuit breaker system. Under this system, the trading session is suspended for 30 minutes or one hour whenever the B3 main index (i.e., Ibovespa) falls below the respective 10.0% or 15.0% limits, in relation to the closing index from the previous trading session. If the Ibovespa index falls below the limit of 20%, the B3 may suspend trading for a period of time to be defined by it at the time of such event.

Principal Differences between Brazilian and U.S. Corporate Governance Practices

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as Vitru Brazil, to comply with various corporate governance practices.

A summary of the significant differences between Vitru Brazil’s corporate governance practices and those required of U.S. listed companies is included below.

Majority of Independent Directors

Nasdaq rules require that a majority of the board of a listed company consist of independent directors. Independence is defined by various criteria, including the absence of a material relationship between the director and the listed company. Under the Novo Mercado Regulation, Vitru Brazil’s board of directors must be composed of a minimum of two independent directors or a minimum of 20% of Vitru Brazil’s total directors must be independent, whichever is greater. Additionally, pursuant to the Brazilian Corporation Law and CVM regulations, Vitru Brazil’s directors are required to meet certain qualification requirements that address their compensation, duties and responsibilities. While Vitru Brazil’s directors meet the qualification requirements of the Brazilian Corporation Law and CVM regulations, we do not believe that a majority of Vitru Brazil’s directors would be considered independent under the Nasdaq rules test for director independence.

Executive Sessions

Nasdaq rules require that independent directors must meet at regularly scheduled executive sessions. The Brazilian Corporation Law does not have a similar provision, however, the by-laws may provide for such requirement. Under the Vitru Brazil’s by-laws, all directors shall meet at least four times each year.

Nominating/corporate governance committee and compensation committee

Nasdaq rules require that listed companies maintain a nominating/corporate governance committee and a compensation committee comprising entirely independent directors and governed by a written charter addressing each committee’s required purpose and detailing its required responsibilities. The responsibilities of the nominating/corporate governance committee include, among other matters, identifying and selecting qualified board member nominees and developing a set of applicable corporate governance principles. The responsibilities of the compensation committee, in turn, include, among other matters, reviewing corporate goals relevant to the chief executive officer’s compensation, evaluating the chief executive officer’s performance, approving the chief executive officer’s compensation levels and recommending to the board compensation of other executive officers, incentive compensation and equity-based compensation plans.

Pursuant to the Brazilian Corporation Law, Vitru Brazil is not required to maintain a nominating committee, corporate governance committee or a compensation committee. Aggregate compensation for Vitru Brazil’s directors and executive officers is established by Vitru Brazil’s shareholders at annual shareholders’ meetings. The allocation of aggregate compensation among Vitru Brazil’s directors and executive officers is determined by Vitru Brazil’s directors at board of director meetings. The Brazilian Corporation Law and CVM regulations establish rules in relation to certain qualification requirements and restrictions, compensation, duties and responsibilities of a company’s executives and directors. In addition to the foregoing, the Novo Mercado Rules applicable to Vitru Brazil require that the board of directors of a company discusses and approves certain internal policies within 12 months of the listing of Vitru Brazil Shares on the Novo Mercado segment of the B3, including a compensation policy and a nominating policy.

Audit Committee and Audit Committee Additional Requirements

Under Nasdaq listing rules and the requirements of Rule 10A-3 under the Exchange Act, each U.S. listed company is required to have an audit committee consisting entirely of independent members that comply with the requirements of Rule 10A-3. In addition, the audit committee must have a written charter compliant with the requirements of Nasdaq listing rules, the listed company must have an internal audit function and the listed company must fulfill all other requirements of Nasdaq and Rule 10A-3. The SEC has recognized that, for foreign private issuers, local legislation may delegate some of the functions of the audit committee to other advisory bodies. Vitru Brazil has established a statutory audit committee. Vitru Brazil’s statutory audit committee meets the requirements for the exemption available to foreign private issuers under paragraph (c)(3) of Rule 10A-3 under the Exchange Act. The statutory audit committee is not the equivalent of, or wholly comparable to, a U.S. audit committee. Among other differences, it is not required to meet the standards of “independence” established in Rule 10A-3 and is not fully empowered to act on all the matters that are required by Rule 10A-3 to be within the scope of an audit committee’s authority.

Shareholder Approval of Equity Compensation Plans

Nasdaq rules provide for limited exceptions to the requirement that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans (which may be approved for an undefined period). In contrast, pursuant to the Brazilian Corporation Law, all equity compensation plans must be submitted for approval by the holders of Vitru Brazil’s common shares.

Corporate Governance Guidelines

Nasdaq rules require that listed companies adopt and disclose corporate governance guidelines. Vitru Brazil complies with the corporate governance guidelines under applicable Brazilian law and the Novo Mercado Rules. Vitru Brazil believes the corporate governance guidelines applicable to us under Brazilian law are consistent with the Nasdaq rules. Vitru Brazil has adopted and observe policies that deal with the public disclosure of all relevant information and which requires management to disclose all transactions relating to Vitru Brazil’s securities as per CVM’s regulations and the Novo Mercado Rules.

Internal Audit Function

Nasdaq rules require that listed companies maintain an internal audit function to provide management and the audit committee with ongoing assessments of the company’s risk management processes and system of internal control.

The Novo Mercado Rules provide that the listed companies are required to have an audit department whose activities are reported to Vitru Brazil’s board of directors, and which among other matters, is responsible for assessing the quality and effectiveness of Vitru Brazil’s risk management processes.

Description of Vitru Brazil ADSs and Vitru Brazil Deposit Agreement

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as Vitru Brazil ADSs. Each Vitru Brazil ADS will represent [one] Vitru Brazil Share (or a right to receive [one] Vitru Brazil Share) deposited with Banco Bradesco S.A., as custodian for the depositary in Brazil. Each Vitru Brazil ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited Vitru Brazil Shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the Vitru Brazil ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold Vitru Brazil ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of Vitru Brazil ADSs, registered in your name, or (ii) by having uncertificated Vitru Brazil ADSs registered in your name, or (B) indirectly by holding a security entitlement in Vitru Brazil ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold Vitru Brazil ADSs directly, you are a registered Vitru Brazil ADS holder, also referred to as a Vitru Brazil ADS holder. This description assumes you are a Vitru Brazil ADS holder. If you hold the Vitru Brazil ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of Vitru Brazil ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated Vitru Brazil ADSs will receive statements from the depositary confirming their holdings.

As a Vitru Brazil ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Brazilian law governs shareholder rights. The depositary will be the holder of the shares underlying your Vitru Brazil ADSs. As a registered holder of Vitru Brazil ADSs, you will have Vitru Brazil ADS holder rights. A deposit agreement among us, the depositary, Vitru Brazil ADS holders and all other persons indirectly or beneficially holding Vitru Brazil ADSs sets out the rights of holders of Vitru Brazil ADSs as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the Vitru Brazil ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain those documents, see “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the Vitru Brazil Shares?

The depositary has agreed to pay or distribute to Vitru Brazil ADS holders the cash dividends or other distributions it or the custodian receives on Vitru Brazil Shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of Vitru Brazil Shares your Vitru Brazil ADSs represent.

Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Vitru Brazil Shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those Vitru Brazil ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the Vitru Brazil ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Material Tax Considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Vitru Brazil Shares. The depositary may distribute additional Vitru Brazil ADSs representing any Vitru Brazil Shares we distribute as a dividend or free distribution. The depositary will only distribute whole Vitru Brazil ADSs. It will sell Vitru Brazil Shares which would require it to deliver a fraction of an Vitru Brazil ADS (or Vitru Brazil ADSs representing those Vitru Brazil Shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional Vitru Brazil ADSs, the outstanding Vitru Brazil ADSs will also represent the new Vitru Brazil Shares. The depositary may sell a portion of the distributed Vitru Brazil Shares (or Vitru Brazil ADSs representing those Vitru Brazil Shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional Vitru Brazil Shares. If we offer holders of our securities any rights to subscribe for additional Vitru Brazil Shares or any other rights, the depositary may (i) exercise those rights on behalf of Vitru Brazil ADS holders, (ii) distribute those rights to Vitru Brazil ADS holders or (iii) sell those rights and distribute the net proceeds to Vitru Brazil ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of Vitru Brazil Shares, new Vitru Brazil ADSs representing the new Vitru Brazil Shares, to subscribing Vitru Brazil ADS holders, but only if Vitru Brazil ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or Vitru Brazil ADSs or other securities issued on exercise of rights to all or certain Vitru Brazil ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions. The depositary will send to Vitru Brazil ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case Vitru Brazil ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than Vitru Brazil ADSs) to Vitru Brazil ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain Vitru Brazil ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any Vitru Brazil ADS holders. We have no obligation to register Vitru Brazil ADSs, Vitru Brazil Shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of Vitru Brazil ADSs, Vitru Brazil Shares, rights or anything else to Vitru Brazil ADS holders. This means that you may not receive the distributions we make on our Vitru Brazil Shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are Vitru Brazil ADSs issued?

The depositary will deliver Vitru Brazil ADSs if you or your broker deposits Vitru Brazil Shares or evidence of rights to receive Vitru Brazil Shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of Vitru Brazil ADSs in the names you request and will deliver the Vitru Brazil ADSs to or upon the order of the person or persons that made the deposit.

How can Vitru Brazil ADS holders withdraw the deposited securities?

You may surrender your Vitru Brazil ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Vitru Brazil Shares and any other deposited securities underlying the Vitru Brazil ADSs to the Vitru Brazil ADS holder or a person the Vitru Brazil ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of Vitru Brazil ADSs to the extent it would require delivery of a fraction of a deposited Vitru Brazil Share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do Vitru Brazil ADS holders interchange between certificated Vitru Brazil ADSs and uncertificated Vitru Brazil ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated Vitru Brazil ADSs. The depositary will cancel that ADR and will send to the Vitru Brazil ADS holder a statement confirming that the Vitru Brazil ADS holder is the registered holder of uncertificated Vitru Brazil ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated Vitru Brazil ADSs requesting the exchange of uncertificated Vitru Brazil ADSs for certificated Vitru Brazil ADSs, the depositary will execute and deliver to the Vitru Brazil ADS holder an ADR evidencing those Vitru Brazil ADSs.

Voting Rights

How do you vote?

Vitru Brazil ADS holders may instruct the depositary how to vote the number of deposited Vitru Brazil Shares their Vitru Brazil ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how Vitru Brazil ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Brazil and the provisions of our articles of association or similar documents, to vote or to have its agents vote the Vitru Brazil Shares or other deposited securities as instructed by Vitru Brazil ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your Vitru Brazil ADSs and withdraw the Vitru Brazil Shares. However, you may not know about the meeting enough in advance to withdraw the Vitru Brazil Shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Vitru Brazil Shares represented by your Vitru Brazil ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the Vitru Brazil Shares represented by your Vitru Brazil ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least        days in advance of the meeting date.

If (i) we asked the depositary to solicit your instructions at least 30 days before the meeting date, (ii) the depositary does not receive voting instructions from you by the specified date and (iii) we confirm to the depositary that:

•	we wish to receive a proxy to vote uninstructed shares;

•	we reasonably do not know of any substantial shareholder opposition to a particular question; and

•	the particular question is not materially adverse to the interests of shareholders,

the depositary will consider you to have authorized and directed it to give, and it will give, a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your Vitru Brazil ADSs as to that question.

Fees and Expenses

Persons depositing or withdrawing Vitru Brazil Shares or Vitru Brazil ADS holders must pay:	For:
U.S.$5.00 (or less) per 100 Vitru Brazil ADSs (or portion of 100 Vitru Brazil ADSs)

Issuance of Vitru Brazil ADSs, including issuances resulting from a distribution of Vitru Brazil Shares or rights or other property

Cancellation of Vitru Brazil ADSs for the purpose of withdrawal, including if the deposit agreement terminates, except that the depositary has agreed to waive the cancellation fee for any surrender for the purpose of withdrawal that is completed within days following the Closing Date
U.S.$0.05 (or less) per Vitru Brazil ADS	Any cash distribution to Vitru Brazil ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been Vitru Brazil Shares and the Vitru Brazil Shares had been deposited for issuance of Vitru Brazil ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to Vitru Brazil ADS holders
U.S.$0.05 (or less) per Vitru Brazil ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of Vitru Brazil Shares on our Vitru Brazil Share register to or from the name of the depositary or its agent when you deposit or withdraw Vitru Brazil Shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any Vitru Brazil ADSs or Vitru Brazil Shares underlying Vitru Brazil ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of Vitru Brazil ADSs directly from investors depositing Vitru Brazil Shares or surrendering Vitru Brazil ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to Vitru Brazil ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the Vitru Brazil ADS program, waive fees and expenses for services provided to us by the depositary or Vitru Brazil Share revenue from the fees collected from Vitru Brazil ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or Vitru Brazil Share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Vitru Brazil ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to Vitru Brazil ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your Vitru Brazil ADSs or on the deposited securities represented by any of your Vitru Brazil ADSs. The depositary may refuse to register any transfer of your Vitru Brazil ADSs or allow you to withdraw the deposited securities represented by your Vitru Brazil ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your Vitru Brazil ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of Vitru Brazil ADSs to reflect the sale and pay to Vitru Brazil ADS holders any proceeds, or send to Vitru Brazil ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by a Vitru Brazil ADS holder surrendering Vitru Brazil ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of Vitru Brazil ADSs and distribute the net redemption money to the holders of called Vitru Brazil ADSs upon surrender of those Vitru Brazil ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to Vitru Brazil ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the Vitru Brazil ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new Vitru Brazil ADSs representing the new deposited securities or ask you to surrender your outstanding Vitru Brazil ADSs in exchange for new Vitru Brazil ADSs identifying the new deposited securities.

If there are no deposited securities underlying Vitru Brazil ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying Vitru Brazil ADSs have become apparently worthless, the depositary may call for surrender of those Vitru Brazil ADSs or cancel those Vitru Brazil ADSs upon notice to the Vitru Brazil ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of Vitru Brazil ADS holders, it will not become effective for outstanding Vitru Brazil ADSs until 30 days after the depositary notifies Vitru Brazil ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your Vitru Brazil ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The deposit agreement will terminate           days following the Closing Date. The Company is providing notice of this termination provision in this prospectus for the Vitru Brazil Shares dated                           , 2023. The Depositary shall include notice of this termination provision with each ADR and confirmation it delivers upon issuance or registration of transfer of Vitru Brazil ADSs.

In addition, the Depositary may terminate the deposit agreement upon as little as 15 days’ notice to the ADS holders and Vitru Brazil if it is advised that it is facing legal liability as a result of Vitru Brazil having failed to provide information or documents required by Brazilian regulators that are reasonably available only through Vitru Brazil.

At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the Vitru Brazil ADS holders that have not surrendered their Vitru Brazil ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, Vitru Brazil ADS holders can still surrender their Vitru Brazil ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of Vitru Brazil ADSs or distribute any dividends or other distributions on deposited securities to Vitru Brazil ADS holders (until they surrender their Vitru Brazil ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of Vitru Brazil ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of Vitru Brazil ADSs;

•	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of Vitru Brazil ADSs to benefit from any distribution on deposited securities that is not made available to holders of Vitru Brazil ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the Vitru Brazil ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by Vitru Brazil ADS holders as a result of owning or holding Vitru Brazil ADSs or be liable for the inability or failure of a Vitru Brazil ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of Vitru Brazil ADSs, make a distribution on Vitru Brazil ADSs, or permit withdrawal of Vitru Brazil Shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Vitru Brazil Shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver Vitru Brazil ADSs or register transfers of Vitru Brazil ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Vitru Brazil Shares Underlying your Vitru Brazil ADSs

Vitru Brazil ADS holders have the right to cancel their Vitru Brazil ADSs and withdraw the underlying Vitru Brazil Shares at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Vitru Brazil Shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our Vitru Brazil Shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to Vitru Brazil ADSs or to the withdrawal of Vitru Brazil Shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the Vitru Brazil ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated Vitru Brazil ADSs and holding of security entitlements in Vitru Brazil ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated Vitru Brazil ADSs, to direct the depositary to register a transfer of those Vitru Brazil ADSs to DTC or its nominee and to deliver those Vitru Brazil ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the Vitru Brazil ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of a Vitru Brazil ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the Vitru Brazil ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of Vitru Brazil ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of Vitru Brazil ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the Vitru Brazil ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, Vitru Brazil ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Vitru Brazil Shares, the Vitru Brazil ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Major Shareholders and Related Party Transactions

Vitru Brazil

As of the date of this prospectus, Vitru Brazil’s issued and outstanding share capital was R$2,031,408,344.53, fully issued and paid in comprising 1,959,751,707 common shares, nominative and without nominal value.

Following the Merger, the Vitru Brazil Shares are expected to be listed on the Novo Mercado segment of the B3.

The following table sets forth the sole holder of Vitru Brazil’s issued and outstanding share capital and their respective shareholding as of the date of this prospectus:

Shareholders	Total Number of Common Shares	Percentage
Vitru Cayman	1,959,751,707	100%
Total	1,959,751,707	100%

Vitru Cayman

As of November 7, 2023, Vitru Cayman’s authorized share capital is U.S.$50,000 divided into 1,000,000,000 Vitru Cayman Shares of a par value of U.S.$0.00005. Of these, 33,826,199 Vitru Cayman Shares were issued and outstanding as of November 7, 2023. Each of our Vitru Cayman Shares entitles its holder to one vote. Other than the entities and individuals mentioned below, no other single shareholder holds more than 5.0% of Vitru Cayman’s issued and outstanding share capital.

The following table sets forth the principal holders of Vitru Cayman’s issued and outstanding share capital and their respective shareholding as of November 7, 2023:

	Shares Beneficially Owned	%	Stock Options(10)	% of Total Voting Power
5% Shareholders
Compass Group LLC(1)	4,787,100	14.1	—	14.1
Neuberger(2)	4,355,932	12.9	—	12.9
The Carlyle Group(3)	4,164,314	12.3	—	12.3
Crescera(4)	3,852,266	11.4	—	11.4
Vinci Partners(5)	3,586,813	10.6	—	10.6
23S Capital(6)	3,190,790	9.4	—	9.4
SPX Capital(7)	2,082,175	6.2	—	6.2
Ninety One UK Limited(8)	692,366	2.0	—	2.0
Board of Directors and Executive Officers(9)
Carlos Eduardo Martins e Silva	—	—	—	—
Wilson de Matos Silva	1,099,205	3.2	—	3.2
Daniel Arthur Borghi	—	—	—	—
Edson Gustavo Georgette Peli	—	—	—	—
Felipe Samuel Argalji	—	—	—	—
Fernando Cezar Dantas Porfírio Borges	—	—	—	—
Mariana Moura Wyatt	—	—	—	—
Weslley Kendrick Silva	*	*	—	*
Aline Leite San Lee Sun	—	—	—	—
Claudia Jordão Ribeiro Pagnano	—	—	—	—
Rivadávia Correa Drummond de Alvarenga Neto	—	—	—	—
Pedro Jorge Guterres Quintans Graça	*	*	*	*
William Victor Kendrick de Matos Silva	*	*	*	*
Carlos Henrique Boquimpani de Freitas	*	*	*	*
Ana Paula Rodrigues	*	*	*	*

*	Represents beneficial ownership of less than 1% of our issued and outstanding common shares.

(1)	The information provided is based on the Schedule 13G/A filed by Compass Group LLC on November 9, 2023.

(2)	The information provided is based on the Schedule 13G jointly filed by NB Alternatives Advisers LLC and NB Verrocchio LP on February 16, 2021.

(3)	Mundi Holdings I, L.L.C., or “Mundi I,” is the record holder of the securities reported herein. The Carlyle Group Inc., which is a publicly traded company listed on Nasdaq, is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of CSABF General Partner Limited, which is the general partner of CSABF General Partner, L.P., which is the ultimate general partner of each of the members of Mundi I. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Mundi I. Each of them disclaims beneficial ownership of such shares of common stock. The address of TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P., CSABF General Partner Limited, CSABF General Partner, LP and Mundi I is c/o Walkers, Cayman Corporate Center, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of the other entities named in this footnote is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004. The information provided is based on information provided to the Company and the Schedule 13G/A jointly filed by those persons on February 11, 2022.

(4)	Crescera includes Crescera Growth Capital Master V Fundo de Investimento em Participações Multiestratégia, Crescera Growth Capital V Coinvestimento III Fundo de Investimento em Participações Multiestratégia, Crescera Asset Management Ltda., Crescera Investimentos Ltda. and Crescera Partners S.A. The information provided is based on the Schedule 13D jointly filed by those entities on January 18, 2023.

(5)	Vinci Partners includes Vinci Capital Gestora de Recursos Ltda., Vinci Capital Partners II J Beta Fundo de Investimento Em Participações Multiestratégia, Agresti Investments LLC, Botticelli Investments LLC, Caravaggio Investments LLC and Raffaello Investments LLC. The information provided is based on information provided to Vitru Cayman and the Schedule 13G/A filed jointly by those persons on February 13, 2023.

(6)	The information provided is based on the Schedule 13G filed by DBOAT I Fundo de Investimento em Participações Multiestratégia on November 2, 2023.

(7)	Fundo Brasil de Internacionalização de Empresas — FIP Multiestratégia II, “Fundo Brasil,” is the record holder of the securities reported therein. SPX Private Equity Gestão de Recursos Ltda., “SPX PE,” formerly named TCG Gestor Ltda., is the portfolio manager of Fundo Brasil. The address of SPX Private Equity Gestão de Recursos Ltda. is Avenida Brigadeiro Faria Lima, 3,732, 21st floor, Itaim Bibi, São Paulo, SP, Brazil, CEP 04538-132. The address of Fundo Brasil is Praça XV de Novembro, No. 20, Sls. 201, 202, 301 and 302, Centro, Rio de Janeiro — RJ, Brazil, 20010. The information provided is based on information provided to the Company and the Schedule 13G/A filed by those entities on February 9, 2023.

(8)	The information provided is based on the Schedule 13G filed by Ninety One UK Limited on November 1, 2023.

(9)	Information provided to the Company by members of the Board of Directors and Executive Officers, as of August 24, 2023.

(10)	Refers to unexercised stock options granted under our long-term incentive plans, each exercisable for one Vitru Cayman Share. See “Item 6. Directors, Senior Management and Employees—B. Compensation—Long-Term Incentive Plan” in the Vitru Cayman 2022 Form 20-F.

Securities Transactions

To the knowledge of Vitru Brazil, no transactions in Vitru Cayman Shares have been effected by Vitru Cayman, Vitru Brazil or any of its affiliates, directors or executive officers during the past 60 days prior to the date of this prospectus, other than as set out below:

Party	Date of transaction	Number of Vitru Cayman Shares involved	Price per share	How transaction was effected

Additional Information

For a discussion of related party transactions, see “Item 7. Major Shareholders and Related Party Transactions” of the Vitru Cayman 2022 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Interests of Certain Persons in the Merger

Interests of Vitru Brazil’s and Vitru Cayman’s Directors and Executive Officers in the Merger

Vitru Cayman shareholders should be aware that Vitru Cayman’s directors and executive officers as well as the individuals to be designated by Vitru Brazil and Vitru Cayman to serve on the board of directors of Vitru Brazil and as executive officers of Vitru Brazil have interests in the Merger that are different from, or in addition to, the interests of Vitru Cayman shareholders generally. Vitru Cayman’s board of directors was aware of these potentially differing interests and considered them, among other matters, in reaching its decision to adopt the Merger Documents and approve the Merger. Vitru Cayman’s shareholders should take these interests into account in deciding whether to vote “FOR” the Merger Proposal and “FOR” the Consolidation Proposal.

These interests may include but are not limited to:

•	the continued engagement and/or employment, as applicable, of certain board members and executive officers of Vitru Cayman, including positions as directors on the board of directors of Vitru Brazil; and

•	the treatment in the Merger of equity and equity-based awards, as described in the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-Based Awards.”

Management of Vitru Brazil Following the Merger

Upon the closing of the transactions contemplated by the Merger Documents, Vitru Brazil’s board of directors will consist of at least four (4) members and at most eleven (11) members. The directors and executive officers of Vitru Brazil are now (and following the Merger are expected to be) the same as the current directors and executive officers of Vitru Cayman.

Out of the members of the Board of Directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rulebook. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Law No. 6,404/76 will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the relevant shareholders’ meeting. A shareholder or a group of shareholders representing at least 15% of the voting capital of Vitru Brazil may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of Vitru Brazil of at least 10% (provided that depending on the aggregate value of capital stock of Vitru Brazil at such time, pursuant to the applicable CVM ruling, this percentage can be reduced up to 5%) may request that the election of directors be subject to cumulative voting proceedings, as provided for in Article 141 of the Brazilian Corporation Law and CVM Resolution 70.

Comparison of the Rights of Holders of Vitru Brazil Shares and Vitru Cayman Shares

Vitru Cayman is organized under the laws of the Cayman Islands. The rights of Vitru Cayman shareholders are currently governed by Cayman Islands law and Vitru Cayman’s constitutional documents. Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger, [each] Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive [one] Vitru Brazil Share, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, [one] Vitru Brazil ADS (each representing [one] Vitru Brazil Share) for [each] Vitru Cayman Share that they hold to the extent that they do not make a valid Election to receive Vitru Cayman Shares, subject to approval of the terms of the Proposed Transaction by the board of directors and shareholders of Vitru Cayman. The rights of Vitru Cayman shareholders who become Vitru Brazil ADS holders will be governed by Brazilian law (which shall include, for purposes of this form, the CVM regulation and the Novo Mercado Rules), the Vitru Brazil By-Laws to be adopted prior to or upon completion of the Merger, and the terms of the Vitru Brazil Deposit Agreement. The rights of Vitru Cayman shareholders who become shareholders of Vitru Brazil, and the relative powers of the board of directors of Vitru Brazil, will be governed by Brazilian law and the Vitru Brazil By-Laws to be adopted prior to or upon completion of the Merger. Each Vitru Brazil Share will be issued in connection with, and will carry with it the rights and obligations set forth in, the Vitru Brazil By-Laws to be adopted prior to or upon completion of the Merger and Brazilian law.

This section summarizes material differences between the rights of Vitru Cayman and Vitru Brazil shareholders before consummation of the Merger and the rights of Vitru Brazil shareholders after consummation of the Merger. These differences in shareholder rights result from the differences between the respective constitutional documents of Vitru Cayman and Vitru Brazil and the applicable governing law. The following summary does not include a description of rights or obligations under the U.S. federal securities laws, Brazilian securities laws, Novo Mercado Rules or Nasdaq listing requirements or standards.

The following summary is not a complete statement of the rights of the shareholders of Vitru Cayman, the shareholders of Vitru Brazil or the shareholders of Vitru Brazil or a complete description of the specific provisions referred to below. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to Cayman law, the Brazilian Corporation Law, CVM rulings, the Novo Mercado Rules, the Vitru Brazil Deposit Agreement and Vitru Cayman’s and Vitru Brazil’s constitutional documents, which you are urged to read carefully.

The Vitru Brazil By-Laws as described below will be adopted prior to or upon completion of the Merger. Vitru Brazil’s current by-laws, which will be superseded by the Vitru Brazil By-Laws, are attached as an Exhibit to the registration statement of which this prospectus is a part. Vitru Cayman has filed with the SEC its constitutional documents and will send copies of these documents to you, without charge, upon your request. For additional information, please see the section of this prospectus entitled “Where You Can Find More Information.” References to “Vitru Cayman Memorandum and Articles of Association” in the below comparison table are to the Amended and Restated Memorandum and Articles of Association of Vitru Cayman adopted on November 16, 2022.

Vitru Cayman	Vitru Brazil
Authorized Share Capital

Vitru Cayman has an authorized share capital of U.S.$50,000 divided into 1,000,000,000 Vitru Cayman Shares of a par value of U.S.$0.00005 each.

Vitru Cayman may increase its authorized share capital by ordinary resolution of its shareholders.

Vitru Brazil is authorized to increase its capital stock by up to 798,832,050 new common shares, with no par value, upon a resolution of the board of directors, which will establish the terms of issuance, including the price and payment.

Within the limits of the authorized capital, the board of directors may also issue warrants, convertible debentures, stock options and subscription options (the latter two, after approval of a stock option plan by the shareholders).

The Vitru Brazil By-Laws and the Novo Mercado Rules do not permit the issuance of preferred stock.

Vitru Cayman	Vitru Brazil
Structure of Board of Directors
The Vitru Cayman Articles of Association provide that, unless otherwise determined by a special resolution of shareholders, the board of directors will be composed of not less than four (4) and not more than eleven (11) directors, with the number being determined by a majority of the directors then in office with the consent of Vinci Partners and Carlyle SPX, in each case for so long as it enjoys director appointment rights. There are no provisions relating to retirement of directors upon reaching any age limit. The Vitru Cayman Articles of Association also provide that, while Vitru’s shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

The Vitru Brazil By-Laws provide that the board of directors must be composed of at least four (4) and no more than eleven (11) members, as shall be fixed by the shareholders’ meeting, determined by the majority of votes. Directors are elected and removed by the shareholders’ meeting, and serve a unified term of office of two (2) years, with reelection permitted.

Out of the members of the board of directors, at least two members or 20% of the members, whichever is higher, must be independent directors, as defined in the Novo Mercado Rules. The qualification of the members appointed as independent directors will be resolved upon at the shareholders’ meeting that elects such independent directors. A director elected as permitted under Article 141, Paragraphs 4 and 5 of Law No. 6,404/76 will also be deemed an independent director if there is a controlling shareholder. Should compliance with the foregoing percentage requirement lead to a fractional number of directors, the number of directors will be rounded to the whole number immediately higher.

The board of directors shall have one Chairman and one Vice Chairman of the board of directors, to be appointed at the first board meeting after the general shareholders’ meeting whose agenda is to resolve on the election of the board of directors.

Shareholder Voting Rights
Holders of Vitru Cayman Shares are entitled to one vote per share on a poll at general meetings of Vitru Cayman.	Holders of Vitru Brazil Shares are entitled to one vote per share on the resolutions to be adopted by the shareholders.

A resolution put to a vote at a general meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Act and the Vitru Cayman Articles of Association.

Except as otherwise provided in the Vitru Brazil By-Laws or under the Brazilian Corporation Law, resolutions submitted to the shareholders’ meetings may be approved by a majority of the shareholder votes validly cast in favor of such action, with abstentions not taken into account.

Approval of Mergers and Business Combinations
The Companies Act provides that in the case of a merger of a Cayman company with an overseas company or corporation where the overseas company	Under the Brazilian Corporation Law, “merger” is an operation whereby one or more corporations are

Vitru Cayman	Vitru Brazil
or corporation is the surviving company of the merger, the merger protocol in respect of the merger and the plan of merger must be approved by the Cayman company’s board of directors and the Plan of Merger must be approved by its shareholders, and the merger must be approved in accordance with the laws of the jurisdiction in which the overseas company or corporation is existing and the constitutional documents of the overseas company or corporation. Subject to the provisions of the Cayman company’s memorandum and articles of association, the Companies Act requires that two-thirds or more of the shareholders who, being entitled to do so, attend and vote at the meeting of the Cayman company approve the Plan of Merger. The Vitru Cayman Memorandum and Articles of Association do not vary the statutory voting requirements in the case of a merger. The Vitru Cayman Memorandum and Articles of Association provide that a quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted. The Companies Act provides a short form merger process in the case of a merger between a holding company and a wholly-owned subsidiary or subsidiaries subject to certain criteria being satisfied as set out in the Companies Act.

absorbed by another, which succeeds to all their rights and obligations.

Pursuant to the Brazilian Corporation Law, any Merger or consolidation must be submitted to a general shareholders’ meeting, with a statement of reasons (protocolo e justificação) that shall include:

(i)

the reasons for or the objectives of the operation, and the interest of the corporation in effecting it;

(ii)

the composition, after the operation, of the capital of the corporations issuing shares in substitution for those to be extinguished;

(iii)

the refund value of the shares to which dissenting shareholders shall be entitled;

(iv)

the amount of shares to be issued as a result of the operation and the criteria adopted to determine the exchange ratio;

(v)

the criteria used to calculate the net worth, the base date of evaluation and the treatment to be applied to subsequent variations;

(vi)

the solutions to be adopted in case of crossed participation;

(vii)

the capital increase or reduction of the involved parties;

(viii)

the draft of the by-laws or changes in the existing by-laws; and

(ix)    other conditions applicable to the operation, if any.

The target corporation to be merged into the acquiring corporation is subject to a special quorum requirement, where the merger must be approved by shareholders representing at least 1/2 of the voting shares.

In the case of a merger, if the general shareholders’ meeting of the corporation instituting the merger approves the protocol of the operation, it shall authorize the increase in capital, which shall be subscribed and paid up by the corporation to be merged by the transfer of its net value, and shall appoint experts to evaluate the net value. Once the evaluation report and the merger have been approved by the general shareholders’ meeting of the corporation instituting the merger, the corporation to be merged shall be extinguished and the former shall provide for the registration and publication of the merger instruments.

The Brazilian Corporation Law also provides for a “merger of shares,” which is a corporate operation pursuant to which the acquiring corporation acquires all shares issued by the target corporation, which then

Vitru Cayman	Vitru Brazil
becomes a wholly-owned subsidiary of the acquiring corporation. If the transaction is approved by the shareholders’ meetings of both corporations, the target corporation shareholders will receive shares of the acquiring corporation, pursuant to an exchange ratio to be fixed under the statement of reasons (protocolo e justificação).
Cumulative Voting
The Vitru Cayman Memorandum and Articles of Association and Cayman company law do not provide for cumulative voting.

Pursuant to Article 141 of Brazilian Corporation Law, shareholders representing at least 0.1 of the voting capital can request the adoption of cumulative voting procedures in the election of directors.

Under the cumulative voting process, each shareholder is entitled to a number of votes totaling the number of board members to be elected multiplied by the number of shares held by such shareholder. Shareholders are entitled to aggregate their votes in favor of one candidate or split their votes among several candidates.

Nomination and Appointment of Directors
The Vitru Cayman Articles of Association also provide that each of Vinci Partners, Carlyle SPX and Crescera (as those terms are defined in the Vitru Cayman 2022 Form 20-F), for so long as it holds not less than 15 percent of the voting shares in issue, shall be entitled to appoint up to two persons to act as directors, and that each of Vinci Partners, Carlyle SPX and Crescera, for so long as it holds not less than 5 percent and not more than 15 percent of the voting shares in issue, shall be entitled to appoint one person to act as a director. Each of Vinci Partners, Carlyle SPX and Crescera shall be entitled to remove any of the directors so appointed. The Vitru Cayman Articles of Association also provide that, notwithstanding the above director appointment rights, for so long as Crescera holds not less than 5 percent and no more than 15 percent of the voting shares in issue and does not transfer any of its common shares between November 20, 2023, and the date of the annual shareholder meeting of the Company to be held in 2024 (which shareholder meeting shall not be held earlier than May 1, 2024), it shall be entitled to appoint two persons to act as directors. Such additional right will automatically cease to apply after the annual shareholder meeting of the Company to be held in 2024. The Vitru Cayman Articles of Association otherwise provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed to a two year term, unless they resign,

Article 19, paragraph 1 of the Vitru Brazil By-Laws provides that directors shall serve a two (2)-year term, reelection being permitted, subject to the conditions to cumulative voting, as described above.

The number of directors to be elected for the upcoming term will be decided by a majority vote at the shareholders’ meeting. A shareholder or a group of shareholders representing at least 15% of the voting capital of Vitru Brazil may separately elect up to one additional director. Additionally, shareholders representing a percentage of the share capital of Vitru Brazil of between 5% and 10% (depending on the aggregate value of capital stock of Vitru Brazil at such time, pursuant to the applicable CVM ruling) may request that the election of directors be subject to cumulative voting proceedings, as provided for in the fourth and fifth paragraphs of Article 141 of Brazilian Corporation Law and CVM Resolution 70.

Vitru Cayman	Vitru Brazil

are removed or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed). Directors are eligible for reelection.

For so long as Neuberger (as defined in the Vitru Cayman 2022 Form 20-F) holds not less than 5 percent of the voting shares in issue, Neuberger shall be entitled to appoint an observer to the board of directors and any committee of the board of directors established from time to time. In each case, the observer shall be entitled to attend and speak at all such meetings and receive copies of all board papers as if they were a director but shall not be entitled to vote on any resolutions proposed at a board meeting.

Additions to the existing board (within the limits set pursuant to the Vitru Cayman Articles of Association) may be made by ordinary resolution of the shareholders.

Removal of Directors and Vacancies

A director may be removed with or without cause by ordinary resolution, provided that the directors appointed by each of Vinci Partners, Carlyle SPX and Crescera shall not be so removed. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director, (4) willfully performs (or fails to perform) any actions that, in the opinion of all his or her co-directors, are considered to be a breach of the performance of his or her duties and/or obligations, including: (i) the uninterrupted or repeated omission or refusal to perform the duties and/or obligations established in the Articles of Association or by applicable law; and/or (ii) if he or she is unable to comply with such duties and/or obligations as a result of an alcohol or drug addiction; (5) he or she willfully performs (or fails to perform) any actions that, in the opinion of all his or her co-directors, cause material damages to or adversely affects the financial situation or commercial reputation of the Company; (6) resigns his office by notice to us or (7) has for more than six (6) months

Vitru Brazil directors are appointed to a two-year term, with reelection permitted, but may be removed without cause prior to the completion of that term upon a vote of the majority of the shareholders attending the shareholders’ meeting. Provided a director is not removed, the director’s term shall last until the new appointed members take office.

Brazilian Corporation Law provides that if a vacancy occurs on the board of directors, a substitute shall be appointed by the other directors to hold office until the next general shareholders’ meeting. The Vitru Brazil By-Laws specify further that, in the event of an impediment or a permanent vacancy of office of the board of directors, the board of directors shall appoint a replacement thereof until the shareholders appoint one to serve for the remainder of the previous director’s term.

If a director elected by cumulative voting is removed by a shareholders’ meeting, all other members of the Board of Directors will be removed as well and new elections will be held.

Vitru Cayman	Vitru Brazil

been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.

Any vacancies on the board of directors that arise other than upon the removal of a director by resolution passed at a general meeting can be filled by the remaining directors (notwithstanding that they may constitute less than a quorum). Any such appointment shall be as an interim director to fill such vacancy until the next annual general meeting.

Executive Officers

Vitru Cayman is managed by its directors, who may exercise all the powers of the company. Pursuant to the Vitru Cayman Memorandum and Articles of Association, the directors may from time to time appoint any person, whether or not a director, to hold such office in Vitru Cayman as the directors may think necessary for the administration of the company, including without prejudice to the foregoing generality, the offices of chief executive officer, chief operating officer and chief financial officer, one or more vice presidents, managers or controllers, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) and with such powers and duties as the directors may think fit.

The directors may delegate to any executive officer or committee of executive officers such of their powers as they consider desirable to be exercised by them. Any such delegation may be made subject to any conditions the directors may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered.

The Vitru Brazil By-Laws provide for a board of executive officers, which shall be composed of at least 2 (two) members and no more than 7 (seven) members, including a chief executive officer, a chief financial and investor relations officer. Members shall be elected by the board of directors to serve a two-year term with reelection permitted. The board of directors may also remove members of the board of executive officers at any time, pursuant to the vote of the majority of the board members. The executive officers may accumulate positions.

The Vitru Brazil By-Laws vest the board of executive officers with powers to:

(i)

comply with and enforce the Vitru Brazil By-Laws and the resolutions of the board of directors and the general meeting;

(ii)

propose Vitru Brazil’s annual budget;

(iii)

decide on the establishment and extinction of branches, centers, offices or any type of related establishment;

(iv)

comply with and enforce the policies and Vitru Brazil’s business plan established by the board of directors;

(v)

approve the rules applicable to the Vitru Brazil’s human resources and deciding on career plans, salaries and benefits, in accordance with the applicable legislation;

(vi)

decide on the internal organization of Vitru Brazil, its administrative structure and that of its subsidiaries;

(vii)

prepare management reports, financial statements and the proposal on the allocation of the profits for each financial year, to be submitted to the board of directors and the general meeting for approval;

Vitru Cayman	Vitru Brazil

(viii)

approve the execution of any contracts and/or transactions, whether in the normal course of the business or not, involving related parties, up to the amount of R$ 200,000.00, individually or in aggregate value over a period of 12 (twelve) months, in compliance with the provisions of Vitru Brazil’s related party transactions policy; and

(ix)

decide on any matter that is not the exclusive responsibility of the general meeting or the board of directors.

The Vitru Brazil By-Laws specify the matters for which each of the chief executive officer, the chief financial and the investor relations officer is responsible. The other officers shall have their responsibilities assigned to them by the board of directors when appointed.

Fiscal Council
Cayman law and the Vitru Cayman Memorandum and Articles of Association do not recognize the concept of a fiscal council.	In accordance with the Brazilian Corporation Law, the Vitru Brazil By-Laws contemplate the formation of a fiscal council, composed of at least three (3) and at most five (5) sitting members and equal number of alternates. The fiscal council will not operate on a permanent basis and will only operate when called to do so by the shareholders of the Vitru Brazil capital stock (depending on the outstanding capital stock, as determined by the applicable CVM ruling), in accordance with the provisions of applicable law. Once called, the fiscal council will operate until the next annual shareholders’ meeting. Vitru Brazil shareholders are vested with the power to set annual compensation for members of the fiscal council, which cannot be less than 10% of the compensation attributed to each director.
Committees
The Vitru Cayman Memorandum and Articles of Association permit the board of directors to form committees which must conform to conditions imposed by the board.	The Vitru Brazil By-Laws permit the board of directors to establish committees or work groups with defined objectives, comprised of persons designated by the board of directors from among Vitru Brazil management and/or persons directly or indirectly affiliated with Vitru Brazil. Vitru Brazil shall have a statutory audit committee.
Annual Meetings of Shareholders

Under the Companies Act, an exempted company is not required to hold an annual general meeting. However, the Vitru Cayman Memorandum and Articles of Association provide that Vitru Cayman shall hold an annual general meeting in each year at such time as determined by the Board.

The Vitru Cayman Memorandum and Articles of Association state that shareholders must be given at

The Brazilian Corporation Law requires corporations to hold an annual general meeting of shareholders within four months following the end of the fiscal year to deliberate on the following matters:

(i)

management accounts and year-end financial statements;

(ii)

allocation of the net profits for the fiscal year and distribution of dividends;

Vitru Cayman	Vitru Brazil
least ten days’ advance notice of an annual general meeting.

(iii)

election of managers and members of the fiscal council, if any, and associated remuneration; and

(iv)

approval of the annual monetary adjustment to the capital stock.

In addition to the matters of special competence set forth in the Brazilian Corporation Law, the Vitru Brazil By-Laws specify further that shareholders are empowered to deliberate on the following items at the general shareholders’ meetings:

(i)

election or removal of members of the board of directors or the fiscal council;

(ii)

aggregate compensation of the members of the board of directors and of the board of executive officers, as well as the compensation of the members of the fiscal council, when in operation; and

(iii)

allocation of the net income for the year and distribution of dividends, as proposed by the board of directors.

The Vitru Brazil shareholders’ meetings shall be called by the board of directors.

Under the Brazilian Corporation Law, shareholders’ meetings may also be called (i) by the fiscal council, (ii) by any shareholder if the board of directors delays calling the meeting for more than 60 days, or (iii) by shareholders representing at least 5% of the voting capital when the management delays calling the meeting for more than eight days.

Special Meetings of Shareholders
The Vitru Cayman Memorandum and Articles of Association provide that shareholder meetings may be called by the board of directors whenever they think fit. Such meetings may be held in or outside the Cayman Islands.	Under the Brazilian Corporation Law and the Vitru Brazil By-Laws, special shareholders’ meetings may be called at any time by the resolution of the majority of the board members or even by request of the executive officers. Under the Brazilian Corporation Law, shareholders’ meetings may also be called (i) by the fiscal council, (ii) by any shareholder if the board of directors delays calling the meeting for more than 60 days, or (iii) by shareholders representing at least 5% of the voting capital when the management delays calling the meeting for more than eight days.
Notice of Shareholder Meetings
The Vitru Cayman Memorandum and Articles of Association state that shareholders must be given at least ten clear days’ advance notice of every general meeting.	The Vitru Brazil By-Laws state that notice of shareholders’ meetings will be provided in accordance with the Brazilian Corporation Law. Accordingly, notice of an annual or extraordinary general shareholders’ meeting of Vitru Brazil must be published at least 3 times in the newspapers used by the company and contain information on the location, date and time of the meeting, as well as the agenda items (including specific

Vitru Cayman	Vitru Brazil

identification of any proposed amendment to the Vitru Brazil By-Laws).

Publicly held corporations are subject to a minimum notice period, counted as of the first published notice, of at least 21 (twenty-one) days for the first call, and at least 8 (eight) days for the second call.

Quorum at Shareholder Meetings
The Vitru Cayman Memorandum and Articles of Association provide that a quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted.

The quorum for opening shareholders’ meetings under the Brazilian Corporation Law is:

(i)

on first call, shareholders representing at least twenty-five percent (25%) of the company’s voting capital; and

(ii)

on second call, any number of shareholders.

Further, an extraordinary general meeting convened to amend the company’s by-laws may only be opened on the first call in the presence of shareholders representing at least 2/3 of the voting capital.

Unless otherwise described in the applicable law, the resolutions of the Vitru Brazil shareholders’ meetings will be taken by absolute majority of votes, not computing blank votes.

Shareholder Action by Written Consent
Under Cayman company law, and the Vitru Cayman Memorandum and Articles of Association shareholders may act by unanimous written resolution.	The Brazilian Corporation Law requires shareholders’ meetings to be held live unless prevented by force majeure. Remote voting is also permitted for shareholders of publicly held companies. Publicly held companies are required to offer remote voting in connection with annual shareholders’ meetings, any shareholders’ meeting taking place on the same date as the annual meeting or any other shareholders’ meeting that will resolve on the election of board members or fiscal council members.
Mandatory Tender Offer
There are no such mandatory tender offer provisions under Cayman company law or under the Vitru Cayman Memorandum and Articles of Association.	Pursuant to Articles 31 and 32 of the Vitru Brazil By-Laws, and consistent with the Brazilian Corporation Law, a transfer of the controlling interest of Vitru Brazil capital stock to any shareholder (“Relevant Shareholder” and such event, a “Disposal of Controlling Interest”) must make a tender offer, or a “Tender Offer,” to purchase the shares issued by Vitru Brazil and owned by the remaining shareholders. The Disposal of Controlling Interest and the Tender Offer shall be in compliance with CVM Resolution 85. The Tender Offer shall be made within 60 days after the date of acquisition, make or apply for registration of a Tender Offer, subject to the applicable provisions of Brazilian law and the exceptions and provisions set forth in Vitru Brazil By-Laws.

Vitru Cayman	Vitru Brazil

The Tender Offer must guarantee to minority shareholders equal treatment given to the seller of control.

A Tender Offer will not exclude the possibility of another Vitru Brazil shareholder or, as the case may be, Vitru Brazil itself making a competing Tender Offer, pursuant to applicable regulations.

Related Party Transactions
The Vitru Cayman Memorandum and Articles of Association provides that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. The Vitru Cayman Memorandum and Articles of Association provide that, after a director has made such a declaration of interest, he may be counted for purposes of determining whether a quorum is present but cannot vote on a transaction in which he has an interest.

Pursuant to Article 156 of the Brazilian Corporation Law, as well as Vitru Brazil’s Related Party Transactions Policy, directors may not have access to information or take part in meetings of the board of directors that involve matters as to which such director has an actual or potential conflict of interest with Vitru Brazil. The Brazilian Corporation Law provides further that directors and officers may only contract with the corporation under reasonable and fair conditions, identical to those which prevail in the market or under which the corporation would contract with third parties. Any act inconsistent with these requirements shall be voidable and the director at issue must reimburse the company for any advantages earned.

The related party transactions must be analyzed by Vitru Brazil’s CEO, CFO or General Counsel and approved, depending on the amount involved, by the audit committee, the board of directors or the financial officer.

Appraisal and Dissenters’ Rights

Under Cayman law, a dissenting shareholder is entitled to payment of the fair value of their Shares upon dissenting from a merger in accordance with Section 238 of the Companies Act.

The valid exercise of dissenter rights will preclude the exercise of any other rights by virtue of holding shares in connection with a merger, other than the right to participate fully in proceedings to determine the fair value of shares held by the dissenting shareholder and to seek relief on the grounds that the merger is void or unlawful. To exercise dissenter rights, the following procedures must be followed:

•

a dissenting shareholder must give written notice of objection (“Notice of Objection”) to the company prior to the vote to authorize and approve the merger. The Notice of Objection must include a statement that a dissenting shareholder proposes to demand payment for their shares if the merger is authorized.

•

Within 20 days immediately following the date on which the vote authorizing the

The Brazilian Corporation Law provides for appraisal rights under certain circumstances.

Under the Brazilian Corporation Law, a dissenting shareholder is entitled to withdraw from the company if any of the following occurs:

(i)

creation or issuance of new preferred shares;

(ii)

change in the conditions of the preferred shares or creation of a different class with more advantages than the others;

(iii)

decrease of the annual minimum dividend;

(iv)

consolidation or merger of the company;

(v)

participation of the company in a corporate group;

(vi)

change of the company’s corporate purpose; and

(vii)

division of the corporation that results in (a) a change in the corporate purpose, (b) a reduction in the annual minimum dividend or (c) participation in a group of corporations.

For items (i) and (ii) above, only shareholders that have been harmed shall have the right to withdraw from Vitru Brazil. Shareholders holding shares with market

Vitru Cayman	Vitru Brazil

merger is made, the company must give written notice of the authorization (“Authorization Notice”) to all a dissenting shareholders who have served a Notice of Objection.

•

Within 20 days immediately following the date on which the Authorization Notice is given (the “Dissent Period”), any dissenting shareholder who elects to dissent must give a written notice of their decision to dissent (a “Notice of Dissent”) to the company stating their name and address and the number and class of the shares with respect to which they dissents and demanding payment of the fair value of their shares. A dissenting shareholder who dissents must do so in respect of all the shares which they hold. Upon giving of the Notice of Dissent, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of their shares, and the rights to participate fully in proceedings to determine the fair value of such shares and to seek relief on the grounds that the merger is void or unlawful.

•

Within seven days immediately following (a) the date of expiry of the Dissent Period or (b) the date on which the Plan of Merger is filed with the Cayman Registrar, whichever is later the Surviving Company must make a written offer (a “Fair Value Offer”) to each Dissenting Shareholder to purchase their Shares at a price determined by the company to be the fair value of such shares.

•

If, within 30 days immediately following the date of the Fair Value Offer, the Surviving Company and the dissenting shareholder fail to agree on a price at which the Company will purchase the dissenting shareholder's Shares, then, within 20 days immediately following the date of the expiry of such 30-day period, the Surviving Company must, and a dissenting shareholder may, file a petition with the Grand Court of the Cayman Islands (the “Grand Court”) for a determination of the fair value of the Shares held by all dissenting shareholders who have served a Notice of Dissent and who have not agreed with the Surviving Company as to the fair value of their Shares, which petition by the Surviving Company must be accompanied by a verified list containing the names and addresses of all members who liquidity and dispersion shall not have the right to withdraw from Vitru Brazil in the events listed in items (iv), (v) and (vi) above. Dissenting shareholders that withdraw from Vitru Brazil will receive the corresponding net worth value of their shares.

Vitru Cayman	Vitru Brazil

have filed a Notice of Dissent and who have not agreed with the Surviving Company as to the fair value of such Shares.

•

If a petition is timely filed and served, the Grand Court will determine at a hearing (a) which shareholders are entitled to dissenter rights, (b) the fair value of such shares held by those shareholders with a fair rate of interest, if any, to be paid by the Surviving Company upon the amount determined to be the fair value and (c) the costs of the proceeding and the allocation of such costs upon the parties.

All notices and petitions must be executed by or for the shareholder of record, fully and correctly, as such shareholder’s name appears on the register of members of the company. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, these notices must be executed by or for the fiduciary. If shares are owned by or for more than one person such notices and petitions must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the notices or petitions for a shareholder of record. The agent must, however, identify the record owner and expressly disclose the fact that, in exercising the notice, he or she is acting as agent for the record owner. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or other nominee, must act promptly to cause the record holder to follow the steps summarized above and in a timely manner to perfect whatever dissenter rights attached to such shares.

Section 239 of the Companies Act provides that:

”No rights under section 238 shall be available in respect of the shares of any class for which an open market exists on a recognised stock exchange or recognised interdealer quotation system at the expiry date of the period allowed for written notice of an election to dissent under section 238(5), but this section shall not apply if the holders thereof are required by the terms of a plan of merger or consolidation pursuant to section 233 or 237 to accept for such shares anything except —

(a)

shares of a surviving or consolidated company, or depository receipts in respect thereof;

(b)

shares of any other company, or depository receipts in respect thereof, which shares or

.

Vitru Cayman	Vitru Brazil

depository receipts at the effective date of the merger or consolidation, are either listed on a national securities exchange or designated as a national market system security on a recognised interdealer quotation system or held of record by more than two thousand holders;

(c)

cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a) and (b); or

(d)

any combination of the shares, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in paragraphs (a), (b) and (c).”

Shareholder Information Rights

Holders of Vitru Cayman Shares have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the company. However, the board of directors may determine from time to time whether and to what extent Vitru Cayman’s accounting records and books shall be open to inspection by shareholders who are not members of the board of directors. Notwithstanding the above, the Vitru Cayman Articles of Association provide shareholders with the right to receive annual financial statements. Such right to receive annual financial statements may be satisfied by publishing the same on the company’s website or filing such annual reports as we are required to file with the SEC.

The Vitru Cayman Articles of Association also provide that the company may provide shareholders (that are incorporated under Brazilian laws and subject to CVM regulations or otherwise) copies of any and all: (i) agreements entered into by the company with its related parties; (ii) shareholders’ agreements entered into by the company; and (iii) stock option or other securities-based remuneration programs of the company.

Under the Brazilian Corporation Law, shareholders have the right to:

(i)

request copies of the minutes of general meetings and resolutions of Vitru Brazil;

(ii)

receive copies of support documents for resolutions in annual or extraordinary general shareholders’ meetings (i.e., management and auditors’ reports and statements of financial position); and

(iii)

receive certificates of corporate books.

Additionally, shareholders representing at least 5% of Vitru Brazil capital stock may apply for a court order requiring complete disclosure of corporate books in connection with any violation of law or the Vitru Brazil By-Laws, or if the shareholders have grounds to suspect that management has committed serious irregularities.

Amendments of Constituent Documents
The Vitru Cayman Memorandum and Articles of Association provide that subject to the below, the Vitru Cayman Memorandum and Articles of Association may only be rescinded, altered or amended upon approval by special resolution of shareholders (requiring a two-thirds majority).	The Brazilian Corporation Law provides that by-laws may only be amended at a general shareholders’ meeting. An extraordinary general meeting convened to amend the by-laws shall only be held on first call in the presence of shareholders representing at least 2/3 of the voting capital, but may be held on second call with any number of shareholders present. Any proposed amendment to the by-laws must be expressly identified in the notice required for the shareholders’ meeting.

Vitru Cayman	Vitru Brazil
Limitation on Personal Liability of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Vitru Cayman Memorandum and Articles of Association provide for indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

Under the Brazilian Corporation Law, managers shall not be personally liable for obligations undertaken on behalf of the company in the ordinary course performance of their duties. However, a company may not exempt its managers from liability for negligence, willful misconduct, breach of duty, or breach of the applicable law or the company’s by-laws.

Managers shall not be liable for illegal acts performed by the other managers, except in cases of complicity, negligence in investigating such acts or failure to take action with respect to known illegal acts. According to the Brazilian Corporation Law, a company, upon prior approval of a shareholders’ meeting, may bring an action for civil liability against a manager. Where a breach of duty has been established, managers may be exempted by a Brazilian court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted in good faith and in the interests of the company.

In addition, the Brazilian Corporation Law provides that the filing of a civil liability action by a company against a director does not preclude any action available to any shareholder or third party directly harmed by the director’s acts.

The foregoing applies equally to officers and committee members.

Indemnification of Directors and Officers
Please see above section (Limitation on Personal Liability of Directors and Officers).	The Vitru Brazil By-Laws provide that Vitru Brazil shall indemnify its directors, officers, members of its fiscal council and any employees who hold management positions or functions in Vitru Brazil or its subsidiaries (the “Beneficiaries"”), directly paying or reimbursing the Beneficiaries for any expenses, damages or losses eventually incurred at any time and which are directly or indirectly related to the exercise of their functions in Vitru Brazil, including but not limited to legal fees, legal opinions, procedural costs and fines and indemnities in the administrative, civil or criminal spheres.
Preemptive Rights / Preferential Subscription Rights
Holders of the Vitru Cayman Shares are not entitled to preemptive or similar rights.	The Brazilian Corporation Law provides that the shareholders shall have a preemptive right in the subscription of a capital increase in proportion to the number of shares they own. As Vitru Brazil By-Laws do not specify the applicable period of the preemptive right, pursuant to the Brazilian Corporation Law, a shareholders’ meeting shall establish a period of not less than 30 days within which a preemptive right may be exercised. In the event of the assignment of shares, subscription warrants and securities convertible into

Vitru Cayman	Vitru Brazil

shares intended for sale on the stock exchange and public subscription, within the limit of the authorized capital, the board of directors may determine the exclusion of preemptive rights or reduction of the exercise period by the former shareholders.

The Vitru Brazil By-Laws provide that the shareholders shall not have preemptive rights (i) in convertible debentures; (ii) in warrants convertible into shares; and (iii) in the granting and exercise of call option or subscription to Vitru Brazil’s shares. Pursuant to its By-Laws, as well as Article 172 of the Brazilian Corporation Law, the Board of Directors may, in its discretion, resolve upon the preemptive rights. In addition, the Board of Directors may grant stock purchase or subscription options, to the extent approved by the shareholders, to Vitru Brazil managers and employees, as well as to managers and employees of other companies directly or indirectly controlled by Vitru Brazil, without preemptive rights to the shareholders at the time of either grant or exercise of such options, subject to the balance of the authorized capital limit at the time of exercise of subscription options, analyzed together with the balance of treasury shares at the time of exercise of purchase options.

Dividends, Repurchases and Redemptions

Vitru Cayman has not adopted a dividend policy with respect to payments of any future dividends by Vitru Cayman. Subject to the Companies Act, Vitru Cayman’s shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the board of directors (and, for the avoidance of doubt, no dividend shall be declared by the shareholders unless previously recommend by the board of directors). The board of directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to Vitru Cayman. Except as otherwise provided by the rights attached to shares and the Vitru Cayman Articles of Association, all dividends shall be paid in proportion to the number of Vitru Cayman Shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (i) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly, and (ii) where the company has shares in issue which are not fully paid up (as to par value) it may pay dividends in proportion to the amounts paid up on each share.

Vitru Brazil By-Laws require a distribution of at least 1% of the net income adjusted by an allocation to legal reserve (net income as calculated according to statutory individual financial statements prepared in accordance with Brazilian GAAP), unless its management recommends against such distribution, in a shareholders’ meeting, due to considerations relating to Vitru Brazil’s financial condition.

However, the annual minimum dividend will not be mandatory for any fiscal year in which the Vitru Brazil administrative bodies notify shareholders that such payment would be incompatible with the financial standing of the corporation.

Following distribution of the annual minimum dividend, the shareholders may vote to approve at any time a payment of dividends out of existing profits reserves or earnings from prior years retained pursuant to a resolution of the shareholders’ meeting. In addition, the board of directors may (i) approve a distribution of dividends out of income determined as per semi-annual or other interim balance sheets or (ii) declare an interim dividend out of retained earnings or existing profits reserves, as shown on such balance sheets or the most recent annual balance sheet.

Under the Brazilian Corporation Law, a company’s by-laws or an extraordinary general meeting may authorize

Vitru Cayman	Vitru Brazil
The holders of common shares shall be entitled to share equally in any dividends that may be declared in respect of Vitru’s common shares from time to time.

the allocation of profits or reserves to the redemption of shares, and shall prescribe the conditions and the procedure for this purpose. Redemptions which do not cover all shares of the same class shall last by drawing lots.

The redemption of shares must be approved by shareholders who represent at least half of the Vitru Brazil capital stock at a general meeting called to resolve this specific matter.

Shareholders Litigation

Notwithstanding the U.S. securities laws and regulations that are applicable to Vitru Cayman, general corporate claims against Vitru Cayman by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by the Vitru Cayman Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against Vitru Cayman, or derivative actions in Vitru Cayman’s name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control Vitru, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

The Vitru Brazil By-Laws provide that any disputes and controversies among Vitru Brazil and its shareholders, managers and fiscal council members, acting and alternates, arising from or in connection with the parties’ roles as issuer, shareholders, managers, or members of the fiscal council will be settled through arbitration conducted before the Market Arbitration Chamber, pursuant to its regulation.

The Brazilian Corporation Law provides that any shareholder that has suffered direct losses may individually file judicial proceedings against the company or its directors. The Brazilian Corporation Law also authorizes derivative actions against the company’s directors. Once the shareholders’ meeting resolves to file a derivative lawsuit, if the lawsuit has not been initiated within three months following this resolution, any shareholder may do so on behalf of the company. If the shareholders’ meeting votes against filing a derivative lawsuit, shareholders representing at least 5% of the company’s capital stock are entitled to file such lawsuit, notwithstanding the voting result.

Further, the Brazilian Corporation Law provides that shareholders representing at least 5% of the company’s capital stock may bring claims against the controlling shareholder to recover damages caused by the breach of its fiduciary duties.

The Brazilian Corporation Law permits a wide variety of bases for shareholder lawsuits. For example, shareholders are entitled to file lawsuits to:

(i)

void the act of incorporation of the company (limitation period of one year);

(ii)

void decisions taken by irregular meetings (limitation period of two years);

(iii)

claim civil liabilities against experts and capital subscribers (limitation period of one year);

(iv)

claim the payment of dividends (limitation period of 3 years, calculated as from the date on which such dividends were made available to the shareholder);

Vitru Cayman	Vitru Brazil

(v)

claim civil liabilities against the founders, shareholders, managers, liquidators, auditors or controlling companies, in the case of violation of the law or by-laws (limitation period of three years); and

(vi)

claims against the company for whatever reason (limitation period of three years).

Experts

The consolidated financial statements of Vitru Limited as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 incorporated herein by reference to Vitru Limited’s Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021, incorporated herein by reference to Vitru Limited’s report on Form 6-K furnished to the SEC on April 6, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Legal Matters

The validity of Vitru Brazil Shares and other matters of Brazilian law will be passed upon by Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, São Paulo, Brazil. We were advised as to certain matters of U.S. law by Davis Polk & Wardwell LLP, New York, New York. We were advised as to certain Cayman Islands law matters by Maples and Calder (Cayman) LLP.

Enforceability of Civil Liabilities

Vitru Brazil is a corporation organized under the laws of Brazil. Substantially all of Vitru Brazil and Vitru Brazil’s subsidiaries’ assets are located outside the United States. All of Vitru Brazil’s directors and officers reside in Brazil. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or us judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any state thereof.

Additionally, any claims under the Novo Mercado segment of the B3 regulations must be submitted to arbitration proceedings conducted in accordance with the rules of the Market Arbitration Chamber of the B3. See “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Arbitration.”

We have been advised by our Brazilian counsel, Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, that a judgment of a U.S. court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. A judgment obtained in the United States against Vitru Brazil, Vitru Cayman, their respective directors and their respective officers and advisors named herein, would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a sum certain of money rendered by any such court, upon recognition thereof by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça, or STJ).

In order to be recognized by the STJ, a foreign judgment must meet the following conditions:

•	it must comply with all formalities necessary for its enforceability and be effective under the laws of the jurisdiction where the foreign judgement was rendered;

•	it must have been issued by a competent court and/or authority in the jurisdiction where it was awarded after proper service of process on the parties, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence has been given, as required by applicable law;

•	is not rendered in an action over which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of article 23 of the Brazilian Code of Civil Procedure;

•	it must be final and binding and therefore not subject to appeal in the jurisdiction in which it was issued;

•	it must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalisation for Foreign Public Documents or, if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

•	it must be accompanied by a sworn translation thereof into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory;

•	it must not be contrary to Brazilian national sovereignty or public policy or violate the dignity of the human person (as set forth in Brazilian law); and

•	it must not violate a final and unappealable decision issued by a Brazilian court on the same matter and involving the same parties (res judicata).

Both the recognition and enforcement processes may be time-consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that the recognition or enforcement process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment or any other judgment, including for violation of the securities laws of countries other than Brazil, including the federal securities laws of the United States.

We also have been further advised that:

•	original actions may be brought in Brazilian courts in connection with this prospectus predicated solely on the federal securities laws of the United States and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers thereof and certain advisors named herein, provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals, national sovereignty or equitable principles and provided further that Brazilian courts can assert jurisdiction over such actions. However, the application of a foreign body of law by Brazilian courts may be challenging, as Brazilian courts consistently base their decisions on domestic law, or refrain from applying a foreign body of law for a number of reasons. Although remote, there is a risk that Brazilian courts, considering a relevant case-by-case rationale, may dismiss a petition to apply a foreign body of law and may adopt Brazilian laws to adjudicate the case. In any case, we cannot assure that Brazilian courts will confirm their jurisdiction to rule on such matter, which will depend on the connection of the case to Brazil and, therefore, must be analyzed on a case-by-case basis;

•	the ability of a creditor or other persons named above to satisfy a judgment by attaching certain of our assets, respectively, is limited by provisions of Brazilian law, to the extent that assets are located in Brazil; and

•	although, pursuant to our current bylaws and under the Vitru Brazil By-Laws to be adopted prior to or upon completion of the Merger, disputes between us and our shareholders are required to be resolved through arbitration, this mandatory arbitration requirement does not apply to actions against us, whether by holders of our shares, that are predicated on U.S. federal securities laws, nor does our mandatory arbitration provision waive the rights of our U.S. shareholders or ADR holders to bring claims under the U.S. federal securities laws.

We have been further advised that a plaintiff (whether Brazilian or non-Brazilian), who resides outside Brazil or is outside Brazil during the course of litigation in Brazil must provide a bond to guarantee the payment of defendant’s legal fees and court expenses in connection with court procedures for the collection of payments. The bond must have sufficient value to satisfy the payment of court fees and defendant attorney’s fees, as determined by a Brazilian judge. This requirement does not apply (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), in the case of enforcement of foreign judgments that have been duly recognized by the STJ; or (3) counterclaims as established, according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). Notwithstanding the foregoing, we cannot assure you that recognition of any judgment will be obtained, that the process described above can be conducted in a timely manner, or that Brazilian courts will enforce a judgment for violation of the federal securities laws of the United States with respect to the common shares.

If proceedings are brought before the Brazilian courts seeking to enforce obligations against us, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations would be expressed in reais.

Annex A: Appraisal Report by Apsis Consultoria e Avaliações Ltda.

APPRAISAL REPORT

AP-00987/23-01

Vitru Limited

APPRAISAL REPORT: AP-00987/23-01

VALUATION DATE: September 30th, 2023

APPRAISAL REPORT OF THE SHAREHOLDERS' EQUITY OF VITRU LIMITED, DETERMINED THROUGH THE ACCOUNTING BOOKS

1.	EVALUATION METHOD

APSIS CONSULTORIA E AVALIAÇÕES LTDA., headquartered at Rua do Passeio, no. 62, 6th floor, Centro, City and State of Rio de Janeiro, registered in the National Register of Legal Entities of the Ministry of Economy under no. 08.681.365/0001-30, registered with the Regional Accounting Council of Rio de Janeiro under no. 005112/O-9, represented by its undersigned partner, LUIZ PAULO CESAR SILVEIRA, accountant, bearer of the National General Registry no. 89100165-5/D (CREA/RJ), registered in the Individual Registration under the no. 886.681.937-91 and with the Regional Accounting Council of the State of Rio de Janeiro under no. 118.263/P-0, resident and domiciled in the City and State of Rio de Janeiro, with an office at Rua do Passeio, no. 62, 6th floor, Centro, was appointed by VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A., hereinafter denominated VITRU BRASIL, headquartered at Rodovia Jose Carlos Daux, no. 5,500, 2nd floor, Tower Jurerê A, Room T, Saco Grande, City of Florianopolis, State of Santa Catarina, registered in the National Register of Legal Entities of the Ministry of Economy under no. 20.512.706/0001-40, to proceed with the net equity appraisal of VITRU LIMITED, based at PO BOX 309, no number, Ugland House, City of Grand Cayman, State of Georgetown, registered in the National Register of Legal Entities of the Ministry of Economy under no. 38.237.205/0001-68, on September 30th, 2023, under accounting practices in Brazil, which comprise those included in Brazilian corporate law and the pronouncements, guidelines, and technical interpretations issued by the Accounting Pronouncements Committee (CPC) and approved by the Federal Accounting Council (CFC). Next, APSIS presents the results of its work.

1

2.	PURPOSE OF APPRAISAL

The assessment of VITRU LIMITED’s shareholders’ equity, on the base date, according to Articles 226 and 227 of Law no. 6,404/76, aims for the inverse merger of the company by VITRU BRASIL.

3.	MANAGEMENT´S RESPONSIBILITY FOR ACCOUNTING INFORMATION

VITRU LIMITED’s management is responsible for bookkeeping and preparing the accounting information in accordance with accounting practices adopted in Brazil, which include those included in Brazilian corporate law and the pronouncements, guidelines, and technical interpretations issued by the Accounting Pronouncements Committee (“CPC”) and approved by the Federal Accounting Council (“CFC”), as well as the relevant internal controls that it has defined as necessary to enable such a process to be free from material misstatement, whether caused by fraud or error. The summary of the leading accounting practices adopted by the company is described in Attachment 2 of this Valuation Report.

4.	SCOPE OF WORK AND RESPONSIBILITY OF THE ACCOUNTANT

Our responsibility is to present a conclusion on the book value of VITRU LIMITED’s shareholders’ equity, on the base date, in accordance with the Technical Communication CTG 2002, approved by the CFC, which provides for the examination of the balance sheet for issuance of an appraisal report. Therefore, we examine the company's balance sheet according to applicable accounting standards, which require the accountant to comply with ethical requirements and planning and execution to obtain reasonable assurance that the subject matter is free from material misstatement.

The issuance of an appraisal report involves executing selected procedures to obtain evidence regarding the amounts recorded. This action depends on the accountant's judgment, including assessing the risks of significant misstatement in equity, whether caused by fraud or error. In such an analysis, the accountant considers the internal controls relevant to preparing the company's balance sheet to plan processes appropriate to the circumstances, but not to express an opinion on the effectiveness of such documents.

The work also includes the assessment of the adequacy of the accounting policies used and the reasonableness of the judgment of the accounting estimates made by VITRU LIMITED’s management. We believe that the evidence obtained is sufficient and adequate to support our conclusion.

2

5.	CONCLUSION

Based on the work executed, we concluded that the amount of BRL 2,326,493,568.07 (two billion, three hundred and twenty-six million, four hundred and ninety-three thousand, five hundred and sixty-eight Brazilian reais and seven cents), as stated in VITRU LIMITED´s balance sheet on the base date, recorded in the accounting books and summarized in Attachment 1, represents, in all material respects, the book value of the company, assessed under Brazilian accounting practices.

6.	EMPHASIS

In addition, we also draw attention to the fact that, on the date of issuance of this Accounting Report, Brazilian accounting practices related to ESG (environmental, social and governance) are not in force. Such accounting practices regarding ESG, when issued and in force, may cause, at a date not yet known, impacts on the assets and liabilities of the company subject to this Report. This uncertainty may have a material outcome, arising from a future event, but that does not affect the conclusion about the carrying value of the items evaluated at the base date. Our conclusion is not barred by this matter.

Rio de Janeiro, November 14th, 2023.

APSIS CONSULTORIA E AVALIAÇÕES LTDA.

CRC/RJ-005112/O-9

/s/ Luiz Paulo Cesar Silveira

LUIZ PAULO CESAR SILVEIRA Vice President Accountant (CRC/RJ-118263/P-0)

3

7.	LIST OF ATTACHMENTS

1.	Support documentation

2.	Summary of the main accounting practices adopted by VITRU LIMITED

3.	Glossary

4

ATTACHMENT 1

Vitru Limited
Statements of financial position at September 30, 2023
In Brazilian Reais

ASSETS		LIABILITIES

CURRENT ASSETS		CURRENT LIABILITIES
Cash and cash equivalents	13.122.250,54	Trade payables	132.457,04
Prepaid expenses	2.736.806,55	TOTAL CURRENT LIABILITIES	132.457,04
Other current assets	44.795,34
TOTAL CURRENT ASSETS	15.903.852,43	NON-CURRENT LIABILITIES
		Share-based compensation	7.650.314,68
		TOTAL NON-CURRENT LIABILITIES	7.650.314,68

NON-CURRENT ASSETS		TOTAL LIABILITIES	7.782.771,72
Related parties	8.200.919,88
Investments	2.310.136.275,29	EQUITY
Intangible assets	35.292,19	Share capital	7.518,26
TOTAL NON-CURRENT ASSETS	2.318.372.487,36	Capital reserves	2.066.140.689,73
		Retained earnings	260.345.360,08
		TOTAL EQUITY	2.326.493.568,07

TOTAL ASSETS	2.334.276.339,79	TOTAL LIABILITIES AND EQUITY	2.334.276.339,79

Fábio Rogério Ramos CRC SP228563/O-0 T-SC

Vitru Limited
Statements of profit and loss for the nine months period ended September 30, 2023
In Brazilian Reais

NET REVENUE	-

Cost of services rendered	-

GROSS PROFIT	-

General and administrative expenses	(7.036.512,10)
Operating expenses	(7.036.512,10)

Equity from investments	147.684.751,79

OPERATING PROFIT	140.648.239,69

Financial income	2.355.104,27
Financial expenses	(2.511.527,79)
Financial results	(156.423,52)

PROFIT BEFORE TAXES	140.491.816,17

Income taxes	-

NET INCOME FOR THE PERIOD	140.491.816,17

Fábio Rogério Ramos CRC SP228563/O-0 T-SC

/s/ Fábio Rogério Ramos

ATTACHMENT 2

SUMMARY OF THE MAIN ACCOUNTING PRACTICES ADOPTED BY VITRU LIMITED

Cash and cash equivalents

Cash and cash equivalents in the statement of financial position comprise cash at banks and on hand, and short-term financial investments with an original maturity of three months or less, which are subject to an insignificant risk of changes in value.

For the purpose of the statement of cash flows, cash and cash equivalents consist of cash, bank deposits and short-term highly liquid financial investments, as they are readily convertible to known amounts of cash, subject to an insignificant risk of changes in value and considered an integral part of the Company’s cash management.

Business combination

The acquisition method of accounting is used to account for all business combinations, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the:

▪	fair values of the assets transferred;

▪	liabilities incurred to the former owners of the acquired business;

▪	equity interests issued by the Company;

▪	fair value of any asset or liability resulting from a contingent consideration arrangement; and

▪	fair value of any pre-existing equity interest in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date.

Acquisition-related costs are expensed as incurred.

The excess of the

▪	consideration transferred or to be transferred;

▪	amount of any non-controlling interest in the acquired entity; and

▪	acquisition-date fair value of any previous equity interest in the acquired entity over the fair value of the net identifiable assets acquired is recorded as goodwill. If those amounts are less than the fair value of the net identifiable assets of the business acquired, the difference is recognized directly in profit or loss as a bargain purchase.

Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of exchange. The discount rate used is the entity’s incremental borrowing rate, being the rate at which a similar borrowing could be obtained from an independent financier under comparable terms and conditions.

Contingent consideration, when applicable, is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently remeasured to fair value with changes in fair value recognized in profit or loss.

1

Liabilities

They are recognized in the balance sheet when the company has a present obligation (legal or constructive) or as a result of a past event. It is probable that an outflow of economic benefits will be required to liquidate it. Some liabilities involve uncertainties as to terms and amounts and are estimated through a provision as they are incurred and recorded. Provisions are recorded based on the best estimates of the risk involved.

2

ATTACHMENT 3

Glossary

►	A

ABL

Gross Leasable Area.

ABNT

Brazilian Technical Standards Association.

Allocated Codes

Serial number (grades or weights) to differentiate the quality features of properties.

Allotment

Subdivision of a tract of land into lots for buildings with the opening of new thoroughfares, or the extension, modification or expansion of existing ones.

Amortization

Systematic allocation of the depreciable value of an asset over its useful life.

Apparent Age

Estimated age of a property according to its characteristics and conservation status at the time of inspection.

Asset

A resource controlled by the entity as a result of past events from which future economic benefits are expected for the entity.

Asset Approach

Valuation of companies where all assets (including those not accounted for) have their values adjusted to the market. Also known as market net equity.

►	B

Basic Infrastructure

Urban rainwater drainage equipment, street lighting, sewage system, drinking water, public and home electricity supply and access routes.

BDI (Budget Difference Income)

A percentage that indicates the benefits and overhead costs applied to the direct cost of construction.

Best Use of the Property

The most economically appropriate use of a certain property according to its characteristics and surroundings, respecting legal limitations.

Beta

A systematic risk measure of a share; price trend of a particular share to be correlated with changes in a given index.

Book Value

The value at which an asset or liability is recognized on the balance sheet.

Building Owners and Managers Association (BOMA)

The BOMA Standard measures buildings on a buildingwide basis. It introduces the concept of Building Common Area (areas common to all of the tenants in a building).

Building Standard

The quality of the improvements according to the specifications of design, materials, workmanship and performance effectively used in construction.

Business Combination

Union of separate entities or businesses producing financial statements of a single reporting entity. Transaction or other event by which an acquirer obtains control of one or more businesses, regardless of the legal form of operation.

Business Risk

Uncertainty of realization of expected future returns of the business resulting from factors other than financial leverage.

►	C

CAPEX (Capital Expenditure)

Fixed asset investments.

CAPM (Capital Asset Pricing Model)

Model in which the capital cost for any share or lot of shares equals the risk free rate plus risk premium provided by the systematic risk of the share or lot of shares under investigation. Generally used to calculate the Cost of Equity or the Cost of Shareholder Capital.

Capital Structure

Composition of a company’s invested capital, between own capital (equity) and third-party capital (debt).

Cash Flow

Cash generated by an asset, group of assets or business during a given period of time. Usually the term is supplemented by a qualification referring to the context (operating, nonoperating, etc.).

Cash Flow on Invested Capital

Cash flow generated by the company to be reverted to lenders (interest and amortizations) and shareholders (dividends) after consideration of cost and operating expenses and capital investments.

Cash-Generating Unit

Smallest identifiable group of assets generating cash inflows that are largely independent on inputs generated by other assets or groups of assets.

Casualty

An event that causes financial loss.

CFC (Conselho Federal de Contabilidade)

Brazilian Accounting Committee.

Company

Commercial or industrial entity, service provider or investment entity holding economic activities.

1

Conservation Status

Physical status of an asset as a result of its maintenance.

Control

Power to direct the strategic policy and administrative management of a company.

Control Premium

Value or percentage of the pro-rata value of a lot of controlling shares over the pro-rata value of noncontrolling shares, which reflect the control power.

Cost

The total direct and indirect costs necessary for production, maintenance or acquisition of an asset at a particular time and situation.

Cost of Capital

Expected rate of return required by the market as an attraction to certain investment funds.

CPC (Comitê de Pronunciamentos Contábeis)

Accounting Pronouncements Committee.

Current Value

Value replacement with a new value depreciated as a result of the physical state the property is in.

CVM

Securities and Exchange Commission.

►	D

Data Treatment

Application of operations to express, in relative terms, the attribute differences between the market data and data of the property being assessed.

Date of Issue

Closing date of the valuation report, when conclusions are conveyed to the client.

DCF (Discounted Cash Flow)

Discounted cash flow.

D&A

Depreciation and amortization.

Dependent Variable

Variable to be explained by the independent ones.

Depreciable Value

Cost of the asset, or other amount that substitutes such cost (financial statements), less its residual value.

Depreciation

Systematic allocation of the depreciable value of an asset during its useful life.

Dichotomous Variable

Variable that assumes only two values.

Direct Production Cost

Spending on inputs, including labor, in the production of goods.

Discount Rate

Any divisor used to convert a flow of future economic benefits into present value.

►	E

EBIT (Earnings before Interest and Taxes)

Earnings before interest and taxes.

EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization)

Earnings before interest and taxes.

Economic Benefits

Benefits such as revenue, net profit, net cash flow, etc.

Efficient Use

That which is recommendable and technically possible for the location on a reference date, among the various uses permitted by the applicable law, observing surrounding marketing trends.

Electrical Damage Value

Estimated cost of the repair or replacement of parts, when the property suffers electrical damage. Values are tabulated in percentages of the Replacement Value and have been calculated through the study of equipment manuals and the expertise in corrective maintenance of Apsis technicians.

Enterprise

Set of properties capable of producing revenue through marketing or economic exploitation. It can be: real estate (e.g. subdivision, commercial/ residential buildings), real-estate based (e.g., hotel, shopping mall, theme parks), industrial or rural.

Enterprise Value

Economic value of the company.

Equity Value

Economic value of the equity.

Equivalent Construction Area

Constructed area on which the unit cost equivalence of corresponding construction is applied, according to ABNT postulates.

Equivalent Depth

Numerical result of the division of a lot area by its main projected front.

Expertise

Technical activity performed by a professional with specific expertise to investigate and clarify facts, check the status of property, investigate the causes that motivated a particular event, appraise assets, their costs, results or rights.

►	F

Facilities

Set of materials, systems, networks, equipment and operational support services for a single machine, production line or plant, according to the degree of aggregation.

2

Fair Market Value

Value at which an asset could have its ownership exchanged between a potential seller and a potential buyer, when both parties have reasonable knowledge of relevant facts and neither is under pressure to do so.

Fair Value Less Cost to Sell

Value that can be obtained from the sale of an asset or cash-generating unit less sale expenses, in a transaction between knowledgeable, willing and uninterested parties.

FCFF (Free Cash Flow to Firm)

Free cash flow to firm, or unlevered free cash flow.

Financial Lease

That which substantially transfers all the risks and benefits related to the ownership of the asset, which may or may not eventually be transferred. Leases that are not financial leases are classified as operating leases.

Fixed Asset

Tangible asset available for use in the production or supply of goods or services, in third-party leasing, investments, or for management purposes, expected to be used for more than one accounting period.

Forced Liquidation

Condition on the possibility of a compulsory sale or in a shorter period than the average absorption by the market.

►	G

Goodwill

See Premium for Expected Future Profitability.

►	H

Homogenization

Treatment of observed prices by application of mathematical transformations that express, in relative terms, the differences between market data attributes and those of the property assessed.

Homogenized Area

Useful or private area, or built with mathematical treatments for valuation purposes, according to criteria based on the real estate market.

►	I

IAS (International Accounting Standards)

Principles-based standards, interpretations and the framework adopted by the International Accounting Standards Board (IASB). See International Accounting Standards.

IASB (International Accounting Standards Board)

International Accounting Standards Board. Standard setting body responsible for the development of International Financial Reporting Standards (IFRSs).

Ideal Fraction

Percentage owned by each of the buyers (tenants) of the land IFRS (International Financial Reporting Standards)

International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

IFRS (lnternational FinanciaI Reporting Standards)

International Financial Reporting Standards, a set of international accounting pronouncements published and reviewed by the IASB.

Impairment

See Impairment losses.

Impairment Losses (impairment)

Book value of the asset that exceeds, in the case of stocks, its selling price less the cost to complete it and expense of selling it; or, in the case of other assets, their fair value less expenditure for sale.

Income Approach

Valuation method for converting the present value of expected economic benefits.

Independent Variables

Variables that provide a logical content to the formation of the value of the property subject to the assessment.

Indirect Production Cost

Administrative and financial costs, benefits and other liens and charges necessary for the production of goods.

Insurance

Risk transfer guaranteed by contract whereby one party undertakes, subject to payment of premium, to indemnify another for the occurrence of casualties covered under the policy.

Insurance Value

Value at which an insurance company assumes the risks. Except in special cases, it is not applied to land and foundations.

Intangible Asset

Identifiable non-monetary asset without physical substance. This asset is identifiable when: a) it is separable, i.e., capable of being separated or divided from the entity and sold, transferred, licensed, leased or exchanged, either alone or together with the related contract, asset or liability; b) it arises from contractual or other legal rights, regardless of whether those rights are transferable or separable from the entity or from other rights and obligations.

Internal Rate of Return

Discount rate where the present value of future cash flow is equivalent to the cost of investment.

International Accounting Standards (IAS)

Standards and interpretations adopted by the IASB. They include: International Financial Reporting Standards (IFRS) International Accounting Standards (IAS) and interpretations developed by the Interpretation Committee on International Financial Reporting Standards (IFRIC) or by the former Standing Interpretations Committee (SIC).

Investment Property

Property (land, building or building part, or both) held by the owner or lessee under the lease, both to receive payment of rent and for capital appreciation or both, other than for use in the production or supply of goods or services, as well as for administrative purposes.

3

Investment Value

Value for a particular investor based on individual interests in the property in question. In the case of business valuation, this value can be analyzed by different situations, such as the synergy with other companies of an investor, risk perceptions, future performance and tax planning.

IVSC

International Valuation Standards Council.

►	K

Key Money

Amount paid by the prospective tenant for signature or transfer of the lease contract, as compensation for the point of sale.

Key Variables

Variables that, a priori, and traditionally have been important for the formation of property value.

►	L

Levered Beta

Beta value reflecting the debt in capital structure.

Liability

Present obligation that arises from past events, whereby it is hoped that the settlement thereof will result in the inflow of funds from the entity embodying economic benefits.

Liquidity

Ability to rapidly convert certain assets into cash or into the payment of a certain debt.

►	M

Market Approach

Valuation method in which multiple comparisons derived from the sales price of similar assets are adop ted.

Market Data

Set of information collected on the market related to a particular property.

Market Research

Set of activities for identification, investigation, collection, selection, processing, analysis and interpretation of results on market data.

Marketing Factor

The ratio between the market value of an asset and its reproduction cost less depreciation or replacement cost, which may be higher or lower than one.

Maximum Insurance Value

Maximum value of the property for which it is recommendable to insure it. This criterion establishes that the property whose depreciation is greater than 50% should have its Maximum Insurance Value equivalent to twice as much as the Current Value; and the property whose depreciation is with less than 50% should have its Maximum Insurance Value equivalent to the Replacement Value.

Multiple

Market value of a company, share or invested capital, divided by a valuation measurement of the company (EBITDA, income, customer volume, etc.).

►	N

Net Debt

Cash and cash equivalents, net position in derivatives, short-term and long-term financial debts, dividends receivable and payable, receivables and payables related to debentures, short-term and long term deficits with pension funds, provisions, and other credits and obligations to related parties, including subscription bonus.

Non-Operating Assets

Those not directly related to the company’s operations (may or may not generate revenue) and that can be disposed of without detriment to its business.

►	O

Operating Assets

Assets that are basic to the company’s operations.

Operating Lease

That which does not substantially transfer all the risks and benefits incidental to the ownership of the asset. Leases that are not operating leases are classified as financial leases.

►	P

Parent Company

An entity that has one or more subsidiaries.

Percentual Value

Value at the end of the projective period to be added on the cash flow.

Point of Sale

Intangible asset that adds value to commercial property, due to its location and expected commercial exploitation.

Population

Total market data of the segment to be analyzed.

Premium for Expected Future Profitability (goodwill)

Future economic benefits arising from assets not capable of being individually identified or separately recognized.

Present Value

The estimated present value of discounted net cash flows in the normal course of business.

Price

he amount by which a transaction is performed involving a property, a product or the right thereto.

Private Area

Useful area plus building blocks (such as walls, pillars, etc.) and elevator hallway (in specific cases).

4

Property

Something of value, subject to use, or that may be the object of a right, which integrates an equity.

►	Q

Qualitative Variables

Variables that cannot be measured or counted, only ordered or ranked, according to attributes inherent to the property (e.g., building standard, conservation status and quality of the soil).

Quantitative Variables

Variables that can be measured or counted (e.g.,private area, number of bedrooms and parking spaces).

►	R

Range for Real Estate Valuations

Range in the vicinity of the point estimator adopted in the valuation within which to arbitrate the value of the property, provided it is justified by the existence of features that are not contemplated in the model.

Rd (Cost of Debt)

A measure of the amount paid for the capital earned from third parties in the form of loans, financing, market funding, among others.

Re (Cost of Equity)

Return required by shareholders for the capital invested.

Real Estate

Property, consisting of land and any improvements incorporated thereto. Can be classified as urban or rural, depending on its location, use or to its highest and best use.

Recoverable Value

The highest fair value of an asset (or cash generating unit) minus the cost of sales compared with its value in use.

Reference Real Estate

Market data with features comparable to the property assessed.

Regression Model

The model used to represent a specific phenomenon, based on a sample, considering the various influencing characteristics.

Remaining Life

A property’s remaining life.

Replacement Cost

A property’s reproduction cost less depreciation, with the same function and features comparable to the property assessed.

Replacement Value for New

Value based on what the property would cost (usually in relation to current market prices) to be replaced with or substituted by a new, equal or similar property.

Reproduction Cost

Expense required for the exact duplication of a property, regardless of any depreciation.

Reproduction Cost Less Depreciation

A property’s reproduction cost less depreciation, considering the state it is in.

Residual Value

Value of new or used asset projected for a date limited to that in which it becomes scrap, considering its being in operation during the period.

Residual Value of an Asset

Estimated value that the entity would obtain at present with the sale of the asset, after deducting the estimated costs thereof, if the asset were already at the expected age and condition at the end of its useful life.

►	s

Sample

Set of market data representative of a population.

Scrap Value

Market value of a property’s reusable materials in disabling conditions, without their being used for production purposes.

Shareholders’ Equity at Market Prices

See Assets Approach.

Statistical Inference

Part of statistical science that allows drawing conclusions about the population from a sample.

Subsidiary

Entity, including that with no legal character, such as an association, controlled by another entity (known as the parent company).

Supporting Documentation

Documentation raised and provided by the client on which the report premises are based.

Survey

Evidence of local events through insightful observations in a property and of the factors and conditions that constitute or influence it.

►	T

Tangible Asset

Physically existing asset, such as land, building, machinery, equipment, furniture and tools.

Technical Report

Detailed report or technical clarification issued by a legally qualified and trained professional on a specific subject.

Technical Term of Responsibility

Required document, which defines the responsible engineer for a product or service.

Total Construction Area

Resulting from the sum of the real private area and the common area allocated to an independent unit, defined according to ABNT.

5

►	U

Urbanizable Land

Land eligible to receive urban infrastructure works aiming at its efficient use, by means of the subdivision, split or implementation of a business.

Useful Area

Real private area subtracted from the area occupied by walls and other building blocks that prevent or hinder its use.

Useful Economic Life

The period in which an asset is expected to be available for use, or the number of production or similar units expected to be obtained from the asset by the entity.

►	V

Valuation

Act or process of determining the value of an asset.

Valuation Date

Specific date (day, month and year) of application of the assessment value.

Valuation Methodology

One or more approaches used in developing evaluative calculations for the indication of the value of an asset.

Value at Risk

Representative value of the share of the property one wishes to insure and that may correspond to the maximum insurable value.

Value in Use

Value of a property in operating conditions in its present state, such as the useful part of an industry, including, where relevant, the costs of design, packaging, taxes, freight and installation.

Value of a business in forced liquidation

Value of a property offered for sale on the market outside the normal process, i.e. one that would be established if the property were offered for sale separately, taking into account the costs involved and the discount required for a sale in a reduced period.

Value of a business in immediate liquidation

The compulsory liquidation refers to a business forced into liquidation by way of a winding-up petition presented to the court. More aggressive than forced liquidation.

Value Plan

The graphic representation or listing of generic square meter values of land or of the real estate on the same date.

►	W

WACC

WACC (Weighted Average Cost of Capital) Model in which capital cost is determined by the weighted average of the market value of capital structure components (own and others).

WARA

Weighted Average Return on Assets (WARA) Weighted average rate of return expected for the assets and liabilities that make up the company under analysis, including goodwill.

6

Rio de Janeiro	+55 21 2212-6850
apsis.rj@apsis.com.br

São Paulo	+55 11 4550-2701
apsis.sp@apsis.com.br

Minas Gerais	+55 31 98299-6678
apsis.mg@apsis.com.br

apsis.com.br

PROSPECTUS

, 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Under Brazilian Law, any provision, whether contained in the by-laws of a company or in any agreement, exempting any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, misfeasance, breach of duty or trust, is void. A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor.

However, Vitru Brazil has obtained insurance coverage to protect its directors and officers against civil liabilities, incurred by them while exercising their corporate functions during the coverage period, including civil liabilities in connection with the registration, offering and sale of the Vitru Brazil ADSs. Under the terms of this insurance policy, the insurer will cover certain amounts in damages as determined by judicial or arbitral decisions as well as private settlements approved by the insurer.

Item 21. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document
2.1	English Translation of the Form of Merger and Justification Protocol*
2.2	Form of Plan of Merger*
3.1	English Translation of the Current By-Laws of Vitru Brazil*
4.1	Form of Deposit Agreement*
5.1	Opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados as to the validity under Brazilian law of the common shares issued by Vitru Brazil*
10.1	English translation of the Indenture dated May 17, 2022 for the issuance of two series of secured, non-convertible debentures, of Vitru Brasil Empreendimentos, Participações e Comércio S.A. (incorporated herein by reference to Exhibit 4.4 to Vitru Limited’s annual report on Form 20-F (File No. 001-39519) filed with the SEC on April 28, 2023).
10.2	English translation of the Quota Purchase Agreement, dated August 23, 2021, among VITRU Brasil Empreendimentos, Participações e Comércio S.A., CESUMAR - Centro de Ensino Superior de Maringá Ltda., Vitru Limited and certain individuals (incorporated herein by reference to Exhibit 10.1 to Vitru Limited’s registration statement on Form F-3 (File No. 333-260480) filed with the SEC on October 25, 2021).†
21.1	List of Subsidiaries**
23.1	Consent of PricewaterhouseCoopers Auditores Independentes Ltda. with respect to the consolidated financial statements of Vitru Limited.
23.2	Consent of PricewaterhouseCoopers Auditores Independentes Ltda. with respect to the consolidated financial statements of CESUMAR – Centro de Ensino Superior de Maringá Ltda.
23.3	Consent of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados (included in Exhibit 5.1). *
24.1	Powers of Attorney (included in signature pages of this registration statement).
99.1	Form of Proxy Card*
99.2	Form of Broker Card*
99.3	Form of Notice*
99.4	Form of Election Form*
107	Filing Fee Table

*	To be filed by amendment.

**	Previously filed.

†	Certain information has been omitted from this exhibit pursuant to Item 601 of Regulation S-K.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10 (a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post- effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

(e)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(f)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(g)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

(i)	That every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(j)	(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

(k)	To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

(l)	That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES OF VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, on November 15, 2023.

VITRU BRASIL EMPREENDIMENTOS, PARTICIPAÇÕES E COMÉRCIO S.A.

By:	/s/ Pedro Jorge Guterres Quintans Graça
Name: Pedro Jorge Guterres Quintans Graça
Title: Co-Chief Executive Officer

By:	/s/ William Victor Kendrick de Matos Silva
Name: William Victor Kendrick de Matos Silva
Title: Co-Chief Executive Officer

By:	/s/ Carlos Henrique Boquimpani de Freitas
Name: Carlos Henrique Boquimpani de Freitas
Title: Chief Financial & Investor Relations Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes Pedro Jorge Guterres Quintans Graça, William Victor Kendrick de Matos Silva and Carlos Henrique Boquimpani de Freitas jointly and severally (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-4, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated in respect of Vitru Brasil Empreendimentos, Participações e Comércio S.A. on November 15, 2023.

Signature	Title	Date

/s/ Pedro Jorge Guterres Quintans Graça	Co-Chief Executive Officer	November 15, 2023
Pedro Jorge Guterres Quintans Graça

/s/ William Victor Kendrick de Matos Silva	Co-Chief Executive Officer	November 15, 2023
William Victor Kendrick de Matos Silva

/s/ Carlos Henrique Boquimpani de Freitas	Chief Financial & Investor Relations Officer	November 15, 2023
Carlos Henrique Boquimpani de Freitas

/s/ Aline Leite San Lee Sun	Director	November 15, 2023
Aline Leite San Lee Sun

/s/ Carlos Eduardo Martins e Silva	Director	November 15, 2023
Carlos Eduardo Martins e Silva

/s/ Claudia Jordão Ribeiro Pagnano	Director	November 15, 2023
Claudia Jordão Ribeiro Pagnano

/s/ Daniel Arthur Borghi	Director	November 15, 2023
Daniel Arthur Borghi

/s/ Edson Gustavo Georgette Peli	Director	November 15, 2023
Edson Gustavo Georgette Peli

/s/ Felipe Samuel Argalji	Director	November 15, 2023
Felipe Samuel Argalji

/s/ Fernando Cezar Dantas Porfírio Borges	Director	November 15, 2023
Fernando Cezar Dantas Porfírio Borges

Signature	Title	Date

Director
Mariana Moura Wyatt

/s/ Rivadávia Correa Drummond de Alvarenga Neto	Director	November 15, 2023
Rivadávia Correa Drummond de Alvarenga Neto

/s/ Weslley Kendrick Silva	Director	November 15, 2023
Weslley Kendrick Silva

/s/ Wilson de Matos Silva	Director	November 15, 2023
Wilson de Matos Silva

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Vitru Brasil Empreendimentos, Participações e Comércio S.A. has signed this registration statement on the fifteenth day of November 2023.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.